            As filed with the Securities and Exchange Commission on May 14, 2002



                                                      Registration No. 333-87758

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                IXYS CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   3674                                 77-0140882-5
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
             incorporation                            Classification
            or organization)                           Code Number)

                             ---------------------

                              3540 BASSETT STREET
                       SANTA CLARA, CALIFORNIA 95054-2704
                                 (408) 982-0700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               ARNOLD P. AGBAYANI
                         SENIOR VICE PRESIDENT, FINANCE
                          AND CHIEF FINANCIAL OFFICER
                                IXYS CORPORATION
                              3540 BASSETT STREET
                       SANTA CLARA, CALIFORNIA 95054-2704
                                 (408) 982-0700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

               SUZANNE SAWOCHKA HOOPER, ESQ.                                    STUART M. CABLE, P.C.
                  LUKE J. BERGSTROM, ESQ.                                      KATHRYN I. MURTAGH, ESQ.
                     COOLEY GODWARD LLP                                          GOODWIN PROCTER LLP
                    3175 HANOVER STREET                                             EXCHANGE PLACE
                  PALO ALTO, CA 94301-1130                                         53 STATE STREET
                       (650) 843-5000                                              BOSTON, MA 02109
                                                                                    (617) 570-1000

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.

                             ---------------------

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[IXYS Logo]                                                   [CLARE, INC. Logo]

To the Stockholders of IXYS Corporation and Clare, Inc.:

The Boards of Directors of IXYS Corporation and Clare, Inc. each have unanimously approved a merger combining the business of Clare with the business of IXYS. If the merger is completed, Clare will become a wholly-owned subsidiary of IXYS, and all outstanding shares of Clare common stock and all outstanding options to purchase Clare common stock will be converted into shares of IXYS common stock and options to purchase IXYS common stock, respectively. Each outstanding share of Clare common stock will be converted into the right to receive 0.49147 of a share of IXYS common stock, with cash to be paid in lieu of any fractional share. Based on the number of shares of Clare common stock outstanding on May 1, 2002, IXYS expects to issue approximately 4.89 million shares of its common stock in the merger to Clare's current stockholders and to assume options to purchase an additional approximately 1.02 million shares of IXYS common stock held by Clare's option holders. Based on the number of outstanding shares of Clare common stock and IXYS common stock, after the merger, the current stockholders of Clare would own approximately 15.4% of IXYS.


IXYS common stock is listed on The Nasdaq National Market under the symbol "SYXI" and closed at $7.81 per share on May 13, 2002. Clare common stock is listed on The Nasdaq National Market under the symbol "CPCL" and closed at $3.73 per share on May 13, 2002.



Stockholders of IXYS will be asked at a special meeting to approve the issuance of shares of IXYS common stock in the merger. The special meeting for IXYS stockholders will be held at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California, 95054 on Monday, June 10, 2002 at 10:00 a.m., local time.



Stockholders of Clare will be asked at a special meeting to approve the merger agreement and thereby approve the merger. The special meeting for Clare stockholders will be held at Clare's headquarters at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915 on Monday, June 10, 2002 at 1:00 p.m. local time.


This joint proxy statement/prospectus provides you with detailed information about IXYS, Clare and the proposed merger. We encourage you to read and consider carefully this joint proxy statement/prospectus in its entirety. For a discussion of significant matters that should be considered before voting at the special meetings, please see "Risk Factors" beginning on page 14.

We strongly support the merger of IXYS and Clare and enthusiastically recommend that you vote in favor of the proposals presented to you for approval.



[/s/ Zommer Signature]                                     [/s/ Milhalchik Signature]
Nathan Zommer                                              Larry Mihalchik
President and Chief Executive Officer                      President and Chief Executive Officer
IXYS Corporation                                           Clare, Inc.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED MERGER OR THE IXYS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 14, 2002, AND IS FIRST BEING MAILED TO IXYS STOCKHOLDERS AND CLARE STOCKHOLDERS ON OR ABOUT MAY 17, 2002.

[IXYS Logo]

3540 Bassett Street
Santa Clara, California 95054-2704
(408) 982-0700

                 NOTICE OF SPECIAL MEETING OF IXYS CORPORATION

                STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 10, 2002


To the Stockholders of IXYS Corporation:


A special meeting of the stockholders of IXYS Corporation, a Delaware corporation, will be held on Monday, June 10, 2002 at 10:00 a.m. local time, at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California, 95054, for the purpose of considering and voting upon the following proposal:


     To approve the issuance of IXYS common stock in the merger of Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, with and into Clare, Inc. pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 22, 2002, by and among IXYS, Teacup Acquisition Corp. and Clare.

The IXYS board of directors has approved the merger agreement, the merger and the issuance of IXYS common stock in the merger and has determined that the merger and the issuance of IXYS common stock in the merger are fair to, and in the best interests of, the stockholders of IXYS. Therefore, the IXYS board of directors recommends that IXYS stockholders vote FOR approval of the issuance of IXYS common stock in the merger. The proposal is described in more detail in the accompanying joint proxy statement/prospectus, which we encourage you to read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.


The IXYS board of directors has fixed Monday, May 13, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting of IXYS stockholders and any adjournment or postponement thereof. Only holders of record of shares of IXYS common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting of IXYS stockholders. At the close of business on the record date, IXYS had outstanding and entitled to vote 26,894,223 shares of common stock.


The approval of the issuance of IXYS common stock in the merger will require the affirmative vote of a majority of the outstanding shares of IXYS common stock present at the IXYS special meeting, either in person or represented by proxy, and entitled to vote on this proposal. Shares deemed to be present at the special meeting but abstaining from the vote on the proposal to approve the issuance of IXYS common stock in the merger will have the same effect as a vote against this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved. The failure of an IXYS stockholder to return a proxy or to vote in person will not have the effect of a vote for or against this proposal.

All properly signed and dated proxies that IXYS receives prior to the vote at the special meeting of IXYS stockholders, and that are not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. All properly signed and dated proxies received by IXYS prior to the vote at the special meeting that do not provide any direction as to how to vote in regards to the proposal will be voted for approval of the proposal.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Even if you plan to attend the special meeting in person, please take the time to sign and return the enclosed proxy card as described in the joint proxy statement/prospectus and in accordance with the instructions accompanying the proxy card, thus ensuring that your shares will be represented at the special meeting. If you do attend the special meeting of IXYS stockholders and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          [/s/ Zommer Signature]
                                          Nathan Zommer
                                          President and Chief Executive Officer
                                          IXYS Corporation

[CLARE, INC. Logo]

78 Cherry Hill Drive
Beverly, Massachusetts 01915
(978) 524-6700

                    NOTICE OF SPECIAL MEETING OF CLARE, INC.

                STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 10, 2002


To the Stockholders of Clare, Inc.:


A special meeting of the stockholders of Clare, Inc., a Massachusetts corporation, will be held on Monday, June 10, 2002 at 1:00 p.m. local time, at Clare's headquarters at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915, for the purpose of considering and voting upon the following proposal:


     To approve the Agreement and Plan of Merger and Reorganization dated as of April 22, 2002, by and among IXYS Corporation, Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, and Clare, and thereby approve the merger of Teacup Acquisition Corp. with and into Clare.

The Clare board of directors has approved the merger agreement and the merger and has determined that the merger agreement and the merger are fair to, and in the best interests of, the stockholders of Clare. Therefore, the Clare board of directors recommends that Clare stockholders vote FOR the approval of the merger agreement and the merger. The proposal is described in more detail in the accompanying joint proxy statement/prospectus, which we encourage you to read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.


The Clare board of directors has fixed May 14, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting of Clare stockholders and any adjournment or postponement thereof. Only holders of record of shares of Clare common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting of Clare stockholders. At the close of business on the record date, Clare had outstanding and entitled to vote 9,905,361 shares of common stock. Clare stockholders are entitled to dissenters' appraisal rights in connection with the merger.


The approval of the merger agreement and the merger will require the affirmative vote of a majority of the outstanding shares of Clare common stock. Broker non-votes and shares deemed to be present at the special meeting but abstaining from the vote on the proposal to approve the merger agreement and the merger will have the same effect as a vote against this proposal. In addition, the failure of a Clare stockholder to return a proxy or to vote in person will have the same effect as a vote against this proposal.

All properly signed and dated proxies that Clare receives prior to the vote at the special meeting of Clare stockholders, and that are not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. All properly signed and dated proxies received by Clare prior to the vote at the special meeting that do not provide direction as to how to vote in regards to the proposal will be voted for approval of the proposal.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Even if you plan to attend the special meeting in person, please take the time to sign and return the enclosed proxy card as described in the joint proxy statement/prospectus and in accordance with the instructions accompanying the proxy card, thus ensuring that your shares will be represented at the special meeting. If you do attend the special meeting of Clare stockholders and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          [/s/Mihalchik Signature]

                                          Larry Mihalchik

                                          President and Chief Executive Officer
                                          Clare, Inc.

                               TABLE OF CONTENTS

                                                              PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS............    5
RISK FACTORS................................................   14
     Risks Related to the Merger............................   14
     Risks Related to IXYS' Business........................   17
     Risks Related to Clare's Business......................   26
CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING
     STATEMENTS.............................................   34
THE SPECIAL MEETING OF IXYS STOCKHOLDERS....................   35
     Date, Time and Place...................................   35
     Matter to be Considered at the Special Meeting of IXYS
      Stockholders..........................................   35
     Record Date............................................   35
     Vote Required..........................................   35
     Quorum; Abstentions and Broker Non-Votes...............   35
     Board Recommendation...................................   36
     Solicitation of Proxies................................   36
     Voting of Proxies......................................   36
THE SPECIAL MEETING OF CLARE STOCKHOLDERS...................   38
     Date, Time and Place...................................   38
     Matter to be Considered at the Special Meeting of Clare
      Stockholders..........................................   38
     Record Date............................................   38
     Vote Required..........................................   38
     Quorum; Abstentions and Broker Non-Votes...............   38
     Solicitation of Proxies and Expenses...................   39
     Board Recommendation...................................   39
     Voting of Proxies......................................   39
THE MERGER..................................................   41
     General Description of the Merger......................   41
     Background of the Merger...............................   41
     IXYS' Reasons for the Merger...........................   44
     Recommendation of IXYS' Board of Directors.............   45
     Clare's Reasons for the Merger.........................   46
     Recommendation of Clare's Board of Directors...........   48
     Opinion of Clare's Financial Advisor...................   48
     Accounting Treatment...................................   54
     Material United States Federal Income Tax Consequences
      of the Merger.........................................   55
     Dissenters' Appraisal Rights...........................   57
     Federal Securities Laws Consequences...................   58
     Interests of IXYS' Executive Officers and Directors in
      the Merger............................................   59
     Interests of Clare's Executive Officers and Directors
      in the Merger.........................................   59
     Listing on The Nasdaq National Market of IXYS Common
      Stock to be Issued in the Merger......................   60
     Delisting and Deregistration of Clare Common Stock
      After the Merger......................................   60

                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                              PAGE
THE MERGER AGREEMENT........................................   61
     General................................................   61
     Effective Time of the Merger...........................   61
     Manner and Basis of Converting Shares of Clare Common
      Stock.................................................   61
     No Fractional Shares...................................   61
     Exchange of Clare Stock Certificates...................   62
     Clare Options..........................................   62
     Representations and Warranties of Clare................   63
     Representations and Warranties of IXYS.................   64
     Clare's Conduct of Business Prior to the Completion of
      the Merger............................................   65
     Certain Pre-Closing Covenants..........................   66
     Other Agreements.......................................   67
     Restrictions on Solicitation of Alternative Acquisition
      Proposals by Clare....................................   67
     Clare's Special Stockholder Meeting and the Obligation
        of Clare's Board of Directors to Recommend Approval
        of the Merger Agreement and Approval of the
        Merger..............................................   69
     IXYS' Special Stockholder Meeting and Obligation of
        IXYS' Board of Directors to Recommend Approval of
        the Issuance of IXYS Common Stock in the Merger.....   70
     Conditions to the Completion of the Merger.............   70
     Termination of the Merger Agreement....................   72
     Expenses and Termination Fees..........................   74
     Amendment..............................................   76
     Definition of Material Adverse Effect..................   76
AGREEMENTS RELATED TO THE MERGER............................   78
     Clare Voting Agreements................................   78
     Dr. Zommer's Voting Agreement..........................   79
     Stock Transfer Restriction Agreements..................   80
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
     STATEMENTS.............................................   81
     Overview...............................................   81
     Unaudited Pro Forma Combined Condensed Balance Sheet...   82
     Unaudited Pro Forma Combined Condensed Statements of
      Operations............................................   83
     Notes to Unaudited Pro Forma Combined Condensed
      Financial Statements..................................   85
MANAGEMENT OF IXYS AFTER THE MERGER.........................   89
     Directors and Executive Officers.......................   89
     Board Committees.......................................   90
     Employment Contracts and Change-in-Control
      Arrangements..........................................   91
     Executive Compensation.................................   91
     Option Grants in Last Fiscal Year......................   92
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values.........................   93
     Director Compensation..................................   93
     Compensation Committee Interlocks and Insider
      Participation.........................................   94
     Related Party Transactions.............................   94

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                              PAGE
IXYS' BUSINESS..............................................   95
     General................................................   95
     Industry Background....................................   96
     Market Size and Trends.................................   97
     IXYS' Strategy.........................................   97
     Products...............................................   98
     Customers and Applications.............................  100
     Sales and Marketing....................................  101
     Research and Development...............................  101
     Patents................................................  102
     Manufacturing and Facilities...........................  102
     Competition............................................  103
     Backlog................................................  104
     Employees..............................................  104
     Legal Proceedings......................................  104
     Properties.............................................  107
IXYS SELECTED HISTORICAL CONSOLIDATED FINANCIAL
     INFORMATION............................................  108
IXYS SUPPLEMENTAL FINANCIAL INFORMATION.....................  110
IXYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................  111
     Results of Operations..................................  111
     Liquidity and Capital Resources........................  113
     Disclosures about Contractual Obligations and
      Commercial Commitments................................  114
     Related Party Transactions.............................  114
     Critical Accounting Policies...........................  114
     New Accounting Standards...............................  116
     Quantitative and Qualitative Disclosures of Market
      Risk..................................................  117
IXYS PRINCIPAL STOCKHOLDERS.................................  118
CLARE'S BUSINESS............................................  120
     Background.............................................  120
     Strategy...............................................  121
     Customers..............................................  122
     Product Applications...................................  122
     Products...............................................  123
     Sales and Distribution.................................  123
     Backlog................................................  123
     Manufacturing..........................................  124
     Competition............................................  124
     Employment.............................................  124
     Proprietary Rights.....................................  124
     Environmental..........................................  125
     Properties.............................................  125
     Legal Proceedings......................................  125

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                              PAGE
CLARE SELECTED HISTORICAL CONSOLIDATED FINANCIAL
     INFORMATION............................................  126
CLARE SUPPLEMENTAL FINANCIAL INFORMATION....................  128
CLARE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................  129
     Summary of Critical Accounting Policies; Significant
      Judgments and Estimates...............................  129
     Results of Operations..................................  131
     Trends and Uncertainties...............................  136
     Liquidity and Capital Resources........................  137
     Effect of Inflation....................................  137
     Disclosures about Contractual Obligations and
      Commercial Commitments................................  137
     New Accounting Standards...............................  137
     Quantitative and Qualitative Disclosure of Market
      Risk..................................................  138
CLARE PRINCIPAL STOCKHOLDERS................................  139
IXYS MARKET PRICE AND DIVIDEND INFORMATION..................  141
     IXYS Common Stock......................................  141
     Dividends..............................................  141
     Securities Authorized for Issuance Under IXYS Equity
      Compensation Plans....................................  141
     Securities Authorized for Issuance Under Clare Equity
      Compensation Plans....................................  142
DESCRIPTION OF IXYS CAPITAL STOCK...........................  143
     Common Stock...........................................  143
     Preferred Stock........................................  143
     Registration Rights....................................  143
     Anti-Takeover Provisions of Delaware Law and Charter
      Provisions............................................  143
     Limitation of Liability and Indemnification
      Agreements............................................  144
     Transfer Agent and Registrar...........................  145
COMPARISON OF RIGHTS OF HOLDERS OF IXYS COMMON STOCK AND
     CLARE COMMON STOCK.....................................  146
EXPERTS.....................................................  155
LEGAL MATTERS...............................................  155
STOCKHOLDER PROPOSALS.......................................  155
WHERE YOU CAN FIND MORE INFORMATION.........................  155
     Information on IXYS' Web Sites.........................  157
     Information on Clare's Web Sites.......................  157


Annex A  --    Agreement and Plan of Merger and Reorganization
Annex B  --    Opinion of Broadview International, LLC
               Massachusetts General Laws Regarding Dissenters' Appraisal
Annex C  --    Rights
Annex D  --    Form of Clare Voting Agreement
Annex E  --    Nathan Zommer Voting Agreement
Annex F  --    Form of Stock Transfer Restriction Agreement

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

The following section provides answers to frequently asked questions about the merger and the effect of the merger on holders of IXYS common stock and Clare common stock. This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced page for each question.

Q:  WHY ARE IXYS AND CLARE PROPOSING THE MERGER? (SEE PAGES 44 AND 46)

     A: IXYS and Clare are proposing the merger because they believe the resulting combined organization will be a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, access to capital and growth potential than either company could separately achieve. IXYS and Clare further believe that the merger will provide the opportunity for each company's stockholders to participate in the potential growth of the combined organization following the merger.

     IXYS and Clare believe that the merger will result in a number of benefits, including:

      -- the synergies that could be created in combining the research, development and technological strengths of IXYS and Clare;

      -- The synergies that could be created in combining the sales and marketing functions of IXYS and Clare; and

      --   efficiencies created by eliminating redundant expenses; and

      --   improved utilization of Clare's wafer fabrication facility.

Q: WHAT WILL A CLARE STOCKHOLDER RECEIVE IN EXCHANGE FOR CLARE STOCK IN THE MERGER? (SEE PAGE 61)


     A: If the merger is completed, each Clare stockholder will have the right to receive 0.49147 of a share of IXYS common stock and cash in lieu of any fractional share in exchange for each of his or her shares of Clare common stock. Regardless of fluctuations in the market prices of IXYS and Clare common stock, this number will not change between now and the date the merger is completed, but the value of the shares of IXYS common stock to be received by the Clare stockholders will vary as the market price of IXYS common stock changes. Based on the market price of IXYS common stock on May 13, 2002, each share of Clare common stock would have a value of approximately $3.84.


Q: WHAT PERCENTAGE OF IXYS WILL THE FORMER CLARE STOCKHOLDERS AND OPTION HOLDERS OWN COLLECTIVELY IMMEDIATELY FOLLOWING THE MERGER?


     A: Upon completion of the merger, the former Clare stockholders will own approximately 15.3% of the outstanding common stock of IXYS, and the former Clare stockholders and option holders will collectively own approximately 16.0% of IXYS on a fully diluted basis.


Q: WILL CLARE STOCKHOLDERS BE ABLE TO TRADE THE IXYS COMMON STOCK THAT THEY RECEIVE IN THE MERGER? (SEE PAGE 58)

     A: Yes. IXYS common stock is listed on The Nasdaq National Market under the symbol "SYXI." However, 57.8% percent of the shares of Clare common stock are held by persons who are deemed to be affiliates of Clare. These affiliates will be required to comply with Rule 145 under the Securities Act of 1933 if they sell the shares of IXYS common stock they received in the merger.

     Additionally, as of April 22, 2002, Clare had obtained stock transfer restriction agreements from holders of approximately 1.5% of its shares. Each Clare stockholder who is a party to a stock transfer restriction agreement has agreed not to sell any shares of IXYS common stock received in the merger for 90 days after the merger.

Q:  WHO WILL BE THE DIRECTORS OF IXYS FOLLOWING THE MERGER? (SEE PAGE 89)

     A: Following the merger, the board of directors of IXYS is expected to consist of seven members, of which six are expected to be the existing IXYS board members and one is expected to be the current president and chief executive officer of Clare, Mr. Larry Mihalchik.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 61)

     A: IXYS and Clare are working to complete the merger as quickly as possible. IXYS and Clare hope to complete the merger in the second or early in the third calendar quarter of 2002.

Q: WHAT STOCKHOLDER APPROVALS ARE NEEDED TO COMPLETE THE MERGER? (SEE PAGES 35 AND 38)

     A: For IXYS, holders of a majority of the outstanding shares of IXYS common stock present or represented by proxy at the special meeting must approve the issuance of IXYS common stock in connection with the merger. Nathan Zommer, the president and chief executive officer of IXYS, who held approximately 24.9% of IXYS' total outstanding shares of common stock on April 22, 2002, has agreed to vote his shares in favor of the issuance of IXYS common stock in the merger.

     For Clare, holders of a majority of the outstanding shares of Clare common stock must approve the merger agreement and approve the merger. Directors and executive officers of Clare who held an aggregate of approximately 1.5% of Clare's total outstanding shares of common stock on April 22, 2002 have agreed to vote their shares in favor of the merger agreement and the merger.

Q:  WHAT DO I NEED TO DO NOW? (SEE PAGES 36 AND 39)

     A: After carefully reading and considering the information contained in and incorporated into this joint proxy statement/prospectus, please submit your proxy card according to the instructions on the enclosed proxy card as soon as possible. Unless you submit a proxy card or attend the special meeting and vote in person, your shares will not be represented or voted at the meeting.

Q: CAN I, AS AN IXYS STOCKHOLDER, SUBMIT MY PROXY BY TELEPHONE OR OVER THE INTERNET?

     A: If you hold your shares through a bank or brokerage firm, you may be able to submit your proxy by telephone or over the Internet. You should refer to the proxy card included with your materials for instructions about how to vote. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Q: IF MY SHARES OF IXYS COMMON STOCK ARE HELD IN "STREET NAME" BY MY BANK OR BROKER, WILL MY BANK OR BROKER VOTE MY SHARES FOR ME? (SEE PAGE 36)

     A: Your bank or broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your bank or broker.

     Without instructions from you on how to vote your shares, your bank or broker will not have discretionary authority to vote your shares on the matters currently proposed to be presented at the special meeting. As a result, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares. This indication that a broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum at the IXYS special meeting. However, a broker non-vote will not be entitled to vote on the proposal to approve the issuance of IXYS common stock in the merger, and thus a broker non-vote will not be counted for any purpose in determining whether this proposal has been approved.

Q: IF I AM AN IXYS STOCKHOLDER, WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY? (SEE PAGE 36)

     A: You may change your vote at any time before your proxy is voted at the IXYS special meeting. There are three ways for you to do this:

      -- by delivering to the secretary of IXYS a signed notice that you wish to revoke your proxy;

      -- by delivering to the secretary of IXYS a signed and later-dated proxy; or

      --   by attending the IXYS special meeting and voting in person.

     If your shares are held in "street name" by a bank or broker and you have instructed your bank or broker to vote your shares, you must follow your bank's or broker's instructions to change your vote.

Q: CAN I, AS A CLARE STOCKHOLDER, SUBMIT MY PROXY BY TELEPHONE OR OVER THE INTERNET?

     A: If you hold your shares through a bank or brokerage firm, you may be able to submit your proxy by telephone or over the Internet. You should refer to the proxy card included with your materials for instructions about how to vote. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Q: IF MY SHARES OF CLARE COMMON STOCK ARE HELD IN "STREET NAME" BY MY BANK OR BROKER, WILL MY BANK OR BROKER VOTE MY SHARES FOR ME? (SEE PAGE 39)

     A: Your bank or broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your bank or broker.

     Without instructions from you on how to vote your shares, your bank or broker will not have discretionary authority to vote your shares on the matters currently proposed to be presented at the special meeting. As a result, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares. This indication that a broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum at the Clare special meeting. However, a broker non-vote will not be entitled to vote on the proposal to approve the merger agreement and the merger contemplated thereby, and thus a broker non-vote will have the same effect as a vote against this proposal.

Q: IF I AM A CLARE STOCKHOLDER, WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY? (SEE PAGE 40)

     A: You may change your vote at any time before your proxy is voted at the Clare special meeting. There are three ways for you to do this:

      -- by delivering to the clerk of Clare a signed notice that you wish to revoke your proxy;

      --   by delivering to the clerk of Clare a signed and later-dated proxy;
           or

      --   by attending the Clare special meeting and voting in person.

     If your shares are held in "street name" by a bank or broker and you have instructed your bank or broker to vote your shares, you must follow your bank's or broker's instructions to change your vote.

Q:  WHAT HAPPENS IF I DO NOT VOTE? (SEE PAGES 35 AND 38)

     A: If you are an IXYS stockholder and you do not submit a proxy card or vote at the special meeting of IXYS stockholders, your shares will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of IXYS common stock in the merger. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted for purposes of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against the issuance of IXYS common stock in the merger.

     If you are a Clare stockholder and you do not submit a proxy card or vote at the special meeting of Clare stockholders, your shares will not be counted as present for purposes of determining a quorum and will have the same effect as a vote against approval of the merger agreement and the merger. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted for purposes of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against approval of the merger agreement and the merger.

Q:  SHOULD CLARE STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW? (SEE PAGE
62)

     A: No. After the merger is completed, IXYS will send you written instructions for exchanging your Clare stock certificates for IXYS stock certificates.

Q:  WHOM SHOULD I CALL WITH QUESTIONS? (SEE PAGE 157)


     A: If you have any questions about the merger or any related transaction, please call the investor relations department at IXYS at (408) 982-0700 or at Clare at (978) 524-6700. You may also obtain additional information about IXYS or Clare from documents filed with the Securities and Exchange Commission without charge upon written or oral request by following the instructions in the section entitled "Where You Can Find More Information."

                SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you.

You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. This summary and the balance of this document contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read "Cautionary Information Regarding Forward-Looking Statements" on page 34 of this document.

This joint proxy statement/prospectus contains trademarks, tradenames, service marks and service names of IXYS, Clare and other companies.


THE COMPANIES (SEE PAGES 95 AND 121)


IXYS CORPORATION

IXYS is a leading company in the design, development, manufacture and marketing of high power, high performance power semiconductors. IXYS' power semiconductors convert electricity at relatively high voltage and current levels into the tightly regulated, efficient power quality required by electronic products. Power semiconductors improve system efficiency and reliability by processing and converting electrical energy into more usable, higher quality power. IXYS focuses on the market for power semiconductors that are capable of processing greater than 500 watts of power, such as power systems for communications infrastructure, motor drives for industry, and sophisticated medical electronics.

IXYS' products are used primarily to control electricity in power conversion systems for communications infrastructure applications, motor drives for industrial applications and sophisticated medical electronics applications. In fiscal year 2001, IXYS sold its products to over 2,000 customers worldwide. Currently, IXYS' major customers include Agilent Technologies, ASCOM, Emerson Electric, Eurotherm, Guidant, Medtronics, Rockwell International, Siemens and Still. In many cases, IXYS' customers incorporate IXYS' products into systems sold to their customers, who include Ericsson, General Electric, General Motors, Hewlett Packard, IBM, Motorola and Nokia.

IXYS was founded in 1983 and is a Delaware corporation. IXYS' executive offices are located at 3540 Bassett Street, Santa Clara, California 95054, and its telephone number is (408) 982-0700. IXYS' website can be found at www.ixys.com. The information found on IXYS' website is not a part of this joint proxy statement/prospectus.

TEACUP ACQUISITION CORP.

Teacup Acquisition Corp. is a wholly-owned subsidiary of IXYS that was recently incorporated in Massachusetts solely for the purpose of the merger. It does not conduct any business and has no material assets. Its principal executive offices have the same address and telephone number as IXYS.

CLARE, INC.

Clare is a provider of high-voltage analog and mixed-signal semiconductor integrated packages and discrete components to the world's leading manufacturers of electronic communications, computer, and industrial equipment. Clare's primary products supply the interface between transmission signals and electronic devices by providing the basic isolation and switching functions required by electronic communications applications. Clare sells its products across its customer base of over 1,000 customers, including leading global original equipment manufacturers such as Motorola, Xircom, Alcatel, Ericsson, Lucent, Nokia, Samsung, Psion, and Siemens.

A technology leader in the semiconductor segment of the market for small signal relays, Clare's semiconductor products integrate a number of functions previously provided by discrete components into one package and have contributed to the development of a number of new product applications such as

56K PCMCIA modems, modem interfaces to the Internet, cable set top boxes, and other computer telephony uses such as voice mail systems. Clare also focuses on providing solutions for the telecommunications and data communications markets because of the significant use of analog semiconductor components and growing demand for integrated semiconductor packages in these industries. Through its acquisition of Micronix Integrated Systems, Inc. in July 1999 ("Clare Micronix"), Clare began producing application specific integrated circuits as well as application specific standard products including integrated circuit drivers for organic light emitting diode displays.

Clare was founded in 1937 to design, manufacture and sell electromagnetic products and was subsequently sold to General Instrument Corporation (GI) in 1967. Theta-J Corporation, founded in 1975 to design, manufacture and market semiconductor based electronic components, purchased the Clare division of GI in 1989 and changed its name to C.P. Clare Corporation. During August 1999, after its acquisition of Micronix Integrated Systems, Inc., Clare sold substantially all of the electromagnetics business to Sumida Electric Company of Tokyo, Japan. Subsequently, Clare's name was changed to Clare, Inc. Clare is incorporated under the laws of Massachusetts. Clare maintains its principal offices at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915 and its phone number is (978) 524-6700. Additional information, not part of this joint proxy statement/prospectus, regarding Clare or its Clare Micronix subsidiary may be found at www.clare.com and www.claremicronix.com respectively.

SUMMARY OF THE MERGER (SEE PAGE 41)

If the merger is completed, Teacup Acquisition Corp. will merge with and into Clare. Clare will become a wholly-owned subsidiary of IXYS, and Clare stockholders will become stockholders of IXYS.

As a result of the merger, each share of Clare common stock will be converted into 0.49147 of a share of IXYS common stock and cash will be paid for any fractional share that would otherwise be issued in connection with the merger. Each share of IXYS common stock outstanding prior to the merger will be unaffected by the merger. The 0.49147 of a share of IXYS common stock that Clare stockholders will receive in the merger is a fixed number. Regardless of fluctuations in the market prices of IXYS and Clare common stock, this number will not change between now and the date the merger is completed, but the value of the shares of IXYS common stock to be received by the Clare stockholders may vary if the market price of IXYS common stock changes.


Clare stockholders will receive shares of IXYS common stock representing approximately 15.4% of the total number of shares of IXYS common stock outstanding following the merger, based on shares outstanding on April 22, 2002. On May 13, 2002, the last practicable trading day before the date of this joint proxy statement/prospectus, IXYS common stock closed at $7.81 per share on The Nasdaq National Market.


Upon completion of the merger, IXYS will assume all outstanding options to purchase Clare common stock. Each option to purchase Clare common stock outstanding immediately prior to the effective time of the merger will become an option to purchase, on the same terms, 0.49147 of a share of IXYS common stock for each share of Clare common stock for which the option was exercisable, with the option price to be adjusted accordingly.

We have attached the merger agreement, which is the legal document that governs the merger, as Annex A to this joint proxy statement/prospectus. We encourage you to read it carefully.

RISKS ASSOCIATED WITH IXYS, CLARE AND THE MERGER (SEE PAGE 14)

The merger (including the possibility that the merger may not be completed) poses a number of risks to each company and its respective stockholders. In addition, both IXYS and Clare are subject to various risks associated with their businesses and their industry. These risks are discussed in detail under the caption "Risk Factors" beginning on page 14. IXYS and Clare both encourage you to read and consider all of these risks carefully.

VOTE OF IXYS STOCKHOLDERS REQUIRED (SEE PAGE 35)


The approval of the issuance of IXYS common stock in the merger requires the affirmative vote of holders of a majority of the shares of IXYS common stock represented in person or by proxy entitled to vote at the special meeting of IXYS stockholders at which a quorum is present to vote for the proposal. As of the record date, there were 26,894,223 shares of IXYS common stock outstanding and entitled to vote. Nathan Zommer, the President and Chief Executive Officer of IXYS, who held approximately 24.9% of IXYS' total outstanding shares of common stock on the record date, has committed to vote his shares of IXYS common stock in favor of the issuance of IXYS common stock in the merger.


RECOMMENDATION OF THE IXYS BOARD OF DIRECTORS (SEE PAGE 36)

The IXYS board of directors has determined that the merger and the issuance of IXYS common stock in the merger are fair to, and in the best interests of, the stockholders of IXYS, and has recommended that IXYS stockholders vote FOR approval of the issuance of IXYS common stock in the merger.

VOTE OF CLARE STOCKHOLDERS REQUIRED (SEE PAGE 38)


The approval of the merger agreement and the merger requires the affirmative vote of a majority of holders of the shares of Clare common stock entitled to vote at the special meeting of Clare stockholders. As of the record date, there were 9,905,361 shares of Clare common stock outstanding and entitled to vote. Directors and executive officers of Clare who held an aggregate of approximately 1.5% of Clare's total outstanding shares of common stock on the record date have committed to vote their shares of Clare common stock in favor of the merger agreement and the merger.


RECOMMENDATION OF THE CLARE BOARD OF DIRECTORS (SEE PAGE 39)

The Clare board of directors has determined that the merger agreement and the merger are fair to, and in the best interests of, the stockholders of Clare, and has recommended that Clare's stockholders vote FOR approval of the merger agreement and the merger contemplated thereby.

OPINION OF CLARE'S FINANCIAL ADVISOR (SEE PAGE 48)

In connection with the merger, Broadview International, LLC, Clare's financial advisor, delivered a written opinion to the Clare board of directors as to the fairness to the Clare stockholders, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Broadview's written opinion, dated April 21, 2002, is attached to this document as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Broadview's opinion is addressed to Clare's board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the merger.

VOTING AGREEMENTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGES 78 AND
79)

Directors and executive officers of Clare who held an aggregate of approximately 1.5% of Clare's total outstanding shares of common stock on April 22, 2002 have agreed to vote their shares in favor of the merger agreement and the merger.

Nathan Zommer, the President and Chief Executive Officer of IXYS, who held approximately 24.9% of IXYS' total outstanding shares of common stock on April 22, 2002, has agreed to vote his shares in favor of the issuance of IXYS common stock in the merger.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 59)

Upon completion of the merger and the issuance of IXYS common stock in the merger, the directors and officers of IXYS, along with those individuals who have been directors and officers of IXYS since the beginning of the fiscal year ended March 31, 2002, will collectively beneficially own approximately 25.5% of the outstanding common stock of IXYS, calculated on the basis set forth under "IXYS Principal Stockholders."

On April 22, 2002, Nathan Zommer, the President and Chief Executive Officer of IXYS, held 6,000 shares of Clare common stock in his individual capacity. Accordingly, as a holder of Clare common stock, Dr. Zommer will be entitled to vote his shares of Clare common stock at the special meeting of Clare stockholders and, upon completion of the merger, Dr. Zommer will receive shares of IXYS common stock in exchange for the shares of Clare common stock he owns.

Upon completion of the merger and the issuance of IXYS common stock in the merger, the directors and executive officers of Clare, along with certain individuals who were executive officers of Clare since the beginning of the fiscal year ended March 31, 2002, will collectively beneficially own approximately 1.1% of the outstanding common stock of IXYS, calculated on the basis set forth under "IXYS Principal Stockholders."

Under the terms of the stock transfer restriction agreements signed by each of the directors and executive officers of Clare, Clare's directors and executive officers may not transfer for 90 days after the completion of the merger the shares of IXYS common stock they receive in exchange for their Clare common stock.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 61)

IXYS and Clare expect to complete the merger when all of the conditions to completion of the merger contained in the merger agreement have been satisfied or waived. The merger will become effective upon the filing of articles of merger with the Massachusetts Secretary of State under applicable Massachusetts law.

IXYS and Clare are working toward satisfying the conditions to the merger, and hope to complete the merger as soon as practicable following the special stockholder meetings.

RESTRICTIONS ON SOLICITATION OF ALTERNATIVE TRANSACTIONS BY CLARE (SEE PAGE 67)

Under the terms of the merger agreement, Clare may not solicit, initiate or, subject to limited exceptions, engage in discussions or negotiations with, or provide material inside information to, any third party regarding some types of extraordinary transactions involving either party, including a merger, business combination or sale of a material amount of assets or capital stock.

CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE 70)

IXYS' and Clare's obligations to complete the merger are subject to certain conditions described under "The Merger Agreement -- Conditions to the Completion of the Merger."

TERMINATION OF THE MERGER AGREEMENT AND PAYMENT OF CERTAIN TERMINATION FEES (SEE PAGES 72 AND 74)

IXYS and Clare may terminate the merger agreement by mutual agreement and under certain other circumstances.

IXYS and Clare have agreed that if the merger agreement is terminated under the circumstances described under "Certain Terms of the Merger Agreement -- Expenses and Termination Fees," Clare will pay IXYS up to $2,700,000 in fees and expenses. The merger agreement also provides that if the merger agreement is terminated in certain other circumstances, IXYS will pay Clare up to $2,700,000 in fees and expenses.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 55)

Counsel to IXYS and Clare have delivered opinions, based on factual representations by IXYS and Clare, that, subject to customary conditions, limitations and qualifications, the merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss is expected to be recognized by the Clare stockholders upon exchange of their common stock in the merger (except with respect to any cash received in lieu of a fractional share). You should carefully review the summary of the material United States federal income tax consequences set forth in this joint proxy statement/prospectus and consult with and rely solely upon your own tax advisor to determine your particular tax consequences resulting from the merger.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 54)

The merger will be accounted for as an acquisition using the purchase method of accounting, pursuant to which IXYS will be treated as the acquiring entity.

DISSENTERS' APPRAISAL RIGHTS (SEE PAGE 57)

Under Massachusetts law, Clare stockholders who do not vote for the approval of the merger agreement and the merger may be entitled to certain dissenters' appraisal rights. Stockholders who properly exercise and preserve their dissenters' rights are entitled to receive payment in cash for the fair value of their shares of Clare common stock.

The entire text of the Massachusetts statute governing dissenters' appraisal rights is attached to this joint proxy statement/prospectus as Annex C. A Clare stockholder's failure to comply with the procedures described in Annex C will result in the loss of his or her dissenter's appraisal rights. Clare stockholders are urged to read the text of the Massachusetts statute governing dissenters' appraisal rights carefully.

IXYS stockholders are not entitled to any dissenters' or appraisal rights in connection with the merger.

EXCHANGE OF CLARE STOCK CERTIFICATES (SEE PAGE 62)

If the merger is completed, Clare stockholders will receive a transmittal letter from the exchange agent in the merger instructing Clare stockholders how to exchange their Clare stock certificates for IXYS stock certificates. Clare stockholders should not send any stock certificates until they have received this instruction letter. If there are any questions, Clare stockholders may contact IXYS' transfer agent, Mellon Investor Services, at 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104. Clare stockholders should not contact Mellon Investor Services with questions about the exchange of certificates or the merger until after the merger has been completed.


REGULATORY APPROVALS



IXYS and Clare believe that the merger is not subject to the reporting obligations, statutory waiting periods or other approvals of any government agency.


TRANSFERABILITY OF IXYS COMMON STOCK (SEE PAGE 58)

All shares of IXYS common stock received by Clare stockholders in the merger will be freely transferable unless you are deemed to be an affiliate of Clare under the Securities Act of 1933, as amended. Shares of IXYS common stock received by affiliates of Clare at the time the merger is submitted to the Clare stockholders for vote may only be sold pursuant to Rule 145 of the Securities Act or pursuant to a registrations statement or exemption from the requirements of the Securities Act.

Additionally, as of April 22, 2002, Clare had obtained stock transfer restriction agreements from holders of approximately 1.5% of its shares. Each Clare stockholder who is a party to a stock transfer restriction agreement has agreed not to sell any shares of IXYS common stock received in the merger for 90 days after the merger.

MARKET PRICE AND DIVIDEND INFORMATION

IXYS common stock has been trading on The Nasdaq National Market under the symbol "SYXI" since August 21, 2000. Prior to August 21, 2000, IXYS common stock traded on The Nasdaq SmallCap Market, and the share prices shown below for all periods prior to that date represent the price per share of

IXYS common stock on The Nasdaq SmallCap Market. As of May 13, 2002, IXYS estimates that there were approximately 228 holders of record of IXYS common stock.



Clare common stock has been trading on The Nasdaq National Market under the symbol "CPCL" since June 21, 1995. As of May 13, 2002, Clare estimates that there were approximately 147 holders of record of Clare capital stock.


The following table presents, for the periods indicated, the high and low sale prices per share of IXYS and Clare common stock as reported by The Nasdaq National Market or The Nasdaq Smallcap Market, as appropriate:


                                                                   IXYS             CLARE
                                                              ---------------   -------------
                                                               HIGH     LOW     HIGH     LOW
                                                              ------   ------   -----   -----
FISCAL YEAR ENDING MARCH 31, 2003
     First Quarter (through May 13, 2002)...................  $12.00   $ 7.63   $6.71   $3.38
FISCAL YEAR ENDED MARCH 31, 2002
     Fourth Quarter.........................................  $12.44   $ 7.65   $3.75   $1.81
     Third Quarter..........................................  $ 8.20   $ 5.31   $2.80   $1.55
     Second Quarter.........................................  $14.42   $ 4.90   $3.30   $2.13
     First Quarter..........................................  $18.10   $10.53   $4.09   $2.42
FISCAL YEAR ENDED MARCH 31, 2001
     Fourth Quarter.........................................  $27.75   $11.53   $6.13   $3.31
     Third Quarter..........................................  $29.75   $11.00   $6.13   $3.68
     Second Quarter.........................................  $45.38   $20.50   $8.38   $4.31
     First Quarter..........................................  $34.50   $ 4.66   $8.81   $6.00


IXYS completed a two-for-one split of its common stock on August 10, 2000. Share prices have been adjusted to give effect to the stock split.

RECENT SHARE PRICES OF IXYS COMMON STOCK AND CLARE COMMON STOCK


The following table presents the per share closing price of IXYS common stock and Clare common stock on The Nasdaq National Market on April 22, 2002, the last completed trading day prior to the signing and announcement of the merger agreement, and on May 13, 2002, the last practicable trading day prior to the printing of this joint proxy statement/prospectus. The following table also sets forth the equivalent prices per share of Clare common stock. The equivalent price per share of Clare common stock is equal to the closing price of a share of IXYS common stock on the applicable date multiplied by 0.49147, the fraction of a share of IXYS common stock to be issued in the merger in exchange for each share of Clare common stock. The equivalent per share prices reflect the market value of IXYS common stock that Clare stockholders would receive for each share of Clare common stock if the merger had been completed on the specific dates.



                                                                                      EQUIVALENT
                                                                                      PRICE PER
                                                          IXYS          CLARE       SHARE OF CLARE
                                                      COMMON STOCK   COMMON STOCK    COMMON STOCK
                                                      ------------   ------------   --------------
April 22, 2002......................................     $11.36         $6.05            $5.58
May 13, 2002........................................     $ 7.81         $3.73            $3.84


The foregoing tables show only historical comparisons. These comparisons may not provide meaningful information to Clare stockholders in determining whether to approve the merger agreement and the merger or to IXYS stockholders in determining whether to approve the issuance of IXYS common stock in the merger. Because the number of shares of IXYS common stock to be issued to the holders of Clare common stock is fixed, changes in the market price of IXYS common stock will affect the dollar value of IXYS common stock to be received by stockholders of Clare in the merger. Clare stockholders are urged to obtain current market quotations for IXYS common stock, and to review carefully the other information contained in this joint proxy statement/prospectus, prior to considering whether to approve the merger agreement and the merger.

Following the merger, IXYS common stock will continue to be listed on The Nasdaq National Market and there will be no further market for Clare's common stock.

DIVIDENDS

To date, neither IXYS nor Clare has ever declared or paid cash dividends.


RECENT OPERATING RESULTS



On May 9, 2002, IXYS released its unaudited financial results for its fourth quarter and its fiscal year ended March 31, 2002. IXYS reported net revenues of $20.4 million and a net loss of $374,000, or ($0.01) per diluted share, for the quarter. For the fiscal year ended March 31, 2002, IXYS reported net revenues of $82.8 million and a net income of $0.07 per diluted share for the fiscal year.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table presents comparative historical per share data regarding the net income (loss) and book value per share of each of IXYS and Clare, unaudited pro forma per share data of IXYS and Clare as a combined organization after giving effect to the merger as a purchase of Clare by IXYS assuming the transaction had been completed on April 1, 2000 for pro forma net loss data and on December 31, 2001 for book value per share data. The following data for IXYS and Clare assumes that 0.49147 of a share of IXYS common stock will be issued in exchange for each share of Clare common stock and the assumption of Clare options based upon the same exchange ratio. This data has been derived from and should be read in conjunction with the summary selected historical consolidated financial data contained elsewhere in this joint proxy statement/prospectus, and the separate historical consolidated financial statements and accompanying notes of each of IXYS and Clare. The unaudited combined pro forma per share data is presented for informational purposes only and is not necessarily an indication of the consolidated results of operations or financial condition that would have been achieved had the merger been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of IXYS.


                                                               IXYS                     CLARE
                                                      ----------------------   -----------------------
                                                                                            EQUIVALENT
                                                                                               PRO
                                                      HISTORICAL   PRO FORMA   HISTORICAL    FORMA(1)
                                                      ----------   ---------   ----------   ----------
Nine months ended December 31, 2001
  Basic net income (loss) per share.................    $0.09       $(0.43)      $(1.83)      $(0.21)
  Dilutive net income (loss) per share..............    $0.09       $(0.43)      $(1.83)      $(0.21)
Year ended March 31, 2001
  Basic net income (loss) per share.................    $0.54       $(0.02)      $(1.70)      $(0.01)
  Dilutive net income (loss) per share..............    $0.49       $(0.02)      $(1.70)      $(0.01)
Book value per share as of
  December 31, 2001(2)..............................    $3.61       $ 4.82       $ 5.64       $ 2.37


---------------

(1) Equivalent pro forma per share data is computed by multiplying IXYS pro forma per share data by exchange ratio of 0.49147.


(2) Historical book value per share is computed by dividing stockholders' equity by the number of shares of IXYS or Clare common stock outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of IXYS common stock outstanding at December 31, 2001.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following selected unaudited pro forma financial information should be read in conjunction with the section entitled "Unaudited Pro Forma Combined Condensed Financial Statements" included elsewhere in this joint proxy statement/prospectus. For purposes of the pro forma information, the IXYS and Clare statements of operations for the year ended March 31, 2001 and the nine month period ended December 31, 2001 have been combined. The unaudited pro forma combined condensed statement of operations gives effect to the merger as if it had occurred on April 1, 2000. The IXYS and Clare unaudited balance sheets as of December 31, 2001 and December 23, 2001 have been combined as if the merger had occurred on December 31, 2001. The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have actually occurred had the merger been consummated at the beginning of the period indicated, nor is it necessarily indicative of future financial position or operating results.


                                                                        PRO FORMA COMBINED
                                                              --------------------------------------
                                                                 YEAR ENDED        9 MONTHS ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2001
                                                              ----------------   -------------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................................      $173,609             $ 96,616
Net loss from continuing operations.........................      $   (701)            $(13,588)
Pro forma net loss per share, basic and diluted.............      $  (0.02)            $  (0.43)
Pro forma weighted average shares, basic and diluted........        32,639               31,561



                                                              PRO FORMA COMBINED
                                                              AS OF DECEMBER 31,
                                                                     2001
                                                              ------------------
                                                                (IN THOUSANDS)
Total assets................................................       $188,683
Long term obligations.......................................         12,162
Working capital.............................................        118,851
Stockholders' equity........................................        152,738

                                  RISK FACTORS

In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, IXYS stockholders and Clare stockholders should consider the following risk factors in evaluating whether to vote for the approval of the issuance of IXYS common stock in the merger and the approval of the merger agreement and the merger, respectively. Additional risks and uncertainties not currently known to IXYS and Clare, or that are not currently believed to be important to IXYS and Clare stockholders, if they materialize, also may adversely affect the merger and IXYS and Clare as a combined organization.

RISKS RELATED TO THE MERGER

CLARE STOCKHOLDERS WILL RECEIVE A FIXED FRACTION OF A SHARE OF IXYS COMMON STOCK IN THE MERGER, NOT A FIXED VALUE, AND NO ADJUSTMENT TO THE EXCHANGE RATIO WILL BE MADE AS A RESULT OF CHANGES IN THE MARKET PRICE OF IXYS COMMON STOCK OR CLARE COMMON STOCK PRIOR TO COMPLETION OF THE MERGER. ACCORDINGLY, THE VALUE OF THE IXYS COMMON STOCK RECEIVED BY CLARE'S STOCKHOLDERS IN THE MERGER WILL DEPEND ON ITS MARKET PRICE AT THE TIME OF THE COMPLETION OF THE MERGER.


Upon completion of the merger, each share of Clare common stock will be exchanged for 0.49147 of a share of IXYS common stock. The exchange ratio will not change even if the market price of IXYS common stock or Clare common stock fluctuates. In addition, neither party may withdraw from the merger, and Clare may not resolicit the vote of its stockholders, solely because of changes in the market price of IXYS common stock. The specific dollar value of IXYS common stock that Clare stockholders will receive upon completion of the merger will depend on the market price of IXYS common stock at that time. The market price of IXYS common stock upon and after completion of the merger could be lower than the market price on the date of the merger agreement or the current market price. Additionally, Clare stockholders will not know the exact value of IXYS common stock to be issued to Clare stockholders in the merger at the time of the special meeting of Clare's stockholders. The market price of IXYS common stock, like that of the shares of many other high-technology companies, has been and may continue to be volatile. For example, from April 1, 2001 to May 13, 2002, IXYS common stock traded as high as $18.10 per share and as low as $4.90 per share. Clare stockholders are urged to obtain recent market quotations for IXYS and Clare common stock.


IXYS AND CLARE MAY NOT REALIZE THE BENEFITS THEY EXPECT FROM THE MERGER.

The integration of Clare's business, products and personnel into IXYS will be complex and time-consuming and may disrupt the business of the combined organization. The combined organization will need to overcome significant challenges in order to realize the expected benefits or synergies from the merger. These challenges include the timely, efficient and successful execution of a number of post-merger events, including integrating Clare's operations and technologies into IXYS', retaining and assimilating key Clare personnel, coordinating Clare's research and development and sales and marketing efforts with those of IXYS and creating uniform standards, controls, procedures, policies and information systems.

The execution of these post-merger events will involve considerable risks and may not be successful. These risks include:

      -- the potential disruption of the combined organization's ongoing business and distraction of its management from the day-to-day operations of the combined organization;

      -- the expected costs associated with integrating Clare's business with IXYS;

      -- the potential strain on the combined organization's financial and managerial controls and reporting systems and procedures;

      -- unanticipated expenses and potential delays related to integration of the operations, technology and other resources of the two companies;

      -- the impairment of relationships with employees, suppliers and customers as a result of any integration of new management personnel; and

      -- potential unknown liabilities associated with the merger and the operations of the combined organization.

The combined organization may not succeed in addressing these risks or any other problems encountered in connection with the merger. The inability to integrate the operations, technology and personnel of IXYS and Clare successfully, or any significant delay in achieving integration, could have a material adverse effect on the combined organization after the merger and, as a result, on the market price of IXYS common stock.

INTEGRATING THE COMPANIES MAY RESULT IN SUBSTANTIAL COSTS.

IXYS may incur significant costs integrating IXYS and Clare into a single business. These costs may include costs for:

      --   employee redeployment, relocation or severance;

      --   conversion of information systems;

      --   combination of teams and processes in various functional areas; and

      --   reorganization or closures of facilities.

IXYS' GROSS MARGIN AND NET INCOME MAY BE NEGATIVELY AFFECTED IF IXYS IS NOT ABLE TO FULLY UTILIZE, OR REDUCE THE EXPENSES OF, CLARE'S BEVERLY, MASSACHUSETTS WAFER FABRICATION FACILITY.

As a result of the merger, IXYS will assume Clare's lease of its wafer fabrication facility in Beverly, Massachusetts. Customer demand for wafer fabrication has not historically been adequate to allow Clare to utilize the fabrication facility's full capacity and, as a result, Clare has incurred substantial negative cash flow associated with the facility. If IXYS is not able to increase the utilization of the fabrication facility, identify new customers for Clare's fabrication services, expand orders from current customers or reduce expenses at the facility, then IXYS could incur significant negative cash flow. If IXYS attempts to shift fabrication of any of Clare's or IXYS' current products to the Clare fabrication facility, IXYS may incur costs, such as costs associated with qualifying the facility with customers. As a result, fabrication at the Clare facility could be more costly than IXYS' current fabrication suppliers.

AS A RESULT OF THE MERGER, IXYS WILL BE A LARGER AND BROADER ORGANIZATION, AND IF IXYS' MANAGEMENT IS UNABLE TO MANAGE THE COMBINED ORGANIZATION, ITS OPERATING RESULTS WILL SUFFER.

As a result of the merger, IXYS will acquire approximately 235 employees based at Clare's headquarters in Beverly, Massachusetts and at its facilities in Aliso Viejo, California, Belgium and Taiwan. As a result, IXYS will face challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. The inability to manage successfully the geographically more diverse and substantially larger combined organization, or any significant delay in achieving successful management, could have a material adverse effect on IXYS after the merger and, as a result, on the market price of IXYS' common stock.

THE MERGER COULD CAUSE CLARE TO LOSE KEY PERSONNEL, WHICH COULD MATERIALLY AFFECT THE COMBINED ORGANIZATION'S BUSINESS AND RESULT IN SUBSTANTIAL COSTS TO RECRUIT REPLACEMENTS FOR LOST PERSONNEL.

As a result of Clare's change in ownership, current and prospective Clare employees may experience uncertainty about their future roles within the combined organization. This uncertainty may adversely affect the ability of Clare to attract and retain key management, sales, marketing and technical personnel. In addition, in connection with the merger, current employees of Clare will be entitled to acceleration of vesting of stock options, which may adversely affect the ability of IXYS to retain such employees following the merger. Any failure to attract and retain key personnel could have a material adverse effect on the businesses of Clare and IXYS.

FAILURE TO COMPLETE THE MERGER MAY RESULT IN IXYS OR CLARE PAYING A TERMINATION FEE TO THE OTHER. SUCH A FAILURE COULD ALSO RESULT IN A DECREASE IN THE MARKET PRICE OF IXYS COMMON STOCK OR CLARE COMMON STOCK AND COULD RESULT IN EACH COMPANY NEVERTHELESS INCURRING LEGAL AND ACCOUNTING FEES.

If the merger is not completed, IXYS and Clare may be subject to a number of material risks, including:

      -- if the merger agreement is terminated under certain circumstances described in the merger agreement, IXYS or Clare will be required to pay the other party a termination fee of up to $2,700,000;

      -- the market price of IXYS common stock or Clare common stock may decline to the extent that their respective current prices reflect a market assumption that the merger will be completed; and

      -- IXYS' and Clare's costs related to the merger, such as legal, accounting and certain financial advisory fees, must be paid even if the merger is not completed.

In addition, if the merger agreement is terminated and Clare's board of directors determines that Clare's best interest would be served by seeking another merger or business combination, there can be no assurance that Clare will be able to find another party willing to pay an equivalent or more attractive price than the price IXYS has agreed to pay in the merger.

THE MARKET PRICE OF IXYS COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

The market price of IXYS common stock may decline as a result of the merger if:

      --   the integration of Clare's business is unsuccessful;

      -- IXYS does not achieve the expected benefits of the merger as rapidly or to the extent anticipated by financial analysts or investors; or

      -- the effect of the merger on financial results is not consistent with the expectations of financial analysts or investors.

CHARGES TO EARNINGS RESULTING FROM THE APPLICATION OF THE PURCHASE METHOD OF ACCOUNTING MAY ADVERSELY AFFECT THE MARKET VALUE OF IXYS COMMON STOCK FOLLOWING THE MERGER.

In accordance with United States generally accepted accounting principles, IXYS will account for the merger using the purchase method of accounting. The combined organization will allocate the total estimated purchase price to Clare's net tangible assets, amortizable intangible assets based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. IXYS will incur additional amortization expenses over the estimated useful lives of certain of the intangible assets acquired in connection with the merger, which are, based on preliminary estimates, expected to be approximately $0.9 million and additional depreciation of plant and equipment of approximately $1.4 million on an annual basis over the next 3 to 6 years. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, IXYS may be required to incur material charges relating to the impairment of those assets.

SOME OF THE EXECUTIVE OFFICERS AND DIRECTORS OF IXYS AND CLARE HAVE CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEM TO SUPPORT OR APPROVE THE MERGER.

Some of IXYS' and Clare's executive officers and directors may have been influenced to approve the merger because of arrangements that provide them with interests in the merger that are different from, or are in addition to, the interests of IXYS and Clare stockholders in the merger. For a more complete description of the interests of IXYS' and Clare's executive officers and directors, see the sections entitled

"The Merger -- Interests of IXYS' Executive Officers and Directors in the Merger" and "The Merger -- Interests of Clare's Executive Officers and Directors in the Merger," respectively.

RISKS RELATED TO IXYS' BUSINESS

IXYS' OPERATING RESULTS FLUCTUATE SIGNIFICANTLY BECAUSE OF A NUMBER OF FACTORS, MANY OF WHICH ARE BEYOND ITS CONTROL.

IXYS' operating results may fluctuate significantly. Some of the factors that may affect its quarterly and annual results are:

      --   the reduction, rescheduling or cancellation of orders by customers;

      -- fluctuations in timing and amount of customer requests for product shipments;

      --   the cyclical nature of the semiconductor industry;

      -- fluctuations in its manufacturing yields and significant yield losses;

      --   availability of production capacity;

      --   changes in the mix of products that its customers purchase;

      --   competitive pressures on selling prices;

      -- the amount and timing of costs associated with product warranties and returns;

      --   the amount and timing of investments in research and development;

      --   market acceptance of its products;

      -- changes in its product distribution channels and the timeliness of receipt of distributor resale information;

      -- the impact of vacation schedules and holidays, largely during the second and third fiscal quarters of its fiscal year; and

      -- difficulties in forecasting demand for its products and the planning and managing of inventory levels.

As a result of these factors, many of which are difficult to control or predict, as well as the other risk factors discussed in this joint proxy statement/prospectus, IXYS may experience material adverse fluctuations in its future operating results on a quarterly or annual basis.

THE SEMICONDUCTOR INDUSTRY IS CYCLICAL, AND AN INDUSTRY DOWNTURN COULD ADVERSELY AFFECT IXYS' OPERATING RESULTS.

Business conditions in the semiconductor industry have rapidly changed from periods of strong demand. The industry is characterized by:

      --   periods of overcapacity and production shortages;

      --   cyclical demand for semiconductors;

      --   changes in product mix in response to changes in demand;

      --   variations in manufacturing costs and yields;

      --   rapid technological change and the introduction of new products;

      --   significant price erosion; and

      -- significant expenditures for capital equipment and product development.

These factors could harm IXYS' business and cause its operating results to suffer.

IXYS' ABILITY TO GROW AND SUSTAIN GROWTH LEVELS MAY BE ADVERSELY AFFECTED BY THE RECENT SLOWDOWN IN THE U.S. ECONOMY.

Due to the recent decrease in corporate profits, capital spending and consumer confidence, IXYS has experienced weakness in certain of its end markets. IXYS markets its products to several commercial markets, including telecommunications infrastructure, medical electronics and industrial motor drives, which have been affected by the recent slowdown in the U.S. economy. If the economic slowdown continues, IXYS' business, financial condition and results of operations may be adversely affected.

IXYS MAY NOT BE ABLE TO ACQUIRE ADDITIONAL PRODUCTION CAPACITY TO MEET THE PRESENT OR FUTURE DEMAND FOR ITS PRODUCTS.

The semiconductor industry has been characterized by periodic limitations on production capacity. IXYS' current customer demand exceeds its ability to manufacture internally or externally products to meet this demand. If IXYS is unable to increase its production capacity to meet demand, some of its customers may seek other sources of supply or its future growth may be limited.

IXYS COULD BE HARMED BY LITIGATION INVOLVING PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

As a general matter, the semiconductor industry is characterized by substantial litigation regarding patent and other intellectual property rights. Although none of IXYS' patents or other intellectual property rights has been successfully challenged to date, it has been sued on occasion for purported patent infringement. For example, IXYS has recently been sued by International Rectifier for purportedly infringing some of its patents covering power MOSFETs. International Rectifier has asked the court to enjoin IXYS from continuing infringement and to award treble damages against IXYS for the infringement of International Rectifier's patents. IXYS has denied infringement of International Rectifier's patents and has asserted affirmative defenses to its claims. The U.S. District Court has dismissed IXYS' affirmative defenses and granted International Rectifier's motion for summary adjudication on the issue of infringement of three International Rectifier patents. Trial on the remaining issues is scheduled to commence on June 25, 2002. IXYS intends to appeal the U.S. District Court's rulings, and to contest International Rectifier's claims vigorously but the outcome of this litigation remains uncertain. See "IXYS' Business -- Legal Proceedings."

Additionally, in the future, IXYS could be accused of infringing the intellectual property rights of other third parties. IXYS also has certain indemnification obligations to customers with respect to the infringement of third party intellectual property rights by its products. No assurance can be provided that any future infringement claims by third parties or claims for indemnification by customers or end users of IXYS products resulting from infringement claims will not be asserted or that assertions of infringement, if proven to be true, will not harm its business.

In the event of any adverse ruling in any intellectual property litigation, including the pending litigation with International Rectifier, IXYS could be required to pay substantial damages, cease the manufacturing, use and sale of infringing products, discontinue the use of certain processes or obtain a license from the third party claiming infringement with royalty payment obligations by IXYS. An adverse decision in the International Rectifier litigation or any other infringement could materially and adversely affect IXYS' financial condition and results of operations.

Any litigation relating to the intellectual property rights of third parties, whether or not determined in IXYS' favor or settled by IXYS, is costly and may divert the efforts and attention of its management and technical personnel.

IXYS DEPENDS ON EXTERNAL FOUNDRIES TO MANUFACTURE MANY OF ITS PRODUCTS.

Fifty-seven percent of IXYS' revenues in fiscal year 2001 and forty-seven percent of its revenues for the nine-month period ended December 31, 2001 came from wafers manufactured for it by external foundries. IXYS' dependence on external foundries may grow. IXYS has arrangements with four wafer foundries, two of which produce substantially all of the wafers that IXYS purchases from external foundries. Samsung Electronics' facility in Kiheung, South Korea is IXYS' principal external foundry.

IXYS' relationships with its external foundries do not guarantee prices, delivery or lead times, or wafer or product quantities sufficient to satisfy current or expected demand. These foundries manufacture IXYS' products on a purchase order basis. IXYS provides these foundries with rolling forecasts of its production requirements; however, the ability of each foundry to provide wafers to IXYS is limited by the foundry's available capacity. At any given time, these foundries could choose to prioritize capacity for their own use or other customers or reduce or eliminate deliveries to IXYS on short notice. Accordingly, IXYS cannot be certain that these foundries will allocate sufficient capacity to satisfy IXYS' requirements. In addition, IXYS cannot be certain that it will continue to do business with these or other foundries on terms as favorable as its current terms. If IXYS is not able to obtain additional foundry capacity as required, its relationships with its customers could be harmed and its revenues would likely be reduced. Moreover, even if IXYS is able to secure additional foundry capacity, it may be obligated to utilize all of that capacity or incur penalties. These penalties could be expensive and could harm its operating results. Other risks associated with IXYS' reliance on external foundries include:

      --   the lack of control over delivery schedules;

      -- the unavailability of, or delays in obtaining access to, key process technologies;

      -- limited control over quality assurance, manufacturing yields and production costs; and

      --   potential misappropriation of its intellectual property.

IXYS' requirements typically represent a small portion of the total production of the external foundries that manufacture its wafers and products. IXYS cannot be certain these external foundries will continue to devote resources to the production of its wafers and products or continue to advance the process design technologies on which the manufacturing of its products is based. These circumstances could harm IXYS' ability to deliver its products on time or increase its costs.

IXYS' SUCCESS DEPENDS ON ITS ABILITY TO MANUFACTURE ITS PRODUCTS EFFICIENTLY.

IXYS manufactures its products in facilities that are owned and operated by it, as well as in external wafer foundries and independent subcontract assembly facilities. The fabrication of semiconductors is a highly complex and precise process, and a substantial percentage of wafers could be rejected or numerous die on each wafer could be nonfunctional as a result of, among other factors:

      --   minute levels of contaminants in the manufacturing environment;

      --   defects in the masks used to print circuits on a wafer;

      --   manufacturing equipment failure; or

      --   wafer breakage.

For these and other reasons, IXYS could experience a decrease in manufacturing yields. Additionally, as IXYS increases its manufacturing output, it may also experience a decrease in manufacturing yields. As a result, it may not be able to cost effectively expand its production capacity in a timely manner.

IXYS MAY NOT BE ABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS ADEQUATELY.

IXYS' ability to compete is affected by its ability to protect its intellectual property rights. IXYS relies on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect its intellectual property rights. Despite these efforts, IXYS cannot be certain that the steps it takes to protect its proprietary information will be adequate to prevent misappropriation of its technology, or that its competitors will not independently develop technology that is substantially similar or superior to its technology. More specifically, IXYS cannot assure you that its pending patent applications or any future applications will be approved, or that any issued patents will provide it with competitive advantages or will not be challenged by third parties. Nor can IXYS assure you that, if challenged, its patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on its ability to do business. Furthermore, others may independently develop similar products or processes, duplicate IXYS' products or processes or design their products around any patents that may be issued to IXYS.

IXYS' INTERNATIONAL OPERATIONS EXPOSE IT TO MATERIAL RISKS.

During fiscal year 2001, IXYS' product sales by region were approximately 40.0% in North America, approximately 42.6% in Europe and the Middle East and approximately 17.4% in Asia; for the nine-month period ended December 31, 2001, IXYS' product sales by region were approximately 34.6% in North America, approximately 48.2% in Europe and the Middle East, approximately 15.7% in Asia and approximately 1.5% from other regions. IXYS expects revenues from foreign markets to continue to represent a significant portion of total revenues. IXYS maintains significant operations in Germany and the United Kingdom and contracts with suppliers and manufacturers in South Korea, Japan and elsewhere in Europe and Asia. Some of the risks inherent in doing business internationally are:

      --   foreign currency fluctuations;

      -- changes in the laws, regulations or policies of the countries in which IXYS manufactures or sells its products;

      --   trade restrictions;

      --   transportation delays;

      --   work stoppages; and

      --   economic or political instability.

IXYS' sales of products manufactured in its Lampertheim, Germany facility and its costs at that facility are denominated in Euros, and sales of products manufactured in its Chippenham, U.K. facility and its costs at that facility are primarily denominated in British pounds and Euros. Fluctuations in the value of the Euro and the British pound against the U.S. dollar could have a significant impact on IXYS' balance sheet and results of operations, including its net income. IXYS currently does not enter into foreign currency hedging transactions to control or minimize these risks. Fluctuations in currency exchange rates could cause IXYS' products to become more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. If IXYS expands its international operations or changes its pricing practices to denominate prices in other foreign currencies, it could be exposed to even greater risks of currency fluctuations.

In addition, the laws of certain foreign countries may not protect IXYS' products or intellectual property rights to the same extent as do U.S. laws regarding the manufacture and sale of IXYS' products in the U.S. Therefore, the risk of piracy of IXYS' technology and products may be greater when it manufactures or sells its products in these foreign countries.

IXYS' REVENUES ARE DEPENDENT UPON ITS PRODUCTS BEING DESIGNED INTO ITS CUSTOMERS' PRODUCTS.

Some of IXYS' new products are incorporated into customers' products or systems at the design stage. The value of any design win largely depends upon the commercial success of the customer's product and on the extent to which the design of the customer's electronic system also accommodates incorporation of components manufactured by IXYS' competitors. In addition, IXYS' customers could subsequently redesign their products or systems so that they no longer require its products. IXYS may not achieve design wins or its design wins may not result in future revenues.

BECAUSE IXYS' PRODUCTS TYPICALLY HAVE LENGTHY SALES CYCLES, IXYS MAY EXPERIENCE SUBSTANTIAL DELAYS BETWEEN INCURRING EXPENSES RELATED TO RESEARCH AND DEVELOPMENT AND THE GENERATION OF REVENUES.

The time from initiation of design to volume production of new power semiconductor products often takes 18 months or longer. IXYS first works with customers to achieve a design win, which may take nine months or longer. Its customers then complete the design, testing and evaluation process and begin to ramp up production, a period which may last an additional nine months or longer. As a result, a significant period of time may elapse between IXYS' research and development efforts and its realization of revenues, if any, from volume purchasing of its products by its customers.

IXYS' BACKLOG MAY NOT RESULT IN FUTURE REVENUES.

IXYS' business is characterized by short term orders and shipment schedules. Customer orders typically can be cancelled or rescheduled without penalty to the customer. As a result, IXYS' backlog at any particular date is not necessarily indicative of actual revenues for any succeeding period. A reduction of backlog during any particular period, or the failure of its backlog to result in future revenues, could harm its results of operations.

THE MARKETS IN WHICH IXYS PARTICIPATES ARE INTENSELY COMPETITIVE.

Certain of IXYS' target markets are intensely competitive. IXYS' ability to compete successfully in its target markets depends on the following factors:

      --   product quality, reliability and performance;

      --   product features;

      --   timely delivery of products;

      --   price;

      --   breadth of product line;

      --   design and introduction of new products; and

      --   technical support and service.

In addition, IXYS' competitors or customers may offer new products based on new technologies, industry standards or end user or customer requirements, including products that have the potential to replace, or provide lower cost or higher performance alternatives to, IXYS' products. The introduction of new products by IXYS' competitors or customers could render its existing and future products obsolete or unmarketable.

IXYS' primary competitors include Advanced Power Technology, Fuji, International Rectifier, Infineon, On Semiconductor, Semikron International, Powerex, STMicroelectronics, Siemens and Toshiba. Many of IXYS' competitors have greater financial, technical, marketing and management resources than it has. Some of these competitors may be able to sell their products at prices below which it would be profitable for IXYS to sell its products or benefit from established customer relationships that provide them with a competitive advantage.

IXYS RELIES ON ITS DISTRIBUTORS AND SALES REPRESENTATIVES TO SELL MANY OF ITS PRODUCTS.

A substantial majority of IXYS' products are sold through distributors and sales representatives. IXYS' distributors and sales representatives could reduce or discontinue sales of its products. They may not devote the resources necessary to sell IXYS' products in the volumes and within the time frames that IXYS expects. In addition, IXYS depends upon the continued viability and financial resources of these distributors and sales representatives, some of which are small organizations with limited working capital. These distributors and sales representatives, in turn, depend substantially on general economic conditions and conditions within the semiconductor industry. IXYS believes that its success will continue to depend upon these distributors and sales representatives.

At December 31, 2001, one distributor accounted for approximately 13% of IXYS' outstanding receivables. If this or any other distributor or sales representative experiences financial difficulties, or otherwise becomes unable or unwilling to promote and sell IXYS' products, IXYS' business could be harmed.

IXYS' FUTURE SUCCESS DEPENDS ON THE CONTINUED SERVICE OF MANAGEMENT AND KEY ENGINEERING PERSONNEL AND ITS ABILITY TO IDENTIFY, HIRE AND RETAIN ADDITIONAL PERSONNEL.

IXYS' success depends, to a significant extent, upon the efforts and abilities of Nathan Zommer, Ph.D., its president and chief executive officer, and other members of senior management. The loss of the services of one or more of IXYS' senior management or other key employees could adversely affect its business. IXYS does not maintain key person life insurance on any of its officers, employees or consultants.

There is intense competition for qualified employees in the semiconductor industry, particularly for highly skilled design, applications and test engineers. Competition is especially intense in the Silicon Valley, where IXYS' U.S. design facility is located. IXYS may not be able to continue to attract and retain engineers or other qualified personnel necessary for the development of its business or to replace engineers or other qualified individuals who could leave IXYS at any time in the future. IXYS' anticipated growth is expected to place increased demands on its resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If IXYS loses the services of or fails to recruit key engineers or other technical and management personnel, its business could be harmed.

PERIODS OF RAPID GROWTH AND EXPANSION COULD CONTINUE TO PLACE A SIGNIFICANT STRAIN ON IXYS' RESOURCES, INCLUDING ITS EMPLOYEE BASE.

To manage its possible future growth effectively, IXYS will be required to continue to improve its operational, financial and management systems. In doing so, IXYS will periodically implement new software and other systems that will affect its internal operations regionally or globally. Presently, IXYS is upgrading its enterprise resource planning software to integrate its operations worldwide. The conversion process is complex and requires, among other things, that data from its existing system be made compatible with the upgraded system. During the transition to this upgrade, IXYS could experience delays in ordering materials, inventory tracking problems and other inefficiencies, which could cause delays in shipments of products to its customers.

Future growth will also require IXYS to successfully hire, train, motivate and manage its employees. In addition, IXYS' continued growth and the evolution of its business plan will require significant additional management, technical and administrative resources. IXYS may not be able to effectively manage the growth and evolution of its current business.

IXYS MAY NOT BE SUCCESSFUL IN ITS FUTURE ACQUISITIONS.

IXYS has in the past made, and may in the future make, acquisitions. These acquisitions involve numerous risks, including:

      --   diversion of management's attention;

      --   failure to retain key personnel of the acquired business;

      -- amortization of acquired intangible assets, which could depress future earnings;

      -- customer dissatisfaction or performance problems with an acquired company;

      -- the cost associated with acquisitions and the integration of acquired operations; and

      -- assumption of known or unknown liabilities or other unanticipated events or circumstances.

IXYS cannot assure that it will be able to successfully acquire other businesses or product lines or integrate them into its operations without substantial expense, delay in implementation or other operational or financial problems.

IXYS' STOCK PRICE IS VOLATILE.

The market price of IXYS' common stock has fluctuated significantly to date. See "IXYS Market Price and Dividend Information." The future market price of IXYS' common stock may also fluctuate significantly due to:

      --   variations in IXYS' actual or expected quarterly operating results;

      --   announcements or introductions of new products;

      -- technological innovations by IXYS' competitors or development setbacks by IXYS;

      --   conditions in the communications and semiconductor markets;

      --   the commencement or adverse outcome of litigation;

      -- changes in analysts' estimates of IXYS' performance or changes in analysts' forecasts regarding IXYS' industry, competitors or customers;

      --   announcements of merger or acquisition transactions; or

      --   general economic and market conditions.

In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have affected the market prices of many high technology companies, including semiconductor companies. These fluctuations have often been unrelated or disproportionate to the operating performance of companies in IXYS' industry, and could harm the market price of IXYS' common stock.

IXYS' DEPENDENCE ON INDEPENDENT SUBCONTRACTORS TO ASSEMBLE AND TEST ITS PRODUCTS SUBJECTS IT TO A NUMBER OF RISKS, INCLUDING AN INADEQUATE SUPPLY OF PRODUCTS AND HIGHER MATERIALS COSTS.

IXYS depends on independent subcontractors for the assembly and testing of its products. During fiscal year 2001 and the nine-month period ended December 31, 2001, the majority of IXYS' products were assembled by independent subcontractors. IXYS' reliance on these subcontractors involves the following significant risks:

      --   reduced control over delivery schedules and quality;

      -- the potential lack of adequate capacity during periods of excess demand;

      --   difficulties selecting and integrating new subcontractors;

      -- limited warranties by subcontractors or other vendors on products supplied to IXYS;

      -- potential increases in prices due to capacity shortages and other factors; and

      --   potential misappropriation of its intellectual property.

These risks may lead to delayed product delivery or increased costs, which would harm IXYS' profitability and customer relationships.

In addition, IXYS uses a limited number of subcontractors to assemble a significant portion of its products. If one or more of these subcontractors experiences financial, operational, production or quality assurance difficulties, IXYS could experience a reduction or interruption in supply. Although IXYS believes alternative subcontractors are available, IXYS' operating results could temporarily suffer until its engages one or more of those alternative subcontractors.

IXYS' MARKETS ARE SUBJECT TO TECHNOLOGICAL CHANGE AND IXYS' SUCCESS DEPENDS ON ITS ABILITY TO DEVELOP AND INTRODUCE NEW PRODUCTS.

The markets for IXYS' products are characterized by:

      --   changing technologies;

      --   changing customer needs;

      --   frequent new product introductions and enhancements;

      --   increased integration with other functions; and

      --   product obsolescence.

To develop new products for its target markets, IXYS must develop, gain access to and use leading technologies in a cost effective and timely manner and continue to expand its technical and design expertise. Failure to do so could cause IXYS to lose its competitive position and seriously impact its future revenues.

IXYS' OPERATING EXPENSES ARE RELATIVELY FIXED, AND IT MAY ORDER MATERIALS IN ADVANCE OF ANTICIPATED CUSTOMER DEMAND. THEREFORE, IXYS HAS LIMITED ABILITY TO REDUCE EXPENSES QUICKLY IN RESPONSE TO ANY REVENUE SHORTFALLS.

IXYS' operating expenses are relatively fixed, and, therefore, it has limited ability to reduce expenses quickly in response to any revenue shortfalls. Consequently, IXYS' operating results will be harmed if its revenues do not meet its revenue projections.

IXYS also typically plans its production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially. From time to time, in response to anticipated long lead times to obtain inventory and materials from its external suppliers and foundries, IXYS may order materials or production in advance of anticipated customer demand. This advance ordering may result in excess inventory levels or unanticipated inventory write downs if expected orders fail to materialize.

REGULATIONS MAY ADVERSELY AFFECT IXYS' ABILITY TO SELL ITS PRODUCTS.

Power semiconductors with operating voltages above 40 volts are subject to regulations intended to address the safety, reliability and quality of the products. These regulations relate to processes, design, materials and assembly. For example, in the United States some high voltage products are required to pass Underwriters Laboratory recognition for voltage isolation and fire hazard tests. Sales of power semiconductors outside of the United States are subject to international regulatory requirements that vary from country to country. The process of obtaining and maintaining required regulatory clearances can be lengthy, expensive and uncertain. The time required to obtain approval for sale internationally may be longer than that required for U.S. approval, and the requirements may differ.

In addition, approximately 13% of IXYS' revenues in fiscal year 2001 were derived from the sale of products included in medical devices that are subject to extensive regulation by numerous governmental authorities in the United States and internationally, including the U.S. Food and Drug Administration, or FDA. The FDA and certain foreign regulatory authorities impose numerous requirements for medical device manufacturers to meet, including adherence to Good Manufacturing Practices, or GMP, regulations and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirements is monitored through periodic inspections by federal and state agencies, including the FDA, and by comparable agencies in other countries. IXYS' failure to comply with applicable regulatory requirements could prevent its products from being included in approved medical devices.

IXYS' business could also be harmed by delays in receiving or the failure to receive required approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements.

BUSINESS INTERRUPTIONS MAY DAMAGE IXYS' FACILITIES OR THOSE OF ITS SUPPLIERS.

IXYS' operations are vulnerable to interruption by fire, earthquake and other natural disasters, as well as power loss, telecommunications failure and other events beyond its control. IXYS does not have a detailed disaster recovery plan and does not have backup generators. IXYS' corporate headquarters in California is located near major earthquake fault lines and has experienced earthquakes in the past. California also has recently been subject to shortages of electrical power and is subject to power outages. If power outages occur, IXYS' ability to conduct administrative matters and test its products could be seriously impaired, which could harm its business, financial condition and results of operations. IXYS cannot be sure that the insurance it maintains against general business interruptions will be adequate to cover all its losses.

In addition, some of IXYS' suppliers are located in California and are subject to the same earthquake and power outage risks. A fire, major earthquake or other natural disaster near one or more of IXYS' facilities or those of its major suppliers could disrupt IXYS' operations and those of its suppliers, which could in turn limit the supply of IXYS' products and harm its business.

IXYS MAY BE AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS.

IXYS is subject to a variety of laws, rules and regulations in the United States and in Germany related to the use, storage, handling, discharge and disposal of certain chemicals and gases used in its manufacturing process. Any of those regulations could require IXYS to acquire expensive equipment or to incur substantial other expenses to comply with them. If IXYS incurs substantial additional expenses, product costs could significantly increase. IXYS' failure to comply with present or future environmental laws, rules and regulations could result in fines, suspension of production or cessation of operations.

IXYS FACES THE RISK OF FINANCIAL EXPOSURE TO PRODUCT LIABILITY CLAIMS ALLEGING THAT THE USE OF DEVICES THAT INCORPORATE ITS PRODUCTS RESULTED IN ADVERSE EFFECTS.

Approximately 13% of IXYS' net revenues in fiscal year 2001 were derived from sales of products used in medical devices such as defibrillators. Product liability risks may exist even for those medical devices that have received regulatory approval for commercial sale. IXYS does not currently carry product liability insurance, and any defects in its products used in these devices could result in significant recall or product liability costs to IXYS.

ABB AG AND NATHAN ZOMMER OWN A CONTROLLING INTEREST IN IXYS' COMMON STOCK.


ABB AG and Nathan Zommer, Ph.D., IXYS' president and chief executive officer, beneficially own, as of the record date collectively, approximately 51.2% of IXYS' shares of common stock, and after the completion of the merger will beneficially own, collectively, approximately 43.5% of IXYS' shares of common stock. As a result, ABB AG and Dr. Zommer, acting together, could exercise significant control over all matters requiring stockholder approval, including the election of the board of directors. These concentrated holdings could result in a delay of, or serve as a deterrent to, possible changes in control of IXYS, which may reduce the market price of its common stock. See "IXYS Principal Stockholders."


THE ANTI-TAKEOVER PROVISIONS OF IXYS' AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OF THE DELAWARE GENERAL CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE OF CONTROL.

IXYS' board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control because the terms of any issued preferred stock could potentially prohibit IXYS' consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction, without the approval of the holders of the outstanding shares of preferred stock. In addition, the issuance of preferred stock could have a dilutive effect on IXYS' stockholders.

IXYS' stockholders must give substantial advance notice prior to the relevant meeting to nominate a candidate for director or present a proposal to its stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action. The Delaware anti-takeover law restricts business combinations with some stockholders once the stockholder acquires 15% or more of IXYS' common stock. The Delaware statute makes it more difficult for IXYS to be acquired without the consent of its board of directors and management.

The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of Clare, particularly if Clare's stockholders do not vote to approve the merger agreement at the special meeting.

RISKS RELATED TO CLARE'S BUSINESS

The following risks, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of Clare, particularly if Clare's stockholders do not vote to approve the merger agreement and approve the merger at the special meeting.

CLARE HAS A HISTORY OF LOSSES AND ITS OPERATING RESULTS FLUCTUATE SIGNIFICANTLY BECAUSE OF A NUMBER OF FACTORS, MANY OF WHICH ARE BEYOND CLARE'S CONTROL.

Clare has experienced net losses since the fiscal year ending March 31, 1999 and there can be no assurance that Clare will be able to increase net sales or increase or maintain profitability on a quarterly or annual basis.

Clare's operating results may fluctuate significantly. Some of the factors that may affect Clare's quarterly and annual results are:

      --   the reduction, rescheduling or cancellation of orders by customers;

      -- fluctuations in timing and amount of customer requests for product shipments;

      --   changes in the mix of products that customers purchase;

      --   market acceptance of products;

      --   gain or loss of significant customers;

      -- the amount and timing of costs associated with product warranties and returns;

      -- the timing of product introductions or announcements by Clare or its competitors;

      --   fluctuations in manufacturing yields and significant yield losses;

      --   availability of production capacity;

      --   the availability and cost of products from Clare's suppliers;

      -- changes in product distribution channels and the timeliness of receipt of distributor resale information;

      -- difficulties in forecasting demand for products and the planning and managing of inventory levels;

      --   the cyclical nature of the semiconductor industry;

      --   fluctuations in the communications industry;

      --   competitive pressures on selling prices;

      --   the amount and timing of investments in research and development; and

      -- severance obligations payable upon termination of some of Clare's employees.

As a result of these factors, many of which are difficult to control or predict, as well as the other risk factors discussed in this joint proxy statement/prospectus, Clare may experience material adverse fluctuations in its future operating results on a quarterly or annual basis.

THE SEMICONDUCTOR INDUSTRY IS CYCLICAL, AND AN INDUSTRY DOWNTURN COULD ADVERSELY AFFECT CLARE'S OPERATING RESULTS.

In the past, business conditions in the semiconductor industry have rapidly changed from periods of strong demand to periods of weak demand. Any future downturn in the industry could harm Clare's business and cause its operating results to suffer. The industry is characterized by:

      --   periods of overcapacity and production shortages;

      --   cyclical demand for semiconductors;

      --   changes in product mix in response to changes in demand;

      --   variations in manufacturing costs and yields;

      --   rapid technological change and the introduction of new products;

      --   significant price erosion; and

      -- significant expenditures for capital equipment and product development.

THE COMMUNICATIONS INDUSTRY IS CHARACTERIZED BY SIGNIFICANT FLUCTUATIONS AND AN INDUSTRY DOWNTURN COULD ADVERSELY AFFECT CLARE'S OPERATING RESULTS.

The communications industry is characterized by intense competition and rapid technological change. In addition, the communications industry has undergone periods of rapid growth, consolidation and corporate restructurings. Although Clare has expanded its customer base, Clare expects sales to the communications industry to continue to represent a significant portion of its sales for the foreseeable future. A decline in the demand for communications-related equipment such as facsimile machines and modems would cause a decline in demand for Clare's products and could materially and adversely affect its operating results.

THE MARKETS IN WHICH CLARE PARTICIPATES ARE INTENSELY COMPETITIVE, AND SUCH COMPETITION MAY ADVERSELY AFFECT CLARE'S OPERATING RESULTS.

The markets in which Clare operates, including the semiconductor and communications industries, are highly competitive, and Clare faces competition from a number of different manufacturers in each of its product areas. In addition, Clare sells products to divisions of companies with which Clare may also currently compete or may compete in the future. There can be no assurance that Clare will be able to compete successfully in the future against existing or potential competitors or that it will not experience additional price competition, which may adversely affect Clare's results of operations.

Clare's ability to compete successfully in its target markets depends on the following factors:

      --   product quality, reliability and performance;

      --   product features;

      --   timely delivery of products;

      --   price;

      --   breadth of product line;

      --   design and introduction of new products; and

      --   technical support and service.

In addition, Clare's competitors or customers may offer new products based on new technologies, industry standards or end user or customer requirements, including products that have the potential to replace, or provide lower cost or higher performance alternatives to, Clare's products. The introduction of new products by Clare's competitors or customers could render Clare's existing and future products obsolete or unmarketable.

Clare's primary competitors include Matushita, NEC, Solid State Optronics, Vishay and Silicon Labs. Many of Clare's competitors have greater financial, technical, marketing and management resources than Clare has. Some of these competitors may be able to sell their products at prices below which it would be profitable for Clare to sell its products or benefit from established customer relationships that provide these competitors with a competitive advantage.

CLARE'S OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY THE RECENT SLOWDOWN IN THE U.S. ECONOMY.

Due to the recent decrease in corporate profits, capital spending and consumer confidence, Clare has recently seen some weakness develop in certain of its end markets. Clare markets its products to several commercial markets, including the telecommunications network interfaces, metering and remote access, control instrumentation and security markets, which have been affected by the recent slowdown in the U.S. economy. If the economic slowdown continues, Clare's business, financial condition and operating results may be adversely affected.

CLARE'S CONTINUED UNDER-UTILIZATION OF ITS WAFER FABRICATION FACILITY COULD HAVE AN ADVERSE EFFECT ON CLARE'S FUTURE OPERATING RESULTS.

Clare operates a semiconductor manufacturing facility in Beverly, Massachusetts. To date, demand for semiconductor products has not allowed Clare to fully utilize the facility and has contributed to a decline in Clare's overall gross margin rate. In addition, it is not expected that the facility will be fully utilized in the near term. The continuing lack of effective utilization of Clare's semiconductor manufacturing facility could have a material adverse effect on Clare's future operating results.

CAPITAL EXPENDITURES ARE AN INTEGRAL PART OF CLARE'S BUSINESS AND UNAVAILABILITY OF CAPITAL RESOURCES MAY ADVERSELY AFFECT CLARE'S OPERATING RESULTS.

The semiconductor industry is capital intensive. Semiconductor manufacturing requires a constant upgrading of process technology to remain competitive, as new and enhanced semiconductor processes are developed which permit smaller, more efficient and more powerful semiconductor devices. Clare maintains certain of its own manufacturing, assembly and test facilities, which have required and will continue to require significant investments in manufacturing technology and equipment. There can be no assurance that Clare will have sufficient capital resources to make necessary investments in manufacturing, technology and equipment.

CLARE'S SUCCESS DEPENDS ON ITS ABILITY TO EFFICIENTLY AND EFFECTIVELY MANUFACTURE COMPLEX PRODUCTS.

In connection with its manufacturing capabilities, Clare relies on technical and business management personnel, manufacturing staff and other employees to ensure efficient manufacturing and distribution of products. There can be no assurance that Clare will be successful in retaining such persons or that it will be able to maintain acceptable manufacturing yields or ship products on time in the future. In addition, any prolonged inability to utilize any of Clare's facilities, or facilities Clare relies on for assembly, as a result of fire, natural disaster, work stoppage or other event would have a material adverse effect on Clare's business.

Furthermore, the fabrication of semiconductors is a highly complex and precise process, and a substantial percentage of wafers could be rejected or numerous die on each wafer could be nonfunctional as a result of, among other factors:

      --   minute levels of contaminants in the manufacturing environment;

      --   defects in the masks used to print circuits on a wafer;

      --   manufacturing equipment failure; or

      --   wafer breakage.

For these and other reasons, Clare could experience a decrease in manufacturing yields. Additionally, as Clare increases its manufacturing output, it may also experience a decrease in manufacturing yields. As a result, Clare may not be able to cost effectively expand production capacity in a timely manner.

CLARE'S DEPENDENCE ON INDEPENDENT SUBCONTRACTORS TO ASSEMBLE AND TEST PRODUCTS SUBJECTS IT TO A NUMBER OF RISKS, INCLUDING AN INADEQUATE SUPPLY OF PRODUCTS AND HIGHER MATERIALS COSTS.

Clare's wafer fabrication facilities design, manufacture, and test chips. All fabricated chips for discrete components are shipped for assembly to a subcontractor in the Philippines. Certain assembled relays are returned to Clare for testing. However, while probe testing of wafers and final product testing are performed at Clare's California facility, wafer fabrication and assembly operations for ASIC products are sub-contracted. To the extent Clare depends on independent subcontractors for the assembly and testing of its products, Clare's reliance on these subcontractors involves the following significant risks:

      --   reduced control over delivery schedules and quality;

      --   potential lack of adequate capacity during periods of excess demand;

      --   difficulties in selecting and integrating new subcontractors;

      -- limited warranties by subcontractors or other vendors on products supplied to Clare;

      -- potential increases in prices due to capacity shortages and other factors; and

      --   potential misappropriation of Clare's intellectual property.

These risks may lead to delayed product delivery or increased costs, which may harm Clare's profitability, operating results and customer relationships.

CLARE RELIES ON A SUPPLY OF RAW MATERIALS AND SERVICES CREATING FIXED COSTS AND DEPENDENCE ON RAW MATERIAL SUPPLIERS.

Clare relies on certain suppliers of raw materials and services for supply of critical items. There can be no assurance that in the future Clare's suppliers will be able to meet Clare's needs effectively and on a timely basis. Clare's reliance on a limited number of suppliers also involves other risks, including reduced control over wafer prices, fixed cost obligations, timely delivery, and product reliability and quality.

CLARE RELIES ON ITS DISTRIBUTORS AND SALES REPRESENTATIVES TO SELL MANY OF ITS PRODUCTS.

Clare markets and distributes its products primarily through direct and contract sales representatives and distributors in North America, Europe, Japan and the Far East. Clare's distributors are generally permitted to exchange a small portion of the products purchased by them during the term of their agreements with Clare and are generally entitled to market and sell competing products. Clare's sales representatives and distributors can discontinue marketing Clare's products with minimal notice. The loss of, or a significant reduction in sales volume through, one or more of Clare's sales representatives or distributors could have a material adverse effect on Clare's operating results.

Clare's distributors and sales representatives may not devote the resources necessary to sell Clare's products in the volumes and within the time frames that Clare expects. In addition, Clare depends upon the continued viability and financial resources of these distributors and sales representatives, some of which are small organizations with limited working capital. These distributors and sales representatives, in turn, depend substantially on general economic conditions and conditions within the semiconductor industry. Clare believes that its success will continue to depend upon these distributors and sales representatives. If distributors or sales representatives experience financial difficulties, or otherwise become unable or unwilling to promote and sell Clare's products, Clare's business could be harmed.

CLARE'S INTERNATIONAL OPERATIONS EXPOSE IT TO MATERIAL RISKS.

During the nine months period ending December 23, 2001, sales to customers in Asia and Europe comprised approximately 32% of Clare's net sales. While Clare has sold certain of its business lines, Clare expects revenues from foreign markets, including Asia and Europe, to continue to represent a significant portion of total revenues. Some of the risks inherent in doing business internationally are:

      --   foreign currency fluctuations;

      -- changes in the laws, regulations or policies of the countries in which Clare sells its products;

      --   trade restrictions;

      --   transportation delays;

      --   work stoppages; and

      --   economic or political instability.

In addition, the laws of certain foreign countries may not protect Clare's products or intellectual property rights to the same extent as do U.S. laws. Therefore, the risk of piracy of Clare's technology and products may be greater when Clare sells its products in these foreign countries.

NEW TECHNOLOGIES COULD RESULT IN THE DEVELOPMENT OF NEW PRODUCTS AND A DECREASE IN DEMAND FOR CLARE'S PRODUCTS, AND CLARE MAY NOT BE ABLE TO DEVELOP OR INTRODUCE NEW PRODUCTS TO SATISFY CHANGES IN DEMAND THEREBY ATTRACTING NEW OR RETAINING OLD CUSTOMERS.

Clare's failure to develop new technologies or react to changes in existing technologies could materially delay its development of new products, which could result in decreased revenues and a loss of market share to its competitors. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Clare's financial performance depends on its ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis thereby attracting new or retaining old customers. There can be no assurance that Clare will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or that products or technologies developed by others will not render Clare's products or technologies obsolete or noncompetitive. In addition, there can be no assurance that Clare's newly developed technology will work as planned or be well received by customers. A fundamental shift in technologies in Clare's product markets could have a material adverse effect on its competitive position within the industry.

CLARE'S REVENUES ARE DEPENDENT UPON ITS PRODUCTS BEING DESIGNED INTO ITS CUSTOMERS' PRODUCTS.

Some of Clare's products are incorporated into customers' products or systems at the design stage. The value of any design win largely depends upon the commercial success of the customer's product and on the extent to which the design of the customer's electronic system also accommodates incorporation of components manufactured by Clare's competitors. In addition, Clare's customers could subsequently redesign their products or systems so that they no longer require its products. Clare may not achieve design wins or its design wins may not result in future revenues. Because Clare's products typically have lengthy sales cycles, Clare may experience substantial delays between incurring expenses related to research and development associated with such design wins and the generation of revenues.

CLARE DEPENDS ON A SMALL NUMBER OF CUSTOMERS FOR A LARGE PORTION OF ITS BUSINESS, AND CHANGES IN THESE CUSTOMERS' ORDERS MAY HAVE A SIGNIFICANT IMPACT ON CLARE'S OPERATING RESULTS.

During the nine months period ending December 23, 2001, Clare's ten largest customers accounted for approximately 40% of Clare's total net sales. Clare is highly reliant upon continued revenues from its largest customers and any material delay, cancellation or reduction of orders from these customers could have a material adverse effect on Clare's future results of operations.

IF CLARE'S CUSTOMERS TERMINATE THEIR EXISTING AGREEMENTS, OR DO NOT ENTER INTO NEW AGREEMENTS OR SUBMIT ADDITIONAL PURCHASE ORDERS FOR CLARE'S PRODUCTS, ITS BUSINESS WILL SUFFER.

Most of Clare's sales are made on a purchase order basis as needed by its customers. In addition, to the extent Clare has agreements in place with its customers, most of these agreements are either short term in nature or provide its customers with the ability to terminate the arrangement with minimal prior notice. Clare will lose business and its revenues will decrease if a significant number of customers do not submit additional purchase orders, do not enter into new agreements with Clare, or elect to terminate their relationship with Clare.

In addition, developments adverse to Clare's customers or their products could have an adverse effect on it. A variety of conditions, both specific to each individual customer and generally affecting each customer's industry, may cause such customers to cancel, reduce or delay purchase orders.

CLARE'S BACKLOG MAY NOT RESULT IN FUTURE REVENUES.

Clare's backlog reporting method includes only those purchase orders scheduled for shipment within 6 months following the order date. Although Clare's contract terms may vary from customer to customer, purchasers may generally cancel or reschedule orders without significant penalty. Since backlog can be canceled or rescheduled, there can be no assurance that Clare's backlog would result in actual revenues. A reduction of backlog during any particular period, or the failure of Clare's backlog to result in future revenues, could harm Clare's operating results.

DETERIORATION OF CLARE'S BRAND RECOGNITION OR LOSS OF REPUTATION MAY ADVERSELY AFFECT CLARE'S OPERATING RESULTS AND RELATIONSHIP WITH CUSTOMERS.

Clare capitalizes on its worldwide brand recognition to expand into new geographic markets and new industries. Clare's products are highly complex and may contain errors and bugs that Clare is not able to detect before they go to customers or market. Clare's defective products may lead to loss of its reputation, deterioration of its brand recognition and a lessening of demand both in current and prospective customers. As many of these defective products may be returned for correction or replacement, Clare may have to make unanticipated capital expenditures in design and manufacture. Clare also may have to expend considerable time to maintain good, or to repair deteriorating, customer relations. In addition, Clare may be forced to replace an obsolete and unusable inventory of products. There can be no assurance that Clare will be successful in maintaining its brand recognition or in maintaining or repairing relationships with customers. Deterioration of Clare's brand recognition and capital expenditures associated with defective products may adversely affect Clare's operating results and relationship with customers.

CLARE MAY NOT BE ABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS ADEQUATELY.

The validity and scope of Clare's patents have in the past been challenged by its competitors. Although Clare enforces and protects its patents, trademarks, copyrights, trade secrets and other intellectual property rights, there can be no assurance that the measures taken by Clare will stop or prevent further misappropriation of its technology and intellectual property rights. In addition, litigation Clare undertakes in order to enforce its patents and other intellectual property rights may result in substantial costs and diversion of resources. There can be no assurance that Clare's patents will prove to be enforceable, that any patents will be issued with respect to those for which applications have been made, or that competitors will not develop functionally similar devices outside the protection of any patents Clare has or may obtain.

Clare has from time to time received, and may in the future receive, communication from third parties alleging that certain of its products or technologies infringe the proprietary rights of such third parties. There can be no assurance that Clare is not infringing the proprietary rights of any third party. An intellectual property lawsuit against Clare due to such infringement, if successful, could subject Clare to significant liability for damages and could invalidate its proprietary rights. A successful lawsuit against Clare could also force it to cease selling, or redesign, products that incorporate the infringed intellectual property. In addition, Clare could also be required to obtain a license from the holder of the intellectual property to use the infringed technology. There can be no assurance that, if Clare is so infringing, a license to such rights would be available on commercially reasonable terms, if at all. In the event of any such infringement, Clare's results of operations could be materially and adversely affected.

CLARE'S FUTURE SUCCESS DEPENDS ON THE CONTINUED SERVICE OF ITS MANAGEMENT AND KEY ENGINEERING PERSONNEL AND ITS ABILITY TO IDENTIFY, HIRE AND RETAIN ADDITIONAL PERSONNEL.

Clare's success depends, to a significant extent, upon the efforts and abilities of its senior management. The loss of the services of one or more of its senior management or other key employees could adversely affect Clare's business.

In general, there is intense competition for qualified employees in the semiconductor industry, particularly for highly skilled design, applications and test engineers. Clare may not be able to continue to attract and retain engineers or other qualified personnel necessary for the development of its business or to replace engineers or other qualified individuals who could leave Clare at any time in the future. Clare's anticipated growth is expected to place increased demands on its resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If Clare loses the services of or fails to recruit key engineers or other technical and management personnel, its business could be adversely affected.

CLARE MAY BE AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS.

Clare and its operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws and regulations, including laws and regulations governing emissions of air pollutants, discharges of wastewater and storm water and the disposal of solid and hazardous wastes. Clare is also subject to liability for the investigation and remediation of environmental contamination (including contamination caused by other parties) at properties it has previously owned, including its former facility located on West Pratt Avenue in Chicago, or properties it currently operates and at other properties where Clare or its predecessors have arranged for the disposal of hazardous substances. As a result, Clare is involved, from time to time, in administrative and judicial proceedings and inquiries relating to environmental matters. There can be no assurance that Clare will not be involved in such proceedings in the future and that the aggregate amount of future clean-up costs and other environmental liabilities will not have a material adverse effect on Clare's business, financial condition and results of operations.

Federal, state and local governments could enact laws or regulations concerning environmental matters that affect Clare's operations or facilities or increase the cost of producing, or otherwise adversely affect the demand for, Clare's products. Clare cannot predict the environmental liabilities that may result from legislation or regulations adopted in the future, the effect of which could be retroactive. Nor can Clare predict how existing or future laws and regulations will be administered or interpreted or what environmental conditions may be found to exist at its facilities or at other properties where Clare or its predecessors have arranged for the disposal of hazardous substances. The enactment of more stringent laws or regulations or stricter interpretation of existing laws and regulations could require expenditures by Clare, some of which could have a material adverse effect on Clare's business, financial condition and operating results.

CLARE FACES THE RISK OF FINANCIAL EXPOSURE TO PRODUCT LIABILITY CLAIMS ALLEGING THAT THE USE OF DEVICES THAT INCORPORATE ITS PRODUCTS RESULTED IN ADVERSE EFFECTS.

One or more of Clare's products may be found to be defective after it has already shipped the products in volume, requiring a product replacement or recall. Clare may also be subject to product returns that could impose substantial costs and have a material adverse effect on its business, financial condition and operating results.

Product liability claims may be asserted with respect to Clare's products. Although Clare currently have product liability insurance, Clare cannot assure you that it has obtained sufficient insurance coverage, that it will have sufficient insurance coverage in the future or that it will have sufficient resources to satisfy any product liability claims.

CLARE'S STOCK PRICE IS VOLATILE.


The market price of Clare's common stock has fluctuated significantly to date. For example, in the period beginning April 1, 2001 and ending May 13, 2002, Clare's common stock traded as high as $6.71 per share and as low as $1.55 per share. The future market price of Clare's common stock may also fluctuate significantly due to:


      --   variations in actual or expected quarterly operating results;

      --   announcements or introductions of new products;

      -- technological innovations by competitors or development setbacks by Clare;

      --   conditions in the communications and semiconductor markets;

      --   the commencement or adverse outcome of litigation;

      -- changes in analysts' estimates of Clare's performance or changes in analysts' forecasts regarding Clare's industry, competitors or customers; or

      --   general economic and market conditions.

In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have affected the market prices of many high technology companies, including semiconductor companies. These fluctuations have often been unrelated or disproportionate to the operating results of companies in Clare's industry, and could harm the market price of its common stock.

BUSINESS INTERRUPTIONS MAY DAMAGE CLARE'S FACILITIES OR THOSE OF ITS SUPPLIERS.

Clare's operations are vulnerable to interruption by fire, earthquake and other natural disasters, as well as power loss, telecommunications failure and other events beyond its control. Clare does not have a detailed disaster recovery plan and does not have backup generators. Its Clare-Micronix facility in California is located near major earthquake fault lines. California has in the past and may again in the future experience shortages of electrical power and is subject to power outages. If power outages occur, Clare's ability to conduct administrative matters and test its products could be seriously impaired, which could harm its business, financial condition and operating results. There can be no assurance that the insurance it maintains against general business interruptions will be adequate to cover all of Clare's losses.

          CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this joint proxy statement/prospectus or made by management of IXYS or Clare, other than statements of historical fact regarding IXYS or Clare, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may include statements regarding the period following completion of the merger.

This joint proxy statement/prospectus contains forward-looking statements based on current projections about operations, industry, financial condition and liquidity. Words such as "will," "anticipate," "estimate," "expect," "may," "project," "intend," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, the merger or the business of the combined organization identify forward-looking statements. The discussion of the IXYS board of directors' reasons for the merger and the Clare board of directors' reasons for the merger and the description of the opinion of Clare's financial advisor contain many forward-looking statements that describe beliefs, assumptions and estimates as of the indicated dates. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

All forward-looking statements reflect present expectations of future events by IXYS' and Clare's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The matters discussed under "Risk Factors," among others, could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements. Neither IXYS nor Clare is under any obligation, and each expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                    THE SPECIAL MEETING OF IXYS STOCKHOLDERS

DATE, TIME AND PLACE


The special meeting of IXYS stockholders will be held on Monday, June 10, 2002 at 10:00 a.m. local time, at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California, 95054.


MATTER TO BE CONSIDERED AT THE SPECIAL MEETING OF IXYS STOCKHOLDERS

At the special meeting of IXYS stockholders, and any adjournment or postponement thereof, IXYS stockholders will be asked to consider and vote upon a proposal to approve the issuance of IXYS common stock in the merger of Teacup Acquisition Corp. with and into Clare. No other matters may be brought before the special meeting of IXYS stockholders. Under IXYS' bylaws, business transacted at the special meeting of IXYS stockholders will be limited to the purpose stated in the notice accompanying this joint proxy statement/prospectus. No other purpose has been stated in the notice accompanying this joint proxy statement/prospectus.

RECORD DATE


The IXYS board of directors has fixed Monday, May 13, 2002 as the record date for determination of IXYS stockholders entitled to notice of, and to vote at, the special meeting of IXYS stockholders and any adjournment or postponement thereof. As of the close of business on the record date for the special meeting of IXYS stockholders, 26,894,223 shares of IXYS common stock were outstanding and entitled to vote, held by approximately 228 holders of record.


VOTE REQUIRED

Holders of IXYS common stock are entitled to one vote for each share of IXYS common stock held as of the record date.

IXYS stockholder approval of the issuance of IXYS common stock in the merger is required under the rules of The Nasdaq National Market, on which IXYS' common stock is listed, because the total number of shares of IXYS common stock to be issued in the merger and on exercise of the Clare options and purchase rights assumed in the merger is expected to exceed 20% of the number of shares of IXYS common stock outstanding immediately prior to the merger. Approval of the issuance of IXYS common stock in the merger will require the affirmative vote of a majority of the outstanding shares of IXYS common stock present at the IXYS special meeting, either in person or represented by proxy, and entitled to vote on this proposal.


As of the record date for the special meeting of IXYS stockholders, the directors and executive officers of IXYS and their affiliates owned approximately 7,600,544 shares of IXYS common stock, which represented approximately 28.3% of the outstanding shares of IXYS common stock entitled to vote at the special meeting of IXYS stockholders.



Nathan Zommer, president and chief executive officer of IXYS, has entered into a voting agreement with Clare dated as of April 22, 2002, pursuant to which he has agreed to vote all shares of IXYS common stock owned by him as of the record date in favor of the proposal to approve the issuance of shares of IXYS common stock in the merger. Dr. Zommer has also granted Clare an irrevocable proxy to vote his shares of IXYS common stock in favor of the proposal to approve the issuance of IXYS common stock in the merger. Approximately 6,686,310 shares of IXYS common stock, which represent approximately 24.9% of the outstanding shares of IXYS common stock as of the record date, are subject to Dr. Zommer's voting agreement. See "Agreements Related to the Merger -- IXYS Voting Agreement."


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

A majority of the shares of IXYS common stock issued and outstanding on the record date, present in person or represented by proxy, constitutes the required quorum for the transaction of business at the special meeting of IXYS stockholders. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the special meeting of IXYS stockholders for the purpose of determining the presence of a quorum.

Shares present at the meeting but abstaining from the vote on the proposal to approve the issuance of IXYS common stock in the merger will will have the same effect as a vote against this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved. The failure of an IXYS stockholder to return a proxy or to vote in person will have the effect of a non-vote in regards to this proposal.

Brokers holding shares for beneficial owners cannot vote on the proposal without the beneficial owners' specific instructions. Accordingly, IXYS stockholders are encouraged to return the enclosed proxy card marked to indicate their vote as described in the instructions accompanying the proxy card.

BOARD RECOMMENDATION

The IXYS board of directors has approved the merger agreement, the merger and the issuance of IXYS common stock in the merger and has determined that the merger and the issuance of IXYS common stock in the merger are fair to, and in the best interests of, the stockholders of IXYS. Therefore, the IXYS board of directors recommends that IXYS stockholders vote FOR approval of the issuance of IXYS common stock in the merger.

In considering the board's recommendation, IXYS stockholders should be aware that some IXYS directors and executive officers may have interests in the merger that are different from, or in addition to, those of other IXYS stockholders generally. See "The Merger -- Interests of IXYS' Executive Officers and Directors in the Merger."

SOLICITATION OF PROXIES

IXYS and Clare will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. IXYS and Clare will also request banks, brokers and other intermediaries holding shares of IXYS common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, such beneficial owners and will, upon request, reimburse such banks, brokers and other intermediaries for their reasonable expenses in complying with such requests. Solicitation of proxies by mail may be supplemented by telephone, facsimile and other electronic means, advertisements and personal solicitation by the directors, officers or employees of IXYS and Clare. No additional compensation will be paid to directors, officers or employees for those solicitation efforts.

VOTING OF PROXIES

IXYS requests that its stockholders complete, date and sign the enclosed proxy card and promptly return it by mail in the accompanying envelope in accordance with the instructions accompanying the proxy card. All properly signed and dated proxies that IXYS receives prior to the vote at the special meeting of IXYS stockholders, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. All properly signed and dated proxies received by IXYS prior to the vote at the special meeting that do not contain any direction as to how to vote in regards to the proposal described above will be voted for adoption of the proposal.

Brokers holding shares in "street name" may vote such shares only if the stockholder provides specific instructions on how to vote. Brokers will provide directions on how to instruct the broker to vote the shares.

Stockholders may revoke their proxies at any time prior to their use:

      --   by delivering to the secretary of IXYS a signed notice of revocation;

      --   by delivering to the secretary of IXYS a later-dated, signed proxy;
           or

      -- by attending the special meeting of IXYS stockholders and voting in person.

Attendance at the special meeting of IXYS stockholders does not in itself constitute the revocation of a proxy.

Even if an IXYS stockholder plans to attend the special meeting in person, IXYS requests that the stockholder sign and return the enclosed proxy card as described in the joint proxy statement/prospectus and in accordance with the instructions accompanying the proxy card, thus ensuring that the shares held by the stockholder will be represented at the special meeting. If an IXYS stockholder does attend the special meeting of IXYS stockholders and wishes to vote in person, he or she may withdraw the proxy and vote in person.

                   THE SPECIAL MEETING OF CLARE STOCKHOLDERS

DATE, TIME AND PLACE


The special meeting of Clare stockholders will be held on Monday, June 10, 2002 at 1:00 p.m. local time, at Clare's headquarters at 78 Cherry Hill Drive, Beverly, Massachusetts 01915.


MATTER TO BE CONSIDERED AT THE SPECIAL MEETING OF CLARE STOCKHOLDERS

At the special meeting of Clare stockholders, and any adjournment or postponement thereof, Clare stockholders will be asked to consider and vote upon a proposal to approve the merger agreement, pursuant to which Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, will merge with and into Clare, Clare will become a wholly-owned subsidiary of IXYS and each outstanding share of Clare common stock will be converted into the right to receive 0.49147 of a share of IXYS common stock, with cash to be paid in lieu of any fractional share and thereby to approve the merger. No other matters may be brought before the special meeting of Clare stockholders. Under Clare's by-laws, business transacted at the special meeting of Clare stockholders will be limited to the purpose stated in the notice accompanying this joint proxy statement/prospectus. No other purpose has been stated in the notice accompanying this joint proxy statement/prospectus.

RECORD DATE


The Clare board of directors has fixed May 14, 2002 as the record date for determination of Clare stockholders entitled to notice of, and to vote at, the special meeting of Clare stockholders and any adjournment or postponement thereof. As of the close of business on the record date for the special meeting of Clare stockholders, 9,905,361 shares of Clare common stock were outstanding and entitled to vote, held by approximately 147 holders of record.


VOTE REQUIRED

Holders of Clare common stock are entitled to one vote for each share of Clare common stock held as of the record date.

Approval of the merger agreement and the merger will require the affirmative vote of a majority of the outstanding shares of Clare common stock.


As of the record date for the special meeting of Clare stockholders, the directors and executive officers of Clare and their affiliates owned approximately 159,679 shares of Clare common stock, which represented approximately 1.6% of the outstanding shares of Clare common stock entitled to vote at the special meeting of Clare stockholders. Winston R. Hindle, Andrew E. Lietz, James K. Sims and John G. Turner, each a director of Clare, Larry Mihalchik, a director and the president and chief executive officer of Clare, and Harry Andersen, the chief financial officer of Clare, have each entered into voting agreements with IXYS dated as of April 22, 2002, pursuant to which they have agreed to vote all shares of Clare common stock owned by them as of the record date in favor of the proposal to approve the merger agreement. Each of these parties has also granted IXYS an irrevocable proxy to vote his shares of Clare common stock in favor of the proposal to approve the merger agreement. Approximately 152,779 shares of Clare common stock, which represents approximately 1.5% of the outstanding shares of Clare common stock as of the record date, are subject to the voting agreements. See "Agreements related to the Merger -- Clare Voting Agreements."


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

A majority of the shares of Clare common stock issued and outstanding on the record date, present in person or represented by proxy, constitutes the required quorum for the transaction of business at the special meeting of Clare stockholders. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the special meeting of Clare stockholders for the purpose of determining the presence of a quorum.

Because approval of the merger agreement and the merger requires the affirmative vote of a majority of the issued and outstanding shares of Clare common stock, broker non-votes and shares abstaining from the vote on the proposal to approve the merger agreement and the merger will have the same effect as votes against this proposal. The failure of a Clare stockholder to return a proxy or to vote in person will have the effect of a vote against this proposal.

Accordingly, Clare stockholders are encouraged to return the enclosed proxy card marked to indicate their vote as described in the instructions accompanying the proxy card.

SOLICITATION OF PROXIES AND EXPENSES


Clare has retained the services of The Corporate Governance Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies from Clare stockholders. The fees to be paid to the firm by Clare for these services are not expected to exceed approximately $7,500 plus reasonable out-of-pocket expenses. Clare will bear its own expenses in connection with the solicitation of proxies for the special meeting of Clare stockholders.


IXYS and Clare will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. IXYS and Clare will also request banks, brokers and other intermediaries holding shares of IXYS common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, such beneficial owners and will, upon request, reimburse such banks, brokers and other intermediaries for their reasonable expenses in complying with such requests. Solicitation of proxies by mail may be supplemented by telephone, facsimile and other electronic means, advertisements and personal solicitation by the directors, officers or employees of IXYS and Clare. No additional compensation will be paid to directors, officers or employees for those solicitation efforts.

BOARD RECOMMENDATION

After careful consideration, Clare's board of directors has approved the merger agreement and the merger and has determined that the merger agreement and the merger are fair to, and are in the best interests of, the stockholders of Clare. Therefore, Clare's board of directors recommends that Clare stockholders vote FOR the approval of the merger agreement and the merger contemplated thereby.

In considering the board's recommendation, Clare stockholders should be aware that some Clare directors and executive officers may have interests in the merger that are different from, or in addition to, those of other Clare stockholders generally. See "The Merger -- Interests of Clare's Executive Officers and Directors in the Merger."

The matter to be considered at the special meeting of Clare stockholders is of great importance to Clare stockholders. Accordingly, Clare stockholders are encouraged to read and consider carefully the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, as described in the instructions accompanying the proxy card.

VOTING OF PROXIES

Clare requests that its stockholders complete, date and sign the proxy card and promptly return it by mail in the accompanying envelope in accordance with the instructions accompanying the proxy card. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide directions on how to instruct the broker to vote the shares. All properly signed and dated proxies that Clare receives prior to the vote at the special meeting of Clare stockholders, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, for approval of the merger agreement and the merger.

Stockholders may revoke their proxies at any time prior to their use:

      --   by delivering to the clerk of Clare a signed notice of revocation;

      --   by delivering to the clerk of Clare a later-dated, signed proxy; or

      -- by attending the special meeting of Clare stockholders and voting in person.

Attendance at the special meeting of Clare stockholders does not in itself constitute the revocation of a proxy.

Even if a Clare stockholder plans to attend the special meeting in person, Clare requests that the stockholder sign and return the enclosed proxy card as described in the joint proxy statement/prospectus and in accordance with the instructions accompanying the proxy card, thus ensuring that the shares held by the stockholder will be represented at the special meeting. If a Clare stockholder does attend the special meeting of Clare stockholders and wishes to vote in person, he or she may withdraw the proxy and vote in person.

                                   THE MERGER

This section of the joint proxy statement/prospectus describes matters related to the merger, including the background to the merger, IXYS' and Clare's reasons for the merger, the respective recommendations of the IXYS and Clare boards of directors, the opinion of Clare's financial advisor, tax consequences of the merger, dissenters' appraisal rights available to Clare's stockholders and the interests of IXYS and Clare directors and executive officers in the merger. This summary is intended to provide a detailed overview of these and other important matters; however this summary may not contain all of the information that is important to IXYS stockholders and Clare stockholders. In particular, this section does not discuss the material terms of the merger agreement, which are described in the section "The Merger Agreement." For a more complete understanding of the merger, stockholders should carefully read this entire document and the other documents referred to in this joint proxy statement/prospectus.

GENERAL DESCRIPTION OF THE MERGER

At the effective time of the merger, Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, will be merged with and into Clare, with Clare surviving the merger as a wholly-owned subsidiary of IXYS. Clare stockholders will receive shares of IXYS common stock for the shares of Clare common stock they own, and Clare option holders will receive options to purchase shares of IXYS common stock for the options to purchase Clare common stock that they hold. IXYS and Clare are working to complete the merger as quickly as possible, and hope to complete the merger in the second or early in the third calendar quarter of 2002.

Holders of Clare common stock will receive 0.49147 of a share of IXYS common stock for each share of Clare common stock that they own. Holders of options to purchase Clare common stock will receive options to purchase 0.49147 of a share of IXYS common stock for every share of Clare common stock that they could purchase under the Clare option, at an exercise price per share equal to the exercise price of the Clare option divided by 0.49147. IXYS will not issue fractional shares of common stock in the merger. Instead, each Clare stockholder otherwise entitled to a fractional share of IXYS common stock will receive cash, without interest, in lieu of a fraction of a share of IXYS common stock. For a more detailed description, see "The Merger Agreement -- Manner and Basis of Converting Shares of Clare Common Stock."

BACKGROUND OF THE MERGER

In December 2000, Clare engaged Broadview International, LLC to assist Clare in consideration of strategic alternatives available to Clare, including acquisition offers and other transactions. In December 2000 and January 2001, Broadview approached a series of potential strategic and financial buyers across a variety of market segments to discuss the possible acquisition of substantially all of the Clare business but did not receive any definitive expressions of interest in regards to such a transaction. Accordingly, at the direction of Clare's Board of Directors, between July 2001 and March 2002, Broadview and Clare's executive officers approached strategic and financial buyers regarding potential transactions. During this period, Clare received two indications of interest to purchase the Micronix business, but did not reach agreement on terms with either interested party.

In mid February 2002, representatives of Trudeau & Trudeau Associates, Inc., financial advisor to IXYS, approached Larry Mihalchik, Clare's president and chief executive officer, regarding a potential merger involving IXYS and Clare.

On March 14, 2002, senior management of Clare and IXYS met at the offices of Clare's Micronix subsidiary. Messrs. Mihalchik, Andersen, Cocco, Heisig, and Mr. Van Roosbroeck of Clare made a presentation to Nathan Zommer, IXYS' president and chief executive officer, and Arnold Agbayani IXYS' senior vice president, finance and chief financial officer, regarding the business, operations, and financial performance of Clare. Mr. Kelly of Broadview also attended this meeting.

On March 16 and 17, 2002, representatives of Broadview and representatives of Trudeau & Trudeau Associates, Inc. discussed the preliminary terms of a potential merger involving IXYS and Clare.

On March 19, 2002, Mr. Agbayani forwarded a term sheet to Mr. Mihalchik setting forth the material terms of a proposed merger involving IXYS and Clare in which all Clare stockholders would receive $5.00 in shares of IXYS common stock per share of Clare common stock in a tax-free reorganization. The term sheet also contemplated that Clare and IXYS would enter into an exclusivity agreement for a term of thirty days. Following the receipt of the draft term sheet, senior management of Clare and IXYS, along with their respective legal and financial advisors, discussed further the terms and structure of the proposed transaction.

On March 21, 2002, Clare's board of directors held a special meeting at which Mr. Mihalchik informed the board of directors that he had met with Dr. Zommer and Mr. Agbayani to discuss a potential merger involving IXYS and Clare. At the meeting of the board of directors, representatives of Broadview presented the terms of the potential transaction to the directors and provided the board of directors with a financial overview of IXYS. The board of directors also discussed the need of Clare to conduct due diligence on IXYS, including on intellectual property matters and pending litigation. After discussion, the board of directors authorized Mr. Mihalchik to finalize the proposed term sheet with IXYS regarding a potential merger and to enter into a thirty day exclusivity agreement with IXYS. The board of directors also requested that Mr. Mihalchik report back to them as the potential transaction developed.


During the week of March 25, 2002, Clare and IXYS exchanged due diligence requests and began conducting legal and financial due diligence on one another. Representatives of IXYS' financial due diligence consultant, the Transaction Services Group of PricewaterhouseCoopers LLP, met with Mr. Andersen, chief financial officer of Clare, to conduct financial due diligence.


On March 29, 2002, Mr. Agbayani delivered to the IXYS board of directors a written summary of the proposed transaction.

During the week of April 1, 2002, representatives from Cooley Godward LLP, legal counsel to IXYS, conducted due diligence at the offices of Goodwin Procter LLP, legal counsel to Clare. Also during this week, Cooley Godward began providing documents to Goodwin Procter in response to Goodwin Procter's due diligence request, and Goodwin Procter began to review these materials. In addition to this document review, Goodwin Procter also conducted substantive conversations with patent counsel to IXYS, regarding intellectual property matters and pending litigation. Cooley Godward and Goodwin Procter continued to conduct their due diligence through the next three weeks and engaged in numerous conversations regarding the findings of their analysis.

Also during the week of April 1, 2002, Messrs. Mihalchik and Heisig traveled to Germany with Dr. Zommer and to the United Kingdom with Mr. Agbayani to tour IXYS' foreign operations. Members of IXYS' senior management accompanied Messrs. Mihalchik and Heisig on a tour of IXYS' production facilities and made presentations regarding IXYS' business, operations, and financial performance. Management at IXYS' Westcode subsidiary also discussed with Mr. Mihalchik the recent acquisition of Westcode by IXYS and Westcode's financial performance following the acquisition. During this same week, Mr. Andersen met with representatives of the Transaction Services Group of PriceWaterhouseCoopers and reviewed audit workpapers related to their examination of the accounts of IXYS, toured IXYS' Santa Clara facility and met with IXYS' operations manager. Also during this week, Mr. Agbayani visited Clare's Beverly, Massachusetts office and met with Mr. Andersen to discuss Clare's financial reporting processes and management information systems and processes.

On April 2, 2002, Cooley Godward provided to Goodwin Proctor an initial draft of the proposed merger agreement after which Goodwin Procter met with members of Clare's senior management to discuss the draft.

On April 4, 2002, representatives of IXYS and Clare and their respective legal and financial advisors commenced negotiations on the terms of the draft merger agreement. These negotiations focused on all aspects of the draft merger agreement, including the conditions to each party's obligation to complete the merger, the events that would give rise to a right of either party to terminate the merger agreement and the circumstances under which either party would be required to pay the other in the event the merger agreement was terminated.

On April 5, 2002, Clare's board of directors held a special meeting at which Mr. Mihalchik updated the board of directors on the status of the proposed IXYS transaction. Goodwin Procter discussed with the board of directors the terms of the initial draft merger agreement, as well as the results of its initial due diligence review. Broadview discussed the structural terms of the merger with the board, including the magnitude of the proposed termination fee.

During the week of April 8, 2002, the parties continued to conduct due diligence and negotiate the substantive terms of the merger agreement. On April 10 and 11, 2002, Dr. Zommer visited Clare's facility in Beverly, Massachusetts. Members of Clare's senior management and technical staff made presentations to Dr. Zommer regarding Clare's products and operations, and Dr. Zommer toured Clare's wafer fabrication facility. Dr. Zommer also met with Clare's Chairman, Andrew Leitz.

On April 15, 2002, Clare's board of directors conducted a telephonic meeting. Mr. Mihalchik updated the board of directors on developments regarding the proposed IXYS transaction and discussed Dr. Zommer's visit to Clare's plant. Goodwin Procter discussed progress in negotiations on the definitive merger agreement and updated the board of directors on its review of IXYS' intellectual property and pending litigation. Mr. Andersen briefed the board of directors on the recent increase in trading volume and prices of Clare's common stock, including the closing price of $5.30 per share on April 12, 2002.

On April 17, 2002, the IXYS board of directors held a special meeting to discuss the status of the negotiations with Clare and the material terms of the proposed merger agreement. Members of senior management, along with IXYS' financial advisor, made a presentation to the board on the strategic rationale for pursuing the proposed transaction. The board of directors then received presentations from PricewaterhouseCoopers' Transactions Services Group and Cooley Godward on the status of the financial and legal due diligence that had been conducted on Clare to date. Cooley Godward also summarized for the board of directors the principal terms of the merger agreement and the related ancillary agreements. The board then discussed the proposed transaction and asked questions of IXYS senior management regarding Clare and its operations and technology.

On April 19, 2002, Mr. Mihalchik and Dr. Zommer negotiated the final economic terms of the merger, including an increase in the price per share to be paid by IXYS for each share of Clare common stock from $5.00 to $5.50. Following this discussion, the parties and their respective legal counsel continued to negotiate the final terms of the merger agreement. Also on April 19, 2002, Clare extended its exclusivity agreement with IXYS through April 22, 2002.

On April 22, 2002, Clare's board of directors held a special meeting at which Mr. Mihalchik reviewed the discussions and negotiations with IXYS, as well as the other strategic alternatives available to Clare. Broadview presented detailed financial information with respect to the transaction and rendered its oral opinion that, as of that date, the consideration to be received by Clare's stockholders under the merger agreement was fair to those stockholders from a financial point of view. This opinion was later confirmed in writing. Also at that meeting, Clare's board of directors reviewed with Goodwin Procter the terms of the merger agreement and the related documentation, as well as the legal standards applicable to its decision to approve these agreements and the transactions contemplated by those agreements. After questions by and lengthy discussion among the members of Clare's board of directors, and after consideration of the factors described under "Clare's Reasons for the Merger," Clare's board of directors voted unanimously to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend to Clare's stockholders that they vote to approve this member agreement and the merger.

Also on April 22, 2002, the IXYS board of directors held a special meeting to review the proposed transaction. Cooley Godward summarized for the board of directors the material changes to the draft merger agreement that had been made since the April 17 board meeting. After a discussion of these changes, the IXYS board of directors voted unanimously to approve the proposed transaction and to recommend to the stockholders of IXYS that they approve the issuance of IXYS common stock in the merger. The IXYS board of directors authorized members of IXYS' senior management to complete negotiations and finalize and execute the merger agreement and the related agreements. Following the meeting of the board of directors, Mr. Agbayani contacted Mr. Mihalchik to inform him that IXYS' board of directors had approved the proposed transaction.

Clare and IXYS entered into the merger agreement late in the evening of April 22, 2002 and publicly announced the merger on April 23, 2002.

IXYS' REASONS FOR THE MERGER

In its evaluation of the merger and the terms of the merger agreement, IXYS' board of directors reviewed and evaluated a number of factors, including, but not limited to, the following:

      -- historical information concerning IXYS' and Clare's respective business focus, financial performance and condition, operations, technology and management;

      -- the view of IXYS' senior management of the financial condition, results of operations and business of IXYS and Clare before and after giving effect to the merger, and the determination by IXYS' board of directors of the merger's effect on stockholder value;

      -- current financial market conditions and historical stock market prices, volatility and trading information with respect to IXYS common stock and Clare common stock;

      -- the cash position and balance sheet liquidity of IXYS following completion of the merger;

      -- the terms of the merger agreement and the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

      -- the judgment, advice and analysis of IXYS' senior management with respect to the potential strategic, financial and operational benefits of the merger, based in part on the results of the business, technical, financial, accounting and legal due diligence investigations of Clare conducted by IXYS' senior management, accountants, legal counsel and financial advisor;

      -- the past experience of IXYS' senior management in restoring unprofitable wafer fabrication operations to profitability;

      -- presentations by the senior management of Clare to the senior management of IXYS; and

      -- meetings between IXYS' senior management team and a number of Clare's management, engineering and sales and marketing personnel.

In reaching its determination that the merger was in the best interests of IXYS and its stockholders, IXYS' board of directors considered, among other things, a number of the potential benefits of the merger, including the following:

      -- the potential access for IXYS to critical technologies that it would otherwise have to develop on its own or acquire from other sources, Clare's technical expertise in certain technologies of interest to IXYS, a more comprehensive product line and an expanded customer base;

      -- the possibility for deeper geographic market and customer penetration if the existing customer relationships of the two companies can be leveraged for the benefit of the combined organization;

      -- the potential synergies created in combining the research and development and technological offerings and strengths of IXYS and Clare as well as potential cost reductions created by eliminating redundant expenses and operations within Clare and in the combined organization;

      -- the possibility of utilizing Clare's foundry and manufacturing facilities to reduce IXYS' expenses arising from its current outsourcing of these functions; and

      -- the ability of the combined organization to combine the diverse technological resources of the two companies to develop new products with increased functionality and bring them to market faster than either of the companies would likely be able to do on its own.

IXYS' board of directors also identified and considered a number of potentially negative factors concerning the merger, including the following:

      -- the possibility that the merger might not be completed in a timely manner or at all;

      -- the possibility of difficulties associated with integration of each company's products, networks and technologies;

      -- the possibility that IXYS may incur substantial charges late in 2002 and early in 2003, related to the integration of Clare and IXYS and transaction and merger related fees.

      -- the possibility that the merger could have a dilutive effect on IXYS' common stock price if revenue and earnings expectations for Clare are not met;

      -- the possibility that Clare's operations, which traditionally have resulted in a negative net cash flow, could adversely affect IXYS' financial results and condition;

      -- the possibility that Clare employees critical to the ongoing success of Clare's business and to the successful integration of Clare with IXYS could terminate their employment with Clare as a result of the merger;

      -- the possibility that IXYS may not be able to utilize Clare's wafer fabrication facility efficiently, resulting in continuing negative cash flow from that facility;

      -- the possibility of negative effects on each company's operations and employee morale by the elimination of redundant expenses and capacities after the merger;

      --   the possibility of cultural conflicts between the two organizations;

      -- the possibility that IXYS will have to pay a termination fee to Clare in certain situations if the merger is not consummated;

      -- the risks related to Clare's business and how they would affect the operations of the combined organization; and

      -- the other risks described in the section entitled "Risk Factors" of this joint proxy statement/prospectus.

After considering the factors described above as well as other factors, the IXYS board of directors concluded that, on balance, the potential benefits of the merger to IXYS and its stockholders outweighed the potentially negative effects associated with the merger.

This discussion of the information and factors considered by IXYS' board of directors is not intended to be exhaustive, but is believed to include all of the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, IXYS' board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. In addition, the board of directors did not reach a specific conclusion on any single factor considered, or any aspect of any particular factor, but rather it conducted an overall analysis of these factors. Individual members of the board of directors may have given different weight to different factors.

RECOMMENDATION OF IXYS' BOARD OF DIRECTORS

After careful consideration, IXYS' board of directors has approved the merger agreement, the merger and the issuance of IXYS common stock in the merger and has determined that the merger and the issuance of IXYS common stock in the merger are fair to, and in the best interests of, the stockholders of IXYS. At the meeting where these actions were taken, a quorum was present and all directors voted in favor of the merger and the issuance of IXYS common stock in the merger and for the resolution declaring that the merger and the issuance of IXYS common stock in the merger are fair to, and in the best interests of, the stockholders of IXYS.

IXYS' board of directors recommends that IXYS stockholders vote FOR approval of the issuance of IXYS common stock in the merger.

In considering the recommendation of IXYS' board of directors with respect to the merger and the issuance of IXYS common stock in the merger, IXYS stockholders should be aware, however, that certain directors and executive officers of IXYS may have interests in the merger that are different from, or are in addition to, the interests of IXYS stockholders. See "The
Merger -- Interests of IXYS' Executive Officers and Directors."

CLARE'S REASONS FOR THE MERGER

Clare's board of directors consulted with members of Clare's senior management, as well as Clare's legal and financial advisors, and considered a number of factors, including those listed below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Clare's stockholders vote FOR the adoption and approval of the merger agreement and the merger.

In particular, Clare's board of directors considered the following factors, all of which it deemed favorable, in reaching its decision to approve the merger and the merger agreement:

      -- Review of Strategic Options. Clare's board of directors reviewed the strategic options available to Clare, including remaining independent and pursuing a revised business model or pursuing other acquisition or sale opportunities. In conducting this review, Clare's board of directors considered the extensive process conducted by its financial advisor, Broadview. The board of directors ultimately determined that none of these other strategic options presented superior opportunities, or were likely to create greater value for Clare's stockholders, than the prospects presented by the merger.

      -- Merger Consideration. Clare's board of directors reviewed the financial terms of the merger, including the amount of the merger consideration and the fact that the merger consideration represented a substantial premium over historic market prices of Clare's common stock.

      -- Advice from Financial Advisor. Clare's board of directors considered the detailed presentation of its financial advisor, Broadview, with respect to the proposed consideration to be received by Clare's stockholders in the merger. Clare's board of directors also considered Broadview's oral opinion, which was subsequently confirmed in writing, that the merger consideration is fair, from a financial point of view, to Clare's stockholders. The full text of that opinion is attached to this document as Annex B.

      -- Tax Treatment. Clare's board of directors considered the fact that the receipt by Clare stockholders of shares of IXYS common stock in the merger is expected to be tax-free.

      -- Execution Risk. Clare's board of directors considered that, while no assurances could be given, the level of execution risk in connection with the merger was relatively low given the likelihood of regulatory and stockholder approval of the merger.

      -- Effect on Employees. Clare's board of directors considered the possible effect of the merger on Clare's employees.

      -- IXYS. Clare's board of directors considered the business, operations, financial condition, earnings and prospects of IXYS.

      -- Certain Terms of the Merger Agreement Relating to Alternative Transactions. Clare's board of directors also noted the fact that, while the merger agreement prohibits Clare from soliciting other takeover proposals, Clare may, subject to the satisfaction of certain conditions, furnish information to a third party and may engage in discussions or negotiations with a third party regarding certain takeover proposals. Clare's board of directors also considered the fact that Clare could terminate the merger agreement under certain circumstances upon the payment of a termination fee. Clare's board of directors considered the termination fee that would be payable to IXYS in those circumstances and concluded that the fee was reasonable and necessary to induce IXYS to enter into the merger agreement.

      -- Current Economic Environment. Clare's board of directors also considered the recent downturn in economic conditions nationwide and the uncertainty in the U.S. economy.

In reaching its determination that the merger agreement is advisable and in the best interests of Clare and its stockholders, Clare's board of directors considered, among other things, a number of the potential benefits of the merger, including the following:

      -- the possibility for deeper geographic market and customer penetration if the existing customer relationships of the two companies can be leveraged for the benefit of the combined organization;

      -- the potential synergies created in combining the research and development and technological offerings and strengths of IXYS and Clare as well as the financial condition of IXYS and potential cost reductions created by eliminating redundant expenses and operations within Clare and in the combined organization;

      -- the possibility of increasing the utilization of Clare's foundry and manufacturing facilities; and

      -- the ability of the combined organization to combine the diverse technological resources of the two companies to develop new products with increased functionality and bring them to market faster than either of the companies would likely be able to do on its own.

Clare's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including, but not limited to:

      -- the risk to Clare's stockholders that the value of the IXYS common stock to be received in the merger could decline significantly from that determined as of the date of the signing of the merger agreement;

      --   the loss of control over future operations following the merger;

      -- the impact of the loss of Clare's status as an independent company on Clare's stockholders, employees and customers;

      -- the risk that the potential benefits to be sought in the merger might not be fully realized; and

      -- the possibility that the merger might not be consummated and the potential adverse effects of the public announcement of the merger on Clare's business, results of operations and prospects.

Clare's board of directors also considered the potential benefits to certain directors and officers of Clare discussed in the section of this joint proxy statement/prospectus entitled "Interests of Clare's Executive Officers and Directors in the Merger."

In the opinion of Clare's board of directors, the above factors represent the material potential adverse consequences that could occur as a result of the merger. In considering the merger, Clare's board of directors considered the impact of these factors on Clare's stockholders.

In view of the wide variety of factors it considered, Clare's board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Clare's board of directors viewed its position and its recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors discussed above, Clare's board of directors determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

RECOMMENDATION OF CLARE'S BOARD OF DIRECTORS

After careful consideration, Clare's board of directors has determined that the merger agreement is advisable and in the best interests of Clare's stockholders. Accordingly, Clare's board of directors has unanimously approved the merger agreement and the merger and recommends that Clare's stockholders vote FOR the approval of the merger agreement and the merger.

OPINION OF CLARE'S FINANCIAL ADVISOR

Pursuant to a letter agreement dated as of October 25, 2000, Broadview was engaged to act as financial advisor to Clare's board of directors. The Clare board of directors selected Broadview to act as financial advisor based on Broadview's reputation and experience in the information technology, communications and media sectors and the semiconductor industry in particular. In its role as financial advisor, Broadview was requested to render an opinion to Clare's board of directors regarding the fairness, from a financial point of view, to holders of Clare common stock of the exchange ratio to be received in the merger. At the meeting of Clare's board of directors on April 22, 2002, Broadview delivered its written opinion that, as of April 21, 2002, based upon and subject to the various factors and assumptions, the exchange ratio, as calculated on that date, was fair, from a financial point of view, to holders of Clare common stock.

BROADVIEW'S OPINION, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROADVIEW, IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. CLARE STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE BROADVIEW OPINION CAREFULLY AND IN ITS ENTIRETY. THE BROADVIEW OPINION IS DIRECTED TO CLARE'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF CLARE COMMON STOCK AS OF THE DATE OF THE OPINION. THE BROADVIEW OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CLARE COMMON STOCK AS TO HOW TO VOTE AT THE CLARE SPECIAL MEETING. THE SUMMARY OF THE BROADVIEW OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

In connection with rendering its opinion, Broadview, among other things:

- reviewed the terms of the merger agreement in the form of the draft furnished to Clare by IXYS' legal counsel on April 21, 2002;

- reviewed Clare's annual report on Form 10-K for the fiscal year ended March 31, 2001, including the audited financial statements included in that report, and Clare's quarterly report on Form 10-Q for the period ended December 31, 2001, including the unaudited financial statements included in that report;

- reviewed internal financial and operating information relating to Clare, including quarterly and annual projections through March 31, 2003, prepared and provided to Broadview by Clare management;

- participated in discussions with Clare's management concerning the operations, business strategy and current financial performance of Clare;

- discussed with Clare's management its view of the strategic rationale for the merger;

- reviewed the recent reported closing prices and trading activity for Clare common stock;

- compared aspects of Clare's financial performance with public companies Broadview deemed comparable to Clare;

- analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

- reviewed IXYS' annual report on Form 10-K for the fiscal year ended March 31, 2001, including the audited financial statements included in that report, and IXYS' quarterly report on Form 10-Q for the period ended December 31, 2001, including the unaudited financial statements included in that report;

- internally reviewed financial and operating information contained in a CIBC World Markets March 4, 2002 equity research report covering IXYS ("CIBC report");

- participated in discussions with IXYS' management concerning the operations, business strategy and financial performance of IXYS;

- discussed with IXYS' management its view of the strategic rationale for the merger;

- reviewed the recent reported closing prices and trading activity for IXYS common stock;

- compared certain aspects of the financial performance of IXYS with public companies Broadview deemed comparable;

- reviewed recent equity research analyst reports covering IXYS;

- analyzed the anticipated effect of the merger on the future financial performance of IXYS;

- assisted in negotiations and discussions related to the merger among Clare, IXYS and their respective financial and legal advisors; and

- conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information that was publicly available or furnished to Broadview by Clare, IXYS or IXYS' advisors. Broadview also assumes that neither Clare nor IXYS was involved in any material transaction as of the date of Broadview's opinion other than the merger, other publicly announced transactions, and those activities undertaken in the ordinary course of conducting their respective businesses. Broadview did not make or obtain an independent appraisal or valuation of any of Clare's assets.

Broadview's opinion is necessarily based upon market, economic, financial, and other conditions as they existed and could be evaluated as of Friday, April 19, 2002, and any change in such conditions would require a reevaluation of Broadview's opinion. Broadview's opinion did not express any opinion as to the price at which IXYS common stock will trade at any time.

The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering Broadview's opinion. These analyses were presented to Clare's Board of Directors board at its meeting on April 22, 2002. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

CLARE STOCK PERFORMANCE ANALYSES

Broadview compared the recent stock performance of Clare with that of the Nasdaq Composite and the Clare comparable index. The Clare comparable index is comprised of public companies that Broadview deemed comparable to Clare. Broadview selected companies competing in the discrete/passive communications component industry and the foundry service industry as Clare comparables. The Clare comparable index consists of the following companies: Spectrum Control, Inc., Parlex Corp., RF Monolithics, Inc., IMP, Inc., and Vari-L Company.

PUBLIC COMPANY COMPARABLES ANALYSIS

Broadview considered ratios of equity market capitalization, adjusted for cash and debt ("total market capitalization") when necessary, to selected historical and projected operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of the Clare comparables index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

The following table presents, as of April 19, 2002, the median market capitalization as multiples of selected operating metrics and the range of those multiples for the Clare Comparable Index:

                                            MEDIAN MULTIPLE       RANGE OF MULTIPLES
                                          --------------------   --------------------
Total market capitalization/Revenue for
  the last 12 months....................          0.80x             0.32x -  1.37x
Total market capitalization/Last quarter
  annualized revenue....................          1.00x             0.44x -  2.08x
Total market capitalization/Gross profit
  for the last 12 months................          3.25x             0.72x - 15.57x
Total market capitalization/Last quarter
  annualized gross profit...............          2.65x             0.92x - 25.61x

The following table presents, as of April 19, 2002, the median implied share values and the range of implied per share values of Clare's common stock, calculated by using the multiples shown above and the appropriate Clare metric:

                                          IMPLIED MEDIAN VALUE   RANGE OF IMPLIED VALUES
                                          --------------------   -----------------------
Total market capitalization/Revenue for
  the last 12 months....................         $5.75               $3.58 - $ 8.32
Total market capitalization/Last quarter
  annualized revenue....................         $6.52               $4.04 - $11.28
Total market capitalization/Gross profit
  for the last 12 months................         $4.45               $2.63 - $13.30
Total market capitalization/Last quarter
  annualized gross profit...............         $3.37               $2.55 - $14.33

No company utilized in the public company comparables analysis as a comparison is identical to Clare. In evaluating the comparables, Broadview made numerous assumptions with respect to the discrete/passive communications component and foundry service industries' performance and general economic conditions, many of which are beyond the control of Clare. Mathematical analysis, such as determining the median, average, or range, is not in itself a meaningful method of using comparable company data.

TRANSACTION COMPARABLES ANALYSIS

Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics to indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to Clare based on market focus, business model and size. Broadview reviewed four comparable merger and acquisition ("M&A") transactions from January 1, 2000, through April 19, 2002, involving sellers in the discrete components industry, excluding equity investments, with revenue for the last 12 months less than $100 million, from a financial point of view. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the information technology, communications and media industries. These transactions consisted of the acquisition of:

     1) Compensated Devices Inc. by Microsemi Corp.;

     2) New England Semiconductor Corp. by Microsemi Corp.;

     3) Micro Linear Corp. (power management, bus interface, and video product business) by Fairchild Semiconductor; and


     4) Westcode Semiconductor Ltd. by IXYS.

The following table presents the median adjusted price (defined as equity price plus total debt minus cash and cash equivalents) as a multiple of the seller's revenue in the last reported twelve months prior to acquisition for the transactions listed above and the range of those multiples:

                                                              MEDIAN MULTIPLE   RANGE OF MULTIPLES
                                                              ---------------   ------------------
Adjusted Price/Revenue for the last 12 months...............      0.71 x          0.31x - 1.28 x

The following table presents, as of April 19, 2002, the median implied per share value and the range of implied per share values of Clare, calculated by multiplying the multiples shown above by the appropriate Clare operating metric for the twelve months ending December 31, 2001 (in thousands):

                                                                IMPLIED         RANGE OF
                                                              MEDIAN VALUE   IMPLIED VALUES
                                                              ------------   --------------
Adjusted Price/Revenue for the last 12 months...............     $5.33       $3.52 - $7.94

No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the discrete components industry's performance and general economic conditions, many of which are beyond the control of Clare and IXYS. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

TRANSACTION PREMIUMS PAID ANALYSIS

Broadview considered premiums paid above the seller's stock price to determine the additional value strategic and financial acquirers are willing to pay, when compared to public stockholders, for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and ends on the day of the last reported closing price prior to announcement.

Broadview reviewed 24 comparable M&A transactions involving hardware sellers, excluding equity investments and divestitures, from January 1, 2000 to April 19, 2002 with equity consideration between $20 million and $100 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the information technology, communications and media industries. In order of descending premium paid to seller's equity market capitalization twenty trading days prior to the date of announcement, the transactions used were the acquisition of:

           1) Autologic Information International, Inc. by AGFA Gevaert NV;
           2) Lowrance Electronics, Inc. by Cobra Electronics Corp.;
           3) Microtest, Inc. by Danaher Corp.;
           4) Labtec, Inc. by Logitech International SA;
           5) Truetime, Inc. by Symmetricom, Inc.;
           6) Equinox Systems, Inc. by Avocent Corp.;
           7) IVI Checkmate Corp. by Ingenico SA;
           8) Fargo Electronics, Inc. by Zebra Technologies Corp.;
           9) DTM Corp. by 3D Systems Corp.;
           10) Encad Inc. by Eastman Kodak Co.;
           11) Netsilicon, Inc. by Digi International Inc.;
           12) Polyvision Corp. by Steelcase, Inc.;
           13) Hello Direct, Inc. by GN Great Nordic A/S;
           14) TCI International, Inc. by SPX Corp.;
           15) Datron Systems, Inc. by Titan Corp.;

           16) ACME Electric Corp. by Key Components LLC;
           17) Elastic Networks Inc. by Paradyne Networks Inc.;
           18) Gatefield Corp. by Actel Corp.;
           19) Zing Technologies by International Rectifier Corp.;
           20) Microwave Power Devices, Inc. by Ericsson;
           21) E.Mergent Inc. by Clearone Communications Inc.;
           22) Barringer Technologies, Inc. by Smiths Group PLC;
           23) Intelispan, Inc. by McLeodUSA Inc.; and
           24) Global Electron Systems by Diebold, Inc.

The following table presents the median premium and the range of premiums for the above applicable technology hardware premiums:

                                                             MEDIAN PREMIUM   RANGE OF PREMIUMS
                                                             --------------   -----------------
Premium paid to seller's equity market capitalization 1
  trading day prior to announcement........................      32.7%         (3.0%) - 164.0%
Premium paid to seller's equity market capitalization 20
  trading days prior to announcement.......................      51.9%        (26.7%) - 256.4%

The following table presents the median implied value and the range of implied values of Clare's stock, calculated by using the technology hardware premiums shown above and Clare's share price one trading day and twenty trading days prior to April 19, 2002:

                                                             MEDIAN IMPLIED
                                                                 VALUE        RANGE OF IMPLIED VALUES
                                                             --------------   -----------------------
Technology hardware premium paid to seller's equity market
  capitalization 1 trading day prior to announcement.......      $8.07            $5.90 - $16.05
Technology hardware premium paid to seller's equity market
  capitalization 20 trading days prior to announcement.....      $4.48            $2.16 - $10.51

No transaction utilized as a comparable in the transaction premiums paid analyses is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the hardware industry's performance and general economic conditions, many of which are beyond the control of Clare or IXYS. Mathematical analysis, such as determining the average, median, or range is not in itself a meaningful method of using comparable transaction data.

PRESENT VALUE OF PROJECTED SHARE PRICE ANALYSIS

Broadview calculated the present value of the potential future price of Clare's common stock on a standalone basis using Clare's management's best estimates dated April 17, 2002, covering Clare, for the twelve months ending March 31, 2003, discounted to April 19, 2002. The implied share price calculated using the median total market capitalization to revenue for the last 12 months for the public company comparables and discounted based on the capital asset pricing model ("CAPM") using the median capital-structure adjusted beta for the public company comparables is $5.03. The implied share price calculated using the median total market capitalization to revenue for the last 12 months for the public comparables and discounted based on CAPM using Clare's historical beta is $4.94.

RELATIVE CONTRIBUTION ANALYSIS

Broadview examined the relative contribution of Clare to IXYS for a number of historical and projected operating metrics. In this analysis, projected figures for Clare are derived from management's best estimates dated April 17, 2002, covering Clare and projected figures for IXYS are derived from the CIBC report.

The following table reflects the relative contribution of IXYS and Clare, respectively:

                                                              IXYS    CLARE
                                                              -----   -----
Revenue for the last 12 months..............................   67.3%  32.7%
Gross profit for the last 12 months.........................   81.8%  18.2%
EBIT for the last 12 months.................................  100.0%    NM
Last quarter annualized revenue.............................   59.1%  40.9%
Last quarter gross profit...................................   80.5%  19.5%
Last quarter annualized EBIT................................  100.0%    NM
Revenue for the 2003 fiscal year............................   67.7%  32.3%
Gross profit for the 2003 fiscal year.......................   82.0%  18.0%
EBIT for the 2003 fiscal year...............................  100.0%    NM

EXCHANGE RATIO ANALYSIS

Broadview considered the relative value public equity markets have placed on Clare and IXYS common stock from April 19, 2001 through April 19, 2002. For comparative purposes, the implied historical daily exchange ratio was examined in contrast with the 0.49147 exchange ratio agreed upon in the merger agreement. Based on this analysis, the historical exchange ratio has ranged from 0.13847 to
0.54674 with an average of 0.26627.

IXYS STOCK PERFORMANCE ANALYSIS

Broadview compared the recent stock performance of IXYS with that of the Nasdaq composite and the IXYS comparable index. The IXYS comparable index is comprised of public companies that Broadview deemed comparable to IXYS. Broadview selected companies competing in the analog/mixed signal and discrete component industries as IXYS comparables. The IXYS comparable index consists of the following companies: Micrel, Inc., Power Integrations, Inc., Pericom Semiconductor Corp., Supertex, Inc., Advanced Power Technology, Inc., Microsemi Corp., and Dialog Semiconductor plc.

EVALUATION OF IXYS EQUITY

Broadview compared financial information of IXYS with publicly available information for companies comprising the IXYS comparable index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

PRO FORMA COMBINATION ANALYSIS -- Broadview calculated the earnings per share accretion or dilution of the pro forma combined entity taking into consideration various financial effects that will result from a consummation of the merger. In this analysis, projected figures for IXYS are derived from the CIBC report, and projected figures for Clare are derived from Clare's management's best estimates as of April 17, 2002. Broadview examined a purchase scenario under the assumption that no opportunities for cost savings or revenue enhancements exist. Based on this scenario, the pro forma purchase model indicates a decrease of $0.23 for earnings per share, excluding acquisition, non-cash, and extraordinary one-time charges, for fiscal year ending March 31, 2003.

CONSIDERATION OF THE DISCOUNTED CASH FLOW VALUATION METHODOLOGY

While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Clare in a highly cyclical, rapidly evolving industry, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Clare, as well as the cyclical nature of Clare chosen market, Broadview considered a discounted cash flow analysis inappropriate for valuing Clare.

In connection with the review of the merger by Clare's board of directors, Broadview performed a variety of financial and comparative analyses. The summary set forth above does not purport to be a complete description of the analyses performed by Broadview in connection with the merger.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Clare or IXYS. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The exchange ratio pursuant to the Agreement and other terms of the Agreement were determined through arm's length negotiations between Clare and IXYS, and were approved by Clare's board of directors. Broadview provided advice to Clare's board of directors during such negotiations; however, Broadview did not recommend any specific consideration to Clare's board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the Clare board was one of many factors taken into consideration by Clare's board of directors in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of Clare's board of directors with respect to the value of Clare or of whether Clare's board of directors would have been willing to agree to a different consideration.

Upon consummation of the merger, Clare will be obligated to pay Broadview a transaction fee equal to 1.75% of the consideration received by Clare stockholders in the merger, which fee will be no less than $1,000,000. Clare will also pay Broadview a fairness opinion fee of $500,000. The fairness opinion fee will be credited against the transaction fee payable by Clare upon completion of the merger. In addition, Clare has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which Clare and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between Clare and Broadview, and Clare's board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon consummation of the merger.

ACCOUNTING TREATMENT

The acquisition will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with accounting principles generally accepted in the United States. After the merger, the results of operations of Clare will be included in the consolidated financial statements of IXYS. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Statements of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," goodwill will no longer be subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least annual assessment for impairment based on a fair value test. Identified intangible assets with finite lives will be amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. IXYS will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing unaudited pro forma information in this joint proxy statement/prospectus, IXYS has made a preliminary determination of the purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material United States federal income tax consequences of the merger to Clare stockholders, Clare and IXYS. The discussion is based on existing provisions of the United States Internal Revenue Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to IXYS, Clare or Clare stockholders as described herein.

This discussion does not address all United States federal income tax considerations that may be relevant to Clare stockholders in light of their particular circumstances. Factors that could alter the tax consequences of the merger to a Clare stockholder include whether the stockholder:

      --   is a dealer in securities;

      -- is subject to the alternative minimum tax provisions of the United States Internal Revenue Code;

      --   is a non-United States person or entity;

      -- is a financial institution, tax-exempt organization or insurance company;

      -- acquired Clare shares in connection with stock option or stock purchase plans or in other compensatory transactions;

      -- holds Clare shares as part of an integrated investment, including a "straddle," consisting of shares of Clare common stock and one or more other positions; or

      --   holds Clare shares subject to the constructive sale provisions of
           Section 1259 of the United States Internal Revenue Code.

In addition, this section does not discuss the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including without limitation any transaction in which Clare shares are acquired or shares of IXYS common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Clare shares. This discussion assumes that Clare stockholders hold their shares of Clare common stock as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code, which is referred to in this discussion as the Code.

Accordingly, Clare stockholders are urged to consult their own tax advisors concerning the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to them in the merger.

IXYS and Clare have received opinions from Cooley Godward and Goodwin Procter, their respective tax counsel, filed as Exhibits 8.1 and 8.2 to the registration statement of which this joint proxy statement/prospectus is a part, that the merger will constitute a tax-free reorganization within the meaning of section 368(a) of the Code. These opinions are subject to certain limitations, qualifications and assumptions, and are based on certain facts and representations, including factual representations contained in certificates executed by officers of IXYS and Clare. These representations, if incorrect in any material respect, could jeopardize the conclusions reached in this discussion. Neither IXYS nor Clare is currently aware of any facts or circumstances that would cause such representations and warranties to be untrue or incorrect in any material respect. These opinions assume the absence of changes in the relevant facts and law between the date of this joint proxy statement/prospectus and the completion of the merger, and assume that the merger is completed as described in the merger agreement and this joint proxy statement/prospectus.

Subject to the conditions and limitations expressed in this discussion, in the opinion of Cooley Godward and Goodwin Procter, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and the merger generally will have the following tax consequences to Clare stockholders, Clare and IXYS:

Clare stockholders will not recognize any gain or loss upon their receipt of solely IXYS common stock in the merger:

      -- the aggregate tax basis of the IXYS common stock received by a Clare stockholder in the merger, including any fractional shares of IXYS common stock a Clare stockholder is deemed to receive, will be the same as the aggregate tax basis of the shares of Clare common stock surrendered in exchange therefor;

      -- the holding period of the IXYS common stock received by a Clare stockholder in the merger will include the period for which the Clare common stock surrendered by such stockholder in exchange therefor was considered to be held;

      -- any cash payment received by a Clare stockholder for a fractional share of IXYS common stock will be treated as if such fractional share had been issued in the merger and then redeemed by IXYS. Assuming that, immediately after the merger, such stockholder holds a minimal interest in IXYS, exercises no control over IXYS and, as a result of the deemed redemption and after giving effect to certain constructive ownership rules, experiences an actual reduction in interest in IXYS, such stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis allocable to such fractional share. Otherwise the cash payment may be taxable to the Clare stockholder as a dividend. Any capital gain or loss will be long-term capital gain or loss if the Clare stockholder has held the shares of Clare common stock for more than one year at the time the merger is completed; and

      -- IXYS and Clare will not recognize gain or loss solely as a result of the merger.

Clare stockholders validly exercising dissenters' appraisal rights will recognize gain or loss equal to the difference, if any, between the cash they receive as a result of exercising these rights and their basis in the shares of Clare common stock surrendered in exchange. Assuming these shares are held as capital assets, and provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Code, any gain or loss recognized will be capital gain or loss and, in the case of shares held for more than one year, the gain, if any, will be long-term capital gain.

Neither IXYS nor Clare will request a ruling from the Internal Revenue Service in connection with the merger. The tax opinions referred to above do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from asserting a contrary opinion. If the Internal Revenue Service successfully challenged the status of the merger as a reorganization, Clare stockholders would recognize taxable gain or loss with respect to each share of Clare common stock surrendered in the merger equal to the difference between the fair market value, as of the completion of the merger, of the IXYS common stock received in the merger and the holders' basis in the shares of Clare common stock exchanged therefor. In such event, a holder's aggregate basis in the IXYS common stock so received would equal the fair market value of such stock as of the effective time of the merger, and the holder's holding period for such stock would begin the day after the merger.

Each Clare stockholder who receives IXYS common stock in the merger will be required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the Clare common stock surrendered and the fair market value of the IXYS stock and cash received in the merger, and to retain permanent records of these facts relating to the merger.

Unless an exemption applies under applicable law and regulations, the exchange agent is required to withhold, and will withhold, 30% of any cash payments to a Clare stockholder in the merger unless the stockholder provides the appropriate form as described below. Each Clare stockholder should complete and sign the substitute Form W-9 included as part of the letter of transmittal to be sent to each Clare stockholder, so as to provide the information, including such stockholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to IXYS and the exchange agent.

The preceding discussion is intended only as a summary of the United States income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Clare stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

DISSENTERS' APPRAISAL RIGHTS

Under Section 85 of Chapter 156B of the Massachusetts General Laws Annotated ("MGLA"), stockholders of Clare who object to the approval of the merger agreement and the merger may demand payment from the surviving corporation for their shares based on an appraisal of the value of their shares in accordance with the provisions of Sections 85 through 98, inclusive, of Chapter 156B of the MGLA in lieu of accepting the consideration provided for under the merger agreement.

THE DISCUSSION OF THE DISSENTERS' APPRAISAL RIGHTS PROVISIONS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THESE PROVISIONS, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANNEX C. STOCKHOLDERS INTENDING TO EXERCISE DISSENTERS' APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW ANNEX
C. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN ANNEX C MAY RESULT IN A TERMINATION OR WAIVER OF THESE RIGHTS.

In order to exercise the right to demand appraisal and payment of the value of his or her shares of Clare common stock, a stockholder must:

      -- file with Clare, prior to the vote on the merger agreement, a written objection stating that he or she intends to demand payment for his or her shares if the merger is consummated; and

      --   not vote his or her shares for approval of the merger agreement.

STOCKHOLDERS MAY FILE WRITTEN OBJECTIONS WITH CLARE AT 78 CHERRY HILL DRIVE, BEVERLY MASSACHUSETTS 01915, ATTENTION: INVESTOR RELATIONS.

In order not to vote in favor of the approval of the merger agreement, a stockholder must either:

      -- vote all of his or her shares against approval of the merger agreement; or

      -- abstain from voting on the merger agreement with respect to his or her shares.

A proxy signed but not marked will, unless revoked, be voted for approval of the merger agreement and the merger and may result in the loss of dissenters' appraisal rights.

Within 10 days after the consummation of the merger, the surviving corporation will notify by registered or certified mail each stockholder who has satisfied the requirements for demanding the appraisal of his or her shares that the merger has become effective. The giving of this notice does not create any rights in the recipient of the notice to demand payment for his or her shares of Clare common stock.

If, within 20 days after the date such notice is mailed, any stockholder to whom the surviving corporation was required to give such notice demands in writing payment from the surviving corporation for his or her shares of Clare common stock, the surviving corporation will pay to the objecting stockholder the fair value of his or her Clare common stock within 30 days after the expiration of the period during which such demand may be made.

STOCKHOLDERS MAY FILE THE DEMAND FOR PAYMENT WITH CLARE AT 78 CHERRY HILL DRIVE, BEVERLY, MASSACHUSETTS 01915, ATTENTION: INVESTOR RELATIONS.

If during this 30-day period the surviving corporation and the objecting stockholder are unable to agree on the value of the Clare common stock, either party may, within four months after the expiration of the 30-day period, demand a determination of the value of the shares of Clare common stock of all objecting stockholders by filing a bill in equity in the Superior Court in Essex County in the Commonwealth of Massachusetts. Any objecting stockholder who decides to file a bill in equity must do so on his or her own behalf and on behalf of all other objecting stockholders who have demanded payment for their shares and with whom the surviving corporation has not reached an agreement as to the value of Clare common stock.

Service of the bill must be made upon the surviving corporation by subpoena with a copy of the bill attached. The surviving corporation will file with its answer a duly verified list of all objecting stockholders and such objecting stockholders will be added as parties to the bill. The surviving corporation will then give notice in such form and returnable on such date as the court will order to each such stockholder by registered or certified mail to the last known address as shown in the records of the surviving corporation and by publication or otherwise as the court may order.

After a hearing, the court will enter a decree determining the fair value of Clare common stock of those objecting stockholders who have become entitled to the valuation of and payment for their shares and will order the surviving corporation to make payment of such value, together with interest, if any, to the objecting stockholders. The value of those shares will be determined as of the day preceding the date of the stockholder vote approving the merger agreement and exclude any element of value arising from the expectation or accomplishment of the merger.

The costs associated with the bill in equity, excluding fees for counsel and experts retained by any party, will be taxed upon the parties to the bill as the court deems equitable. All costs associated with giving notice to stockholders, however, will be borne by the surviving corporation. Interest will be paid on any award from the date of the vote approving the merger agreement and the court may, upon application of any party, determine the amount of interest to be paid.

Any objecting stockholder who has demanded payment for his or her Clare common stock will not be entitled to notice of any stockholders' meeting, to vote his or her stock for any purpose or to receive any dividends or distributions on the stock (except dividends or distributions payable to stockholders of record as of a date prior to the date of the vote approving the merger agreement) unless:

      -- a bill in equity to determine the fair value of the Clare common stock is not filed within the statutory time period;

      -- a bill in equity, if filed, has been dismissed as to such stockholder; or

      -- that stockholder has, with the written approval of the surviving corporation, delivered a written withdrawal of his or her objections and an acceptance of such corporate action.

The enforcement by an objecting stockholder of his or her right to receive payment for his or her shares in this manner is an exclusive remedy except that the stockholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the corporate action giving rise to such right will be or is illegal or fraudulent.

FEDERAL SECURITIES LAWS CONSEQUENCES

All shares of IXYS common stock received by Clare stockholders in the merger are freely transferable, except for shares of IXYS common stock issued to any person who is deemed to be an "affiliate" of Clare under the Securities Act of 1933, as amended, at the time the merger is submitted to the Clare stockholders for the vote. Affiliates may resell shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Clare under the Securities Act generally include individuals or entities that control, are controlled by, or are under common control with, Clare, and generally would not include stockholders who are not officers, directors or principal stockholders of Clare.

In connection with the merger, James K. Sims, Winston R. Hindle, Jr., Larry L. Mihalchik, Andrew E. Lietz, John G. Turner and Harry Andersen, each an affiliate of Clare, executed affiliate agreements on April 22, 2002. Pursuant to these affiliate agreements, the affiliates listed above have agreed not to make any sale, transfer or other disposition of any shares of IXYS stock except in certain specified situations, including: (a) if the sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act; (b) in compliance with Rule 145 under the Securities Act; (c) after IXYS receives an opinion from legal counsel that the sale, transfer or other disposition is exempt from the registration requirements of the Securities Act; or (d) made after the selling stockholder receives a letter from the Securities and Exchange Commission indicating that the Securities and Exchange Commission would take no action with respect to the sale, transfer or other disposition. The affiliate agreements also allow IXYS to place appropriate legends on the certificates evidencing any IXYS common stock to be received by these persons or entities, and to issue stop transfer instructions to the transfer agent for the IXYS common stock received by the affiliates.

This joint proxy statement/prospectus does not cover any resales of the IXYS common stock received in the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

INTERESTS OF IXYS' EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

When considering the recommendation of the IXYS board of directors, IXYS stockholders should be aware that Nathan Zommer, the chief executive officer, president and chairman of the board of directors of IXYS, had interests in the merger that are different from, or are in addition to, those of IXYS stockholders generally. Specifically, as of April 30, 2002, Dr. Zommer held 6,000 shares of Clare common stock in his individual capacity. Accordingly, as a holder of Clare common stock, Dr. Zommer will be entitled to vote his shares of Clare common stock at the special meeting of Clare stockholders and, upon completion of the merger, Dr. Zommer will receive shares of IXYS common stock in exchange for the shares of Clare common stock he owns.

INTERESTS OF CLARE'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

When considering the recommendation of the Clare board of directors, Clare stockholders should be aware that certain directors and officers have interests in the merger that are different from, or are in addition to, those of the Clare stockholders generally.

Upon completion of the merger and the issuance of IXYS common stock, based on the number of shares of common stock of IXYS and Clare outstanding on April 15, 2002, the current directors and executive officers of Clare and their affiliates, along with those individuals who were directors and officers of Clare since the beginning of the fiscal year ended March 31, 2002 but who no longer serve in that capacity, will beneficially own 1.1% of the outstanding shares of IXYS common stock, calculated on the basis set forth under the heading "Clare Principal Stockholders."

As of March 31, 2002, the executive officers of Clare held outstanding stock options to purchase an aggregate of 405,177 shares of Clare common stock. Under Clare's 1995 Stock Option and Incentive Plan, all outstanding, unvested options or other awards, including all options and awards granted to the directors and executive officers of Clare, will become fully exercisable on the occurrence of a change in control of Clare. In addition, upon a change in control of Clare, outstanding awards under Clare's Non-Qualified Stock Option Plan granted to Mr. Dennis Cocco will become fully vested. For purposes of both the 1995 Stock Option and Incentive Plan and Clare's Non-Qualified Stock Option Plan, the merger will constitute a change in control of Clare. See "The Merger
Agreement -- Clare Options" for a description of the treatment of outstanding Clare common stock options upon completion of the merger.

The non-employee members of Clare's board of directors have outstanding option grants as follows under the 1995 Stock Option and Incentive Plan:

                                                                  OPTIONS
                                                                OUTSTANDING
                                                              AS OF MARCH 31,
                                                                   2002
                                                              ---------------
Winston R. Hindle...........................................       80,000
Andrew E. Lietz.............................................      130,000
James K. Sims...............................................       60,000
John G. Turner..............................................       60,000
                                                                  -------
Total.......................................................      330,000
                                                                  =======

In connection with the merger, Larry Mihalchik, the president and chief executive officer of Clare, will become a member of IXYS' board of directors. Clare has agreed to retain Mr. Mihalchik in his capacity as president and chief executive officer of Clare for 90 days following the closing of the merger, after which Mr. Mihalchik's employment with Clare will be terminated. Under the provisions of Mr. Mihalchik's employment agreement with Clare, this termination will trigger a cash severance payment to Mr. Mihalchik of 2.99 times his current annual salary subject to reduction in accordance with Section 280G of the Internal Revenue Code. Additionally, IXYS has agreed to pay Mr. Mihalchik $275,000 upon completion of the merger as consideration for his agreement not to compete with the business of the combined organization for three years following the termination of his employment.

Pursuant to the merger agreement, all rights to indemnification existing in favor of the directors and officers of Clare as of the date of the merger agreement for their acts and omissions occurring prior to the date of the merger agreement, as provided in Clare's bylaws, will survive the merger and will be observed by the surviving corporation to the fullest extent permitted by Massachusetts law for a period of six years.

In addition, for three years after the merger, the surviving corporation will maintain in effect, for the benefit of the directors and officers of Clare, the existing policy of directors' and officers' liability insurance maintained by Clare as of the date of the merger agreement, provided that (i) the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage, and (ii) the surviving corporation will not be required to pay annual premiums in excess of $292,500 in the aggregate.

Under the terms of the stock transfer restriction agreements signed by each of the directors and executive officers of Clare, Clare's directors and executive officers may not transfer for 90 days after the completion of the merger the shares of IXYS common stock they receive in the merger in exchange for their shares of Clare common stock. See "Agreements Related to the Merger" for a more detailed description of the provisions of these agreements.

Additionally, the board of directors of Clare approved an aggregate $150,000 bonus pool to be paid to officers of Clare, other than Mr. Mihalchik, immediately prior to consummation of the merger.

As a result of the foregoing, the directors and executive officers of Clare may be more likely to vote for the approval of the merger agreement than Clare stockholders generally.

LISTING ON THE NASDAQ NATIONAL MARKET OF IXYS COMMON STOCK TO BE ISSUED IN THE MERGER

It is a condition to the completion of the merger that the shares of IXYS common stock to be issued in the merger be approved for listing on The Nasdaq National Market, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF CLARE COMMON STOCK AFTER THE MERGER

If the merger is completed, Clare common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

                              THE MERGER AGREEMENT

This section of the joint proxy statement/prospectus is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

GENERAL

At the effective time of the merger, Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS, will merge with and into Clare. Upon completion of the merger, Clare will continue as the surviving corporation and will be a wholly-owned subsidiary of IXYS.

EFFECTIVE TIME OF THE MERGER

The completion of the merger will take place no later than the fifth business day after the satisfaction or waiver of the conditions to the merger set forth in the merger agreement. As soon as practicable after the completion of the merger, Teacup Acquisition Corp. and Clare will file articles of merger with the Secretary of the Commonwealth of Massachusetts. The merger will become effective upon the filing of the articles of merger with the Secretary of the Commonwealth. It is anticipated that the effective time of the merger will occur as soon as practicable following the special meetings of the IXYS stockholders and the Clare stockholders. IXYS and Clare are working to complete the merger as quickly as possible and hope to complete the merger late in the second or early in the third calendar quarter of 2002.

MANNER AND BASIS OF CONVERTING SHARES OF CLARE COMMON STOCK

The merger agreement provides that, as of the effective time of the merger, each share of Clare common stock issued and outstanding immediately prior to the completion of the merger, other than any dissenting shares and shares of Clare capital stock held by Clare or Clare's wholly-owned subsidiaries or by IXYS, Teacup Acquisition Corp. or any other wholly-owned subsidiary of IXYS, will be converted automatically into the right to receive 0.49147 of a share of IXYS common stock, plus cash to be paid in lieu of any fractional share, and any remaining shares then outstanding will be retired and cancelled, after giving effect to any properly perfected dissenters' rights of appraisal. The exchange ratio will be adjusted for any stock split, reverse stock split, stock dividend, consolidation of shares, reorganization, reclassification, recapitalization or other similar change with respect to IXYS common stock or Clare common stock, occurring after the date of the merger agreement and before the completion of the merger.

Based on the exchange ratio of 0.49147 of a share of IXYS common stock to be issued for each outstanding share of Clare common stock and the number of shares of Clare common stock outstanding on the date of the merger agreement, a total of approximately 5.91 million shares of IXYS common stock will be issued in the merger, assuming the issuance of approximately 1.04 million shares of IXYS common stock issuable upon the exercise of outstanding options to purchase Clare common stock and stock purchase rights.

NO FRACTIONAL SHARES

No fractional shares of IXYS common stock will be issued in the merger. Instead, each Clare stockholder otherwise entitled to a fractional share will receive a cash amount, rounded to the nearest whole cent, without interest, determined by multiplying that fraction by the closing price of IXYS common stock on The Nasdaq National Market on the date of completion of the merger. Cash payable to Clare stockholders in connection with fractional shares may be subject to withholding for applicable taxes in some circumstances.

EXCHANGE OF CLARE STOCK CERTIFICATES

Following the effective time of the merger, Mellon Investor Services, which has been selected by IXYS to act as exchange agent in the merger, will mail to each record holder of Clare common stock a letter of transmittal and instructions for use specifying other details of the exchange. The record holders will use the letter of transmittal to exchange Clare stock certificates for the shares of IXYS common stock and cash in lieu of fractional shares of IXYS common stock to which the record holders of Clare common stock are entitled to receive in connection with the merger.

Clare stockholders should not forward Clare stock certificates to the exchange agent until they have received letters of transmittal from the exchange agent following the completion of the merger. Clare stockholders should not return their Clare stock certificates with the enclosed proxy.

After the effective time of the merger, transfers of Clare common stock will not be registered on the stock transfer records of Clare, and each certificate that previously evidenced Clare common stock will be deemed to evidence the right to receive the shares of IXYS common stock and cash in lieu of fractional shares of IXYS common stock to which the record holders of Clare common stock are entitled to receive in connection with the merger. IXYS will not pay dividends or other distributions on any shares of IXYS common stock to be issued to the holder of any Clare stock certificate that is not surrendered until the Clare stock certificate is surrendered as provided in the merger agreement. No interest will be payable on the cash to be paid to Clare stockholders in lieu of the issuance of fractional shares of IXYS common stock. Any claim for IXYS common stock made by Clare stockholders who have failed to surrender their stock certificates within 180 days after the effective time of the merger may only be brought against IXYS.

If any certificate representing shares of Clare common stock is lost, stolen or destroyed, a Clare stockholder must provide an appropriate affidavit of that fact to IXYS. IXYS may also require the Clare stockholder to deliver a bond as indemnity against any claim that may be made against or Clare with respect to any certificates alleged to have been lost, stolen or destroyed. Only upon receipt of the affidavit, and bond, if requested, will IXYS' exchange agent issue the shares of IXYS common stock, any cash payable for fractional shares, and any dividends or distributions that have become payable between the effective time of the merger and the time of surrender.

CLARE OPTIONS

At the effective time of the merger, IXYS will assume each outstanding option to purchase Clare common stock, whether or not exercisable at the effective time of the merger. Each Clare option will continue to be subject to the same terms and conditions set forth in the applicable Clare stock option plan under which that option was granted, including any repurchase rights or vesting provisions. In addition, each Clare option will continue to be subject to the terms and conditions of any applicable stock option agreement that governed that Clare option immediately prior to the completion of the merger. Notwithstanding the foregoing, each Clare option will be subject to the following two adjustments as a result of the merger:

      -- each assumed Clare option will be exercisable, or will become exercisable in accordance with its terms, for that number of whole shares of IXYS common stock equal to the product of (1) the number of shares of Clare common stock that were issuable upon exercise of that option immediately prior to the completion of the merger, multiplied by (2) 0.49147, the exchange ratio applicable to the conversion of shares of Clare common stock in connection with the merger, rounded down to the nearest whole number of shares of IXYS common stock; and

      -- the per share exercise price for the shares of IXYS common stock issuable upon exercise of each assumed Clare option will be equal to the quotient determined by dividing (1) the exercise price per share of Clare common stock at which price that option was exercisable immediately prior to the completion of the merger by (2) 0.49147, the same exchange ratio, rounded up to the nearest whole cent.

REPRESENTATIONS AND WARRANTIES OF CLARE

The representations and warranties made by Clare to IXYS include representations and warranties related to:

      -- the corporate organization, good standing and qualification to do business of Clare and its subsidiaries;

      --   the existence of Clare subsidiaries;

      --   the charter documents of Clare and its subsidiaries;

      --   Clare's capitalization;

      --   Clare's filings with the Securities and Exchange Commission;

      --   Clare's consolidated condensed financial statements;

      -- the absence of specified material changes or events related to Clare and its subsidiaries since December 23, 2001;

      --   Clare's and its subsidiaries' title to their respective assets;

      -- the nature of the accounts receivables of Clare and its subsidiaries and the nature of specified relationships with customers and inventories of Clare and its subsidiaries;

      -- real property ownership, equipment and leased real property of Clare and its subsidiaries;

      -- intellectual property matters pertaining to Clare and its subsidiaries;

      --   specified material contracts of Clare and its subsidiaries;

      --   the absence of undisclosed liabilities of Clare or its subsidiaries;

      --   Clare's and its subsidiaries' customer warranty claims;

      -- compliance by Clare and its subsidiaries with applicable legal requirements;

      -- government authorizations and permits required to conduct Clare's and its subsidiaries' business and Clare's and its subsidiaries' compliance with those authorizations and permits;

      -- the tax obligations, tax returns and audits of Clare and its subsidiaries;

      -- Clare's and its subsidiaries' employee benefit plans and other labor and employment matters;

      --   environmental matters pertaining to Clare and its subsidiaries;

      -- specified insurance coverage pertaining to Clare and its subsidiaries;

      -- transactions with specified parties related to Clare and its subsidiaries;

      --   legal proceedings and orders relating to Clare and its subsidiaries;

      -- Clare's authority to enter into the merger agreement and the related agreements;

      -- the approval of the merger and the merger agreement by Clare's board of directors;

      --   the enforceability of the merger agreement against Clare;

      -- the inapplicability of state antitakeover laws and other laws to the merger;

      -- the absence of current discussions between Clare and its subsidiaries or their representatives and any other entity or person regarding an acquisition of Clare;

      -- the vote of Clare stockholders required to approve the merger agreement and the merger;

      -- the absence of specified conflicts between the terms of the merger agreement and Clare's and its subsidiaries' charter documents or any legal requirement, governmental authorization or material contract;

      -- the fairness opinion delivered by Clare's financial advisor, Broadview International, LLC, to Clare's board of directors that the merger is fair, from a financial point of view, to Clare's stockholders;

      -- the absence of payments required to be made by Clare to brokers, finders and investment bankers in connection with the merger other than payments to be made to Broadview International, LLC;

      --   Clare's stockholders' rights agreement; and

      -- the accuracy of the information supplied by Clare for inclusion in this joint proxy statement/ prospectus and the related registration statement filed by IXYS.

REPRESENTATIONS AND WARRANTIES OF IXYS

The representations and warranties made by IXYS to Clare include representations and warranties related to:

      -- the corporate organization and good standing of IXYS and its wholly-owned subsidiary, Teacup Acquisition Corp.;

      --   IXYS' capitalization;

      --   IXYS' filings with the Securities and Exchange Commission;

      --   IXYS' consolidated financial statements;

      -- the absence of specified material changes or events related to IXYS since December 31, 2001;

      --   IXYS' and its subsidiaries' title to their respective assets;

      -- intellectual property matters pertaining to IXYS and its subsidiaries;

      --   specified material contracts of IXYS and its subsidiaries;

      --   the absence of undisclosed liabilities of IXYS or its subsidiaries;

      -- compliance by IXYS and its subsidiaries with applicable legal requirements;

      -- government authorizations and permits required to conduct IXYS' business (and the businesses of its subsidiaries) and IXYS' and its subsidiaries' compliance with those authorizations and permits;

      -- the tax obligations, tax returns and audits of IXYS and its subsidiaries;

      --   environmental matters pertaining to IXYS and its subsidiaries;

      -- transactions with specified parties related to IXYS and its subsidiaries;

      --   legal proceedings and orders relating to IXYS and its subsidiaries;

      -- IXYS' authority to enter into the merger agreement and the related agreements;

      -- the approval of the merger and the merger agreement by IXYS' board of directors;

      --   the enforceability of the merger agreement against IXYS;

      -- the vote of IXYS stockholders required to approve the issuance of IXYS common stock in the merger;

      -- the absence of specified conflicts between the merger or the merger agreement and the charter documents of IXYS or Teacup Acquisition Corp. or any legal requirement, governmental authorization or contract applicable to IXYS;

      -- the accuracy of the information supplied by IXYS for inclusion in this joint proxy statement/ prospectus and the related registration statement filed by IXYS; and

      -- the validity of IXYS' stock issuance pursuant to the merger agreement.

CLARE'S CONDUCT OF BUSINESS PRIOR TO THE COMPLETION OF THE MERGER

Clare has agreed that, until the earlier of the valid termination of the merger agreement or the effective time of the merger, Clare and its subsidiaries will, among other things:

      -- provide IXYS with, or with access to, documents relating to their respective businesses;

      -- conduct their business and operations in accordance with their past practices and in compliance with applicable legal requirements and the requirements of Clare's material contracts;

      -- use all reasonable efforts to ensure that Clare and its subsidiaries preserve intact their business organization, employee base and relationships with third parties, such as customers, suppliers, landlords and creditors; and

      --   keep specified insurance policies in place.

Clare has also agreed that, until the earlier of the valid termination of the merger agreement or the effective time of the merger, Clare and its subsidiaries will not, without the written consent of IXYS:

      -- declare, accrue, set aside or pay any dividends on or make any other distributions in respect of any capital stock;

      -- repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

      -- sell, issue or grant securities, other than in connection with Clare's employee stock purchase plan, the exercise of previously granted options and the issuance of options granted in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed 100,000 shares in the aggregate;

      -- amend or waive any rights, or increase the benefits under any provision of any options, warrants or other security or any related contract;

      -- amend or permit the adoption of any amendment to its charter documents and by-laws;

      -- effect or become a party to any merger, consolidation, business combination or similar transaction or stock split or other division of shares, reverse stock split or similar consolidation of shares or reclassification of shares;

      -- communicate or take any action to reduce the exercise price of any option to purchase Clare common stock;

      -- make any severance or termination payments except in accordance with written agreements or policies existing on April 22, 2002, or amend or adopt any severance plan;

      -- take any action that would cause a "distribution date" or a "stock acquisition date" to occur under Clare's stockholder rights agreement or cause the "rights" granted under that agreement to otherwise separate from Clare's common stock;

      -- form any subsidiary or acquire any equity or other interest in any company;

      --   make any capital expenditure in excess of $250,000 in the aggregate;

      -- enter into or become bound by, or permit any assets owned or used by Clare or its subsidiaries to become bound by any material contract;

      -- amend, terminate or waive or exercise any material right or remedy under any material contract;

      -- acquire, lease or license any right or other asset from any other party or sell or otherwise dispose of, or lease or license, or waive or relinquish, any right or other asset to any other party, except for immaterial assets in the ordinary course of Clare's business;

      -- lend money to any person or entity or incur or guarantee any indebtedness other than borrowings under Clare's credit arrangements existing as of April 22, 2002;

      -- establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the compensation of or benefits to, any of its directors, officers or employees other than reasonable increases to employees other than officers consistent with past practice and in connection with Clare's customary employee review process or customary bonus or profit sharing payments consistent with past practices and in accordance with existing bonus or profit sharing plans;

      -- hire any employee at the level of manager or above or with an annual base salary in excess of $100,000, promote any employee except to a position vacated after April 22, 2002, or engage any consultant or contractor for a period of more than 90 days or for a fee in excess of $50,000;

      -- change any of its pricing, product return, product maintenance, service, product modification or upgrade policies, or employee or other business policies;

      -- change any of its methods of accounting except for recent accounting pronouncements as required by generally accepted accounting principles;

      --   make any material tax election;

      -- commence or settle any litigation matter other than settlements that, in the aggregate, do not exceed $250,000;

      -- enter into any material transaction or take any other material action outside the ordinary course of Clare's business or inconsistent with Clare's past practices; or

      --   agree or commit to take any of the actions described above.

CERTAIN PRE-CLOSING COVENANTS

Under the terms of the merger agreement, IXYS and Clare have each agreed that until the earlier of the valid termination of the merger agreement or the effective time of the merger, each of them will, among other things and subject to certain exceptions specified in the merger agreement:

      -- provide the other party with prompt notice of the discovery that any representation or warranty made by the notifying party contained in the merger agreement was materially inaccurate at the time of signing of the merger agreement, or the occurrence of any event, condition, fact or circumstance that would cause any representation or warranty to become materially inaccurate after signing of the merger agreement, or any material breach of any covenant or obligation of the notifying party under the merger agreement, or any inquiry or investigation made by or commenced by any governmental entity regarding the facilities, business or operations of or otherwise relating to the notifying party or any event condition, fact or circumstance that would make the timely satisfaction of any of the conditions to completion of the merger impossible or unlikely or that could reasonably be expected to have a material adverse effect on the notifying company;

      -- respond as promptly as practicable to any inquiries or requests received from any governmental entity with respect to the merger or any other transaction contemplated by the merger agreement;

      -- consult and agree with each other about any public statement either will make concerning the merger; and

      -- coordinate and cooperate with one another and use all commercially reasonable efforts to (1) take or cause to be taken all actions necessary to consummate the merger and (2) comply with all legal requirements and make all filings required by any governmental entity in connection with the merger and the transactions contemplated by the merger agreement.

OTHER AGREEMENTS

IXYS and Clare also have agreed that:

      -- IXYS will assume all outstanding options to acquire Clare common stock and file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the assumed options within 30 business days following the merger;

      -- IXYS and Clare will prepare and file with the Securities and Exchange Commission this joint proxy statement/prospectus and registration statement and will use all commercially reasonable efforts to ensure that this joint proxy statement/prospectus and registration statement complies with the rules and regulations of the Securities and Exchange Commission to have the registration statement declared effective as promptly as practicable, and to cause the joint proxy statement/ prospectus to be mailed to their stockholders;

      -- Clare will terminate any applicable 401(k) plans as of the effective time of the merger unless timely instructed otherwise by IXYS;

      -- Clare will terminate its employee stock purchase plan as of the effective time of the merger unless timely instructed otherwise by IXYS;

      -- the surviving corporation will fulfill and honor the indemnification provisions provided by Clare's by-laws to each of its directors and officers for six years and will maintain Clare's current directors' and officers' liability insurance, or a similar policy providing equal coverage whose premium costs up to $292,500 per year, for Clare's directors and officers for three years;

      -- IXYS will use commercially reasonable efforts to cause the shares of IXYS common stock issued in the merger to be approved for listing on The Nasdaq National Market; and

      -- upon completion of the merger, IXYS' board of directors will consist of seven directors, six of whom will be the current directors of IXYS, with the seventh being Larry Mihalchik, the current president and chief executive officer of Clare.

RESTRICTIONS ON SOLICITATION OF ALTERNATIVE ACQUISITION PROPOSALS BY CLARE

Under the terms of the merger agreement, Clare has agreed that it will not authorize or permit any of its subsidiaries or any officer, director, investment banker, attorney or other advisor of Clare or any of its subsidiaries to, and will use its reasonable efforts to cause the employees and agents of Clare and each of its subsidiaries not to:

      -- solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any "company acquisition proposal," as that term is defined below, or take any action that could reasonably be expected to lead to a company acquisition proposal;

      -- furnish to any third party any nonpublic information regarding Clare or any of its subsidiaries in connection with or in response to a company acquisition proposal or any inquiry or indication of interest could reasonably be expected to lead to a company acquisition proposal;

      -- engage in discussions with any person with respect to any company acquisition proposal;

      --   approve, endorse or recommend any company acquisition proposal;

      -- amend or grant any waiver or release under, or approve any transaction or redeem any rights under, Clare's stockholder rights agreement or approve any transaction under certain of the Massachusetts antitakeover laws;

      --   approve, agree to or recommend any company acquisition proposal; or

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

      -- enter into any letter of intent or similar document or contract contemplating or otherwise relating to any "company acquisition transaction," as that term is defined below.

Prior to the stockholder vote on the proposal to approve the merger agreement at the special meeting of Clare stockholders, however, Clare is not prohibited from furnishing nonpublic information regarding Clare or its subsidiaries to, or entering into discussions with, any third party in response to a "company superior offer," as that term is defined below, that is submitted to Clare by a third party and has not been withdrawn if:

      -- neither Clare nor any of its or its subsidiaries' representatives has breached any of the restrictions on solicitation of company acquisition proposals contained in the merger agreement;

      -- Clare's board of directors concludes in good faith, after taking into account the advice of its outside legal counsel, that furnishing nonpublic information to, or entering into discussions with, the third party is required for the board of directors to comply with its fiduciary obligations to Clare's stockholders;

      -- at least one business day prior to furnishing any nonpublic information to, or entering into discussions with, the third party, Clare gives IXYS written notice of the identity of the third party and of Clare's intention to furnish nonpublic information to, or enter into discussions with, the third party, and Clare receives from the third party an executed confidentiality agreement containing provisions at least as favorable to Clare as the non-disclosure agreement entered into by Clare and IXYS; and

      -- at least one business day prior to furnishing the nonpublic information to the third party, Clare furnishes the same information to IXYS, to the extent that IXYS has not previously received the information.

Under the terms of the merger agreement, if Clare receives a company acquisition proposal, any inquiry or indication of interest that could reasonably be expected to lead to a company acquisition proposal or any request for nonpublic information, then within 24 hours, Clare must provide IXYS with oral and written notice of the terms of the company acquisition proposal, request for nonpublic information, inquiry or indication of interest and the identity of the person or group making the company acquisition proposal, request, inquiry or indication of interest.

The merger agreement also requires Clare to terminate any existing discussions that relate to any company acquisition proposal and not to release or permit the release of any party from, or waive or permit the waiver of, any provision of any confidentiality, standstill or similar agreement to which Clare or any of its subsidiaries is a party.

For purposes of these non-solicitation provisions, the merger agreement defines a "company acquisition proposal" as any offer, proposal, inquiry or indication of interest, other than from IXYS, contemplating or relating to any "company acquisition transaction," which is defined as any transaction or series of transactions involving:

      -- any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which Clare or any of its subsidiaries is a party, or in which any person or group of persons acquires beneficial or record ownership of securities representing more than a 20% interest in any outstanding class of voting securities of Clare or any of its subsidiaries, or in which Clare or any of its subsidiaries issues more than 20% of any outstanding class of its respective voting securities;

      -- any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Clare or any of its subsidiaries; or

      --   any liquidation or dissolution of Clare or any of its subsidiaries.

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

The merger agreement defines a "company superior offer" as an unsolicited, bona fide written offer made by a third party to acquire:

      -- all of the outstanding shares of Clare's common stock by way of merger, reorganization, consolidation, tender offer, acquisition, business combination or otherwise; or

      -- any business or businesses or assets that constitute or account for no less than 50% of the consolidated net revenues of Clare and its subsidiaries by way of any sale, lease, exchange, transfer, license or otherwise, in either case, on terms that Clare's board of directors determines, in its reasonable judgment, based on a written opinion of an independent financial advisor, to be more favorable to Clare's stockholders than the terms of the merger.

No offer will be considered a company superior offer, however, if any financing required to consummate the transaction proposed in the offer is not committed and is not reasonably capable of being obtained by the third party making the offer or if the offer is conditioned upon completion of due diligence.

CLARE'S SPECIAL STOCKHOLDER MEETING AND THE OBLIGATION OF CLARE'S BOARD OF DIRECTORS TO RECOMMEND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER

The merger agreement provides that:

      -- Clare must take all action necessary under any legal requirements and its charter documents to call, give notice of and hold a special meeting of its stockholders to vote on the proposal to approve the merger agreement discussed in this joint proxy statement/prospectus, with the meeting to be held as promptly as practicable after the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

      -- Clare must ensure that all proxies solicited in connection with the special meeting of Clare stockholders are solicited in compliance with all applicable legal requirements;

      -- this joint proxy statement/prospectus must include a statement to the effect that Clare's board of directors recommends that Clare stockholders vote in favor of the approval of the merger agreement at the special meeting of Clare stockholders;

      -- except as described below, neither Clare's board of directors nor any committee of Clare's board of directors may withdraw or modify, or propose or adopt any resolution to withdraw or modify, in a manner adverse to IXYS, the recommendation of Clare's board of directors that Clare stockholders vote in favor of the approval of the merger agreement; and

      -- the obligation of Clare to call and hold the special meeting of Clare stockholders in accordance with the merger agreement will not be limited or affected by the disclosure, announcement or submission of a company superior offer or other company acquisition proposal, or by any withdrawal or modification of the recommendation by Clare's board of directors that Clare stockholders vote in favor of the approval of the merger agreement.

Prior to the approval of the merger agreement by Clare stockholders, the recommendation from Clare's board that Clare stockholders vote in favor of the approval of the merger agreement may be withdrawn or modified in a manner that is adverse to IXYS if:

      -- an unsolicited, bona fide written offer to purchase all of the outstanding shares of Clare common stock is made to Clare and is not withdrawn;

      -- Clare provides IXYS with at least one business day prior notice of any meeting of Clare's board of directors at which the board of directors will consider and determine whether that offer is a company superior offer;

      -- Clare's board of directors determines in good faith, based upon the advice of an independent financial advisor, that the offer is a company superior offer;
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      --   Clare's board of directors determines in good faith, after having taken into account the advice of Clare's outside legal counsel, that, in light of the company superior offer, the withdrawal or modification of Clare's board of director's recommendation that Clare stockholders vote in favor of the approval of the merger agreement is required for the board of directors to comply with its fiduciary obligations to Clare's stockholders;

      -- the board of directors' recommendation is not withdrawn or modified in a manner adverse to IXYS for at least one business day after IXYS receives written notice from Clare confirming that Clare's board of directors has determined that the offer is a company superior offer; and

      -- neither Clare nor any of its representatives has breached any of the provisions regarding solicitation of a company acquisition proposal described above.

IXYS' SPECIAL STOCKHOLDER MEETING AND OBLIGATION OF IXYS' BOARD OF DIRECTORS TO RECOMMEND APPROVAL OF THE ISSUANCE OF IXYS COMMON STOCK IN THE MERGER

The merger agreement also provides that:

      -- IXYS must take all action necessary under any legal requirements and its charter documents to call, give notice of and hold a special meeting of its stockholders to vote on the proposal to approve the issuance of IXYS common stock in the merger discussed in this joint proxy statement/prospectus, with the meeting to be held as promptly as practicable after the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

      -- IXYS must ensure that all proxies solicited in connection with the special meeting of the IXYS stockholders are solicited in compliance with all applicable legal requirements;

      -- this joint proxy statement/prospectus must include a statement to the effect that the IXYS board of directors recommends that IXYS stockholders vote in favor of the issuance of IXYS common stock in the merger;

      -- except as described below, neither IXYS' board of directors nor any committee of IXYS' board of directors may withdraw or modify, or propose or adopt any resolution to withdraw or modify in a manner adverse to Clare, the recommendation of IXYS' board of directors that IXYS stockholders vote in favor of the issuance of IXYS common stock in the merger; and

      -- the obligation of IXYS to call and hold the special meeting of IXYS stockholders in accordance with the merger agreement will not be limited or affected by any withdrawal or modification of the recommendation by IXYS' board of directors that the IXYS stockholders vote in favor of approval of the issuance of IXYS common stock in the merger.

Prior to the approval by IXYS' stockholders of the issuance of IXYS common stock in the merger, the recommendation of IXYS' board of directors that the IXYS stockholders vote in favor of approval of the issuance of IXYS common stock in the merger may be withdrawn or modified, however, if IXYS' board of directors concludes in good faith, after having taken into account the advice of its outside legal counsel, that the failure to withdraw or modify the recommendation would create a substantial risk of liability for breach of the IXYS board of directors' fiduciary obligations to IXYS' stockholders.

CONDITIONS TO THE COMPLETION OF THE MERGER

Conditions to the Obligations of Each Party

The merger agreement provides that the obligations of IXYS and Clare to effect the merger and otherwise complete the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the completion of the merger, of the following conditions:

      -- the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or having been terminated;

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      --   the Securities and Exchange Commission will have declared the registration statement on Form S-4 that includes this joint proxy statement/prospectus effective, and the registration statement will not be subject to any issued or pending stop order suspending the effectiveness of the registration statement or any pending or threatened stop order proceedings;

      -- the shares of IXYS common stock to be issued in the merger will have been approved for listing on The Nasdaq National Market;

      -- Clare and IXYS will each have received a written opinion from their tax counsel, or from the other's tax counsel, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

      -- no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger will have been issued by any court of competent jurisdiction and remain in effect, and no legal requirement will have been enacted or deemed applicable to the merger that makes consummation of the merger illegal.

Additional Conditions to the Obligations of Clare

The merger agreement provides that the obligation of Clare to effect the merger and otherwise complete the transactions contemplated by the merger agreement is subject to the satisfaction, at or prior to the completion of the merger, of the following additional conditions, in addition to the conditions set forth above under "Conditions to the Obligations of Each Party":

      -- the representations and warranties of IXYS set forth in the merger agreement will have been accurate in all material respects as of April 22, 2002, except for those representations and warranties that address matters only as of a particular date, which will have been accurate in all material respects as of that date, provided, that for purposes of this condition, the parties will disregard all "material adverse effect," as that term is defined below, and other materiality qualifications in the representations and warranties of IXYS set forth in the merger agreement and any updates or modifications to IXYS' disclosure schedules;

      -- the representations and warranties of IXYS set forth in the merger agreement will be accurate at the closing time of the merger as if made at that time, except for those representations and warranties that address matters only as of a particular date, which will have been accurate as of that date, and except where the failure of the representations and warranties to be accurate at the closing time do not constitute, and could not reasonably be expected to have, a material adverse effect on IXYS and its subsidiaries, taken as a whole, provided that for purposes of this condition, the parties will disregard all material adverse effect and other materiality qualifications in the representations and warranties of IXYS set forth in the merger agreement and any updates or modifications to IXYS' disclosure schedules;

      -- IXYS will have performed or complied in all material respects with all covenants and obligations required by the merger agreement to be performed or complied with by IXYS on or prior to the date of the completion of the merger; and

      -- the Clare stockholders will have voted to approve the merger agreement.

Additional Conditions to the Obligations of IXYS

The merger agreement provides that the obligation of IXYS to effect the merger and otherwise complete the transactions contemplated by the merger agreement is subject to the satisfaction, at or prior to the time of completion of the merger, of the following conditions, in addition to the conditions set forth above under "Conditions to the Obligations of Each Party":

      -- the representations and warranties of Clare set forth in the merger agreement will have been accurate in all material respects as of April 22, 2002, except for those representations and warranties that address matters only as of a particular date, which will have been accurate in all
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

           material respects as of that date, provided, however, that for purposes of this condition, the parties will disregard all material adverse effect and other materiality qualifications in the representations and warranties of Clare set forth in the merger agreement and any updates or modifications to Clare's disclosure schedule;

      -- the representations and warranties of Clare set forth in the merger agreement will be accurate at the closing time of the merger as if made at that time, except for those representations and warranties that address matters only as of a particular date, which will have been accurate as of that date, and except where the failure of the representations and warranties to be accurate at the closing time do not constitute, and could not reasonably be expected to have, a material adverse effect on Clare and its subsidiaries, taken as a whole, provided that for purposes of this condition, the parties will disregard all material adverse effect and other materiality qualifications in the representations and warranties of Clare set forth in the merger agreement and any updates or modifications to Clare's disclosure schedule;

      -- Clare will have performed or complied in all material respects with all covenants and obligations required by the merger agreement to be performed or complied with by Clare on or prior to the date of the completion of the merger;

      -- the Clare stockholders will have voted to approve the merger agreement, and holders of less than 10% of the total number of shares of Clare common stock entitled to vote will have properly demanded and perfected their appraisal rights under Massachusetts law;

      -- the IXYS stockholders will have voted to approve the issuance of IXYS common stock in the merger;

      -- no voluntary agreement will be in effect between IXYS and the Federal Trade Commission or the Department of Justice under which IXYS has agreed not to consummate the merger for any period of time, any waiting period under any foreign antitrust law or regulation will have expired or been terminated and any consent required under any foreign antitrust law or regulation will have been obtained;

      -- no material adverse effect on Clare or its subsidiaries will have occurred and no event will have occurred that, in combination with any other event or circumstance, would reasonably be expected to have a material adverse effect on Clare or its subsidiaries;

      -- Clare will have caused its independent accountants to issue a letter to IXYS regarding certain matters contained in this joint proxy statement/prospectus;

      -- Clare will have obtained specified third-party consents required under certain of its material agreements as a result of the merger; and

      -- the directors and officers of Clare as of April 22, 2002 will each have executed and delivered a stock transfer restriction agreement in the form described under "Agreements Related to the Merger" and an affiliate agreement.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement provides that IXYS and Clare may agree by mutual written consent to terminate the merger agreement at any time before the completion of the merger. In addition, either IXYS or Clare may terminate the merger agreement at any time before the completion of the merger if:

      -- the merger has not been completed by October 31, 2002, provided that the right to terminate the merger agreement for this reason will not be available to either IXYS or Clare, as applicable, if the failure to consummate the merger by that time is attributable to a failure of that party to perform any of its covenants in the merger agreement;

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

      -- a governmental entity has issued a final and nonappealable order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

      -- the IXYS stockholders vote and fail to approve the issuance of IXYS common stock in the merger, or the Clare stockholders vote and fail to approve the merger agreement, provided that the right to terminate the merger agreement for this reason will not be available to either IXYS or Clare if the failure of that party to perform any of its respective covenants in the merger agreement has caused the failure to obtain such approval or approvals; or

      -- the representations and warranties of the other party in the merger agreement were inaccurate at the time of signing of the merger agreement or become inaccurate or the other party breaches its covenants, so that the conditions to the obligation of the non-breaching party to complete the merger relating to the representations and warranties and covenants of the other party would not be satisfied, and the inaccuracy or breach is either not curable or not cured within 20 days following delivery by the non-breaching party of a written notice of the breach.

The merger agreement further provides that IXYS may terminate the merger agreement at any time before the completion of the merger if any of the following "company triggering events" occur:

      -- Clare's board of directors fails to recommend that Clare's stockholders vote to approve the merger agreement, or withdraws or modifies, in a manner adverse to IXYS, the board of directors' recommendation that the Clare stockholders vote to approve the merger agreement;

      -- Clare fails to include in this joint proxy statement/prospectus the recommendation from Clare's board of directors that Clare's stockholders vote to approve the merger agreement;

      -- Clare's board of directors fails to reaffirm its recommendation that Clare's stockholders vote to approve the merger agreement within five business days after IXYS requests in writing that the recommendation be reaffirmed;

      -- Clare's board of directors approves, endorses or recommends any company acquisition proposal;

      -- Clare enters into a letter of intent or similar document or contract relating to a company acquisition proposal;

      -- a tender or exchange offer relating to securities of Clare has been commenced, and Clare does not send to its stockholders, within ten business days after the commencement of the tender or exchange offer, a statement disclosing that Clare recommends rejection of the tender or exchange offer; or

      -- Clare or any of its subsidiaries, or any representative of Clare or any of its subsidiaries, breaches or takes any action inconsistent with any of the provisions described above under the headings "Restrictions on Solicitation of Alternative Acquisition Proposals by Clare" or "Clare's Special Stockholder Meeting and the Obligation of Clare's Board of Directors to Recommend Approval of the Merger Agreement and Approval of the Merger."

The merger agreement further provides that Clare may terminate the merger agreement at any time before the completion of the merger if any of the following "parent triggering events" occur:

      -- IXYS' board of directors fails to recommend that IXYS' stockholders vote to approve the issuance of IXYS common stock in the merger, or withdraws or modifies, in a manner adverse to Clare, the board of directors' recommendation that the IXYS stockholders vote to approve the issuance of IXYS common stock in the merger;

      -- IXYS fails to include in this joint proxy statement/prospectus the recommendation from IXYS' board of directors that the IXYS stockholders vote to approve the issuance of IXYS common stock in the merger;

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

      -- IXYS' board of directors fails to reaffirm its recommendation that the IXYS stockholders vote to approve the issuance of IXYS common stock in the merger within five business days after Clare requests in writing that the recommendation be reaffirmed;

      -- IXYS' board of directors approves, endorses or recommends a parent acquisition proposal;

      -- IXYS enters into a letter of intent or similar document or agreement relating to a parent acquisition proposal;

      -- a tender or exchange offer relating to securities of IXYS has commenced and IXYS does not send to its stockholders, within ten business days after the commencement of the tender or exchange offer, a statement disclosing that IXYS recommends rejection of the tender or exchange offer; or

      -- IXYS or any of its subsidiaries, or any representatives of IXYS or any of its subsidiaries, breaches or takes any action inconsistent with any of the provisions described above under the heading "IXYS' Special Stockholder Meeting and Obligation of the IXYS Board of Directors to Recommend Approval of the Merger and the Issuance of IXYS Common Stock in the Merger."

The merger agreement defines a "parent acquisition proposal" as any offer, proposal, inquiry or indication of interest, other than from Clare, contemplating or relating to any "parent acquisition transaction," which is defined as any transaction or series of related transactions involving:

      -- any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which IXYS is a party, or in which any person or group of persons acquires ownership of securities representing more than a 20% interest in any outstanding class of voting securities of IXYS, or in which IXYS issues more than 20% of any outstanding class of voting securities of IXYS;

      -- any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of IXYS; or

      --   any liquidation or dissolution of IXYS.

EXPENSES AND TERMINATION FEES

Shared Fees and Expenses

The merger agreement provides that, regardless of whether the merger is completed, IXYS and Clare will each pay their own expenses incurred in connection with the merger, except that IXYS and Clare will share equally all fees and expenses, other than attorneys', accountants' and other professionals' fees, incurred in connection with the filing, printing and mailing of the registration statement of which this joint proxy statement/prospectus is a part, this joint proxy statement/prospectus and any amendments or supplements to either of them and the filing of any notice or other document under any applicable antitrust law or regulation.

Fees to be Paid by Clare in the Event the Merger Agreement is Terminated

Under the terms of the merger agreement, Clare shall pay IXYS a nonrefundable cash fee of $2,700,000 if either IXYS or Clare terminates the merger agreement because the merger is not consummated by October 31, 2002, and:

      -- at or prior to the time of the termination of the merger agreement, a company acquisition proposal has been disclosed, announced, commenced, submitted or made; and

      -- on or prior to the first anniversary of the date the merger agreement is terminated, a company acquisition transaction is consummated.

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

In determining whether a company acquisition proposal has been disclosed, announced, commenced, submitted or made for purposes of this termination fee provision, the merger agreement defines "company acquisition transaction" as any transaction or series of transactions involving:

      -- any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which Clare or any of its subsidiaries is a party, or in which any person or group of persons acquires ownership of securities representing more than a 40% interest in any outstanding class of voting securities of Clare or any of its subsidiaries, or in which Clare or any of its subsidiaries issues more than 40% of any outstanding class of voting securities;

      -- any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 40% or more of the consolidated net revenues, net income or assets of Clare or any of its subsidiaries; or

      --   any liquidation or dissolution of Clare or any of its subsidiaries.

Clare also will pay IXYS a nonrefundable cash fee of $2,700,000 if either IXYS or Clare terminates the merger agreement because the Clare stockholders do not vote at the special meeting of Clare stockholders to approve the merger agreement.

Clare is also required to pay IXYS a nonrefundable cash fee of $1,000,000 if the merger agreement is terminated by IXYS because a company triggering event has occurred. Clare must also pay IXYS an additional nonrefundable fee of $1,700,000 if a company acquisition transaction is consummated on or before the first anniversary of the date on which the merger agreement was terminated because of the occurrence of a company triggering event.

Fees to be Paid by IXYS in the Event the Merger Agreement is Terminated

Under the terms of the merger agreement, IXYS shall pay Clare a nonrefundable cash fee of $2,700,000 if either IXYS or Clare terminates the merger agreement because the merger is not consummated by October 31, 2002, and:

      -- at or prior to the time of the termination of the merger agreement, a parent acquisition proposal has been disclosed, announced, commenced, submitted or made;

      -- the consummation of the parent acquisition transaction is expressly conditioned on the merger not being consummated; and

      -- on or prior to the first anniversary of the date the merger agreement is terminated, the parent acquisition transaction is consummated.

In determining whether a parent acquisition proposal has been disclosed, announced, commenced, submitted or made for purposes of this termination fee provision, the merger agreement defines "parent acquisition transaction" as any transaction or series of transactions involving:

      -- any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which IXYS is a party, or in which any person or group of persons acquires ownership of securities representing more than a 40% interest in any outstanding class of voting securities of IXYS, or in which IXYS issues more than 40% of any outstanding class of voting securities of IXYS;

      -- any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 40% or more of the consolidated net revenues, net income or assets of IXYS; or

      --   any liquidation or dissolution of IXYS.

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

IXYS also will pay Clare a nonrefundable cash fee of $2,700,000 if either IXYS or Clare terminates the merger agreement because the IXYS stockholders do not vote at the special meeting of IXYS stockholders to approve the issuance of IXYS common stock in the merger.

IXYS is also required to pay Clare a nonrefundable cash fee of $1,000,000 if the merger agreement is terminated by Clare because a parent triggering event has occurred. IXYS must also pay Clare an additional nonrefundable fee of $1,700,000 if a parent acquisition transaction, the consummation of which is expressly conditioned upon the merger not being completed, is consummated on or before the first anniversary of the date on which the merger agreement was terminated because of the occurrence of a parent triggering event.

AMENDMENT

IXYS and Clare may amend the merger agreement, by action taken or authorized by their boards of directors, at any time, whether before or after approval of the matters presented in connection with the merger to the stockholders of IXYS and Clare. No amendment may be made, however, without the approval of the stockholders of IXYS or the stockholders of Clare after the approval by such stockholders of the matters presented in connection with the merger if applicable law or the rules of any relevant stock exchange requires further approval by such stockholders.

DEFINITION OF MATERIAL ADVERSE EFFECT

For purposes of the merger agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "material adverse effect" on Clare or its subsidiaries if the event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on:

      -- the business, condition, capitalization, assets, liabilities, operations, or financial performance of Clare or its subsidiaries, taken as a whole;

      -- the ability of Clare to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement; or

      -- IXYS' ability to vote, receive dividends with respect to or exercise other ownership rights with respect to the stock of Clare.

However, neither of the following will constitute, in and of itself, a material adverse effect on Clare or its subsidiaries:

      -- any adverse effect that results from general economic or business conditions or conditions in the industry in which Clare or its subsidiaries operate, as long as the conditions do not disproportionately affect Clare or its subsidiaries; or

      --   a decline in Clare's stock price.

A material adverse effect on Clare and its subsidiaries will also be deemed to have occurred if the consolidated condensed stockholders' equity of Clare on any given date is less than $38,000,000, exclusive of certain fees and expenses related to the merger and costs incurred by Clare or its subsidiaries that are related to actions taken by Clare or its subsidiaries with the written consent of IXYS.

For purposes of the merger agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a material adverse effect on IXYS if the event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on:

      -- the business, condition, capitalization, assets, liabilities, operations or financial performance of the IXYS and its subsidiaries, taken as a whole; or

      -- IXYS' ability to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement.

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

However, neither of the following will constitute, in and of itself, a material adverse effect on IXYS:

      -- any adverse effect that results from general economic or business conditions or conditions in the industry in which IXYS and its subsidiaries operate, as long as the conditions do not disproportionately affect IXYS or its subsidiaries; and

      --   a decline in IXYS' stock price.

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                        AGREEMENTS RELATED TO THE MERGER

The following is a summary of the material terms of the voting and stock transfer restriction agreements that were entered into in connection with, and related to, the merger agreement. This summary may not contain all of the information that is important to you. This summary is qualified in its entirety by reference to the agreements discussed below that are attached as Annexes to this joint proxy statement/prospectus. You are urged to read the agreements in their entirety.

CLARE VOTING AGREEMENTS

In connection with the merger, the Clare stockholders identified below entered into voting agreements in favor of IXYS pursuant to which these Clare stockholders agreed, among other things, to vote their shares of Clare common stock in favor of the merger.

The following description describes the material terms of these voting agreements. The form of the Clare voting agreement is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. You are encouraged to read carefully the entire form of the Clare voting agreement.

As of the record date, the stockholders of Clare who have entered into the Clare voting agreements collectively owned beneficially and of record shares of Clare common stock representing approximately 1.5% of the outstanding shares of Clare common stock entitled to vote at the special meeting of Clare stockholders.

Winston R. Hindle, Andrew E. Lietz, James K. Sims and John G. Turner, each a director of Clare, Larry Mihalchik, a director and the president and chief executive officer of Clare, and Harry Andersen, the chief financial officer of Clare, have each entered into a Clare voting agreement with IXYS dated as of April 22, 2002.

Pursuant to the terms of the Clare voting agreements, during the period from April 22, 2002, through the termination of the Clare voting agreement, each stockholder of Clare who has entered into a Clare voting agreement has agreed to vote the shares of Clare common stock owned by that stockholder: (a) in favor of the approval of the merger agreement and the merger and each of the other actions contemplated by the merger agreement and any action in furtherance of any of the foregoing; (b) against any action or agreement that would result in a breach of any of Clare's representations, warranties, covenants or obligations under the merger agreement; and (c) against (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Clare or any subsidiary of Clare, (2) any sale, lease or transfer of a material amount of assets of Clare or any subsidiary of Clare, (3) any reorganization, recapitalization, dissolution or liquidation of Clare or any subsidiary of Clare, (4) any change in a majority of the board of directors of Clare, (5) any amendment to Clare's articles of organization or by-laws, (6) any material change in the capitalization of Clare or in Clare's corporate structure, and (7) any other action that is intended to, or that could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the transactions contemplated in the merger agreement.

Moreover, in the event an "identified termination" occurs prior to the termination of the Clare voting agreements, each stockholder of Clare who has entered into a voting agreement has agreed to vote the shares of Clare common stock owned by that stockholder against any company acquisition proposal or related transaction or agreement and against any action that is intended or could reasonably be expected to facilitate the consummation of any company acquisition transaction. For purposes of the Clare voting agreements, an "identified termination" means the termination of the merger agreement pursuant to section 8.1(b) or section 8.1(d) of the merger agreement at any time after a company acquisition proposal has been disclosed, announced, commenced, submitted or made or the termination of the merger agreement by IXYS pursuant to section 8.1(f) of the of the merger agreement.

The voting obligations under the Clare voting agreements terminate upon the earlier to occur of the completion of the merger or the date the merger agreement is validly terminated; however, if an identified termination occurs, then the voting obligations will terminate 180 days after the termination of the merger agreement.

These Clare stockholders may vote their shares of Clare common stock on all matters not covered by the Clare voting agreements.

In addition, each Clare voting agreement prohibits the Clare stockholder who signed that Clare voting agreement from: (a) soliciting, initiating, encouraging or facilitating the making, submission or announcement of any offer, proposal or indication of interest relating to a company acquisition proposal or taking any action that could reasonably be expected to lead to an offer, proposal or indication of interest relating to a company acquisition proposal; (b) furnishing any information regarding Clare or any subsidiary of Clare to any person or entity in connection with or in response to an offer, proposal or indication of interest relating to a company acquisition proposal or any inquiry or indication of interest that could lead to an offer, proposal or indication of interest relating to a company acquisition proposal; (c) engaging in discussions or negotiations with any person or entity with respect to any offer, proposal or indication of interest relating to a company acquisition proposal; (d) approving, endorsing or recommending any offer, proposal or indication of interest relating to a company acquisition proposal; or (e) entering into any letter of intent or similar document or any agreement or understanding contemplating or otherwise relating to any company acquisition transaction. Each Clare stockholder who signed a Clare voting agreement is also required to cease and discontinue any existing discussions with any person or entity that relate to any offer, proposal or indication of interest relating to a company acquisition proposal.

In addition, each Clare voting agreement prohibits the Clare stockholder who signed that voting agreement from transferring any shares or any voting rights with respect to any shares of Clare common stock, or any option to purchase shares of Clare common stock, owned by that stockholder before the termination of the voting agreement, except to specified persons under specified conditions, and in particular, prohibits any transfer unless each person to whom any shares or options are transferred agrees to be bound by all of the terms and provisions of the voting agreement.

DR. ZOMMER'S VOTING AGREEMENT

In connection with the merger, Nathan Zommer, IXYS' chairman of the board, president and chief executive officer, entered into a voting agreement with Clare dated as of April 22, 2002, pursuant to which Dr. Zommer agreed, among other things, to vote his shares of IXYS common stock in favor of the merger.

The following description of Dr. Zommer's voting agreement describes the material terms of this voting agreement. Dr. Zommer's voting agreement is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. You are encouraged to read Dr. Zommer's voting agreement carefully in its entirety.


As of the record date, Dr. Zommer owned of record 6,686,310 shares of IXYS common stock, representing approximately 24.9% of the outstanding shares of IXYS common stock entitled to vote at the special meeting of IXYS stockholders.


Pursuant to the terms of the voting agreement, during the period from April 22, 2002, through the termination of the voting obligations under his voting agreement, Dr. Zommer has agreed to vote the shares of IXYS common stock owned by him: (a) in favor of the issuance of shares of IXYS common stock in the merger and any action in furtherance of the foregoing; (b) against any action or agreement that would result in a breach of any of IXYS' representations, warranties, covenants or obligations under the merger agreement; and (c) against any action that is intended to, or that could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the transactions contemplated in the merger agreement.

Dr. Zommer may vote his shares of IXYS common stock on all matters not covered by the voting agreements.

In addition, the voting agreement prohibits Dr. Zommer from transferring any shares or any voting rights with respect to any shares of IXYS common stock, or any option to purchase shares of IXYS common stock, owned by him before the termination of the voting agreement, except to specified persons under specified conditions, and in particular, prohibits any such transfer unless each person to whom any shares or options are transferred agrees to be bound by all of the terms and provisions of the voting agreement.

This voting agreement will terminate upon the earlier to occur of the completion of the merger or the date the merger agreement is validly terminated.

STOCK TRANSFER RESTRICTION AGREEMENTS

As an inducement to IXYS to enter into the merger agreement, James K. Sims, Winston R. Hindle, Jr., Andrew E. Lietz and John G. Turner, each a director of Clare, Larry Mihalchik, a director and the president and chief executive officer of Clare, and Harry Andersen, the chief financial officer of Clare, have entered into stock transfer restriction agreements dated as of April 22, 2002. The following description describes the material terms of these stock transfer restriction agreements. The form of the stock transfer restriction agreements is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. You are encouraged to read carefully the entire form of the stock transfer restriction agreement.

Pursuant to the stock transfer restriction agreement, each of the individuals listed above has agreed that he will not, except as expressly permitted by the terms of his stock transfer restriction agreement, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale with respect to or otherwise dispose of any shares of IXYS common stock, or any securities convertible into or exchangeable for or that represent the right to receive shares of IXYS common stock, whether held of record or beneficially owned by that stockholder as of, or after, April 22, 2002.

Those stockholders of Clare who entered into a stock transfer restriction agreement agreed to the restrictions set forth above for a period beginning on the date of the completion of the merger and ending 90 days later.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

OVERVIEW

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the proposed merger of IXYS and Clare using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined condensed financial statements.

The fiscal years of IXYS and Clare end on March 31. The IXYS and the Clare balance sheets as of December 31, 2001 and December 23, 2001, respectively have been combined as if the merger had occurred on December 31, 2001. For purposes of the pro forma information, the IXYS and the Clare statements of operations for the year ended March 31, 2001 and for the nine month period ended December 31, 2001 and December 23, 2001 respectively, have been combined. The unaudited pro forma combined condensed statements of operations give effect to the merger as if it had occurred on April 1, 2000.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred April 1, 2000 for statements of operation purposes and as of December 31, 2001 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Clare, before any integration or restructuring adjustments. Severance payments that become payable upon consummation of the merger due to IXYS' intention to discontinue employment of Mr. Mihalchik and Mr. Andersen have been considered as liabilities in purchase accounting. The final allocation of the purchase price will be determined after the completion of the merger and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. Because the unaudited pro forma combined condensed financial statements are based upon preliminary estimates, the pro forma adjustments may differ materially based upon the final allocation.

These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of IXYS and Clare and should be read in conjunction with the historical consolidated financial statements of IXYS and Clare and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this joint proxy statement/prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)


                                                      HISTORICAL
                                              ---------------------------    PRO FORMA      PRO FORMA
                                                  IXYS          CLARE       ADJUSTMENTS     COMBINED
                                              ------------   ------------   -----------     ---------
                                                 AS OF          AS OF
                                              DECEMBER 31,   DECEMBER 23,
                                                  2001           2001
ASSETS
Current assets:
  Cash and cash equivalents, restricted
     cash...................................    $ 42,664       $ 21,345       $             $ 64,009
  Account receivable, net...................      13,917          5,189                       19,106
  Inventory.................................      40,928          9,891                       50,819
  Prepaid expenses and other current
     assets.................................       2,781          4,036         1,883(d)       8,700
                                                --------       --------       -------       --------
     Total current assets...................     100,290         40,461         1,883        142,634
Plant and equipment, net....................      15,329         15,430         2,717(a)      33,476
Other assets................................       5,273          8,783        (8,218)(b1)    12,573
                                                                                6,735(b2)
                                                --------       --------       -------       --------
     Total assets...........................    $120,892       $ 64,674       $ 3,117       $188,683
                                                ========       ========       =======       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................    $  3,216       $  3,963       $             $  7,179
  Current portion of long term debt.........       2,681             56                        2,737
  Accrued expenses and other liabilities....       8,281          2,389         1,450(e)      13,670
                                                                                1,550(f)
  Net liabilities from discontinued
     operations.............................          --            197                          197
  Deferred revenues.........................          --            464          (464)(c)         --
                                                --------       --------       -------       --------
     Total current liabilities..............      14,178          7,069         2,536         23,783
Long term debt..............................       4,967             19                        4,986
Pension liabilities.........................       5,293             --                        5,293
Deferred tax liabilities....................          --                        1,883(d)       1,883
Deferred revenues...........................          --          2,362        (2,362)(c)         --
                                                --------       --------       -------       --------
     Total liabilities......................      24,438          9,450         2,057         35,945
                                                --------       --------       -------       --------

Stockholders' equity:
  Common stock..............................         268             98           (49)(f)        317
  Additional paid-in capital................      92,535         97,449       (41,214)(f)    148,770
  Notes receivable from stockholders........        (823)            --                         (823)
  Retained earnings (Accumulated deficit)...       6,409        (41,553)       41,553(f)       6,409
  Accumulated other comprehensive loss......      (1,490)          (605)          605(f)      (1,490)
  Treasury stock............................        (445)          (165)          165(f)        (445)
                                                --------       --------       -------       --------
     Stockholders' equity...................      96,454         55,224         1,060        152,738
                                                --------       --------       -------       --------
     Total liabilities and stockholders'
       equity...............................    $120,892       $ 64,674       $ 3,117       $188,683
                                                ========       ========       =======       ========


                             See accompanying notes

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        FOR THE YEAR ENDED MARCH 31, 2001
                                                 ------------------------------------------------
                                                     HISTORICAL
                                                 -------------------    PRO FORMA       PRO FORMA
                                                   IXYS      CLARE     ADJUSTMENTS      COMBINED
                                                 --------   --------   -----------      ---------
Net revenues...................................  $111,389   $ 62,220     $              $173,609
Cost of sales..................................    69,967     41,353         562(g)      113,323
                                                                           1,441(h)
                                                 --------   --------     -------        --------
Gross profit...................................    41,422     20,867       2,003          60,286
                                                 --------   --------     -------        --------
Operating expenses
     Research, development.....................     6,081     14,716          71(g)       20,868
     Selling, general and administrative,
       other...................................    13,959     21,190         158(g)       34,032
                                                                          (1,275)(i)
                                                 --------   --------     -------        --------
Total operating expenses.......................    20,040     35,906      (1,046)         54,900
                                                 --------   --------     -------        --------
Operating income/loss..........................    21,382    (15,039)       (957)          5,386
                                                 --------   --------     -------        --------
     Interest income net.......................     1,030      1,537                       2,567
     Other (expense) income, net...............      (504)      (137)                       (641)
                                                 --------   --------     -------        --------
Income (loss) from continuing operations before
  benefit from income taxes....................    21,908    (13,639)       (957)          7,312
                                                 --------   --------     -------        --------
     Provision (Benefit) from income taxes.....     8,321         --        (308)(j)       8,013
                                                 --------   --------     -------        --------
Net income (loss) from continued operations....  $ 13,587   $(13,639)    $  (649)       $   (701)
                                                 ========   ========     =======        ========
Net income (loss) from continuing operations
  per share, basic.............................  $   0.54   $  (1.41)
Net income (loss) from continuing operations
  per share, diluted...........................  $   0.49   $  (1.41)
Weighted average number of shares,
basic..........................................    25,239      9,654
diluted........................................    27,774      9,654
Pro forma net loss per share, basic and
  diluted......................................                                         $  (0.02)
Pro forma weighted average shares, basic and
  diluted......................................                                           32,639


                             See accompanying notes

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           FOR THE NINE MONTH PERIOD ENDED
                                                 ---------------------------------------------------
                                                 DECEMBER 31   DECEMBER 23
                                                 -----------   -----------
                                                        HISTORICAL
                                                 -------------------------    PRO FORMA    PRO FORMA
                                                    IXYS          CLARE      ADJUSTMENTS   COMBINED
                                                 -----------   -----------   -----------   ---------
Net revenues...................................    $62,427      $ 34,189       $           $ 96,616
Cost of sales..................................     42,139        29,767           421(g)    72,898
                                                                                   571(h)
                                                   -------      --------       -------     --------
Gross profit...................................     20,288         4,422          (992)      23,718
                                                   -------      --------       -------     --------
Operating expenses
     Research, development.....................      3,848         8,150            53(g)    12,051
     Selling, general and administrative,
       other...................................      9,461        11,811           119(g)    21,391
                                                   -------      --------       -------     --------
Total operating expenses.......................     13,309        19,961           172       33,442
                                                   -------      --------       -------     --------
Operating income/(loss)........................      6,979       (15,539)       (1,164)      (9,724)
                                                   -------      --------       -------     --------
     Interest income/(expense), net............        726           516                      1,242
     Other (expense) income, net...............     (3,640)         (324)                    (3,964)
                                                   -------      --------       -------     --------
Income (loss) from continuing operations before
  benefit from income taxes....................      4,065       (15,347)       (1,164)     (12,446)
     Provision (benefit) for income taxes......      1,545            --          (403)(j)    1,142
                                                   -------      --------       -------     --------
Net income (loss) from continuing operations...    $ 2,520      $(15,347)      $  (761)    $(13,588)
                                                   =======      ========       =======     ========
Net income (loss) from continuing operations
  per share, basic.............................    $  0.09      $  (1.56)
Net income (loss) from continuing operations
  per share, diluted...........................    $  0.09      $  (1.56)
Weighted average number of shares,
basic..........................................     26,761         9,807
diluted........................................     28,993         9,807
Pro forma net loss per share, basic and
  diluted......................................                                            $  (0.43)
Pro forma weighted average shares, basic and
  diluted......................................                                              31,561


                             See accompanying notes

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

On April 22, 2002, IXYS and Clare entered into a merger agreement whereby each outstanding share of Clare common stock will be converted into 0.49147 newly issued shares of IXYS common stock. Each outstanding option to purchase shares of Clare common stock will be assumed also using the 0.49147 exchange ratio. IXYS expects to issue approximately 4.9 million shares of IXYS common stock, and options to purchase approximately 1 million shares of common stock. The actual number of shares of IXYS common stock and options to be issued will be determined on the effective date of the merger using the 0.49147 exchange ratio based on the number of shares of Clare common stock and options actually outstanding on such date. IXYS will account for the merger as a purchase.

The unaudited pro forma combined condensed balance sheet at December 31, 2001 combines the IXYS and Clare consolidated balance sheets at December 31, 2001 and December 23, 2001 as if the merger had been consummated on that date.

Tax savings from the combined entities' potential opportunity to offset taxable income with tax losses generated through other operations have not been considered in the pro forma statements of operations.

The unaudited pro forma combined condensed statements of operations for the year ended March 31, 2001, and for the nine month period ended December 31, 2001 give effect to the proposed merger as if it had occurred on April 1, 2000. The unaudited pro forma combined statement of operations combine the results of operations of IXYS and Clare for the respective periods.

2.  PRELIMINARY PURCHASE PRICE

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $57.8 million. The preliminary fair value of IXYS' common stock to be issued was determined using the five trading day average price surrounding the date the acquisition was announced of $10.0487 per share. The preliminary fair value of IXYS' stock options to be issued was determined using the Black-Scholes option pricing model. The following assumptions were used to determine the fair value of the options: expected life of 2 years, risk-free interest rate of 3.4%, expected volatility of 162% and no expected dividend yield. The final purchase price is dependent on the actual number of shares of common stock exchanged, the actual number of options issued, and actual direct merger costs. The final purchase price will be determined upon completion of the merger. The estimated total purchase price of the proposed Clare merger is as follows (in thousands):

Value of IXYS common stock to be issued.....................  $48,891
Value of IXYS options to be issued..........................    7,393
Estimated direct merger costs...............................    1,550
                                                              -------
Total estimated purchase price..............................  $57,834
                                                              =======


Under the purchase method of accounting, the total estimated purchase price is allocated to Clare's net tangible and identifiable intangible assets based upon their estimated fair value as of the date of completion of the merger. Any excess of the fair value of net assets acquired over the estimated purchase price (excess over costs) is allocated as a pro rata reduction to plant and equipment and intangible assets acquired. Based upon the estimated purchase price and the preliminary independent valuation, the

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

preliminary purchase price allocation, which is subject to change based on IXYS' final analysis, is as follows (in thousands):


Fair value of tangible assets acquired
  Current assets, excluding deferred taxes..................  $37,727
  Deferred tax assets, short term...........................    4,616
  Plant and equipment.......................................   20,048
  Other assets..............................................      565
                                                              -------
Identifiable intangible asset...............................            $62,956
                                                                        -------
  Contractual agreement.....................................  $ 3,200
  Core technology...........................................    2,700
  Tradename/trademarks......................................      900
  Order backlog.............................................      600
  Favorable licensing agreement.............................       40
                                                              -------
  Total amortizable intangible assets.......................            $ 7,440
Excess over costs                                                       $(2,606)
                                                                        -------
  Total assets acquired.....................................                      $67,790
Fair value of liabilities assumed...........................                       (6,623)
Deferred tax liability on intangible assets and plant and                          (1,883)
  equipment, net............................................
Severance payments..........................................                       (1,450)
                                                                                  -------
  Net assets acquired.......................................                      $57,834
                                                                                  =======



The excess over costs of $2.6 million has been allocated to proportionately reduce the fair values of plant and equipment and acquired identifiable intangible assets. The final allocation of purchase price to plant and equipment and identifiable intangible assets is therefore as follows:



                                                                   IN % OF   PROPORTIONATE    AMOUNT
                                                      FAIR VALUE    TOTAL      REDUCTION     ALLOCATED
                                                      ----------   -------   -------------   ---------
Plant and equipment.................................   $20,048        73%       $1,901        $18,147
Intangible Assets
  Contractual Agreements............................     3,200        12%          303          2,897
  Core Technology (Beverly).........................       900         3%           85            815
  Core Technology (Micronix)........................     1,800         7%          171          1,629
  Tradename/Trademarks..............................       900         3%           85            815
  Order Backlog.....................................       600         2%           57            543
  Favorable Licensing Agreement.....................        40         0%            4             36
                                                       -------       ---        ------        -------
  Total intangible assets...........................     7,440        27%          705          6,735
                                                       -------       ---        ------        -------
Total...............................................   $27,488       100%        2,606        $24,882
                                                       =======       ===        ======        =======



A preliminary estimate of $6.7 million has been allocated to identifiable intangible assets with useful lives ranging from 3 months to 6 years as follows:


Contract agreement -- 3 years; Core technology -- 5 to 6 years;
Tradename/Trademarks -- 3 years; Order backlog -- 3 to 6 months; Favorable licensing agreement -- 6 years.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)


Clare's historical book values of plant and equipment have been adjusted by an increase of $2.7 million. The average remaining useful lives of plant and equipment amounts to 3.4 years, resulting in additional depreciation to be recorded of $791,000 for the 12 month period ended March 31, 2001 and of $593,000 for the nine month period ended December 31, 2001. Depreciation is allocated to cost of sales (71%), research and development expenses (9%) and selling, general and administrative expenses (20%). No fair value was attributed to deferred revenue recorded by Clare. Therefore, the book value of liabilities recorded by Clare was reduced by $2.8 million to their estimated fair value of $6.6 million.



An additional deferred tax liability of $3.3 million has been recognized on the difference between the tax values of amortizable intangible assets and plant and equipment and their estimated book value for financial reporting purposes after the merger at a tax rate of 38.6%. A short term deferred tax asset has been recognized on the severance payments set up as part of purchase accounting ($560,000). Existing valuation allowances on short-term deferred tax assets ($1.3 million) and long-term deferred tax assets ($1.5 million) have been reversed to the extend a deferred tax liability has been set up resulting in an additional net deferred tax liability of $1.9 million.


3.  PRO FORMA ADJUSTMENTS

There were no transactions between IXYS and Clare. Certain reclassifications have been made to conform Clare's historical amounts to IXYS' financial statement presentation.


The pro forma adjustments do not reflect any integration adjustments such as restructuring costs to be incurred in connection with the merger or operating efficiencies and cost savings that may be achieved with respect to the combined entity. Severance payments to Mr. Mihalchik of approximately $1.2 million and to Mr. Andersen of approximately $200,000 were included as liabilities in purchase accounting.


The accompanying unaudited pro forma combined financial statements have been prepared as if the merger was completed on December 31, 2001 for balance sheet purposes and as of April 1, 2000 for statement of operations purposes and reflect the following pro forma adjustments:


(a) To record the step-up on plant and equipment. The step-up was determined based on estimated fair values of plant and equipment, reduced by the proportionate allocation of excess over costs (see Note 2). The estimated fair value was determined based on an independent draft appraisal.


(b)  To establish amortizable intangible assets acquired.

     (b1) To eliminate Clare's amortizable intangible assets and goodwill resulting from prior acquisitions.


     (b2) To establish identifiable intangible assets and goodwill resulting from the proposed merger at their estimated fair value, reduced by the proportionate allocation of excess over costs (see Note 2).



(c)  To reduce deferred revenue to its estimated fair value of $0.



(d) To establish the deferred tax effects of entries (a) and (b) (see Note 2 above).



(e) To record severance payments for Mr. Mihalchik and Mr. Andersen in accordance with their employment contracts.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)


(f)  To reflect the following adjustments:



                                                                                     TOTAL
                                                                (1)        (2)     ADJUSTMENT
                                                              --------   -------   ----------
Common stock................................................  $    (98)  $    49    $    (49)
Additional paid-in-capital..................................   (97,449)   56,235     (41,214)
Accumulated deficit.........................................    41,553        --      41,553
Accumulated other comprehensive loss........................       605        --         605
Treasury stock..............................................       165        --         165
                                                              --------   -------    --------
  Total stockholders' equity................................  $(55,224)  $56,284    $  1,060
                                                              ========   =======    ========



     (f1)  To eliminate the historical stockholders' equity of Clare.



     (f2) To record the estimated value of IXYS common stock and options to be issued in the proposed merger.



(g) To record additional depreciation due to the step-up of plant and equipment.



(h) To reflect amortization of acquired intangible assets of $2.2 million for the year ended March 31, 2001 and $1.3 million for the nine-month period ended December 31, 2001, net of amortization expense previously recorded by Clare on acquired existing technology of $807,000 and $708,000, respectively.



(i)  To remove goodwill amortization previously recorded by Clare.



(j) To record the tax effect of the additional depreciation of plant and equipment and additional amortization of intangible assets acquired.


4.  UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed by adding 4.9 million shares assumed to be issued in exchange for the outstanding Clare shares and for shares assumed to be issued to financial advisors in connection with this transaction to IXYS' weighted average shares outstanding. As the pro forma condensed combined consolidated statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.

                      MANAGEMENT OF IXYS AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

Upon completion of the merger, IXYS' board of directors will be comprised of the six current directors of IXYS and Larry Mihalchik, the current president and chief executive officer of Clare. The directors and executive officers of IXYS following the merger, their ages and intended positions at IXYS following the merger, as well as certain biographical information of these individuals, are set forth below. The ages of the individuals are provided as of March 31, 2002.

NAME                                   AGE                         POSITION(S)
-------------------------------------  ---   -------------------------------------------------------
Nathan Zommer........................  54    Chairman of the Board, President and Chief Executive
                                             Officer
Arnold P. Agbayani...................  56    Senior Vice President, Finance, Chief Financial
                                             Officer, Secretary and Director
Larry L. Mihalchik...................  55    President of IXYS-Clare Division and Director
Donald L. Feucht.....................  68    Director
Andreas Hartmann.....................  58    Director
Samuel Kory..........................  58    Director
S. Joon Lee..........................  62    Director
Peter H. Ingram......................  53    President of European Operations
Kevin McDonough......................  50    President of U.S. Operations

Nathan Zommer. Dr. Zommer, IXYS' founder, has served as a member of IXYS' board of directors since its inception in 1983, and has served as Chairman of the Board, President and Chief Executive Officer since March 1993. From 1984 to 1993, Dr. Zommer served as IXYS' Executive Vice President. Prior to founding IXYS, Dr. Zommer served in a variety of positions with Intersil, Hewlett Packard and General Electric, including as a scientist in the Hewlett Packard Laboratories and Director of the Power MOS Division for Intersil/General Electric. Dr. Zommer received his B.S. and M.S. degrees in Physical Chemistry from Tel Aviv University and a Ph.D. in Electrical Engineering from Carnegie Mellon University.

Arnold P. Agbayani. Mr. Agbayani has served as IXYS' Senior Vice President, Finance, Chief Financial Officer, Secretary and Director since 1993. From 1989 to 1993, he served as IXYS' Controller. Prior to joining IXYS, Mr. Agbayani held various financial positions with National Semiconductor, Fairchild Camera and Instruments, ATARI and Frito-Lay. Mr. Agbayani received his B.S. in Finance and an M.B.A. from Roosevelt University of Chicago.

Larry L. Mihalchik. Mr. Mihalchik will be appointed as a director of IXYS and as President of IXYS' Clare Division upon the completion of the merger. Mr. Mihalchik has served as the President and Chief Executive Officer of Clare, Inc. since February 1, 2001. From January 2000 to that date, Mr. Mihalchik was Chief Executive Officer and a member of the Board of Directors of Internet Commerce Services Corporation (iCOMS). Previously, Mr. Mihalchik served as President and Chief Executive Officer of Atex Media Solutions, Inc., a developer and integrator of complex publishing systems. Prior to joining Atex Media Solutions, Mr. Mihalchik served as Senior Vice President and Chief Financial Officer of M/A COM, a NYSE manufacturer of electronic components. Mr. Mihalchik received his B.A. degree in Business Administration from Westminster College with a concentration in Finance.

Donald L. Feucht. Dr. Feucht has served as a member of IXYS' board of directors since July 2000. From 1992 until his retirement in 1998, Dr. Feucht served as Vice President for Operations for Associated Western Universities. He was employed as a Program Management Specialist for EG&G Rocky Flats, Inc. from 1990 until 1992. Prior to 1990, Dr. Feucht served in several positions with the National Renewable Energy Laboratory (NREL), including Deputy Director. Prior to joining NREL, he served as Professor of Electrical Engineering and Associate Dean at Carnegie-Mellon University. Dr. Feucht received his B.S. degree in Electrical Engineering from Valparaiso University and his M.S. and Ph.D. degrees in Electrical Engineering from Carnegie Mellon University.

Andreas Hartmann. Mr. Hartmann has served as a member of IXYS' board of directors since November 1998. Since 1990, he has served as Assistant General Counsel and Vice President of ABB. Mr. Hartmann received his degree in law from Erlangen Nurnberg University in 1970 and his degree in Law from the Ministry of Justice of the State of Bavaria in 1973.

Samuel Kory. Mr. Kory has served as a member of IXYS' board of directors since November 1999. In 1988, he founded Samuel Kory Associates, a management consulting firm. Since founding the firm, Mr. Kory has served as the firm's sole proprietor and principal as well as a consultant for the firm. Mr. Kory received his B.S.M.E. from Pennsylvania State University in 1965.

S. Joon Lee. Dr. Lee has served as a member of IXYS' board of directors since July 2000. Since 1990, Mr. Lee has served as President of Omni Electronics. Dr. Lee also served as President of Adaptive Logic from 1991 until 1996. Dr. Lee received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Minnesota.

Peter H. Ingram. Mr. Ingram has served as IXYS' President of European Operations since 2000. From 1994 to 2000, he served as IXYS' Vice President of European Operations. From 1989 to 1995, he served as IXYS' Director of Wafer Fab Operations. Mr. Ingram worked with the semiconductor operations of ABB from 1982 until IXYS acquired those operations in 1989. Mr. Ingram received an Honors degree in Chemistry from the University of Nottingham.

Kevin McDonough. Mr. McDonough has served as IXYS' President of U.S. Operations since 2001. From 1999 to 2000, he served as Vice President of U.S. Operations. From 1998 to 1999, he served as IXYS' Director of Quality Assurance and Product Engineering, and from 1990 to 1994, he served as IXYS' Director of Operations and Quality Assurance. From 1995 to 1998, Mr. McDonough served as Manager of Wafer Fab Foundries for Advanced Micro Devices. Mr. McDonough received his B.S. in Science from the University of California at Davis and his M.B.A. from Oregon State University.

BOARD COMMITTEES

Audit Committee. IXYS' Audit Committee recommends IXYS' independent auditors; reviews the engagement of the independent auditors; has familiarity with the accounting and reporting principles and practices applied by IXYS in preparing its financial statements; evaluates, together with the board of directors, the performance of the independent auditors; receives written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1; discusses with the independent auditors the results of the annual audit; reviews with management and the independent auditors IXYS' financial statements to be included in its Annual Report on Form 10-K; assists and interacts with the independent auditors; evaluates the cooperation received by the independent auditors during their audit examination; consults with the independent auditors and discusses with IXYS' management the scope and quality of internal accounting and financial reporting controls in effect; confers with the independent auditors and senior management in separate executive sessions; investigates any matter brought to the attention of IXYS within the scope of its duties; prepares the report required by the rules of the Securities and Exchange Commission to be included in IXYS' annual proxy statement; reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the board of directors for approval; and performs such other functions and has such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing. The Audit Committee is comprised of three non-employee directors:
Messrs. Feucht, Kory and Lee. All members of IXYS' Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

Compensation Committee. The Compensation Committee administers IXYS' stock options and stock purchase plans; grants options under IXYS' stock option plans; recommends to the board of directors the compensation levels for directors, officers, employees and consultants; recommends to the board of directors the type of compensation to be paid to the directors, officers, employees and consultants; reviews on a periodic basis the operation of IXYS' executive compensation programs; performs such other functions and has such other powers as may be necessary or convenient in the efficient discharge of the foregoing; and reports to the board of directors. The Compensation Committee is comprised of three non-employee directors: Messrs. Feucht, Hartmann and Kory.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

IXYS entered into an employment agreement, dated as of January 1, 1995, with Dr. Nathan Zommer, its Chief Executive Officer. The agreement provides for, among other things, salaries, bonuses and car allowances as determined by IXYS' board of directors. Under the terms of the agreement, IXYS agrees to maintain term life insurance in the amount of $1,000,000. In addition, the agreement provides that if IXYS terminates Dr. Zommer's employment without cause, Dr. Zommer shall be entitled to receive as severance his monthly salary, incremented one month per year of service to us, to a maximum of twelve months. The agreement also provides Dr. Zommer with a paid annual physical exam and the limited services of a financial advisor.

Dr. Zommer's employment agreement was amended on July 1, 1998 to extend its term to January 31, 2004. In the amended agreement, Dr. Zommer's annual bonus is 40% of his base salary, which was increased to $285,000. In addition, he is eligible for an incentive bonus of three times his base annual salary in the event of certain transactions significantly affecting IXYS, including a reorganization, consolidation, merger and sale of IXYS' stock or assets. If his employment terminates within a year after a change of control event, Dr. Zommer is entitled to receive severance equal to three times his average annual compensation, continued benefits for 18 months and accelerated vesting of all option shares. Effective January 1, 2002, Dr. Zommer's base salary was increased to $400,000.

IXYS entered into an employment agreement, dated as of January 1, 1995, with Mr. Arnold P. Agbayani, IXYS' Chief Financial Officer. The agreement provides for, among other things, salaries, bonuses and car allowances as determined by IXYS' board of directors. Under the terms of the agreement, IXYS agrees to maintain term life insurance in the amount of $1,000,000. In addition, the agreement provides that if IXYS terminates Mr. Agbayani's employment without cause, Mr. Agbayani shall be entitled to receive as severance his monthly salary, incremented one month per year of service to IXYS, to a maximum of twelve months. The agreement also provides Mr. Agbayani with a paid annual physical exam and the limited services of a financial advisor.

Mr. Agbayani's employment agreement was amended on July 1, 1998 to extend its term to January 31, 2004. In the amended agreement, Mr. Agbayani's annual bonus is 30% of his base salary, which was increased to $160,000. In addition, he is eligible for an incentive bonus of three times his annual base salary in the event of certain transactions significantly affecting IXYS, including a reorganization, consolidation, merger and sale of IXYS' stock or assets. If his employment terminates within a year after a change of control event, Mr. Agbayani is entitled to receive severance equal to three times his average annual compensation, continued benefits for 18 months and accelerated vesting of all option shares. Effective January 1, 2002, Mr. Agbayani's base salary was increased to $220,000.

Mr. Mihalchik will continue to serve in his capacity as president and chief executive officer of Clare for 90 days following the closing of the merger, after which Mr. Mihalchik's employment with Clare will be terminated. Under the provisions of Mr. Mihalchik's employment agreement with Clare, this termination will trigger a cash severance payment to Mr. Mihalchik of 2.99 times his current annual salary subject to reduction in accordance with Section 280G of the Internal Revenue Code. Additionally, IXYS has agreed to pay Mr. Mihalchik $275,000 upon completion of the merger as consideration for his agreement not to compete with the business of the combined organization for three years following the termination of his employment.

EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid by IXYS and Clare during the fiscal years ended March 31, 2000, March 31, 2001 and March 31, 2002 to those persons who will serve as executive officers of IXYS Corporation upon completion of the merger and whose salary and bonus exceeded $100,000 for services rendered in all capacities to IXYS or Clare during such years. This compensation table excludes other compensation in the form of perquisites and other personal benefits to an executive officer where that compensation constituted less than 10% of his or her total annual salary and bonus in the fiscal year.

                                                                   Other Annual   Securities
      Name and Principal                                           Compensation   Underlying       All Other
           Position             Year   Salary ($)   Bonus ($)(1)      ($)(2)      Options (#)   Compensation ($)
----------------------------------------------------------------------------------------------------------------
Nathan Zommer.................  2002     315,962       114,000        15,136        160,000          30,615(3)
  President and Chief           2001     285,000       214,000        16,038         20,000           2,100
  Executive Officer             2000     375,420       124,300        15,605        240,000           2,110
Arnold P. Agbayani............  2002     176,154        48,000        15,630         95,000          19,417(5)
  Senior Vice President,        2001     160,000       118,000        15,583         10,000           4,330
  Finance,                      2000     189,190(4)     48,000        12,693         20,000           2,830
  Chief Financial Officer and
  Secretary
Larry L. Mihalchik............  2002     325,000        35,000         7,950         49,147              --
  President, IXYS-Clare         2001      52,500            --         1,300        100,000              --
  Division                      2000          --            --            --             --              --
Peter H. Ingram...............  2002     159,253        34,502         4,444         10,000              --
  President,                    2001     161,466        22,240         4,560             --              --
  European Operations           2000     154,578        19,294         1,752         90,000              --
Kevin McDonough...............  2002     146,454            --         7,200         50,000           7,893(6)
  President,                    2001     127,000        15,000         7,200             --              --
  U.S. Operations               2000     120,346         3,000            --        120,000              --

---------------

(1) Represents annual bonus earned for performance in the specified fiscal year.

(2) Represents car allowance.

(3) Includes $2,110 premiums paid for group term life insurance, $17,532 for tax equalization and 401(k) matching contributions of $10,973.

(4) Includes retroactive payments made during fiscal year 2000 attributable to base salary increases in fiscal year 1999.

(5) Includes $2,830 premiums paid for group term life insurance, $1,000 for tax planning and preparation paid by IXYS and $15,587 for tax equalization.

(6) Includes 401(k) matching contributions of $7,893.

OPTION GRANTS IN LAST FISCAL YEAR

The following table presents information for the fiscal year ended March 31, 2002 with respect to each grant of stock options to the executive officers named in the summary compensation table above.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                 Annual Rates of
                                              # of      % of Total                                 Stock Price
                                           Securities    Options     Exercise                   Appreciation for
                                           Underlying   Granted in   Price Per                      Term (3)
                                            Options       Fiscal       Share     Expiration   ---------------------
Name                                       Granted(1)    Year (2)       ($)         Date         5%         10%
-----------------------------------------  ----------   ----------   ---------   ----------   --------   ----------
Nathan Zommer............................   160,000          23         7.26      11-15-11    731,808    1,846,944
  President and Chief Executive Officer
Arnold P. Agbayani.......................    95,000          14         6.60      11-15-11    395,010      996,930
  Senior Vice President, Finance, Chief
  Financial Officer and Secretary
Larry L. Mihalchik.......................        --          --           --            --         --           --
  President, IXYS-Clare Division
Peter H. Ingram..........................    10,000           2         6.60      11-15-11     41,580      104,940
  President, European Operations
Kevin McDonough..........................    50,000           7         6.60      11-15-11    207,900      524,700
  President, U.S. Operations

---------------

(1) Except in the case of Larry L. Mihalchik, options granted to each individual were granted pursuant to the IXYS 1999 Equity Incentive Plan and are subject to the terms of such plan. Exercise prices for these options are equal to the closing price of IXYS' common stock on the Nasdaq National Market on the date of grant, except Mr. Zommer's options were priced 10% above such closing price.

(2) Based on an aggregate of 682,800 options granted to employees and consultants of IXYS in fiscal year 2002 including the named executive officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10) years and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent IXYS' estimate or projection of the future price of its common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND LAST FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the number of securities underlying unexercised options held by the named executive officers as of March 31, 2002 and the value of unexercised in-the-money options as of March 31, 2002.

                                                               Number of Securities
                                 Number of                    Underlying Unexercised       Value of Unexercised In-
                                  Shares                       Options at March 31,          The-Money Options at
                                 Acquired        Value                2002(#)                March 31, 2002($)(2)
                                    on        Realized($)   ---------------------------   ---------------------------
Name                             Exercise         (1)       Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Nathan Zommer.................      5,090        94,941       535,606        340,520       4,778,954      2,403,135
  President and
  Chief Executive Officer
Arnold P. Agbayani............         --            --       117,466        115,960       1,050,961        687,077
  Senior Vice President,
  Finance, Chief Financial
  Officer and Secretary
Larry L. Mihalchik (3)........         --            --         4,914             --              --             --
  President IXYS-Clare
  Division                             --            --         4,914             --              --             --
                                       --            --         4,914             --           9,641             --
                                       --            --        19,047         76,188          19,195         76,779
                                       --            --           953          3,812             960          3,842
Peter H. Ingram...............     14,250        72,805       128,346        101,880       1,108,858        832,867
  President,
  European Operations
Kevin McDonough...............         --            --       128,880        169,720       1,120,997      1,260,124
  President,
  U.S. Operations

---------------

(1) The value realized is based on the fair market value of IXYS' common stock on the date of exercise minus the exercise price.

(2) The valuations are based on the fair market value of IXYS' common stock on March 31, 2002 of $11.69 minus the exercise price of the options.

(3) Options granted to Mr. Mihalchik were granted pursuant to Clare's 1995 Stock Option and Incentive Plan. These options were granted at an exercise price equal to the fair market value of Clare's common stock at the time of the grant.

DIRECTOR COMPENSATION

Each IXYS director receives an annual retainer of $10,000 as well as $1,000 for each meeting of the board he attends and $600 for each committee meeting he attends. Additionally, IXYS directors are reimbursed for certain expenses in connection with attendance at IXYS' board and committee meetings and are reimbursed for expenses incurred in preparing their personal income tax returns and estate planning matters. IXYS' 1999 Non-Employee Directors' Equity Incentive Plan, effective during fiscal year 2002, provides for the grant of options to non-employee directors pursuant to a discretionary grant mechanism administered by IXYS' board. These options vest over a period of time, to be determined in each case by IXYS' board, so long as the optionee remains a non-employee director. Each director currently receives an option to acquire 30,000 shares upon becoming a member of IXYS' board of directors. Each director may also receive a loan from IXYS for up to $100,000, payable in three years from the date of issuance, for use in exercising his options or paying taxes in connection with such exercise of options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of another entity and an executive officer of such other entity served or serves as a director or on the company's compensation committee. IXYS does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee. During fiscal year 2002, the Compensation Committee was comprised entirely of non-employee directors.

RELATED PARTY TRANSACTIONS

Grants of Common Stock. On September 14, 1995, IXYS' board of directors authorized stock grants, made pursuant to certain stock purchase agreements, to Dr. Zommer and Messrs. Agbayani and Ingram and Mr. Richard Fassler, the former Vice President, Sales and Marketing, who left IXYS in January 2000. In connection with these stock grants, an aggregate of 7,410,134 shares of IXYS' common stock were granted to these individuals. The shares were paid for with recourse promissory notes in an aggregate principal amount of $832,716 and are currently fully vested. Messrs. Fassler and Ingram have paid their promissory notes in full. The note terms provide that between September 15, 2003 and September 15, 2005, quarterly installments of principal and accrued interest are due, and all principal of the notes, plus accrued interest, is due and payable September 15, 2005. The notes bear interest at a rate of 6.25% per annum compounded annually. In the event Dr. Zommer or Mr. Agbayani sells shares of IXYS common stock currently held by him, a mandatory prepayment in an amount equal to 30.0% of the net sale proceeds is due from him. In the event of termination of employment, any unpaid principal and interest become due and payable. In the event of a change of control, as defined in the notes, the notes mature within 12 months, provided the change in control occurs before September 15, 2004.

Business Relationships with Principal Stockholders. ABB is a principal stockholder of IXYS. In fiscal year 2001, IXYS generated revenues of $707,000 from sales of products to ABB and to ABB's affiliates for use as components in their products. In the nine-month period ended December 31, 2001, IXYS generated revenues of $582,000 from sales of products to ABB and to ABB's affiliates.

Indemnification Agreements of Directors and Executive Officers of IXYS. IXYS has entered into indemnity agreements with its executive officers and directors containing provisions that may require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as officers or directors.

Interests of Mr. Mihalchik. Mr. Mihalchik will continue as the President of the Clare Division of IXYS Corporation after the merger for a period of 90 days. Mr. Mihalchik's employment agreement with Clare provided that should he terminate his employment for good reason (as defined in his agreement, including a change in control) or should his employment be terminated by Clare without cause (as defined in the agreement) or because Clare elects not to extend the term of his agreement, Clare will pay Mr. Mihalchik for periods ranging from one to 2.99 years, depending on the circumstances. Additionally, IXYS has agreed to pay Mr. Mihalchik $275,000 upon completion of the merger as consideration for his agreement not to compete with the business of the combined organization for three years following the termination of his employment.

                                 IXYS' BUSINESS

GENERAL

IXYS is a leading company in the design, development, manufacture and marketing of high power, high performance power semiconductors. Its power semiconductors improve system efficiency and reliability by converting electricity at relatively high voltage and current levels into the finely regulated power required by electronic products. IXYS focuses on the market for power semiconductors that are capable of processing greater than 500 watts of power.

IXYS was founded in 1983. In 1989, IXYS acquired from ABB its semiconductor operation in Lampertheim, Germany, now called IXYS Semiconductor GmbH. This acquisition provided IXYS with a strong foothold in Europe.

In 1995, IXYS reincorporated in Delaware. Also in 1995, ABB converted approximately $10.5 million in debt owed to it by IXYS into IXYS' capital stock. In January 1998, IXYS purchased the Lampertheim facility, which had previously been leased from ABB.

In September 1998, IXYS Corporation merged with Paradigm Technology, a Delaware corporation that designed and marketed SRAM products, in a transaction accounted for as a reverse merger. In the merger, Paradigm issued its common stock in exchange for all outstanding shares of our capital stock. At the conclusion of the merger, IXYS stockholders held approximately 96% of the combined company, and the historical accounting records of IXYS became those of the combined company. Accordingly, Paradigm formally changed its name to "IXYS Corporation."

In May 2000, IXYS acquired Directed Energy, which gave it added scientific expertise and additional products related to laser diode drives, high voltage pulse generators and modulators. In connection with this acquisition, IXYS issued 250,370 shares of its common stock to the former shareholders of Directed Energy in a transaction that was accounted for under the purchase method.


On January 22, 2002, IXYS acquired Westcode Semiconductors Limited, a UK-based power semiconductor manufacturer, for approximately $9.0 million in cash.


IXYS' power semiconductor products have historically been divided into two primary categories, power metal oxide semiconductor, or MOS, transistors and bipolar products. Its power semiconductors are sold as individual units and are also packaged in high power modules that frequently consist of multiple semiconductor dies. In fiscal year 2001, power semiconductors constituted approximately 92% of IXYS' revenues, which included 49% from power MOS transistors and 43% from bipolar products. IXYS also sells gallium arsenide products, which has become a primary product category. In addition to power semiconductors, IXYS manufactures its proprietary direct copper bond, or DCB, substrate for use in its own power semiconductors as well as for sale to other power semiconductor manufacturers. IXYS also sells integrated circuits, or ICs, that have applications associated with power management, and high speed, high density static random access memory, or SRAM, products.

IXYS' products are used primarily to control electricity in:

      -- power conversion systems, including uninterruptible power supplies, or UPS, and switch mode power supplies, or SMPS, for communications infrastructure applications such as wireless base stations, network servers and telecommunication switching stations;

      -- motor drives for industrial applications such as industrial transportation, robotics and process control equipment; and

      -- medical electronics for sophisticated applications, such as defibrillators and medical imaging.

IXYS designs its products primarily for industrial and business applications, rather than for use in personal computers, mobile phones or other household appliances.

In fiscal year 2001, IXYS sold its products to over 2,000 customers worldwide. Its major customers include ASCOM, Still, Siemens, Guidant, Medtronics, Tyco, Astec, Delta Electronics and Huawei. In many cases, IXYS' customers incorporate its products into systems sold to their own customers, which include Ericsson, General Electric, General Motors, Hewlett-Packard, IBM, Motorola and Nokia.

INDUSTRY BACKGROUND

Demand for electricity in the 21st century is forecasted to increase faster than demand for other forms of energy. The worldwide demand for electrical energy is currently increasing due to:

      -- proliferation of technology driven products that require electricity, including computers, telecommunications equipment and the infrastructure to support portable electronics;

      -- increased use of electronic content in traditional products such as airplanes, automobiles and home appliances;

      -- increased use of automation and electrical processes in industry and mass transit systems; and

      --   penetration of technology into developing countries.

Not only is demand increasing, but the requirements for electricity are also changing. Electronic products in all markets are becoming increasingly sophisticated, offering more "intelligence" through the use of microprocessors and additional components. For example, the Information Technology Industry Council reports that computers represented 13% of U.S. electrical consumption in 1998, versus only 6% in 1994. The increasing complexity of such products requires more precisely regulated power quality and greater power reliability. In addition, the increasing costs of electricity, coupled with governmental regulations and environmental concerns, have caused an increased demand for energy efficiency.

Power semiconductors are used to provide the precisely regulated power required by sophisticated electronic products and equipment and address the growing demand for energy efficiency. In most cases, power semiconductors:

      -- convert or "rectify" alternating current, or AC, power delivered by electrical utilities to direct current, or DC, power which is required by most electronic equipment;

      -- convert DC power at a certain voltage level to DC power at a different voltage level to meet the specific voltage requirement for an application;

      -- invert DC power to high frequency AC power to permit the processing of power using substantially smaller electronic components; or

      -- rectify high frequency AC power from switch-mode power supplies to meet the specific DC voltage required by an application.

The more sophisticated the end product, the greater its need for specially formatted, finely regulated power, and the greater its need for a high performance power semiconductor. According to the Digital Power Report, less than 15% of the world's electricity is currently switched by power semiconductors, but this percentage is expected to grow significantly to meet the need for higher quality power.

Power semiconductors improve system efficiency and reliability by processing and converting electrical energy into more usable, higher quality power. Specifically, power semiconductors are used primarily in controlling energy in power conversion systems, including switch mode power supplies, or SMPS, and uninterruptible power supplies, or UPS, and motor drive controls. Switch mode power supplies efficiently convert power to meet the specific voltage requirements of an application, such as communications equipment. Uninterruptible power supplies provide a short term backup of electricity in the event of power failure. Motor drive controls regulate the voltage, current and frequency of power to a motor.

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MARKET SIZE AND TRENDS

The primary markets IXYS serves are characterized by complex technological development and higher power level requirements. IXYS believes the following key trends are driving the demand for its products:

Growth in communications devices and infrastructure. The worldwide communications industry has experienced rapid growth in recent years, fueled largely by growth in the Internet, deregulation, competition, privatization and other technological advances, including the convergence of voice, video and data communication. The proliferation of electronic devices and the infrastructure to support them is resulting in increasing power level requirements and the demand for greater power reliability.

Increased demand for energy efficiency in motor drives. Electronic motors consume approximately one-half of the world's electricity. Due to costs and complexity, motor controls that permit variable speed operation, which in turn reduce energy consumption, have been predominantly used only in higher end applications. However, recent advancements in power management enable more cost effective, variable speed motor controls, which enhance energy efficiency and improve performance in a wide range of industrial and commercial applications, such as heating, ventilation and air conditioning systems.

Emergence of new applications in medical electronics. Continued advancements in medical technologies are resulting in more sophisticated medical electronic devices. Power semiconductors can greatly reduce the size of equipment and improve the precision of medical measurements and functionality. For example, power semiconductors have enabled cardiac defibrillators to become much smaller and more portable, improving the ability to install these devices in more non-medical establishments, such as airplanes and office buildings.

Development of new technologies for power management. New technologies such as the use of radio frequency, or RF, for nontraditional power applications are opening new markets for power semiconductors. For example, RF based semiconductor production equipment is migrating to high frequency power MOS transistors from traditional RF tubes. Additionally, material science developments, such as gallium arsenide, are enabling the production of higher power density power management products, such as those required for wireless base stations.

Demand for increasing power density. The need for higher levels of power in end use applications is causing purchasers of power semiconductors to demand more power for their applications from the same physical space. In the communications industry, the growth in bandwidth demands is requiring communications equipment providers to add more equipment or more powerful equipment to confined spaces in highly populated areas. As a result, power semiconductor manufacturers are being required to design and produce products that enable their customers to expand power levels without expanding product footprints, or maintaining levels of power while shrinking product footprints.

IXYS' STRATEGY

Since its inception, IXYS has focused on meeting the needs of the high power, high performance segment of the power semiconductor market. IXYS intends to continue building a leading position within its targeted segment of this market by pursuing the following strategies:

Maintain technological focus on high power, high performance market. IXYS' technological expertise enables it to focus on the high power, high performance power semiconductor market. Due to technological complexities, fewer industry players compete in this market, resulting in a more favorable competitive environment for IXYS. IXYS believes its technological expertise differentiates it from most of its competitors. This expertise encompasses a wide range of scientific disciplines and technical capabilities, including physics, mechanical engineering, chemistry, circuit design, material science and packaging. Using its technological expertise, IXYS continually strives to introduce innovative products. For example, IXYS has recently brought to market a gallium arsenide rectifier, one use of which will permit increased power density in wireless base stations, as well as higher current gallium arsenide products for surface mount packages.

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Target rapid growth opportunities within the high power, high performance market. IXYS selects the specific markets where it intends to compete by evaluating their potential growth, its ability to establish an advantage based upon its technological capabilities and the performance of competing products. For example, to capitalize on the power density and switching speed of its products, IXYS has entered the telecommunications and data communications segments of the communications infrastructure market. These segments include applications for wireless base stations, internet servers for co-location facilities and storage area networks.

Continue to diversify markets, customers and products. IXYS believes that diversifying the markets and customers it serves and the products it produces enables it to minimize the traditional cyclical effects of the semiconductor industry on its business. IXYS has a significant market presence in Europe, North America and Asia, the three principal geographic markets for high performance power semiconductors. Moreover, IXYS' products are used in a broad range of applications, from communications infrastructure to industrial automation to medical electronics, thereby reducing its reliance on customers from any particular industry. IXYS' product line spans a broad range of functionality and price, which allows it to provide an appropriate solution to most of its customers' power semiconductor needs. This product diversity permits IXYS' customers to reduce the number of their suppliers by enabling them to purchase a substantial portion of their power semiconductor needs from IXYS.

Pursue selective acquisition and investment strategy. IXYS seeks to access additional technological capabilities and complementary product lines through selective acquisitions and strategic investments. For example, through the acquisition of Directed Energy, Inc. in May 2000, IXYS added scientific expertise and additional products related to laser diode drivers, high voltage pulse generators and modulators. Additionally, through the acquisition of Westcode Semiconductors Limited, a UK-based power semiconductor manufacturer, in January 2002, IXYS added a portfolio of very high power semiconductors products that will supplement existing its product line. Westcode's products are used in a variety of applications including induction heating, welding, motion controls (AC and DC drives), traction, electric vehicles and HVDC. IXYS also believes there are significant opportunities to capitalize on its extensive distribution system and market additional products to many of its 2,000 customers.

Collaborate with select companies on product development. IXYS seeks to enter into collaborative arrangements with existing and potential customers in attractive end user markets in order to optimize its products for their use. IXYS believes that its ability to provide technical assistance to these companies in the design of their hardware and software systems encourages the incorporation of its products in their devices. For example, IXYS partnered with manufacturers of portable defibrillators at an early stage in the development of this market, and it has become a leading supplier of power semiconductors for these devices. In addition, IXYS has had over 300 design wins in each of the last three years.

Optimize mix between internal and external manufacturing. IXYS intends to continue using both internal wafer fabrication facilities and its external foundry relationships. IXYS also seeks to balance its product assembly through multiple sourcing relationships. IXYS believes these strategies enable it to maximize its manufacturing efficiency and flexibility. IXYS also believes that its internal manufacturing capabilities enable it to lower its manufacturing cost with respect to certain products, bring products to market more quickly than would be possible if it were required to rely exclusively on external foundries, retain certain proprietary aspects of its process technology and more quickly introduce new process and product innovations through close collaboration between its design and process engineers. IXYS' alliances with external foundries and assembly subcontractors allow it to substantially reduce capital spending and manufacturing overhead expenses, obtain competitive pricing and technologies and expand manufacturing capacity more rapidly than could be achieved with internal facilities alone.

PRODUCTS

IXYS' power semiconductor products have historically been divided into two primary categories, power MOS transistors and bipolar products. IXYS' power semiconductors are sold separately and are also packaged in high power modules that frequently consist of multiple semiconductor dies. In fiscal year

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2001, power semiconductors constituted approximately 92% of IXYS' revenues, which included 49% from power MOS transistors and 43% from bipolar products. In fiscal year 2000, power semiconductors constituted approximately 92% of IXYS' revenues, which included 45% from power MOS transistors and 47% from bipolar products. In fiscal year 1999, power semiconductors constituted approximately 91% of IXYS' revenues, which included 43% from power MOS transistors and 48% from bipolar products. IXYS sells gallium arsenide products, which has become a primary product category. In addition to power semiconductors, IXYS manufactures its proprietary DCB substrate for use in its own power semiconductors as well as for sale to other power semiconductor manufacturers. IXYS also sells ICs that have applications associated with power management, and high speed, high density SRAM products.

Power MOS Transistors. Power MOS transistors offer significant price/performance benefits over traditional bipolar transistors. Power MOS transistors operate at much greater switching speeds, allowing the design of smaller and less costly end products, primarily due to the smaller and less expensive peripheral components required at higher switching frequencies. Power MOS transistors are activated by voltage rather than current, so they require less external circuitry to operate, making them more compatible with IC controls. Power MOS transistors also offer more reliable long term performance and are more rugged than traditional bipolar transistors, permitting them to better withstand adverse operating conditions. IXYS' power MOS transistors consist of power MOSFETs and IGBTs.

Power MOSFETs. A power MOSFET, or metal oxide semiconductor field effect transistor, is a switch controlled by voltage at its gate. Power MOSFETs are used in combination with passive components to vary the amperage and frequency of electricity by switching on and off at high frequency.

IXYS' power MOSFETs are used primarily in power conversion systems and are focused on higher voltage applications ranging from 60 to 1,100 volts. IXYS' power MOSFETs have on state resistance among the lowest available for a given die size and voltage. Lower on state resistance results in increased efficiency of a power semiconductor device. IXYS believes that as the power requirements of workstations, servers and other computers increase as the result of larger and more powerful microprocessors, disk drives and CD/ROMs, the designers of power supplies will increasingly demand higher power density. MOSFETs accommodate this need by providing higher power without increasing the physical size of the power supply incorporated into the equipment.

IGBTs. IGBTs, or insulated gate bipolar transistors, also are used as switches. IGBTs have achieved many of the advantages of power MOSFETs and of traditional bipolar technology by combining the voltage controlled switching features of power MOSFETs with the superior conductivity and energy efficiency of bipolar transistors. For a given semiconductor die size, IGBTs can operate at higher currents and voltages, making them a more cost effective device compared to power MOSFETs for high energy applications. The principal tradeoff of IGBTs compared to power MOSFETs is the switching speed of IGBTs, which is slower than that of power MOSFETs. IGBTs are seldom used in applications where very fast switching is required, including SMPS operating at speeds over 150 kilohertz.

Since inception, IXYS has been a leader in the development of IGBTs for high voltage applications. In 1986, IXYS introduced the first 800 volt, 50 amp device into the market. IXYS' current products are focused on voltage applications ranging from 300 volts to 2,000 volts. IXYS' IGBTs are used principally in AC motor drives and defibrillators.

Bipolar Products. Bipolar products are also used to process electricity, but are activated by current rather than voltage. Bipolar products are capable of switching electricity at substantially higher power levels than power MOS transistors. However, switching speeds of bipolar products are slower than those of power MOS transistors, and as a result, bipolar products are preferred where very high power is required. IXYS' bipolar products consist of rectifiers and thyristors.

Rectifiers. Rectifiers convert AC power to DC power and are used primarily in input and output rectification and inverters. IXYS' rectifiers are used in DC and AC motor drives, power supplies, lighting and heating controls and welding equipment.

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A subset of IXYS' rectifier product group is a very fast switching device known as a FRED, or fast recovery epitaxial diode. FREDs limit spikes in voltage across the power switch to reduce power dissipation and electromagnetic interference. IXYS' FREDs are used principally in AC motor drives and power supplies.

Thyristors. Thyristors are switches that can be turned on by a controlled signal and turned off only when the output current is reduced to zero, which occurs in the flow of AC power. Thyristors are preferred over power MOSFETs and IGBTs in high voltage, low frequency AC applications because their on state resistance is lower than the on state resistance of power MOSFETs and IGBTs. IXYS' thyristors are used in motor drives, defibrillators, power supplies, lighting and heating controls and welding.

Gallium Arsenide Products

IXYS began to sell gallium arsenide products in fiscal year 2000. Its first gallium arsenide product was a Schottky rectifier, useful for high power density applications, such as power supplies for wireless communications base stations. Gallium arsenide offers higher frequency and higher temperature operation, enabling substantially greater power density than silicon-based solutions.

Other Products

IXYS manufactures its proprietary DCB substrates for use in its own semiconductor products as well as for sale to a variety of customers, including those in the power semiconductor industry. DCB technology cost effectively provides excellent thermal transfer while maintaining high electrical isolation. This technology addresses thermal fatigue and die cracking problems encountered by manufacturers of power semiconductor modules utilizing traditional copper base plates.

IXYS also markets ICs that have applications associated with power semiconductors, such as high voltage current regulators, motion controllers, digital pulse width modulators and power MOSFET/IGBT drivers. Additionally, IXYS manufactures and sells laser diode drivers, high voltage pulse generators and modulators and sell synchronous and asynchronous SRAMs, a legacy product from the Paradigm merger. IXYS' SRAMs are available in a variety of configurations and commercial and industrial temperature range versions.

CUSTOMERS AND APPLICATIONS

IXYS' power semiconductors are used primarily to control electricity in power conversion systems, motor drives and medical electronics. The following table summarizes the primary categories of uses for power semiconductors, IXYS' products used in each category, the end user applications served by these products and IXYS' representative customers for each category.

                               IXYS
CATEGORY                     PRODUCTS          END USER APPLICATIONS            SELECTED CUSTOMERS
--------                     --------     -------------------------------     ----------------------
Power Conversion Systems     FREDs        SMPS and UPS for:                   Alpha Technologies
                             IGBTs        Wireless base stations              ASCOM
                             Modules      Internet co-location facilities     Delta Electronics
                             MOSFETs      Storage area networks               Emerson Electric
                             Rectifiers   RF generators                       Tyco
                                                                              Power-One
                                                                              Schneider Group
Motor Drives                 FREDs        Industrial transportation           Emerson Electric
                             IGBTs        Robotics                            Eurotherm
                             Modules      Process control equipment           Rockwell International
                             MOSFETs      Machine tools                       Siemens
                             Thyristors   Electric vehicles                   Still

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

                               IXYS
CATEGORY                     PRODUCTS          END USER APPLICATIONS            SELECTED CUSTOMERS
--------                     --------     -------------------------------     ----------------------
Medical Electronics          IGBTs        Defibrillators                      Philips
                             MOSFETs      Medical imaging devices             Guidant
                             Thyristors   Laser power supplies                Medtronic

IXYS also sells its power semiconductor chips and DCB substrates to other power semiconductor companies for use in their modules. These customers include Infineon, International Rectifier, Powersem and Tyco.

SALES AND MARKETING

IXYS sells its products through a worldwide selling organization that includes direct sales personnel, independent representatives and distributors managed through IXYS' Santa Clara, California and Lampertheim, Germany offices. As of March 31, 2002, IXYS employed 37 people in sales and marketing and customer support and service and used 15 sales representative organizations and six distributors in North America and 38 sales representative organizations and distributors in the rest of the world. Sales to distributors accounted for approximately 41% of net revenues in fiscal year 1999, 42% of net revenues in fiscal year 2000 and 43% of net revenues in fiscal year 2001.


In fiscal year 2001, North American sales represented approximately 40%, and international sales represented approximately 60%, of IXYS' net revenues; for the nine months ended December 31, 2001, North American sales represented approximately 35%, and international sales represented approximately 65%, of IXYS' net revenues. Of IXYS' international sales, in fiscal year 2001, approximately 70% were derived from sales in Europe and the Middle East and approximately 30% were derived from sales in Asia; for the nine months ended December 31, 2001, approximately 76% were derived from sales in Europe and the Middle East and approximately 24% were derived from sales in Asia. No single end customer accounted for more than 10% of IXYS' net revenues in fiscal year 2001. For financial information about segments and geographic areas for each of IXYS' last three fiscal years, see IXYS' Audited Consolidated Financial Statements,
Note 14, Segment and Geographic Information provided elsewhere in this joint proxy statement/prospectus.


IXYS markets its products through advertisements, technical articles and press releases that appear regularly in a variety of trade publications, as well as through the dissemination of brochures, data sheets and technical manuals. Additionally, IXYS participates in industry trade shows on a regular basis. IXYS also have a presence on the Internet through a worldwide web page that enables engineers to access and download technical information and data sheets.

RESEARCH AND DEVELOPMENT


IXYS believes that it successfully competes in the power semiconductor market because of its ability to design, develop and introduce to the market on a timely basis new products offering technological improvements. IXYS is a pioneer in technology with respect to higher power IGBTs, IGBT modules and DCB substrates. While the time from initiation of design to volume production of new power semiconductors products often takes 18 months or longer, IXYS' power semiconductors have a product lifetime exceeding an average of 10 years. IXYS' research and development expenses were approximately $4.2 million in fiscal year 1999, $4.7 million in fiscal year 2000 and $6.1 million in fiscal year 2001. As of March 31, 2002, IXYS employed 73 people in engineering and research and development activities.


IXYS is engaged in ongoing research and development efforts focused on enhancements to existing products and the development of new products. Currently, IXYS is pursuing research and development projects with respect to:

      -- increasing the voltage operating range of its MOS and bipolar products;

      --   developing new gallium arsenide products;

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

      --   developing higher power IGBT modules;

      --   developing a complete range of high voltage, bipolar MOS products;

      --   improving its multiple die module assembly technology; and

      --   expanding its line of power management IC products.

Research and development activities are conducted in collaboration with manufacturing activities to help expedite new products from the development phase to manufacturing and to more quickly implement new process technologies.

IXYS' research and development efforts also include participation in technology collaborations with universities and research institutions. These technology collaborations allow research and development activities that would otherwise require potentially cost prohibitive capital expenditures since the necessary capital equipment is often available at research institutes and universities. Through these technology collaborations, IXYS believes it is able to maximize its range of research and development activities without diffusing the focus of its internal research and development work.

PATENTS

As of March 31, 2002, IXYS held 72 issued patents, including 42 that were issued in the U.S. and 30 that were issued in international jurisdictions. As of March 31, 2002, IXYS also held 61 pending patents, including 28 pending in the U.S. and 33 pending in international jurisdictions. IXYS relies on a combination of patent rights, copyrights and trade secrets to protect the proprietary elements of its products. IXYS' policy is to file patent applications to protect technology, inventions and improvements that are important to its business. IXYS also seeks to protect its trade secrets and proprietary technology, in part, through confidentiality agreements with employees, consultants and other parties.

While IXYS believes that its intellectual property rights are valuable, it also believes that other factors, such as innovative skills, technical expertise, the ability to adapt quickly to new technologies and evolving customer requirements, product support and customer relations, are of greater competitive significance.

MANUFACTURING AND FACILITIES

The production of IXYS' products is a highly complex and precise process. IXYS manufactures its products in its own manufacturing facilities and by utilizing external wafer foundries and subcontract assembly facilities. IXYS divides its manufacturing operations into three key areas, wafer fabrication, assembly and test.

Wafer Fabrication. IXYS owns an approximately 170,000 square foot manufacturing facility in Lampertheim, Germany at which it fabricates all of its bipolar products, and an approximately 100,000 square foot manufacturing facility in Chippenham, England where it fabricates the majority of its very high power devices. IXYS also fabricates its 1,600 volt and higher power MOS devices in Lampertheim, Germany in order to protect its process technologies. IXYS believe that its internal fabrication capabilities enable it to lower its manufacturing cost with respect to certain products, bring products to the market more quickly than would be possible if it were required to rely exclusively on external foundries, retain certain proprietary aspects of its process technology and more quickly introduce new process innovations.

In addition to maintaining its own fabrication facilities, IXYS has established alliances with selected foundries for wafer fabrication. This approach allows it to reduce substantial capital spending and manufacturing overhead expenses, obtain competitive pricing and technologies and expand manufacturing capacity more rapidly than could be achieved with internal foundries alone. IXYS retains the flexibility to shift the production of its products to different or additional foundries for cost or performance reasons. IXYS' product designs enable the production of its devices at multiple foundries using well established and cost effective processes.

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IXYS relied on external foundries for approximately 57% of its wafer fabrication requirements in fiscal year 2001, and its utilization of external foundries is expected to grow. IXYS has arrangements with four external wafer foundries, two of which provide substantially all of the wafers provided to it by external foundries. IXYS' principal external foundry is Samsung Electronics' facility located in Kiheung, South Korea. IXYS' relationship with Samsung Electronics extends over 17 years. IXYS provides its foundries forecasts for wafer fabrication six months in advance and makes firm purchase commitments one to two months in advance of delivery. Other than these firm commitments, IXYS does not have any obligations to order any minimum quantities.

Wafer fabrication of power semiconductors generally employs process technology and equipment already proven in IC manufacturing. Power semiconductors are manufactured using fabrication equipment that is one or more generations behind the equipment used to fabricate leading edge ICs. Used fabrication equipment can be obtained at prices substantially less than the original cost of such equipment or than the cost of current equipment applying the latest technology. Consequently, the fabrication of power semiconductors is less capital intensive than the fabrication of ICs.

Assembly. Packaging or assembly is the sequence of production steps that divide the wafer into individual chips and enclose the chips in external structures, termed packages, that make them useable in a circuit. Discrete manufacturing involves the assembly and packaging of single die devices. Module manufacturing involves the assembly of multiple devices within a single package. The resulting packages vary in configuration, but all have leads that are used to mount the package through holes in the customer's printed circuit boards.

Most of IXYS' wafers are sent to independent subcontract assembly facilities. IXYS has equipment at, or manufacturing supply arrangements with, assembly subcontractors located in Asia and Europe in order to take advantage of low assembly costs. Approximately 60% of IXYS' products are assembled at external assembly facilities, and the remainder are assembled in IXYS' Lampertheim facility.

Test. Generally, each die on IXYS' wafers is electrically tested for performance after wafer fabrication. Following assembly, IXYS' products are returned to Santa Clara, California or Lampertheim, Germany for testing and final inspection prior to shipment to customers. IXYS leases an approximately 20,000 square foot facility in Santa Clara, which also houses its corporate offices. IXYS tests substantially all of its IGBTs, power MOSFETs and ICs in Santa Clara and tests its bipolar and custom MOS modules in Lampertheim.

COMPETITION

The power semiconductor industry is intensely competitive and is characterized by price competition, technological change, limited fabrication capacity, international competition and manufacturing yield problems. The competitive factors in the market for IXYS' products include:

      --   product quality, reliability and performance;

      --   product features;

      --   timely delivery of products;

      --   price;

      --   breadth of product line;

      --   design and introduction of new products; and

      --   technical support and service.

IXYS believes that it is one of a limited group of companies focused on the development and marketing of high power, high performance semiconductors capable of performing all of the basic functions of power semiconductor design and manufacture. IXYS' primary competitors include Advanced Power Technology,

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Fuji, International Rectifier, Infineon, On Semiconductor, Semikron
International, Powerex, STMicroelectronics, Siemens and Toshiba.

BACKLOG

At March 31, 2002, IXYS' backlog of orders was approximately $31.1 million, as compared with $49.5 million at March 31, 2001. IXYS reasonably expects its backlog of orders at March 31, 2002 to be filled within the current fiscal year. Backlog represents firm orders anticipated to be shipped within the next 12 months. IXYS' business and, to a large extent, that of the entire semiconductor industry is characterized by short term order and shipment schedules. Because orders constituting IXYS' current backlog are subject to changes in delivery schedules or to cancellation at the option of the purchaser without significant penalty, backlog is not necessarily an indication of future revenues.

EMPLOYEES

At March 31, 2002, IXYS employed 626 employees, of whom 73 were primarily engaged in engineering and research and development activities, 37 in marketing, sales and customer support, 476 in manufacturing and 40 in administration and finance. Of these employees, 70 hold engineering or science degrees, including 16 Ph.D.s. Certain employees at IXYS' Lampertheim facility and IXYS' Chippenham facility are subject to collective bargaining agreements. There have been no work stoppages at any of IXYS' facilities to date. IXYS believes that its employee relations are good.

LEGAL PROCEEDINGS

On June 22, 2000, International Rectifier Corporation filed an action for patent infringement against IXYS in the United States District Court for the Central District of California, alleging that certain of IXYS' products sold in the United States, including but not limited to four specified power MOSFET parts, infringe five identified U.S. patents owned by International Rectifier (U.S. Patents No. 4,959,699; No. 5,008,725; No. 5,130,767; No. 4,642,666; and No.
4,705,759). International Rectifier has since notified IXYS that it no longer contends that IXYS infringes two of those patents (U.S. Patents No. 4,705,759 and No. 4,642,666), and has refined its allegations of infringement to embrace all of IXYS' power MOSFETs and IGBTs having "elongated" cells. This designation covers many of IXYS' power MOSFET and IGBT products sold in the United States.

International Rectifier's complaint against IXYS contends that IXYS' alleged infringement of International Rectifier's patents has been and continues to be willful and deliberate, seeks to enjoin IXYS from further infringement and requests an award of actual monetary damages on sales of products that are claimed to infringe International Rectifier's patents. International Rectifier also seeks to have the damages trebled.

IXYS has answered the complaint, denied any infringement and asserted that International Rectifier's patents are invalid and unenforceable for, among other reasons, failure of International Rectifier to properly disclose known prior art during its prosecution of the patents in suit, and that International Rectifier's claims are barred by reason of the doctrines of estoppel and laches. In prior years, International Rectifier had approached IXYS on several occasions and requested that IXYS enter into royalty-bearing license agreements with International Rectifier, under its patents. IXYS has declined to do so, based upon IXYS' belief that its products do not infringe the International Rectifier patents. The case had been scheduled for trial on June 12, 2001. In May 2001, however, in view of newly issued patent claims added to the case by International Rectifier, the U.S. District Court vacated the trial date, set a new discovery cut-off date of July 16, 2001 scheduled a further pre-trial conference for August 6, 2001, and deferred setting a new trial date. In view of other newly issued claims that International Rectifier added to the case, the U.S. District Court vacated the prior dates, set a new discovery cut-off date of November 5, 2001, and set a new pre-trial conference date of November 26, 2001. At the pre-trial conference, the U.S. District

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Court set trial for February 26, 2002. On its own initiative, the U.S. District
Court continued that trial date to April 30, 2002 and again to June 25, 2002.

In May 2001, the U.S. District Court also granted motions for summary adjudication dismissing IXYS' second and eighth affirmative defenses, relating to its contentions that certain of the patent claims are invalid over a prior invention by Dr. Jean Hoerni, and that claims for alleged infringement by certain products have been released in a settlement between International Rectifier and Samsung Electronics Co., Ltd. ("Samsung"). Samsung fabricates IXYS-designed wafers for IXYS in Korea. In July 2001, the U.S. District Court also granted motions for summary adjudication, dismissing IXYS' affirmative defense that the claims of U.S. Patent No. 4,959,699 are invalid for non-compliance with the so-called "written description" requirement of Section 112 of the Patent Statute, finding that IXYS' power MOSFET devices having "elongated" cells infringe claim 1 of U.S. Patent No. 4,959,699 and denying IXYS' countermotions on the same or similar issues. Since that time, the U.S. District Court has granted International Rectifier's motions for summary adjudication on all of IXYS' remaining affirmative defenses asserting patent invalidity and unenforceability, and for infringement of various additional claims of patent 4,959,699, as well as various claims of patent 5,008,725 and patent 5,130,767. On April 29, 2002, International Rectifier moved for entry of judgment under 28 USC Section 1292(c)(2), and also for entry of permanent injunction against those IXYS devices found to infringe any of the claims of the subject International Rectifier patents, with hearing of the motion scheduled for May 20, 2002. IXYS expects to appeal most of the U.S. District Court's numerous summary judgment rulings, including all rulings of patent infringement. Moreover, if the U.S. District Court enters a permanent injunction, IXYS will ask the applicable appellate court, the United States Court of Appeals for the Federal Circuit, to stay the injunction pending appeal. It remains IXYS' intent to contest the claims of International Rectifier vigorously. While IXYS believes its defenses to these various claims and its arguments on appeal are meritorious, there can be no assurance of a favorable outcome. In the event of an adverse outcome, damages or injunctions awarded by the U.S. District Court could be materially adverse to IXYS' financial condition and results of operations.

International Rectifier also contends that IXYS' importation of IXYS-designed MOSFET products into the United States having the "elongated" cells manufactured for IXYS by Samsung is in violation of a consent decree and injunction entered against Samsung in another lawsuit that did not involve IXYS. In February 2001, International Rectifier served Samsung and IXYS with a Post-Judgment Ex Parte Application for Order to Show Cause Re Contempt seeking, among other things, an enforcement of the injunction for IXYS' importation into the United States of parts designed by IXYS and manufactured for IXYS by Samsung that infringe claim 1 of International Rectifier's U.S. Patent No. 4,959,699 and an appropriate fine. IXYS moved to clarify or modify the injunction to exclude IXYS devices, if construed to cover IXYS devices. Samsung contends that IXYS is contractually obligated under the terms of IXYS' wafer supply agreement with Samsung to defend it against the contempt claims made by International Rectifier and indemnify and hold Samsung harmless in connection with such claims. IXYS is considering Samsung's request in light of the terms of the wafer supply agreement. While IXYS believes that neither it nor Samsung are or could be in violation of the injunction for various reasons IXYS believes to be meritorious, including an express reservation as to IXYS' designed parts in the consent decree, there can be no assurance of a favorable outcome. In the event of an adverse ruling against IXYS on the ultimate issue of contempt, or if IXYS is obligated to defend and indemnify Samsung, any damages awarded or injunction entered by the U.S. District Court could be materially adverse to IXYS' financial condition and results of operations. Argument concerning the order to show cause was held May 18, 2001, at which time the U.S. District Court remarked that IXYS is bound by the Samsung injunction, and that IXYS and Samsung attempted to subvert the injunction by having IXYS take delivery outside the United States of products designed by IXYS and made for IXYS by Samsung, but deferred decision as to whether IXYS and Samsung are in contempt. IXYS expects to appeal any ruling of contempt. In March 2002, no decision having been reached on its earlier motion, IXYS renewed and amended its motion to clarify, modify or vacate the Samsung injunction as to IXYS devices. On March 19, 2002, the U.S. District Court adopted and entered Interim Findings of Fact and Conclusions of Law that decided, among other things, that IXYS is bound by the injunction and IXYS devices are not excepted from the injunction. IXYS immediately appealed each of these rulings to the Court of Appeals for the Federal Circuit. On April 1, 2002, the U.S. District Court denied IXYS' renewed motion to clarify, modify or vacate the injunction. IXYS immediately appealed this ruling to the Court of Appeals for the Federal Circuit. On April 5, 2002, IXYS asked the Court of Appeals for the Federal Circuit to stay the injunction pending outcome of its appeals. On April 8, 2002, International Rectifier opposed the stay and moved to dismiss the first appeal. On April 10, 2002 the Court of Appeals for the Federal Circuit stayed the injunction pending further proceedings.

In November 2000, IXYS filed a lawsuit for patent infringement against International Rectifier GmbH in the County Court of Mannheim, Germany. The lawsuit charged International Rectifier with infringing at least two of IXYS' German patents. These patents cover key design features of IXYS' proprietary integrated power module technology, which the lawsuit alleged International Rectifier had been infringing in products sold in Germany. The lawsuit sought damages and an injunction prohibiting the continued infringement by International Rectifier.


On March 23, 2001, a public hearing took place in Mannheim, Germany and International Rectifier did not deny making use of the above patents. On April 27, 2001, the County Court of Mannheim rendered a judgment in IXYS' favor that enjoined International Rectifier from marketing, utilizing, importing or possessing two of IXYS' German patents, and imposed a fine of up to (EUR) 256,000 to the state or imprisonment of International Rectifier's managing director for each violation of the injunction. In addition, International Rectifier was ordered to disclose to IXYS information about its previous sales activity, offers of sales, advertisements, production costs and profits concerning the infringed patents. International Rectifier was also ordered to pay attorney fees and past and future damages and unjustified enrichment resulting from International Rectifier's infringing practices, as calculated by the information to be provided to IXYS by International Rectifier. International Rectifier appealed the judgment to the Court of Appeals in Karlsruhe. A hearing on this appeal was held in March and the Court of Appeals in Karlsruhe ruled in favor of IXYS. Notwithstanding this appeal, IXYS had begun enforcing the judgment of the County Court of Mannheim; in order to do so IXYS was required to pay (EUR) 532,000 as a form of bond to be held by the County Court of Mannheim. Although International has a right to appeal the ruling of the Appeals Court in Karlsruhe, the bond may be returned to IXYS and IXYS may continue to enforce the judgment of the County Court of Mannheim. International Rectifier has also begun to disclose information to IXYS pursuant to the judgment. While IXYS believes that it would prevail were International Rectifier to appeal the ruling of the Court of Appeals in Karlsruhe, there can be no assurance of a favorable outcome. Were the ruling by the Court of Appeals in Karlsruhe overturned, IXYS does not believe such an event would have a significant negative impact on the results of operations, financial performance or liquidity of IXYS.


On February 8, 2001, IXYS filed a lawsuit against International Rectifier Italia S.p.A. in the Civil Court of Monza, Italy, for patent infringement of at least two of IXYS' European patents, which correspond to the German patents involved in the above-described legal proceeding in Germany. The lawsuit seeks the seizure of semiconductor modules produced by International Rectifier that infringe on IXYS' patents and an injunction against further production of such modules by International Rectifier in Italy. At a hearing on March 8, 2001, the judge rejected International Rectifier's arguments that the Monza tribunal was not competent to hear the case and nominated an expert to comment on the technical details of the alleged patent infringement. Following the scheduled submission of technical writs by the parties in May 2001, the expert submitted written comments in June 2001. On June 27, 2001, the Civil Court of Monza rendered a preliminary injunction in IXYS' favor with respect to certain claims of infringement by International Rectifier S.p.A. Under the terms of this preliminary injunction, IXYS is permitted to seize, and International Rectifier S.p.A. is prohibited from distributing, certain of the allegedly infringing semiconductor modules. The injunction is an interlocutory measure that remains in effect until there has been a judgment on the merits. The first hearing on the merits of the law suit is scheduled for December 12, 2001. It could be as long as several years before a judgment on the merits is rendered.

While IXYS believes its claims against International Rectifier are meritorious, there can be no assurance of a favorable outcome. IXYS does not believe that an adverse ruling by the Civil Court of Monza would have a significant negative impact on the results of operations, financial performance or liquidity of IXYS.

PROPERTIES

IXYS' administrative, marketing, development and manufacturing facilities are located in Santa Clara, California, Lampertheim, Germany and Chippenham, England. The Santa Clara facility consists of approximately 20,000 square feet under a lease that expires in January 31, 2004. IXYS has an option to extend the lease for five years. The base rent under this lease is approximately $330,000 per year. The Lampertheim facility, which IXYS' owns, consists of approximately 170,000 square feet. The Chippenham facility consists of approximately 100,000 square feet under a lease that expires in 2022. The base rent under this lease is approximately $327,000 per year. IXYS believes that its current facilities will be adequate through at least fiscal year 2003 and that suitable additional space will be available in the future as needed on commercially reasonably terms.

          IXYS SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected consolidated financial information should be read in conjunction with IXYS' Consolidated Financial Statements and related notes and IXYS Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this joint proxy statement/prospectus. The consolidated statements of operations data for the years ended March 31, 1999, 2000 and 2001 and the balance sheet data as of March 31, 2000 and 2001 are derived from IXYS' consolidated financial statements that are included elsewhere in this joint proxy statement/prospectus. The statements of operations data for the years ended March 31, 1997 and 1998 and the balance sheet data as of March 31, 1997, 1998 and 1999 are derived from IXYS' consolidated financial statements that are not included in this joint proxy statement/prospectus. Information regarding the nine month periods ended December 31, 2001 and 2000 and as of December 31, 2001 and 2000 has been derived from IXYS' unaudited financial statements included elsewhere in this joint proxy statement/prospectus and, in the opinion of the management of IXYS, reflects all adjustments necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. Historical results are not necessarily indicative of results to be expected in any future period.


                                                                                            NINE MONTHS
                                                YEAR ENDED MARCH 31,                    ENDED DECEMBER 31,
                                ----------------------------------------------------    -------------------
                                  2001       2000      1999       1998        1997        2001       2000
                                --------    -------   -------   --------    --------    --------   --------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              (UNAUDITED)
Statement of Operations Data:
Net revenues..................  $111,389    $76,627   $66,523    $56,856     $55,322    $62,427     79,381
Cost of goods sold............    69,967     49,290    44,939     38,048      34,158     42,139     50,316
                                --------    -------   -------   --------    --------    -------    -------
Gross profit..................    41,422     27,337    21,584     18,808      21,164     20,288     29,065
                                --------    -------   -------   --------    --------    -------    -------
Operating expenses:
  Research, development and
    engineering...............     6,081      4,668     4,196      3,329       3,015      3,848      4,096
  Selling, general and
    administrative............    13,959     11,450     9,855      8,384       8,950      9,461     10,307
  Writeoff of goodwill and in
    process research and
    development...............        --         --    10,401         --          --         --         --
                                --------    -------   -------   --------    --------    -------    -------
Total operating expenses......    20,040     16,118    24,452     11,713      11,965     13,309     14,403
                                --------    -------   -------   --------    --------    -------    -------
Operating income (loss).......    21,382     11,219    (2,868)     7,095       9,199      6,979     14,662
                                --------    -------   -------   --------    --------    -------    -------
Interest income (expense).....     1,030       (417)     (993)      (431)       (116)       726       (128)
Gain (loss) on foreign
  currency transactions.......       119        184        37        183        (246)
Other (expense) income, net...      (623)(1)    (199)     669      3,466(2)     (484)    (3,640)     1,217
                                --------    -------   -------   --------    --------    -------    -------
Income (loss) before provision
  for income taxes............    21,908     10,787    (3,155)    10,313       8,353      4,065     15,751
Provision for income taxes....    (8,321)    (3,888)   (2,083)    (4,229)     (3,946)    (1,545)    (5,981)
                                --------    -------   -------   --------    --------    -------    -------
Net income (loss).............   $13,587     $6,899   $(5,238)    $6,084      $4,407     $2,520     $9,770
                                ========    =======   =======   ========    ========    =======    =======
Net income (loss) per share --
  basic(4)....................     $0.54      $0.29    $(0.28)     $0.80       $0.71      $0.09      $0.39
                                ========    =======   =======   ========    ========    =======    =======
Weighted average shares used
  in per share
  calculation -- basic(4).....    25,239     23,970    18,746      7,576       6,186     26,761     25,182
                                ========    =======   =======   ========    ========    =======    =======
Net income (loss) per share --
  diluted(4)..................     $0.49      $0.28    $(0.28)     $0.26       $0.18      $0.09      $0.35
                                ========    =======   =======   ========    ========    =======    =======
Weighted average shares used
  in per share calculation --
  diluted(4)..................    27,774     24,826    18,746     23,352      24,095     28,993     27,884
                                ========    =======   =======   ========    ========    =======    =======

                                                                                            NINE MONTHS
                                                YEAR ENDED MARCH 31,                    ENDED DECEMBER 31,
                                ----------------------------------------------------    -------------------
                                  2001       2000      1999       1998        1997        2001       2000
                                --------    -------   -------   --------    --------    --------   --------
                                                   (IN THOUSANDS)                           (UNAUDITED)
Selected Operating Data:
Gross profit margin...........      37.2%      35.7%     32.4%      33.1%       38.3%      32.5%      36.6%
Depreciation and
  amortization................    $3,409     $3,352    $2,614     $1,525        $969     $2,617     $2,471


                                                  AS OF MARCH 31,                       AS OF DECEMBER 31,
                                ----------------------------------------------------    -------------------
                                  2001       2000      1999       1998        1997        2001       2000
                                --------    -------   -------   --------    --------    --------   --------
                                                   (IN THOUSANDS)                           (UNAUDITED)
Balance Sheet Data:
Cash and cash equivalents.....   $44,795     $9,455    $7,087     $9,644      $6,640    $42,294    $48,020
Working capital...............    82,007     30,345    24,409     13,834      19,660     86,112     80,193
Total assets..................   127,414     63,045    57,100     54,340      39,410    120,892    121,755
Total long-term obligations...     8,307     12,182    13,794     40,807(3)   43,643(3)  10,260      7,854
Total stockholders' equity
  (deficit)...................    92,724     30,897    25,720    (11,956)    (17,129)    96,454     90,609

---------------

(1) Includes a $3.0 million gain, which was comprised of a one-time payment for a technology license.

(2) Includes $3.7 million of income from a settlement of patent litigation.

(3) Includes mandatory redeemable convertible preferred stock with par value of $0.01 per share at the amounts of $28,256 for fiscal year 1998 and $37,556 for fiscal year 1997.

(4) Shares used in per share calculation in fiscal years 1997 through 1999 have been restated to reflect IXYS shares outstanding as a result of the Paradigm merger, as described in the IXYS Form 10-K for the period ended March 31, 2001. In the Paradigm merger, each outstanding share was converted into
    0.057842 shares.

                    IXYS SUPPLEMENTAL FINANCIAL INFORMATION

The following supplemental financial information should be read in conjunction with IXYS' financial statements and the related notes thereto included in this joint proxy statement/prospectus, as well as IXYS Corporation Management's Discussion and Analysis of Financial Condition and Results of Operations in this joint proxy statement/prospectus. The information regarding the quarters within the fiscal year ended March 31, 2002, as of December 31, 2001, has been derived from IXYS' unaudited financial statements incorporated by reference into this joint proxy statement/prospectus and, in the opinion of the management of IXYS, reflects all adjustments necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. Historical results are not necessarily indicative of the results to be obtained in the future.

FISCAL YEAR ENDED MARCH 31, 2002


                                                                      THREE MONTHS ENDED
                                                             ------------------------------------
                                                             DECEMBER 31   SEPTEMBER 30   JUNE 30
                                                             -----------   ------------   -------
                                                                    (IN THOUSANDS, EXCEPT
                                                                      PER SHARE AMOUNTS)
                                                                         (UNAUDITED)
Net revenues...............................................    $16,082       $20,739      $25,605
Gross profit...............................................      4,950         7,033        8,306
Operating income...........................................        605         2,726        3,648
Net income (loss)..........................................       (105)        1,041        1,586
Basic net income per share applicable to common
  stockholders.............................................    $  0.00       $  0.04      $  0.06
Diluted net income per share applicable to common
stockholders...............................................    $  0.00       $  0.04      $  0.05
Weighted average shares used in per share calculation
  Basic....................................................     26,728        26,755       26,690
  Diluted..................................................     26,728        28,837       29,180


FISCAL YEAR ENDED MARCH 31, 2001


                                                                THREE MONTHS ENDED
                                                 -------------------------------------------------
                                                  MARCH 31    DECEMBER 31   SEPTEMBER 30   JUNE 30
                                                 ----------   -----------   ------------   -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                    (UNAUDITED)
Net revenues...................................  $   32,008     $29,188       $26,919      $23,274
Gross profit...................................      12,357      11,197         9,648        8,221
Operating income...............................       6,720       5,722         4,916        4,025
Net income.....................................       3,817       3,388         2,688        3,694
Basic net income per share applicable to common
  stockholders.................................  $     0.15     $  0.13       $  0.11      $  0.15
Diluted net income per share applicable to
  common stockholders..........................  $     0.13     $  0.12       $  0.10      $  0.14
Weighted average shares used in per share
  calculation
  Basic........................................      26,000      25,971        24,425       23,984
  Diluted......................................      28,436      28,708        27,461       26,407

                                IXYS CORPORATION
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

RESULTS OF OPERATIONS--NINE MONTH PERIODS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000

Net Revenues. Net revenues in the nine month period ended December 31, 2001 were $62.4 million, a 21.4% decrease from net revenues of $79.4 million in the nine month period ended December 31, 2000. The decrease in net revenues in the nine month period ended December 31, 2001, as compared to the respective period in the prior fiscal year, is primarily related to approximately 12.1% decrease in units shipped in the nine month period ended December 31, 2001, as compared to the nine month period ended December 31, 2000, as well as an 8.3% decrease in average selling prices across IXYS' product line in the three month period ended December 31, 2001 and an approximately 10.5% decrease in average selling prices across its product line in the nine month period ended December 31, 2001, as compared to the respective periods in the prior fiscal year.

Gross Profit. Gross profit was $20.3 million, or 32.5% of net revenues, in the nine month period ended December 31, 2001, as compared to $29.1 million, or 36.6% of net revenues, in the nine month period ended December 31, 2000. The decrease in margins in the nine month period ended December 31, 2001, as compared to the respective period in the prior fiscal year, was primarily due a 10.5% decrease in average selling prices from the nine month period ended December 31, 2000, as well as a change in the mix of products sold.

Research, Development and Engineering. During the nine month period ended December 31, 2001, research, development and engineering ("R&D") expense was $3.8 million, or 6.2% of net revenues, as compared to $4.1 million, or 5.2% of net revenues, in the nine month period ended December 31, 2000. The absolute decrease in the R&D expenses between nine month period ended December 31, 2001 and the nine month period ended December 31, 2000 is primarily due to fewer research and development projects.

Selling, General and Administrative. During the nine month period ended December 31, 2001, SG&A expense was $9.5 million, or 15.2% of net revenues, as compared to $10.3 million, or 13.0% of net revenues, in the nine month period ended December 31, 2000. The dollar amount of SG&A expenses decreased between the nine month period ended December 31, 2001 and the nine month period ended December 31, 2000. This decrease, which included $150,000 reversal of accruals for contingencies that were no longer warranted, was primarily caused by a decrease in selling expenses due to lower net revenues in the nine month period ended December 31, 2001 as compared to the nine month periods of the prior fiscal year, partially offset by increased consulting expenses.

Interest Income (Expense), Net. During the nine month period ended December 31, 2001, interest income, net was $726,000, as compared to interest expense, net of $128,000 in the nine month period ended December 31, 2000. The increase in interest income, net in the nine month period ended December 31, 2001, relative to the same period in the prior fiscal year, is mainly due to interest received from the investment of the net proceeds from IXYS' secondary public offering which was completed in October 2000.

Other Income (Expense), Net. Other income (expense), net, including gain on foreign currency transactions, in the nine month period ended December 31, 2001 was $3.6 million of other expense, as compared to $1.2 million of other income in the nine month period ended December 31, 2000. The increase in other income (expense), net in the nine month period ended December 31, 2001, relative to the same periods in the prior fiscal year, is primarily due to legal expenses of $3.5 million for the nine month period ended December 31, 2001.

Provision For Income Taxes. The provision for income taxes in the nine month period ended December 31, 2001, reflects an effective tax rate of 38.0%, which has not changed from the same periods in the prior fiscal year.

RESULTS OF OPERATIONS--YEARS ENDED MARCH 31, 2001 AND MARCH 31, 2000

Net Revenues. Net revenues for fiscal year 2001 were $111.4 million, a 45.4% increase from net revenues of $76.6 million in fiscal year 2000. International net revenues were $66.8 million for fiscal year 2001, or 60.0% of net revenues, as compared to $47.6 million for fiscal year 2000, or 62.2% of net revenues. The increase is primarily related to an approximately 60.1% increase in units shipped in fiscal year 2001 as compared to fiscal year 2000, offset by approximately 9.2% decrease in average selling prices across IXYS' product line. IXYS believes that the increase in unit sales volume was largely attributable to increased demand for power conversion systems for communications infrastructure applications.

Gross Profit. Gross profit was $41.4 million, or 37.2% of net revenues in fiscal year 2001, as compared to $27.3 million, or 35.7% of net revenues, in fiscal year 2000. The increase in margins was primarily due to increases in manufacturing efficiencies.

Research, Development and Engineering. During fiscal year 2001, research, development and engineering ("R&D") expense was $6.1 million, or 5.5% of net revenues, as compared to $4.7 million, or 6.1% of net revenues, in fiscal year 2000. The dollar increase was due to higher engineering headcount in fiscal year 2001, as well as an increase in the number of R&D projects. As a percentage of revenues, R&D expense decreased as a result of such expense increasing at a relatively slower rate than revenues.

Selling, General and Administrative. During fiscal year 2001, selling, general and administrative ("SG&A") expense was $14.0 million, or 12.6% of net revenues, as compared to $11.5 million, or 15.0% of net revenues, in fiscal year 2000. The dollar amount increase reflects an increase in expenses to support a higher revenue level.

Writeoff of Goodwill and In-Process R&D. There was no writeoff of goodwill and in-process R&D in fiscal years 2001 or 2000.

Interest Income (Expense). During fiscal year 2001, net interest income was $1.0 million, as compared to interest expense of $(417,000) in fiscal year 2000. The increase is mainly due to interest received from the investment of the net proceeds from IXYS' secondary public offering.

Other Income (Expense), Net. Other income (expense), net, including gain on foreign currency transactions, in fiscal year 2001 was $(504,000), as compared to $(15,000) in fiscal year 2000.

Provision For Income Taxes. The fiscal year 2001 provision for income taxes reflects an effective tax rate of 38% in fiscal year 2001, as compared to the fiscal year 2000 provision of 36%.

RESULTS OF OPERATIONS--YEARS ENDED MARCH 31, 2000 AND MARCH 31, 1999

Net Revenues. Net revenues for fiscal year 2000 were $76.6 million, a 15.2% increase from net revenues of $66.5 million in fiscal year 1999. International net revenues were $47.6 million for fiscal year 2000, or 62.1% of net revenues, as compared to $42.8 million for fiscal year 1999, or 64.4% of net revenues. The increase is primarily related to an approximately 7% increase in units shipped in fiscal year 2000 as compared to fiscal year 1999, and an approximately 8% increase in average selling prices across IXYS' product line. IXYS believes that the increase in unit sales volume was largely attributable to increased demand for power conversion systems for communications infrastructure applications.

Gross Profit. Gross profit was $27.3 million, or 35.7% of net revenues in fiscal year 2000, as compared to $21.6 million, or 32.4% of net revenues, in fiscal year 1999. The increase in margins was primarily due to higher average selling prices relating to increased demand for IXYS' products and greater revenue earned during the year.

Research, Development and Engineering. During fiscal year 2000, R&D expense was $4.7 million, or 6.1% of net revenues, as compared to $4.2 million, or 6.3% of net revenues, in fiscal year 1999. The dollar increase was due to higher engineering headcount in fiscal year 2000, as well as an increase in the number of R&D projects. As a percentage of revenues, R&D expense decreased as a result of such expense increasing at a relatively slower rate than revenues.

Selling, General and Administrative. During fiscal year 2000, SG&A expense was $11.5 million, or 15% of net revenues, as compared to $9.9 million or 14.9% of net revenues, in fiscal year 1999. The increase of $1.6 million was attributable to increased operations.

Writeoff of Goodwill and In-Process R&D. In fiscal year 2000, there was no writeoff of goodwill and in-process R&D. In fiscal year 1999, there was a $10.4 million writeoff of goodwill and in-process R&D related to the Paradigm merger.

Interest Expense. During fiscal year 2000, interest expense was $417,000, as compared to $993,000 in fiscal year 1999. The decrease is due to lower interest rates for the year as well as repayment of loans throughout fiscal year 2000.

Other Income (Expense), Net. Other income (expense), net, including gain on foreign currency transactions, in fiscal year 2000 was $(15,000), as compared to $706,000 in fiscal year 1999.

Provision For Income Taxes. The fiscal year 2000 provision for income taxes reflects an effective tax rate of 36% in fiscal year 2000, as compared to the fiscal year 1999 provision for an effective income tax rate of 29%, excluding the effect of a $10.4 million nondeductible writeoff related to IXYS' merger with Paradigm.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2001, IXYS' cash and cash equivalents were $42.3 million, a decrease of $2.5 million from cash and cash equivalents of $44.8 million at March 31, 2001. The decrease in cash and cash equivalents was primarily due to cash used in operations.

Cash Flows from Operating Activities. Net cash used in operating activities in the nine month period ended December 31, 2001 was $1.2 million, which represents a decrease of $2.8 million from net cash provided by operating activities of $1.6 million in the nine month period ended December 31, 2000. The decrease in net cash provided by operating activities was primarily attributable to lower net income for the nine month period ended December 31, 2001.

Cash Flows from Investing Activities. Net cash used in investing activities in the nine month period ended December 31, 2001 was $1.2 million, a decrease of $2.9 million from net cash used in investing activities of $4.1 million in the nine month period ended December 31, 2000. The decrease in net cash used in investing activities is primarily due to a lower level of capital expenditure, especially in IXYS' German subsidiary.

Cash Flows from Financing Activities. During the nine month period ended December 31, 2001, net cash used in financing activities was $261,000, a decrease of $43.8 million from net cash provided by financing activities of $43.6 during the nine month period ended December 31, 2000. The decrease in net cash provided by financing activities is primarily because IXYS' secondary public offering was completed in October 2000; no comparable offering was done in the nine month period ended December 31, 2001.

There are three lines of credit facilities available to IXYS. IXYS has one line of credit with a U.S. bank that consists of a $5.0 million commitment amount, which was available through September 2002. The line bears interest at the bank's prime rate (4.75% at December 31, 2001). The line is collateralized by certain assets and contains certain general and financial covenants. At December 31, 2001, IXYS had drawn $700,000 against such line of credit.

In Germany, at December 31, 2001, IXYS had a $5.0 million line of credit with a German bank with no outstanding balance. This line supports a letter of credit facility.

A German bank issued to IXYS a commitment letter for a (EUR) 3.8 million equipment lease facility. IXYS' existing equipment leases, (EUR) 2.5 million at December 31, 2001, were charged against the facility. The equipment leases provide financing at varying pricing for periods up to 48 months. In addition to the rights to the equipment, the bank holds a security interest in other assets and up to (EUR) 0.5 million deposited with the bank.

In the same commitment letter discussed above, the German bank also committed to issue a credit line to IXYS up to (EUR) 5.1 million for a wafer fabrication facility in Germany, including leasehold improvements, clean room construction and fabrication, computer and office equipment. At December 31, 2001, IXYS had drawn (EUR) 302,000 under this commitment. The security interest of the bank under the equipment lease facility also collateralizes this line compared to $34.0 million at March 31, 2001. Net plant and equipment at December 31, 2001 were $15.3 million, an increase of 9.8% as compared to $14.0 million at March 31, 2001.

From time to time, IXYS considers acquisitions and strategic investments. To the extent that IXYS' available funds are insufficient to meet its capital requirements, IXYS will be required to raise additional funds. There can be no assurance that additional financing will be available on acceptable terms. The lack of such financing, if needed, would have a material adverse effect on IXYS' business, financial condition and results of operations.

DISCLOSURES ABOUT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS


Details of IXYS' contractual obligations and commitments as of March 31, 2001 to make future payments under contracts are set forth below (in thousands):


                                                       Payments Due by Period
                                  -----------------------------------------------------------------
Contractual Obligations           Total    Less than 1 year   1-3 years   4-5 years   After 5 years
-----------------------           ------   ----------------   ---------   ---------   -------------
Line of Credit..................  $   54        $   54         $   --       $ --          $ --
Term Loans......................     700           700             --         --            --
Capital Lease Obligations.......   5,829         2,162          3,659          8            --
Operating Leases................   1,553           434            991        128            --
                                  ------        ------         ------       ----          ----
Total Contractual Cash
Obligations.....................  $8,136        $3,350         $4,650       $136          $ --
                                  ======        ======         ======       ====          ====


Details of IXYS' contingent commitments as of March 31, 2001 to make future payments under contracts are set forth below (in thousands):


                                                    Amount of Commitment Expiration Per Period
Other Commercial             Total Amounts   --------------------------------------------------------
Commitments                    Committed     Less than 1 year   1-3 years   4-5 years   After 5 years
----------------             -------------   ----------------   ---------   ---------   -------------
Guarantees.................     $5,000              --              --          --         $5,000
                                ======             ===             ===         ===         ======

RELATED PARTY TRANSACTIONS

ABB is a principal stockholder of IXYS. In fiscal year 2001, IXYS generated revenues of $707,000 from sales of products to ABB and to ABB's affiliates for use as components in their products. For the nine-month period ended December 31, 2001, IXYS generated revenues of $582,000 from sales of products to ABB and to ABB's affiliates.

CRITICAL ACCOUNTING POLICIES

IXYS' financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies for IXYS include inventories, research and development, valuation of plant, equipment and intangible assets, concentrations of credit risk, revenue recognition and other independent subcontractors, accounting for legal contingencies, and accounting for income taxes.

Inventories. Inventories are recorded at the lower of standard cost, which approximates actual cost on a first-in-first-out basis, or market value. IXYS regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on IXYS' estimated forecast and demand requirements for the next twelve to eighteen months. Actual demand and market conditions may be different from those projected by IXYS' management. This could have a material effect on IXYS' operating results and financial position.


Valuation of Plant, Equipment, and Intangible Assets. IXYS evaluates the recoverability of its plant and equipment and intangible assets in accordance with Statement of Financial Accounting Standards No. 121, or SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of When Certain Events or Circumstances Indicate that the Carrying Amount Might Not be Recoverable." This standard requires recognition of impairment of long-lived assets in the event the carrying value of such assets exceeds the future undiscounted cash flows attributable to such assets. Impairment evaluations involve management estimates of asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by IXYS' management. This could have a material effect on IXYS' operating results and financial position.


Revenue Recognition. IXYS recognizes revenue from product sales upon shipment provided that IXYS has received a customer executed purchase order, the price is fixed, title has transferred, collection of resulting receivables is reasonably assured, there are no customer acceptance requirements, and there are no remaining significant obligations. Reserves for sales returns and allowances are recorded at the time of shipment. Specifically, IXYS' management must make estimates of potential future product returns and "ship and debit" transactions related to current period product revenue. IXYS' management analyzes historical returns discounts, and ship and debit transactions, current economic trends, and changes in customer demand and acceptance of IXYS' products when evaluating the adequacy of the sales returns and other allowances. Significant management judgments and estimates must be made and used in connection with establishing the sales returns and other allowances in any accounting period. Material differences may result in the amount and timing of IXYS' revenue for any period if management made different judgments or utilized different estimates. IXYS' warranty reserve is established based on IXYS' best estimate, based on historical experience, of the amounts necessary to repair or replace our product during the warrant period, which is generally one year. While IXYS believes that its warranty reserve is adequate and the judgment applied is appropriate, such amounts estimated to repair or replace our product could differ materially from what will actually transpire in the future.

Legal Contingencies. IXYS is subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. SFAS 5, "Accounting for Contingencies," requires that an estimated loss from a loss contingency should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been incurred. IXYS evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially impact IXYS' financial position or its results of operations.

Income Taxes. As part of the process of preparing its consolidated financial statements IXYS is required to estimate its income taxes in each of the jurisdictions in which it operates. This process involves IXYS estimating its actual current exposure together with assessing temporary differences resulting from differing treatment of items, such as pensions or capital leases, for tax and accounting purposes. These differences result in differed tax assets and liabilities, which are included within IXYS' consolidated balance sheet. IXYS must then assess the likelihood that its deferred tax assets will be recovered from future taxable income and to the extent IXYS believes that recovery is not likely, IXYS must establish a valuation allowance. To the extent IXYS establishes a valuation allowance or increases this allowance in a period, IXYS must include an expense within the tax provision in the statement of operations.

Significant management decision is required in determining IXYS' provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against IXYS' net deferred tax assets. In the event that actual results differ from these estimates or IXYS adjusts these estimates in future periods IXYS may need to establish an additional valuation allowance which could materially impact its financial position and results of operations.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require us to recognize all derivatives on the balance sheet at fair value and requires that derivative instruments used to hedge be identified specifically as to assets, liabilities, firm commitments or anticipated transactions and measured as to effectiveness and ineffectiveness when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge are valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges are recognized in correct earnings along are change in the fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged item through current earnings. Any ineffective portion of hedges are recognized in current earnings.

In June 1999, the FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," to defer for one year the effective date of implementation of SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000, with earlier application encouraged. IXYS does not expect this pronouncement to materially impact the financial position or results of operations. The adoption of these pronouncements in the nine month period ended December 31, 2001 did not materially impact the financial position or results of operation.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141) and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria that intangible assets acquired must meet to be recognized and reported separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on IXYS' results of operations or financial position.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized but instead be measured for impairment at least annually, or when events indicate that an impairment exists. IXYS' adoption date will be April 1, 2002. As of that date, amortization of goodwill and other indefinite-lived intangible assets, including those recorded in past business combinations, will cease. As a result of the elimination of this amortization, other expense will decrease by approximately $232,000 annually for goodwill currently recognized.

As required by SFAS No. 142, IXYS will perform impairment tests on goodwill and other indefinite-lived intangible assets as of the adoption date. Thereafter, IXYS will perform impairment tests annually and whenever events or circumstances indicate that the value of goodwill or other indefinite-lived intangible assets might be impaired. In connection with the SFAS No. 142 transitional goodwill impairment test, IXYS will utilize the required two-step method for determining goodwill impairment as of the adoption date. To accomplish this, it will identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the adoption date. IXYS will then have up to six months from the adoption date to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, IXYS will then perform the second step of the transitional impairment test. If necessary, in the second step, IXYS will compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which would be measured as of the adoption date. The implied fair value of goodwill will be determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141. The residual fair value after this allocation will be the implied fair value of the reporting unit goodwill. IXYS will record a transitional impairment loss for the excess of the carrying value of goodwill allocated to the reporting unit over the implied fair value. SFAS No. 142 requires that this second step be completed as soon as possible, but no later than the end of the year of adoption.

In connection with the SFAS No. 142 indefinite-lived intangible asset impairment test, IXYS will utilize the required one-step method to determine whether an impairment exists as of the adoption date. The test will consist of a comparison of the fair values of indefinite-lived intangible assets with the carrying amounts. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, IXYS will recognize an impairment loss in an amount equal to that excess.

IXYS has not yet determined the impact of the provisions of the impairment test under SFAS No. 142 on its results of operations and financial position; however, the possibility exists that it will incur a significant transitional impairment loss. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in IXYS' income statement during the quarter ending September 30, 2002.

In October 2001, FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal periods. SFAS No. 144 addresses financial accounting and reporting for the impairment of certain long-lived assets and for long-lived assets to be disposed of. SFAS No. 144 supersedes SFAS No. 121 and APB Opinion No. 30; however, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that has either been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. IXYS does not expect the adoption of SFAS No. 144 to have a material impact on its financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

IXYS is exposed to the impact of interest rate changes, foreign currency fluctuations, and change in the market values of its investments.

Interest Rate Risk. IXYS' exposure to market rate risk for changes in interest rates relates primarily to its investment portfolio. IXYS has not used derivative financial instruments in its investment portfolio. It invests its excess cash in debt instruments of the U.S. Government and its agencies, and in high-quality corporate issuers and, by policy, limit the amount of credit exposure to any one issuer. IXYS protects and preserves its invested funds by limiting default, market and reinvestment risk.

Investments in both fixed rate and floating rate interest-earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, IXYS' future investment income may fall short of expectations due to changes in interest rates or IXYS may suffer losses in principal if forced to sell securities that have declined in market value due to changes in interest rates.

Foreign Currency Risk. International revenues from IXYS' foreign subsidiaries were approximately 52.3% of total revenues. International sales are made mostly from IXYS' German subsidiary and are typically denominated in the euro. IXYS' German subsidiary also incurs most of its expenses in the local currency. Accordingly, IXYS' foreign subsidiaries use their respective local currencies as their functional currency.

IXYS' international business is subject to risks typical of an international business including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, IXYS' future results could be materially adversely impacted by changes in these or other factors.

                          IXYS PRINCIPAL STOCKHOLDERS

The following table presents, as of April 15, 2002, certain information known to IXYS regarding the beneficial ownership of IXYS common stock by:

      -- each person who is known by IXYS to be the beneficial owner of more than five percent of IXYS' outstanding shares of common stock;

      --   each of the directors of IXYS;

      --   each of the named executive officers; and

      --   the directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person, if, for example, persons share the power to vote or the power to dispose of the shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of April 15, 2002. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person, and only such person, by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

The percentage of beneficial ownership for the following table is based on 26,887,073 shares of IXYS common stock outstanding as of April 15, 2002. Unless otherwise indicated, the address for each listed stockholder is: c/o IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054. To IXYS' knowledge, except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                                                                 PERCENTAGE
                      BENEFICIAL OWNER                        NUMBER OF SHARES   OWNERSHIP
------------------------------------------------------------  ----------------   ----------
Nathan Zommer(1)............................................     7,268,311          26.5%
Arnold P. Agbayani(2).......................................       648,322           2.4
Peter H. Ingram(3)..........................................       506,330           1.9
Kevin McDonough(4)..........................................       143,909             *
Donald L. Feucht(5).........................................        11,500             *
Andreas Hartmann(6).........................................             0             *
Samuel Kory(7)..............................................        18,100             *
S. Joon Lee(8)..............................................        11,500             *
Entities Affiliated with ABB(9).............................     6,796,603          25.3
  Gottlieb-Daimler Strasse 8
  68165 Mannheim, Germany
All directors and executive officers as a group (8
  persons)(10)..............................................     8,607,972          30.8%

---------------

 *   Represents less than 1%.

(1) Includes an aggregate of 12,700 shares held in trusts for Dr. Zommer's children. Also includes 569,301 shares Dr. Zommer has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(2) Includes 124,576 shares Mr. Agbayani has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(3) Includes 139,176 shares Mr. Ingram has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(4) Includes 141,525 shares Mr. McDonough has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(5) Consists of shares Mr. Feucht has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(6) Mr. Hartmann is a Vice President of ABB. Mr. Hartmann disclaims beneficial ownership of the ABB Shares and does not have voting or investment power with respect to the ABB Shares.

(7) Includes 9,850 shares Mr. Kory has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(8) Consists of shares Mr. Lee has the right to acquire pursuant to options exercisable within 60 days of April 15, 2002.

(9) Includes 6,747,664 shares held by ABB and 48,939 shares held by ASEA Brown Boveri Inc. Mr. Hartmann is a Vice President of ABB. Mr. Hartmann disclaims beneficial ownership of the ABB Shares and does not have voting or investment power with respect to the ABB Shares.

(10) See footnotes 1 through 9 above.

                                CLARE'S BUSINESS

Clare is a provider of high-voltage analog and mixed-signal semiconductor integrated packages and discrete components to the world's leading manufacturers of electronic communications, computer, and industrial equipment. Clare's primary products supply the interface between transmission signals and electronic devices by providing the basic isolation and switching functions required by electronic communications applications.

Clare is a technology leader in the semiconductor segment of the market for small signal relays. Clare's semiconductor products are capable of integrating a number of functions previously provided by discrete components into one package and have contributed to the development of a number of new product applications such as 56K PCMCIA modems, modem interfaces to the Internet, cable set top boxes, and other computer telephony uses such as voice mail systems. Semiconductor products represent the core of Clare's growth strategy for communication applications.

Clare focuses on providing solutions for the telecommunications and data communications markets because of the significant use of analog semiconductor components and growing demand for integrated semiconductor packages in these industries. Clare's customers include leading global original equipment manufacturers (OEMs) such as Motorola, Xircom, Alcatel, Ericsson, Lucent, Nokia, Samsung, Psion, and Siemens.

Clare was founded in 1937 to design, manufacture and sell electromagnetic products and was subsequently sold to General Instrument Corporation (GI) in 1967. Theta-J Corporation, founded in 1975 to design, manufacture and market semiconductor based electronic components, purchased the Clare division of GI in 1989 and changed its name to C.P. Clare Corporation. In July 1999, Clare acquired Micronix Integrated Systems, Inc. ("Clare-Micronix"), a designer and manufacturer of analog and mixed-signal application specific integrated circuits, located in Aliso Viejo, California. During August 1999, Clare sold substantially all of the electromagnetics business to Sumida Electric Company of Tokyo, Japan. Subsequently, Clare's name was changed to Clare, Inc. Clare is incorporated under the laws of Massachusetts and its principal offices are located at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915.

BACKGROUND

The growth in the worldwide telecommunications and data communications markets is being fueled by the convergence of several technological and market trends that are leading to a broad and increasing array of communications, networking, computer telephony, and computing products. Advances in computer hardware and software have accelerated the technological shift to distributed processing over communications networks. Trends toward portability and miniaturization and broader functionality have resulted in significant growth in mobile communications and portable computing and network access products.

Analog semiconductor integrated packages and circuits and discrete components provide the interface between voltages and currents for a broad range of products in the telecommunications and data communications markets, as well as for products in a wide array of other applications such as telemetering and remote access, consumer electronics, appliances, computer peripherals, gaming equipment, automotive, aerospace, automatic test equipment, industrial controls, and instrumentation. Clare's analog semiconductor integrated packages and discrete components provide two basic functions required by virtually all electronic and electrical products: isolation and switching. Isolation separates the low current communication signal circuit from the higher power circuit, while the switching function controls the flow of current. Various types of integrated packages and components based on semiconductor technologies have been developed to meet these isolation and switching requirements. Clare designs, manufactures, and sells analog semiconductor products for voltage and current applications. These technologies and resulting products are utilized for various communications applications based on a number of factors, including performance, sensitivity, resistance, size, speed, and cost.

STRATEGY

Clare's strategy has been to become the preferred supplier of unique mixed-signal interface integrated circuits to the communications industry. In addition to operating on the "network's edge" with analog front ends for analog, ADSL, cable, and other solutions, Clare is committed to the telecommunications voice, data and video interface markets in central office or gateway applications. The primary focus is on the communications industry, where Clare has excellent name recognition and customer contacts worldwide. Clare also endeavors to supply mixed-signal interface chips to other related market niches for high-profit applications.

Clare's product strategy is straightforward. First, Clare continues to develop and expand the solid state relay (SSR) business supplying SSR's to the data communications market. At the same time, Clare will attempt to expand SSR offerings into profitable niches in the instrumentation, industrial controls, telecommunications and power markets. Second, Clare will continue to invest in and grow the Application Specific Integrated Circuit (ASIC) business. Finally, from the ASIC business, Clare will look to develop standard products (also called ASSPs or Application Specific Standard Products) for communications/ networking applications as well as clearly defined and isolated market niches that can be dominated with identical technologies. One such effort has been the development of column drivers for the emerging organic light emitting display panel market.

Clare's focus is on the continuing shift in technology. The ability to receive and transmit large amounts of information (data, voice or video) is becoming more critical than the ability to process that information. The power of individual personal computers (PCs) is now adequate for most needs so that the bottleneck is in the pipes that carry data between PCs and other devices. As the Internet has emerged as a powerful, all-reaching fabric for communications, it has become the heart and soul of the end-to-end broadband network. Many companies are focused on these opportunities. Clare is unique in that it has technology, expertise, and facilities to address the interfaces in this infrastructure.

Key elements of this strategy are:

Capitalize on Semiconductor Opportunities. Clare is a leader in semiconductor relay technology, offering a broad line of semiconductor products in a wide variety of package types and specifications. Clare seeks to significantly expand the application of its semiconductor technology into existing and new markets such as communications and instrumentation through the integration of more functions using fewer chips. From its 5-inch wafer fabrication facility in Beverly, Massachusetts, Clare is developing new process technologies in order to engineer high-voltage analog integrated circuits. Clare anticipates that new products and additional capacity from the facility will better position it for increased product demand resulting from technology advances in the communications market. Clare has commenced shipping several new products, including the LiteLink data access arrangement, a Line Card Access Switch, and a solid state relay in the smallest 4-pin package available in the market today.

Focus on Communications Industry. Clare has focused primarily on developing solutions for the computer telephony, data communications, and telecommunications industries because of the significant use of analog semiconductor discrete components and the increased need for analog semiconductor integrated packages and circuits. Clare's semiconductor products are an enabling technology in certain applications such as modems, computer telephony and communication interfaces. During the year, product sales to the communications industry represented a significant portion of Clare's total sales. Clare is qualifying processes and designs which can capitalize on its core competencies of optical isolation, high-voltage analog semiconductor processes, experience with bonded wafer technology, and multi-chip packaging for integrated circuits.

New Product Development. Clare has invested in new product development and strengthened the functionality of existing products in an effort to enter new markets and gain share in existing markets. Product development also includes further integration of new and existing analog semiconductor integrated packages and components into fewer circuits. Company sponsored research and development expenses were

$15.0 million (20.0% of total revenues), $13.4 million (12.5% of total revenues) and $9.7 million (6.7% of total revenues) for fiscal years 2001, 2000 and 1999, respectively.

Leverage Customer Relationships and Pursue New Market Opportunities. Clare has established long-standing customer relationships because of worldwide brand recognition, broad product offerings, and quality customer service. Clare intends to further leverage customer relationships by offering complementary and new products to the existing customer base and by pursuing new market opportunities. Clare is capitalizing on its worldwide brand recognition to expand into new geographic markets and new industries. Clare is seeking to increase local and export sales to Japan, China, India and Southeast Asia, where significant opportunities exist.

CUSTOMERS

Clare has established a broad base of approximately 1,000 customers representing a wide range of industries and applications. The communications industry represents Clare's largest customer base due to the industry's pervasive use of analog semiconductor integrated packages and the need for more highly integrated circuits. Sales to customers outside the United States comprised approximately 56%, 49% and 40% of Clare's net sales for fiscal years 2001, 2000, and 1999, respectively. During fiscal year 2001, no one customer accounted for more than 10% of Clare's sales revenue.

PRODUCT APPLICATIONS

Clare's products are used in a wide variety of applications, including telephone network interfaces, caller identification, high current MOSFET switching, integrated package testers, high frequency communications, scanners and RF equipment. Set forth below is a representative sample of applications for Clare's semiconductor products.

Telephone Network Interfaces. Clare develops products for and sells into interface and network applications for the communications industry. Clare was the first to introduce semiconductor products in thin, small flat-pack packages that integrate the functionality previously provided by a number of discrete components. These products are referred to as Data Access Arrangements (DAA). The DAA is an arrangement of discrete components principally used in analog data communications which interface with telephone network applications. In certain DAA products, the complete DAA function is designed for both European and U.S. markets. This manufacturing capability has allowed Clare to become a leading worldwide supplier of semiconductor analog integrated packages and components to the major manufacturers of communication products such as PCMCIA card modems. PCMCIA cards are thin, credit card size modems which insert into a designated slot in mobile computer equipment allowing the portable computer to transmit data over telephone lines and function as a facsimile machine.

Metering and Remote Access. Water, gas, and electricity meter reading systems, as well as vending machines and gas pumps, have been developed to allow the remote reading of such systems. Semiconductor relays have been incorporated into these systems and provide a high-speed interface between low level power signals and the high power output signals required to enhance metering functionality.

Control Instrumentation. Operations such as power plants require multiple processes to be monitored and controlled under a broad range of environmental conditions. A high degree of reliability is required in these applications because if the relay does not function properly, false readings and equipment damage may result. Clare's semiconductor and surge protection products are used to provide isolation and surge protection.

Security. The security industry requires low cost, high reliability relay products for use in proximity sensors, infrared detectors and supervisory control panels. For example, Clare's four-pin SSR provides a low-cost, rugged and reliable switch for use in proximity sensors to activate an alarm.

PRODUCTS

Clare manufactures several hundred standard products and also develops and manufactures products for specific customer applications. Clare has two major product families: (1) Integrated Circuits that include application specific integrated circuits (ASICs), customer premise equipment such as data access arrangements and central office equipment such as the Line Card Access Switch
(LCAS), and (2) Solid State Relays, including optocouplers and integrated packages.

Integrated Circuits. The Clare-Micronix business specializes in the design and manufacture of analog and mixed signal ASICs and ASSPs, utilizing CMOS, BiCMOS, and Bipolar semiconductor technologies. Clare-Micronix sells into a wide variety of marketplaces and is focusing on high-voltage ASICs and pursuing application specific standard product spin offs. As an example of potential ASSPs, Clare Micronix recently announced a family of Organic Light Emiting Diode (OLED) integrated circuit column and row drivers for the OLED display market.

The Customer Premise Equipment business targets customers in a variety of markets with common data transmissions requirements. The LiteLink products are data access arrangements for applications such as voice over Internet protocol, telemetering, and set top boxes.

The Central Office business concentrates on products for telephone central office switching applications, potentially a very large market opportunity. Clare's LCAS product is a solid state solution for a function traditionally performed by electromagnetic devices.

Solid State Relays. Clare manufactures a wide variety of semiconductor products consisting primarily of high voltage analog components, optocouplers and integrated packages which are sold in a broad line of over 270 configurations. Clare's semiconductor products are sold primarily to communications customers and are also utilized in a number of applications in other industries such as the automated process control, data acquisition, aerospace and automotive industries. Semiconductor products achieve the required isolation and switching functions with no moving parts, eliminating the mechanical wear typically associated with other types of electromagnetic relays, thus improving reliability with low distortion. Clare has integrated several additional functions into one small package, thereby further reducing board size requirements and providing the user with lower component and assembly costs.

Product Development. Clare intends to build upon its history of innovation in the semiconductor, switching, and sensors markets. Clare's product development strategy is driven by two objectives: meeting customer application requirements and extending Clare's technical capabilities. Clare has focused on utilizing its relationships with key OEMs and its applications engineering capability to enhance existing products and develop new products.

SALES AND DISTRIBUTION

Clare sells through a network of direct sales representatives, contract sales representatives, and distributors in North America, Europe, Japan and the Far East.

In general, sales representatives and distributors have entered into agreements that allow for termination by either party upon 30 days' notice. These agreements generally allow distributors to market and sell products competitively with those of Clare. It is the policy of Clare to allow exchanges of a small portion of products purchased during the term of distributor agreements.

BACKLOG

Clare's backlog reporting method includes only those purchase orders scheduled for shipment within 6 months following the order date. As of March 31, 2001, six-month order backlog was approximately $15.3 million compared with $15.8 million and $16.1 at the end of fiscal 2000 and 1999, respectively. Although Clare's contract terms may vary from customer to customer, purchasers of standard products may generally cancel or reschedule orders without significant penalty. Since backlog can be canceled or rescheduled, Clare's backlog at any time is not necessarily indicative of future revenue.

MANUFACTURING

Clare's manufacturing and test facilities are all ISO 9001 certified. ISO 9001 certification is an international certification for quality control systems, the receipt of which emphasizes Clare's commitment to quality control and assists Clare in becoming a qualified supplier for certain customers. The manufacturing of semiconductor products involves two general phases of production: the wafer fabrication (chip manufacturing) process, and the assembly (chip packaging) process. Clare's Massachusetts wafer fabrication facility designs, manufactures and tests chips. All fabricated chips for discrete components are shipped for assembly to a subcontractor in the Philippines. Certain assembled relays are returned to Clare for testing, packaging, and shipment to the customer. Wafer fabrication and assembly operations for ASIC products are sub-contracted; however, probe testing of wafers and final product testing are performed at Clare's Aliso Viejo, California facility.

COMPETITION

The markets in which Clare operates are highly competitive and Clare faces competition from a number of different manufacturers in each of its product areas and geographic markets. The principal competitive factors affecting the market for Clare's products include performance, functionality, price, brand recognition, product size, customer service and support and reliability.

Many of Clare's competitors have substantially greater financial, marketing, technical, manufacturing and distribution resources. While Clare believes that its broad product offerings, worldwide sales coverage, customer service and brand recognition enable Clare to compete effectively, there can be no assurance that Clare will be able to continue to do so.

EMPLOYMENT

As of March 31, 2002, Clare had approximately 235 employees. Clare believes that relations with employees are generally good and none are unionized.

PROPRIETARY RIGHTS

Clare holds a number of United States and foreign patents and trademarks. Clare has additional U.S. and foreign patent and trademark applications pending. Clare intends to continue to seek patents on its products, as appropriate. Clare believes that although these patents may have value, given the rapidly changing nature of the industries in which Clare competes, Clare depends primarily on the technical competence and creativity of its technical work force and its ability to continue to introduce product improvements rapidly. Clare does not believe that the success of its business is materially dependent on the existence, validity or duration of any patent, license or trademark.

Clare attempts to protect its trade secrets and other proprietary rights through formal agreements with employees, customers, suppliers, and consultants. Each employee of Clare is required to sign an agreement regarding ownership of proprietary rights and trade secrets. Although Clare intends to protect its intellectual property rights vigorously, there can be no assurance that these and other security arrangements will be successful. The process of seeking patent protection can be long and expensive, and there can be no assurance that existing patents or any new patents that may be issued will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to Clare. Clare may be subject to or may initiate interference proceedings in the patent office, which can demand significant financial and management resources. Clare has from time to time received, and may in the future receive, communications from third parties asserting patents on certain of Clare's products and technologies. Although Clare has not been a party to any material intellectual property litigation, in the event any third party were to make a valid claim and a license were not available on commercially reasonable terms, Clare's operating results could be materially and adversely affected. Litigation, which could result in substantial cost to and diversion of resources of Clare, may also be necessary to enforce patents or other intellectual property rights of Clare or to defend Clare against claimed infringement of the rights of others. The failure to obtain necessary licenses or the occurrence of litigation relating to patent infringement or other intellectual property matters could have a material adverse affect on Clare's business and operating results.

ENVIRONMENTAL

Clare's facilities are regulated pursuant to foreign, state and federal statutes, including those addressing hazardous waste, clean water and clean air. The Comprehensive Environmental Response, Compensation and Liabilities Act of 1980, as amended (the "Superfund Act"), imposes retroactive, strict and, in certain cases, joint and several liability upon certain persons in connection with the cleanup of sites at which there has been a release or threatened release of hazardous substances into the environment. The Superfund Act provides for immediate response and removal actions coordinated by the Environmental Protection Agency to releases of hazardous substances into the environment and authorizes the government to respond to the release or threatened release of hazardous substances or to order persons responsible for any such release to perform any necessary cleanup. The statute imposes liability for these responses and other related costs, including the cost of damages to natural resources, to the parties involved in the generation, transportation, and disposal of such hazardous substances and to those who currently own or operate or who previously owned or operated the property upon which such releases occurred. Under the statute, and given the manufacturing processes used by Clare, Clare may be deemed liable as a generator or transporter of a hazardous substance that is released into the environment, or as the current or former owner or operator of a facility from which there is a release of a hazardous substance into the environment. Clare has not to date had any action brought against it under the Superfund Act, but there can be no assurance that there will be no action brought against Clare in the future. Local sewer discharge requirements are applicable to certain of Clare's facilities. Clare's facilities are subject to local siting, zoning and land use restrictions. Clare believes it is in compliance with all foreign, federal, state, and local laws regulating its business. Clare, however, has not undertaken a comprehensive review of its properties to determine whether or not hazardous materials have been discharged at any time in the past, whether by Clare or a previous occupant of the facility.

Any failure by Clare to control the use of, or to restrict adequately the discharge of, hazardous materials under present or future regulations could subject Clare to fines or substantial liability. In addition, Clare could be held financially responsible for remedial measures if its properties were found to be contaminated whether or not Clare was responsible for such contamination.

In December of 2000, Clare sold property located on West Pratt Avenue in Chicago, Illinois. The purchaser has agreed to indemnify Clare for any environmental clean-up costs arising from the presence of known pollutants existing at the time of the sale. In addition, Clare is insured for any clean-up costs arising from pollutants existing at the time of the sale but the presence of which were unknown.

Some of the contamination from the West Pratt Avenue site has migrated onto two adjacent properties. Clare has completed the remediation on one of the adjacent sites and the site received a no-further-remediation letter from the Illinois Environmental Protection Agency on March of 2002.

PROPERTIES

Clare operates the following facilities:

LOCATION                SQUARE FOOTAGE INTEREST   USE
--------                -----------------------   ---
Beverly, Massachusetts  83,000 Leased             Corporate Headquarters, Semiconductor Products
Aliso Viejo,            27,000 Leased             ASIC design and manufacture
  California

Clare also leases additional sales offices in Belgium and Taiwan. Clare believes its office facilities are adequate for its current needs.

LEGAL PROCEEDINGS

Clare is subject to routine litigation incident to the conduct of its business and none of these proceedings are considered material to its business or financial condition.

          CLARE SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected consolidated financial information should be read in conjunction with Clare's Consolidated Financial Statements and related notes and Clare Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this joint proxy statement/prospectus. The consolidated statements of operations data for the years ended March 31, 1999, 2000 and 2001 and the balance sheet data as of March 31, 2000 and 2001 are derived from Clare's consolidated financial statements that are included elsewhere in this joint proxy statement/prospectus. The statements of operations data for the years ended March 31, 1997 and 1998 and the balance sheet data as of March 31, 1997, 1998 and 1999 are derived from Clare's consolidated financial statements that are not included in this joint proxy statement/prospectus. Information regarding the nine month period ended December 23, 2001 and December 24, 2000 and as of December 23, 2001 and December 24, 2000 has been derived from Clare's unaudited financial statements included elsewhere in this joint proxy statement/prospectus and, in the opinion of management of Clare, reflects all adjustments necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. Historical results are not necessarily indicative of results to be expected in any future period.


                                                                                             NINE MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                   ---------------------------
                                 ----------------------------------------------------   DECEMBER 23,   DECEMBER 24,
                                   2001       2000       1999       1998       1997         2001           2000
                                 --------   --------   --------   --------   --------   ------------   ------------
                                                                                                (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Consolidated Statement of
  Operations Data:
Net sales......................  $ 62,220   $ 84,771   $128,873   $146,452   $119,659     $ 34,189       $50,220
Cost of Sales..................    41,353     69,059     91,983    101,226     79,991       29,767        32,355
                                 --------   --------   --------   --------   --------     --------       -------
  Gross Profit.................    20,867     15,712     36,890     45,226     39,668        4,422        17,865
                                 --------   --------   --------   --------   --------     --------       -------
Operating Expenses:
  Selling, general and
    administrative.............    21,183     22,814     27,856     27,506     25,912       11,296        15,842
  Research & development.......    14,716     12,933      9,009      8,392      6,364        8,150        10,605
  In process research and
    development write-off(1)...        --         --      5,000         --         --           --            --
  Gain on Sale of Clare
    EMG(2).....................        --    (11,515)        --         --         --           --            --
  Gain on sale of real
    estate.....................      (716)        --         --         --         --           --          (716)
  Restructuring costs
    (credit)(3)................       723       (875)     3,700                14,250          515            --
                                 --------   --------   --------   --------   --------     --------       -------
Operating income (loss)........   (15,039)    (7,645)    (8,675)     9,328     (6,858)     (15,539)       (7,866)
Interest income................     1,694        960        571      1,454      1,578          550         1,378
Interest expense...............      (157)      (155)      (232)      (215)      (452)         (34)         (149)
Other (expense) income, net....      (137)       551       (390)       135         (8)        (324)         (211)
                                 --------   --------   --------   --------   --------     --------       -------
Income (loss) before provision
  (benefit) for income taxes...   (13,639)    (6,289)    (8,726)    10,702     (5,740)     (15,347)       (6,848)
  Provision (benefit) for
    income taxes...............        --     (1,688)        --      4,880      1,464           --            --
                                 --------   --------   --------   --------   --------     --------       -------
Income (loss) from continuing
  operations...................   (13,639)    (4,601)    (8,726)     5,822     (7,204)     (15,347)       (6,848)
                                 --------   --------   --------   --------   --------     --------       -------
Income (loss) from discontinued
  operations...................    (2,770)     6,364      3,143      2,490        293       (2,368)       (1,972)
                                 --------   --------   --------   --------   --------     --------       -------
Loss on sale of discontinued
  operations...................        --         --         --         --         --         (218)           --
                                 --------   --------   --------   --------   --------     --------       -------
Net income (loss) from
  discontinued operations......    (2,770)     6,364      3,143      2,490        293       (2,586)       (1,972)
                                 --------   --------   --------   --------   --------     --------       -------

                                                                                             NINE MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                   ---------------------------
                                 ----------------------------------------------------   DECEMBER 23,   DECEMBER 24,
                                   2001       2000       1999       1998       1997         2001           2000
                                 --------   --------   --------   --------   --------   ------------   ------------
                                                                                                (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income (loss)..............  $(16,409)  $  1,763   $ (5,583)  $  8,312   $ (6,911)    $(17,933)      $(8,820)
                                 ========   ========   ========   ========   ========     ========       =======
Earnings (loss) per share
Basic
  Continuing operations........  $  (1.41)  $  (0.48)  $  (0.93)  $   0.63   $  (0.78)    $  (1.56)      $ (0.71)
  Discontinued operations......     (0.29)      0.67       0.34       0.27       0.03        (0.27)        (0.21)
                                 --------   --------   --------   --------   --------     --------       -------
Total..........................  $  (1.70)  $   0.19   $  (0.59)  $   0.90   $  (0.75)    $  (1.83)      $ (0.92)
                                 ========   ========   ========   ========   ========     ========       =======
Diluted
  Continuing operations........  $  (1.41)  $  (0.48)  $  (0.93)  $   0.58   $  (0.78)    $  (1.56)      $ (0.71)
  Discontinued operations......     (0.29)      0.67       0.34       0.25       0.03        (0.27)        (0.21)
                                 --------   --------   --------   --------   --------     --------       -------
Total..........................  $  (1.70)  $   0.19   $  (0.59)  $   0.83   $  (0.75)    $  (1.83)      $ (0.92)
                                 ========   ========   ========   ========   ========     ========       =======
Weighted average number of
  common shares outstanding:
Basic..........................     9,654      9,519      9,398      9,280      8,992        9,807         9,628
                                 ========   ========   ========   ========   ========     ========       =======
Diluted........................     9,654      9,723      9,398      9,967      8,992        9,807         9,628
                                 ========   ========   ========   ========   ========     ========       =======
Pro Forma net income
  (loss)(4)....................  $(15,132)  $  3,040   $ (4,524)  $  8,312   $ (6,911)    $(17,933)      $(7,863)
Pro Forma net income (loss) per
  share(4)
  Basic........................  $  (1.57)  $   0.32   $  (0.48)  $   0.90   $  (0.77)    $  (1.83)      $ (0.82)
  Diluted......................  $  (1.57)  $   0.32   $  (0.48)  $   0.83   $  (0.77)    $  (1.83)      $ (0.82)


---------------

(1) See Note 9 of the Clare Notes to Consolidated Financial Statements contained elsewhere in this joint proxy statement/prospectus for information on the in-process research & development write-off in fiscal 1999.

(2) On August 20, 1999, Clare sold the EMG business. See Note 11 of the Clare Notes to Consolidated Financial Statements contained elsewhere in this joint proxy statement/prospectus.

(3) See Note 10 of the Clare Notes to Consolidated Financial Statements contained elsewhere in this joint proxy statement/prospectus for information on restructuring costs.

(4) Pro Forma net income (loss) and pro forma net income (loss) per share excludes goodwill amortization as if SFAS No. 142 -- Goodwill and Other Intangible Assets had been adopted at the beginning of the respective period (see Note 5 to Clare's financial statements).


                                                                                                  AS OF
                                                   AS OF MARCH 31,                     ---------------------------
                                 ---------------------------------------------------   DECEMBER 23,   DECEMBER 24,
                                  2001       2000       1999       1998       1997         2001           2000
                                 -------   --------   --------   --------   --------   ------------   ------------
                                                                                               (UNAUDITED)
                                                                  (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET

Total assets...................  $85,156   $ 99,252   $109,215   $114,816   $111,170     $64,674        $92,643
Long-term obligations..........    1,113        146        282         --        550       2,381            198
Stockholders' equity...........   73,050     89,328     86,195     91,157     81,266      55,224         80,468
                                 -------   --------   --------   --------   --------     -------        -------

                    CLARE SUPPLEMENTAL FINANCIAL INFORMATION

The following supplemental financial information should be read in conjunction with Clare's financial statements and the related notes thereto included in this joint proxy statement/prospectus, as well as Clare's Management's Discussion and Analysis of Financial Condition and Results of Operations in this joint proxy statement/prospectus. The information regarding the quarters within the fiscal year ended March 31, 2002, as of December 31, 2001, has been derived from Clare's unaudited financial statements incorporated by reference into this joint proxy statement/prospectus and, in the opinion of the management of Clare, reflects all adjustments necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. Historical results are not necessarily indicative of the results to be obtained in the future.

FISCAL YEAR ENDED MARCH 31, 2002


                                                                        THREE MONTHS ENDED
                                                            ------------------------------------------
                                                            DECEMBER 23,    SEPTEMBER 23,    JUNE 26,
                                                                2001             2001          2001
                                                            -------------   --------------   ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                           (UNAUDITED)
Net sales.................................................     $11,107         $10,020        $13,062
Gross profit..............................................       1,202             580          2,640
Net loss from continuing operations.......................      (6,144)         (6,051)        (3,152)
Basic loss per share -- continuing operations.............       (0.63)          (0.62)         (0.32)
Diluted loss per share -- continuing operations...........       (0.63)          (0.62)         (0.32)
Net loss..................................................      (6,144)         (7,549)        (4,239)
Basic and diluted net loss per share......................     $ (0.63)        $ (0.77)       $ (0.43)
Weighted average shares used in per share calculation
  basic and diluted.......................................       9,826           9,816          9,779


FISCAL YEAR ENDED MARCH 31, 2001


                                                                  THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                  MARCH 31,   DECEMBER 24,   SEPTEMBER 24,   JUNE 25,
                                                    2001          2000           2000          2000
                                                  ---------   ------------   -------------   --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                      (UNAUDITED)
Net sales.......................................   $11,994      $16,862         $17,159      $16,205
Gross profit....................................     2,995        5,602           6,341        5,929
Net (loss) income from continuing operations....    (6,791)      (2,255)         (2,197)      (2,396)
Basic (loss) earnings per share -- continuing
  operations....................................   $ (0.70)     $ (0.23)        $ (0.23)     $ (0.25)
Diluted (loss) earnings per share -- continuing
  operations....................................   $ (0.70)     $ (0.23)        $ (0.23)     $ (0.25)
Net (loss)......................................    (7,588)      (2,998)         (3,878)      (1,945)
Basic and diluted net (loss) per share..........   $ (0.78)     $ (0.31)        $ (0.40)     $ (0.20)
Weighted average shares used in per share
  calculation basic and diluted.................     9,654        9,678           9,624        9,594

                 CLARE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


SUMMARY OF CRITICAL ACCOUNTING POLICIES; SIGNIFICANT JUDGMENTS AND ESTIMATES


Clare's discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Clare to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These items are constantly monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. Clare bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from Clare's estimates if past experience or other assumptions do not turn out to be substantially accurate.

A summary of those accounting policies that Clare believes are most critical to fully understanding and evaluating its financial results is set forth below. This summary should be read in conjunction with Clare's financial statements and the related notes included elsewhere in this joint proxy statement/prospectus.

      -- Revenue Recognition, Returns and Accounts Receivable Reserves. Clare recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. It is Clare's policy to require an arrangement with its customers, either in the form of a written contract or purchase order containing all of the terms and conditions governing the arrangement, prior to the recognition of revenue. Title and risk of loss generally passes to the customer at the time of delivery of the product to a common carrier. At the time of the transaction, Clare assesses whether the sales price is fixed or determinable based upon the payment terms of the arrangement. If a significant portion of the sales price is not due with normal payment terms, the sales price may be deemed not fixed and revenue would be recognized as the amounts become due.

          Revenue is recognized upon delivery to the common carrier provided that customer acceptance criteria can be demonstrated as met prior to shipment. Where the criteria cannot be demonstrated as met prior to shipment, or in the case of new products, revenue is deferred until acceptance has been received. Clare's products are generally subject to warranty and related costs are provided for in cost of sales when product revenue is recognized.

          Revenue is recognized net of allowances for returns. Clare establishes a reserve for future returns of its products, based primarily on historical return rates and return policies with our distributors. While such reserves have historically been within Clare's expectations and the allowances Clare established, Clare cannot guarantee that it will continue to experience the same return rates that it has in the past. If future returns significantly exceed Clare's reserves, Clare's operating results would be adversely affected. For the years ended March 31, 2001 and 2000, $520 and $454, respectively, were provided for return reserves.

          Clare assesses collectibility based on a number of factors, including credit evaluations for new customers and past transaction and collection history for existing customers. If Clare determines that collectibility of the sales price is not reasonably assured, revenue is deferred until such time as collection becomes reasonably assured, which is generally upon receipt of payment from the customer. Clare's normal payment terms are 30 days from invoice date. Clare maintains allowances for doubtful accounts for estimated losses resulting from the subsequent inability of its customers to make required payments. Clare bases its estimates on its historical collection experience, current trends, credit policy and percentages of its accounts receivable by aging category and on its review of each customer's account to identify any specific collection issues. While these credit losses have historically been within Clare's expectations and the allowances Clare has established, Clare cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of Clare's customers were to deteriorate, resulting in an impairment of its ability to make payment, additional allowances may be required. Clare's failure to accurately estimate the losses for doubtful accounts and ensure that payments are received on a timely basis could have a material adverse effect on Clare's business, financial condition and results of operations. For the years ended March 31, 2001 and 2000, $561 and $833, respectively, were provided for doubtful accounts.

      -- Inventories. Inventories, which include materials, labor and manufacturing overhead, are stated at the lower of cost (first-in, first-out basis) or net realizable value. Clare records a provision for excess and obsolete inventory when an impairment is identified through its review process. Excess and obsolete inventory in excess of estimated usage over the next 12 months is written down to its estimated net realizable value, if less than cost. The excess and obsolescence evaluation is based upon assumptions about future demand, product mix and possible alternative uses. At March 31, 2001, Clare recorded an inventory provision for excess and obsolete inventory of $1,661. If actual demand, product mix or possible alternative uses are less favorable than those projected by management, additional inventory write-downs may be required.

      -- Accounting for Income Taxes. Clare records income taxes using the asset and liability method. Clare recognizes deferred income tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases and for net operating loss and tax credit carryforwards. Clare's financial statements contain certain deferred tax assets which have arisen primarily as a result of its history of operating losses incurred, as well as other temporary differences between book and tax accounting. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Clare requires significant judgment of its management in determining its provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. Clare evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. As a result of operating losses incurred in 2001 and uncertainty as to the extent and timing of profitability in future periods, Clare maintains a valuation allowance on its net deferred tax assets of $15,507 as of March 31, 2001. In the event that Clare is able to determine the realization of its deferred tax assets in the future, an adjustment to the deferred tax assets would increase net income in the period such determination was made. The amount of the deferred tax asset considered realizable is based on significant estimates, and it is at least reasonably possible that changes in these estimates in the near term could materially affect Clare's financial condition and results of operations. Clare's effective tax rate may vary from period to period based on changes in estimated taxable income or loss, future expansion into areas with varying country, state, and local income tax rates, deductibility of certain costs and expenses by jurisdiction and as a result of acquisitions.

      -- Impairment of Identifiable Intangibles, Long-Lived Assets and Goodwill. Clare assesses the impairment of identifiable intangibles, long-lived assets and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors Clare considers important that could indicate an impairment include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of its use of the acquired asset or the strategy for Clare's overall business and significant negative industry or economic trends. When Clare determines that the carrying value of intangibles, long-lived assets and goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, it determines whether an impairment has occurred by comparing the book value to the projected discounted cash flow from the assets using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Net intangible assets, long-lived assets and goodwill amounted to $27,723 as of March 31, 2001.

          In 2002, Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" became effective and, as a result, Clare will cease to amortize goodwill. Clare had recorded approximately $1,275 of goodwill amortization during 2001 and would have recorded approximately $1,275 of amortization during 2002. As of March 31, 2001, remaining goodwill was $6,697. In lieu of amortization, Clare was required to perform an initial impairment review of its goodwill in 2002 and an annual impairment review thereafter. Clare completed its initial review during the second quarter of 2002. As a result of the initial review Clare was not required to record an impairment charge.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS--NINE MONTH PERIODS ENDED DECEMBER 23, 2001 AND DECEMBER 24, 2000

The following table sets forth the relative percentage that certain income and expense items bear to net sales for the periods indicated:

                                                                        Nine Months Ended
                                                              -------------------------------------
                                                              December 23, 2001   December 24, 2000
                                                              -----------------   -----------------
Net sales..................................................         100.0%              100.0%
Cost of sales..............................................          87.1                64.4
                                                                    -----               -----
Gross profit...............................................          12.9                35.6
Operating expenses:
Selling, general and administrative........................          33.0                31.5
Research and development...................................          23.8                21.1
Restructuring..............................................            --                  --
Gain on sale of real estate................................            --                (1.4)
                                                                    -----               -----
Operating loss.............................................         (45.4)              (15.6)
Interest income............................................           1.6                 2.7
Interest expense...........................................          (0.1)               (0.3)
Other (expense) income, net................................          (0.9)               (0.4)
                                                                    -----               -----
Loss from continuing operations............................         (44.8)              (13.6)
Loss from discontinued operations..........................          (6.9)               (3.9)
Loss on sale of discontinued operations....................          (0.6)                 --
                                                                    -----               -----
Net loss...................................................         (52.3)%             (17.5)
                                                                    =====               =====

Net Sales. For the nine months ended December 23, 2001, revenues from continuing operations were $34.2 million compared with $50.2 million for the same period in the prior year, a decrease of 32%. Lower sales were largely the result of decreased demand for solid state relays in the communications market.

Net sales from continuing operations to customers in Europe represented 19% and net sales from continuing operations to customers in Asia represented 13% of total net sales from continuing operations for the nine months ended December 23, 2001.

Clare monitors its currency exposure and international economic developments and takes actions to reduce its risk from exposures to fluctuations in foreign currency markets. Because Clare ships and invoices all of its business from the United States, 100% of sales into Asia and approximately 75% of sales into Europe are U.S. dollar denominated transactions and are, therefore, not exposed to exchange risk. Although a portion of sales into Europe are denominated in Euros, the related foreign currency assets are partially naturally hedged by foreign currency liabilities for local sales operations.

Gross Profit. Gross profit from continuing operations as a percentage of net sales was 12.9% for the nine months ended December 23, 2001 compared with 35.6% during the same period in fiscal 2001. The decrease was primarily the result of under-utilization of Clare's semiconductor fabrication facility and pricing pressure on solid state relay sales.

Selling, General and Administrative Expense. Selling, general and administrative (SG&A) expenses decreased $4.5 million, or 28%, for the nine months ended December 23, 2001, from $15.8 million for the same period in the prior fiscal year. The decrease was attributable primarily to reduced employment, lower third-party sales commissions, lower promotion expense, and the adoption of SFAS 142, which discontinued goodwill amortization during fiscal 2002.

Research and Development Expense. For the nine month period ended December 23, 2001 research and development expense (R&D), net of customer funded engineering, totaled $8.2 million, which was $2.5 million, or 23%, lower than the same period in the prior fiscal year. The decrease was principally due to higher customer funded engineering. Despite lower overall spending, Clare continued to invest in product design and process technology to support new products such as application specific integrated circuits (ASICs), the Line Card Access Switch
(LCAS), LiteLink, and OLED display drivers.

Restructuring Costs. For the nine month period ending December 23, 2001, Clare recorded a restructuring charge of $515,000 as a result of a reduction of personnel (33 positions were eliminated, primarily in manufacturing). See Note 9 to Clare's financial statements.

Interest Income. Interest income totaled $0.5 million for the first nine months of fiscal 2002. Interest income is derived from investments in money market funds. Lower interest income compared with the prior fiscal year periods resulted from lower average cash balances.

Other Expense, Net. For the nine month period ended December 23, 2001, other expense totaled $0.3 million and included a $0.25 million charge to revalue Clare's investment in Enrichnet, a quality of service software provider that became dormant during the second quarter.

Loss from Discontinued Operations and Loss on Sale of Discontinued Operations. On August 10, 2001, Clare sold all of the assets of its Reed Switch business to Sumida Corporation of Japan for $8.0 million and recorded a $0.2 million net loss on the transaction. In accordance with APB Opinion No. 30, Reporting the Results of Operations, the business is being accounted for as a discontinued operation and appears on one line in the Statements of Operations. See Note 4 to Clare's financial statements.

Income Taxes. In accordance with generally accepted accounting principles, Clare has provided for income taxes at its estimated annual effective tax rate. For the first nine months of fiscal years 2001 and 2002, Clare did not record a tax benefit for pre-tax losses because it is not likely that such a benefit will be utilized in the foreseeable future.

RESULTS OF OPERATIONS--YEARS ENDED MARCH 31, 2001 AND MARCH 31, 2000

The following table sets forth the relative percentages that certain income and expense items bear to net sales for the periods indicated:

                                                                Fiscal Year Ended
                                                                    March 31,
                                                              ---------------------
                                                              1999    2000    2001
                                                              -----   -----   -----
Net sales...................................................  100.0%  100.0%  100.0%
Cost of sales...............................................   71.4    81.5    66.5
                                                              -----   -----   -----
  Gross profit..............................................   28.6    18.5    33.5
Operating expenses:
  Selling, general and administrative.......................   21.5    26.8    34.0
  Research and development..................................    7.0    15.3    23.7
  In-process research and development.......................    3.9      --      --
  Gain on sale of Clare EMG.................................     --   (13.6)     --
  Gain on sale of real estate...............................     --      --    (1.2)
  Restructuring costs.......................................    2.9    (1.0)    1.2
                                                              -----   -----   -----
Operating income (loss).....................................   (6.7)   (9.0)  (24.2)
Interest income.............................................    0.4     1.1     2.7
Interest expense............................................   (0.2)   (0.2)   (0.3)
Other (expense) income, net.................................   (0.2)    0.7    (0.1)
                                                              -----   -----   -----
Income (loss) before provision (benefit) for income taxes...     --    (7.4)     --
  Provision (benefit) for income taxes......................     --    (2.0)     --
Loss from continuing operations.............................   (6.7)   (5.4)  (21.9)
Income (loss) from discontinued operations..................    2.4     7.5    (4.5)
                                                              -----   -----   -----
Net loss....................................................   (4.3)    2.1   (26.4)
                                                              =====   =====   =====

Fiscal Year 2001 Compared with Fiscal Year 2000

Net Sales. In fiscal 2001, net sales from continuing operations totaled $62.2 million compared with $84.8 million in fiscal 2000, a decrease of 27%. This decrease was essentially the result of the sale of the electromagnetics business in August 1999. Sales of solid state relays declined by $3.9 million in fiscal 2001, or 8%, primarily as a result of lower average selling prices. Higher sales of integrated circuits resulted from higher demand for application specific integrated circuits (ASICs) at Clare-Micronix, the introduction of Lite Link products, and the acquisition of the Teltone product lines in September of 2000.

Net sales by segment were as follows:

                                                               Fiscal Year
                                                                  Ended
                                                                March 31,
                                                              -------------
                                                              2000    2001
                                                              -----   -----
                                                               ($millions)
Solid State Relays..........................................  $49.0   $45.1
Integrated Circuits.........................................    9.6    17.1
Electromagnetic and other products..........................   26.2      --

Net sales to customers located outside the United States (primarily Europe and Asia) decreased to $32.5 million (52.3% of total revenue) in fiscal 2001 from $36.0 million (42.4% of total revenue) in fiscal 2000, with decreased demand in all countries except Germany, Sweden and Malyasia. Clare expects that foreign sales in the current year will continue to account for a substantial portion of product sales, but continued economic and currency related uncertainties in a number of foreign countries could reduce Clare's sales to these markets. Clare will continue to focus on new markets and expansion of certain existing international markets.

Gross Profit. Clare's gross profit from continuing operations as a percentage of net sales increased to 33.5% in fiscal 2001 from 18.5% in fiscal 2000. The increase in the gross profit margin was the result of product mix with higher content from integrated circuits and lower content from electromagnetic product lines because of the disposition.

Selling General and Administrative Expense (SG&A). SG&A expenses of $21.2 million in fiscal 2001 were down $1.6 million, or 7% from fiscal 2000, largely as the result of the sale of the electromagnetics business and related employment reductions.

Research and Development Expense. Research and development expense increased in fiscal 2001 to $14.7 million from $12.9 million in fiscal 2000. Higher spending was principally attributable to higher process development expense associated with the Beverly semiconductor fabrication facility and spending on engineering for ASICs and LCAS products.

Gain on Sale of Real Estate. In December of 2000, Clare sold real property located at 3101 West Pratt Avenue in Chicago, Illinois for $1.3 million, net of closing costs, and realized a gain of $0.7 million, including a reduction in the environmental remediation reserve associated with the property. See Note 8 of Clare's Notes to Consolidated Financial Statements.

Restructuring Costs. In fiscal 2001, Clare recorded a restructuring charge of $0.7 million for severance and severance related costs as a result of a reduction in personnel and exiting of the Embedded Modem Module products. In fiscal 1999, Clare recorded a restructuring charge of $3.7 million, or $0.25 per share after income taxes, as a result of a worldwide reduction in personnel and the closing of the wafer fabrication facility in Wakefield, Massachusetts. A portion of this charge was restored to operations in fiscal 2000 due to a change in estimated severance costs. See Note 10 of Clare's Notes to Consolidated Financial Statements.

Divestiture. On August 20, 1999, Clare sold all of the issued and outstanding shares of common stock of Clare EMG, Inc. ("EMG") a wholly-owned subsidiary of Clare to Sumida Electric Co., Ltd. ("Sumida"), for $37.4 million in cash and realized a net gain of $11.5 million. EMG included Clare's advanced magnetic winding, reed relay, and surge arrester product lines together with the second tier affiliate, Clare Mexicana S.A. de C.V.

Interest Income. Interest income increased in fiscal 2001 to $1.7 million from $1.0 million in fiscal 2000 on higher average cash balances, primarily as the result of proceeds from the sale of the EMG business. Interest income was derived from investments in both commercial paper and tax-exempt variable rate municipal bonds.

Interest Expense. Interest expense of $0.2 million in fiscal 2001 was flat compared with fiscal 2000.

Other Income (Expense), Net. Other expense totaled $0.2 million in fiscal 2001. Other income totaled $0.6 million in fiscal 2000. These amounts comprised principally net foreign currency exchange transaction gains and losses.

Income Taxes. Clare did not record a provision for income taxes or a tax benefit in fiscal 2001 due to the uncertainty that any tax benefit would be realized. In fiscal 2000, Clare recorded a tax benefit of $1.7 million reflecting net operating losses carried back to prior years resulting in refunds of taxes previously paid. See Note 14 of Clare's Notes to Consolidated Financial Statements.

RESULTS OF OPERATIONS -- YEARS ENDED MARCH 31, 2000 AND MARCH 31, 1999

Net Sales. In fiscal 2000, net sales totaled $84.8 million compared with $128.9 million in fiscal 1999, a decrease of 34%. This decrease was attributable largely to the sale of the electromagnetics business in August 1999, which resulted in four months of revenues for that business in fiscal 2000 versus a full year in fiscal 1999. Sales of integrated circuits increased by $2.4 million, or 33%, in fiscal 2000 primarily as a result of a full year of Clare-Micronix operations versus nine months in fiscal 1999.

Net sales by segment were as follows:

                                                               Fiscal Year
                                                                  Ended
                                                                March 31,
                                                              -------------
                                                              1999    2000
                                                              -----   -----
                                                               ($millions)
Solid State Relays..........................................  $61.5   $49.0
Integrated Circuits.........................................    7.2     9.6
Electromagnetic and other products..........................   60.2    26.2

Net sales to customers located outside the United States (primarily Europe and Asia) decreased to $36.0 million (42.4% of total revenue) in fiscal 2000 from $49.3 million (38.3% of total revenue) in fiscal 1999, with decreased demand in all regions except Japan.

Gross Profit. Clare's gross profit as a percentage of net sales decreased to 18.5% in fiscal 2000 from 28.6% in fiscal 1999. The decrease in gross profit was due to competitive pricing pressures and under-utilization of semiconductor wafer fabrication capacity.

Selling, General and Administrative Expense (SG&A). SG&A expenses of $22.8 million in fiscal 2000 were down $5.1 million, or 18% from fiscal 1999. Lower costs were largely the result of the sale of EMG and related employment reductions. SG&A expenses as a percentage of revenues increased from 21.5% to 26.8%. This was due to a greater decline in revenues from fiscal 1999 to fiscal 2000, than decline in SG&A expenses.

Research and Development Expense. Research and development expense increased in fiscal 2000 to $12.9 million from $9.0 million in fiscal 1999. Higher spending was principally attributable to increased license fees for technology utilized in the home phone network product, higher process development expense associated with the Beverly semiconductor fabrication facility, and higher amortization of acquired technology related to Clare-Micronix.

In-process Research and Development. In fiscal 1999, Clare acquired Micronix Integrated Systems, Inc., a designer and manufacturer of analog and mixed-signal application specific integrated circuits. Of the acquisition cost, $5.0 million represented the appraised value of projects that did not have future alternative uses and was charged to operations as in-process research and development.

Restructuring Costs. In fiscal 1999, Clare recorded a restructuring charge of $3.7 million, or $0.25 per share after income taxes, as a result of a worldwide reduction in personnel and the closing of the wafer fabrication facility in Wakefield, Massachusetts. A portion of this charge was restored to operations in fiscal 2000 due to a change in estimated severance costs. See Note 10 of Clare's Notes to Consolidated Financial Statements.

Divestiture. On August 20, 1999, Clare sold all of the issued and outstanding shares of common stock of Clare EMG, Inc. ("EMG") a wholly owned subsidiary of Clare to Sumida Electric Co., Ltd. ("Sumida"), for $37,426 in cash and a net gain of $11.5 million. EMG included Clare's advanced magnetic winding, reed relay, and surge arrester product lines together with the second tier affiliate Clare Mexicana S.A. de C.V.

Interest Income. Interest income increased in fiscal 2000 to $1.0 million from $0.6 million in fiscal 1999 on higher average cash balances, primarily as the result of proceeds from the sale of the EMG business. Interest income was derived from investments in both commercial paper and tax-exempt variable rate municipal bonds.

Interest Expense. Interest expense of $0.2 million in fiscal 2000 was flat compared with fiscal 1999.

Other Income (Expense), Net. Other income totaled $0.6 million in fiscal 2000. Other expense totaled $0.4 million in fiscal 1999. These amounts comprised principally net foreign currency exchange transaction gains and losses.

Income Taxes. Clare recorded an income tax benefit of $1.7 million in fiscal 2000. The benefit relates to current period net operating losses that Clare carried back to prior years, resulting in refunds of taxes previously paid. Clare recorded no provision for income taxes in 1999 due to a net operating loss position partially offset by non-deductible, in-process research and development and goodwill amortization associated with the acquisition of Clare-Micronix. Clare's effective income tax rate in 1999 was less than the combined federal, state and foreign tax rates due primarily to utilization of state tax credits and investment income derived from tax exempt securities. See Note 14 of Clare's Notes to Consolidated Financial Statements.

At March 31, 1999, Clare had net operating loss carry forwards in the United States and Taiwan of approximately $9.1 million. Clare also had capital loss carry forwards of approximately $25.0 million in the United States. Clare's ability to use its United States net operating loss carry forwards against taxable income is subject to limitations under Section 382 of the Internal Revenue Code of 1986, as amended, due to the change in ownership of Clare in 1989. Clare's ability to use its capital loss carry forwards is subject to its ability to generate future capital gains to offset these losses. Accordingly, Clare has not benefited from all of its net operating and capital loss carry forwards. See Note 14 of Clare's Notes to Consolidated Financial Statements.

TRENDS AND UNCERTAINTIES

Competition. Clare competes with various global companies. Certain competitors of Clare have greater manufacturing, engineering or financial resources.

Customer Concentration. In the third quarter of fiscal 2002, Clare's ten largest customers accounted for 43% of total net sales. Clare is highly reliant upon continued revenues from its largest customers and any material delay, cancellation or reduction of orders from these customers could have a material adverse effect on Clare's future results.

Development of New Products. Technological change and new product introductions characterize the markets for Clare's products. In particular, Clare is dependent on the communications industry, which is characterized by intense competition and rapid technological change. Clare expects sales to the communications industry to continue to represent a significant portion of its sales for the foreseeable future. Clare has invested heavily over the past several years in the capital expenditures necessary to develop new products. Slower than expected acceptance of new products will adversely affect Clare's operating results. To remain competitive, Clare must continue to develop new process and manufacturing capabilities to meet customer needs and introduce new products that reduce size and increase functionality and performance.

Fluctuations in Operating Results. Clare has experienced fluctuation in its operating results in the past and its operating results may fluctuate in the future. In addition, because of recent capital expansions, Clare has increased its operational fixed costs. This expansion also has resulted in new and increased responsibilities for management personnel and has placed pressures on Clare's operating systems. Clare's future success will depend to a large part on its ability to manage these changes and manage effectively its remote offices and facilities.

Full Utilization of the Wafer Fabrication Facility. Clare operates a semiconductor fabrication facility in Beverly, Massachusetts. To date, demand for semiconductor products has not allowed Clare to fully utilize the facility and has contributed to a decline in Clare's overall gross margin rate. In addition, it is not expected that the facility will be fully utilized in the near term.

International Operations. Clare's international operations are subject to several risks including, but not limited to, fluctuations in the value of foreign currencies, changes to import and export duties or regulations, greater difficulty in collecting accounts receivable and labor unrest. These factors have not had a material effect on Clare's results; however, there can be no assurance that there will not be such an impact in the future.

Liquidity. Clare ended the third quarter of fiscal 2002 with cash balances of $21.3 million compared with $28.1 million at December 24, 2000. Clare maintains a $10.0 million secured committed revolving credit facility. If Clare is unable to access adequate sources of capital this could have a material adverse effect on its liquidity.

Markets. Clare continues to evaluate its operations and product offerings, in order to invest in or potentially divest of certain business or market opportunities.

Reliance on Key Suppliers. Clare relies on certain suppliers of raw materials and services for sole source supply of critical items. There can be no assurance that in the future Clare's suppliers will be able to meet its demand needs effectively and on a timely basis. Clare is a provider of high-voltage analog and mixed-signal semiconductor integrated packages, discrete components, and reed switches (DYAD(R)), to the world's leading manufacturers of electronic communications, computer, and industrial equipment.

LIQUIDITY AND CAPITAL RESOURCES

During the nine months ended December 23, 2001, Clare's cash and cash equivalents decreased by $1.6 million to $21.3 million. This decrease consisted of the net of proceeds from the sale of the Reed Switch business ($8.0 million), cash provided from working capital ($4.1 million) and depreciation and amortization ($4.7 million) offset, in part, by operating losses ($17.9 million).

In fiscal 1999, Clare entered into a $10 million secured committed revolving credit facility. Although Clare has had no borrowings against this line, the facility has been used to obtain letters of credit totaling $2.0 million at December 23, 2001 to secure future operating lease payments.

Clare believes that cash generated from operations, cash and cash equivalents, and amounts available under its credit agreement and operating lease facilities will be sufficient to fund operating losses and satisfy its working capital needs and planned capital expenditures for the balance of this fiscal year. However, there can be no assurance that events in the future will not require Clare to seek additional capital sooner or, if so required, that adequate capital will be available on terms acceptable to Clare.

EFFECT OF INFLATION

Clare does not believe that inflation has had any material effect on its business over the past three years.

DISCLOSURES ABOUT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

Details of Clare's contractual obligations and commitments to make future payments under contracts as of March 31, 2001 are set forth below:

                                                                  PAYMENTS DUE BY PERIOD
                                            ------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS                      TOTAL    LESS THAN 1 YEAR   1-3 YEARS   4-5 YEARS   AFTER 5 YEARS
-----------------------                     -------   ----------------   ---------   ---------   -------------
                                                                      (IN THOUSANDS)
Capital Lease Obligations.................  $   195        $  153         $   42
Operating Leases..........................  $20,579        $7,049         $6,795      $2,973        $3,762

As of March 31, 2000 and 2001, Clare had $.5 million and $2.0 million, respectively, of letters of credit outstanding under a revolving credit facility in connection with certain leases. Letters of credit in the amount of $2.0 million were collateralized by $2.3 million cash on deposit at the bank as of March 31, 2001. The letters of credit expire on December 31, 2001 and will automatically renew annually at the discretion of the lessor. The cash collateral is included in restricted cash in the accompanying balance sheet at March 31, 2001.

NEW ACCOUNTING STANDARDS

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. This statement is effective for all business combinations initiated after June 30, 2001.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement goodwill as well as certain other intangible assets, determined to have an infinite life, will no longer be amortized, instead these assets will be reviewed for impairment on a periodic basis. Early adoption of this statement is permitted for noncalendar year-end companies whereby the entity's fiscal year begins after March 15, 2001 and its first interim period financial statements have not been issued. Pursuant to this statement, Clare elected early adoption during the first fiscal quarter ended June 24, 2001. The goodwill associated with the Clare-Micronix acquisition is no longer subject to amortization over its estimated useful life. This goodwill will be subject to an annual assessment for impairment. As a result of this early adoption Clare's amortization expense for the nine month period ended December 23, 2001 is approximately $1.0 million lower than the nine months ended December 24, 2000. In accordance with SFAS no. 142, Clare believes the Clare-Micronix goodwill is not deemed to be impaired at December 23, 2001.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement amends FASB Statement No. 19 and is effective for financial statements issued for fiscal years beginning after June 15, 2002. Clare is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes FASB SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," but retains SFAS No. 121's fundamental provisions for (a) recognition/measurement of impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 also supersedes the accounting/reporting provisions of APB No. 30, for segments of a business to be disposed of but retains APB No. 30's requirement to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Clare is evaluating the impact of the adoption of SFAS No. 144.

QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISK

Clare's primary market risk exposures are in the areas of interest rate risk and foreign currency exchange rate risk. Clare's primary interest rate risk would be related to borrowings under its revolving credit agreement. The interest rate on those borrowings fluctuates with changes in short-term borrowing rates. There were no borrowings from the credit facility during the year.

Clare is also exposed to currency exchange rate fluctuations as they pertain to its operations in Europe. Operations in Europe were denominated in Belgium Francs through March 31, 1999. Clare hedged its currency exposure by entering into forward exchange contracts. Clare has denominated its Europe operations in Euro, effective April 1, 1999. The exchange rate between the U.S. dollar and Euro has fluctuated since the inception of the Euro on January 1, 1999. Clare has not engaged in currency hedging activities since April 1, 1999 and attempts to minimize exchange risk by converting Euro funds to U.S. dollars as often as practicable.

                          CLARE PRINCIPAL STOCKHOLDERS


The following table presents, as of May 1, 2002, certain information known to Clare regarding the beneficial ownership of Clare common stock by:


      -- each person who is known by Clare to be the beneficial owner of more than five percent of Clare's outstanding shares of common stock;

      --   each of the directors of Clare;

      --   each of the named executive officers; and

      --   the directors and executive officers as a group.


Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person, if, for example, persons share the power to vote or the power to dispose of the shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of May 1, 2002. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person, and only such person, by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



The percentage of beneficial ownership for the following table is based on 9,905,361 shares of Clare common stock outstanding as of May 1, 2002. Unless otherwise indicated, the address for each listed stockholder is: c/o Clare, Inc., 78 Cherry Hill Drive, Beverly, Massachusetts 01915. To Clare's knowledge, except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.



                                                                                 PERCENTAGE
BENEFICIAL OWNER                                              NUMBER OF SHARES   OWNERSHIP
----------------                                              ----------------   ----------
Larry L. Mihalchik..........................................        50,000(1)            *
Dennis Cocco................................................       176,212(2)         1.7%
Harry Andersen..............................................        38,000(3)            *
William J. Dennehy..........................................         1,986               *
Winston R. Hindle, Jr.......................................       102,126(4)         1.0%
Andrew E. Lietz.............................................       136,925(5)         1.4%
John G. Turner..............................................       122,502(6)         1.2%
James K. Sims...............................................        81,126(7)            *
EQSF Advisors, Inc. ........................................     1,430,550(8)        14.5%
  767 Third Avenue
  New York, New York 10017-2023
Wisconsin Investment Board..................................     1,310,700           13.2%
  121 East Wilson Street
  Madison, Wisconsin 53702
Dimensional Fund Advisors...................................       826,800            8.4%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
Allen R. Hart, et al........................................       779,108            7.9%
  2501 Marlboro Road
  Cleveland Heights, Ohio 44118
Arthur R. Buckland..........................................       636,591            6.4%

                                                                                 PERCENTAGE
BENEFICIAL OWNER                                              NUMBER OF SHARES   OWNERSHIP
----------------                                              ----------------   ----------
Merrill Lynch & Co. Inc.....................................       582,050            5.9%
  250 Vesey Street
  World Financial Center Floor 23
  New York, NY 10281
All directors and executive officers as a group (8
  persons)..................................................       708,877            6.8%

---------------
 *  Less than one percent.

(1) Consists of 50,000 shares subject to options that are immediately exercisable.


(2) Includes 160,742 shares subject to options that are immediately exercisable and 8,370 shares subject to options that are exercisable within 60 days of May 1, 2002.


(3) Consists of 38,000 shares subject to options that are immediately exercisable.

(4) Includes 70,000 shares subject to options that are immediately exercisable.

(5) Includes 120,000 shares subject to options that are immediately exercisable.

(6) Includes 50,000 shares subject to options that are immediately exercisable. Includes 5,500 shares held directly and 67,002 shares held by Late Stage Fund 1990 Limited Partnership ("Late Stage"), of which MVP Capital LP is investment general partner and holder of a 0.9% interest. Mr. Turner is a general partner of MVP and shares voting control over Late Stage. Shares beneficially owned by Mr. Turner include only 218 of the 67,002 shares owned by Late Stage. While Mr. Turner may be an affiliate of Late Stage, he disclaims beneficial ownership of the remainder of such shares.

(7) Includes 50,000 shares subject to options that are immediately exercisable.

(8) Includes 41,250 shares owned by M.J. Whitman Advisors, Inc. ("MJWA") Martin
    J. Whitman is the Chief Executive Officer and controlling owner of both MJWA and EQSF Advisors, Inc.

                   IXYS MARKET PRICE AND DIVIDEND INFORMATION

IXYS COMMON STOCK

IXYS common stock has been trading on The Nasdaq National Market under the symbol "SYXI" since August 21, 2000. Prior to August 21, 2000, IXYS common stock traded on the Nasdaq SmallCap Market, and the share prices shown below for all periods prior to that date represent the price per share of IXYS common stock on the Nasdaq SmallCap Market. The following table presents, for the periods indicated, the high and low sale prices per share of IXYS common stock as reported by The Nasdaq National Market:


                                                               HIGH       LOW
                                                              -------   -------
FISCAL YEAR ENDING MARCH 31, 2003
     First Quarter (through May 13, 2002)...................  $ 12.00   $  7.63
FISCAL YEAR ENDING MARCH 31, 2002
     Fourth Quarter.........................................  $ 12.44   $  7.65
     Third Quarter..........................................  $  8.20   $  5.31
     Second Quarter.........................................  $ 14.42   $  4.90
     First Quarter..........................................  $ 18.10   $ 10.53
FISCAL YEAR ENDED MARCH 31, 2001
     Fourth Quarter.........................................  $ 27.75   $ 11.53
     Third Quarter..........................................  $ 29.75   $ 11.00
     Second Quarter.........................................  $ 45.38   $ 20.50
     First Quarter..........................................  $ 34.50   $  4.66


IXYS completed a two-for-one split of its common stock on August 10, 2000. Share prices have been adjusted to give effect to the stock split.

DIVIDENDS

To date, IXYS has never declared or paid cash dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER IXYS EQUITY COMPENSATION PLANS

                                          (A)                            (B)                          (C)
                                                                                              NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO BE                                    ISSUANCE UNDER EQUITY
                                ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE        COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,      PRICE OF OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
        PLAN CATEGORY             WARRANTS AND RIGHTS            WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
-----------------------------  --------------------------   -----------------------------   ------------------------
Equity compensation plans
  approved by security
  holders....................          3,858,845                        $4.28                      2,999,224
Equity compensation plans not
  approved by security
  holders....................                 --                           --                             --
                                       ---------                        -----                      ---------
Total........................          3,858,845                        $4.28                      2,999,224
                                       =========                        =====                      =========

SECURITIES AUTHORIZED FOR ISSUANCE UNDER CLARE EQUITY COMPENSATION PLANS

                                          (A)                            (B)                          (C)
                                                                                              NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO BE                                    ISSUANCE UNDER EQUITY
                                ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE        COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,      PRICE OF OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
        PLAN CATEGORY             WARRANTS AND RIGHTS            WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
-----------------------------  --------------------------   -----------------------------   ------------------------
Equity compensation plans
  approved by security
  holders                              2,081,792                       $7.0723                       538,381
Equity compensation plans not
  approved by security
  holders                                     --                            --                            --
                                        --------                       -------                      --------
Total                                  2,081,792                       $7.0723                       538,381
                                        ========                       =======                      ========

                       DESCRIPTION OF IXYS CAPITAL STOCK

IXYS' authorized capital stock consists of 80,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value.

COMMON STOCK

The holders of IXYS common stock are entitled to one vote per share on all matters submitted to a vote of IXYS stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as the IXYS board of directors may from time to time determine. Upon liquidation, dissolution or winding up of IXYS, holders of IXYS common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

IXYS' certificate of incorporation provides that the IXYS board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series. The board is able to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series. The issuance of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of IXYS, which could depress the market price of IXYS common stock. IXYS has no present plan to issue any shares of preferred stock.

REGISTRATION RIGHTS


Under the terms of an agreement among ABB, one of its subsidiaries and IXYS, ABB and its subsidiary are entitled to demand that IXYS register their shares with the SEC so long as the total offering price to the public of the shares is at least $5.0 million. ABB and its subsidiary are entitled to make such a demand on no more than two occasions. Also, if IXYS proposes to register any shares of its common stock, ABB and its subsidiary are entitled to include their shares in the registration. Furthermore, if IXYS is eligible to file a registration statement on Form S-3, ABB and its subsidiary can demand that IXYS file with the SEC up to four registration statements on Form S-3 covering the registration of all or a portion of their shares so long as the offering price to the public of the shares covered by each such Form S-3 registration statement is at least $500,000. ABB and its subsidiary currently own an aggregate of 6,796,603 shares of IXYS common stock.


ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND CHARTER PROVISIONS

IXYS is subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

      -- prior to the date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

      -- upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

      -- on or subsequent to the date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock held by stockholders other than that interested stockholder.

Section 203 defines "business combination" to include:

      -- any merger or consolidation involving the corporation and the interested stockholder;

      -- any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

      -- subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

      -- the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

IXYS' certificate of incorporation and bylaws contain provisions that may have the effect of deterring hostile takeovers or delaying changes in control or IXYS' management. For example, IXYS' certificate of incorporation grants its board of directors the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by IXYS' stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control, as the terms of the preferred stock that might be issued could potentially prohibit consummation of any merger, reorganization, sale of substantially all of IXYS' assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of preferred stock.

IXYS' certificate of incorporation also requires that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

Certain provisions of IXYS' bylaws may have the effect of deterring hostile takeovers or delaying changes in control of IXYS' management by delaying stockholder action. Specifically, IXYS' bylaws provide that candidates for director may be nominated only by the board of directors or by a stockholder who gives written notice in accordance with the provisions of IXYS' bylaws. For directors to be elected at an annual meeting of stockholders, a stockholder must give written notice no earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders and no later than 90 days prior to the annual meeting. For directors to be elected at a special meeting of stockholders, a stockholder must give written notice no earlier than 120 days prior to the special meeting and no later than the later of 90 days prior to the special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by IXYS' board of directors to be elected at the special meeting. Furthermore, between stockholder meetings, the board may appoint new directors to fill vacancies or newly created directorships.

LIMITATION OF LIABILITY AND INDEMNIFICATION AGREEMENTS

IXYS' certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, IXYS' directors will not be liable to IXYS or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited:

      -- for any breach of the director's duty of loyalty to us or our stockholders;

      -- for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

      -- in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

      -- for any transaction from which the director derives an improper personal benefit.

The effect of these provisions of IXYS' certificate of incorporation is to eliminate IXYS' rights and those of IXYS' stockholders (through stockholders' derivative suits on IXYS' behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. This provision does not limit or eliminate IXYS' rights or any of IXYS' stockholders' rights to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. IXYS' certificate of incorporation and bylaws provide that IXYS must indemnify its directors, officers, employees and agents against claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his or her capacity as an IXYS director, officer, employee and or agent to the extent the person acted in good faith and in a manner reasonably believed to be in or not opposed to IXYS' best interest. In addition, that director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law. IXYS also has entered into indemnity agreements with its executive officers and directors containing provisions that may require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as officers or directors.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for IXYS common shares is Mellon Investment Services. Its address is 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, and its telephone number at that location is (800) 356-2017.

                    COMPARISON OF RIGHTS OF HOLDERS OF IXYS
                      COMMON STOCK AND CLARE COMMON STOCK

After completion of the merger, Clare stockholders will become stockholders of IXYS. The rights of Clare stockholders are presently governed by the Massachusetts General Laws "MGL", including the Massachusetts Business Corporation Law ("MBCL"), and the Massachusetts Corporation -- Related Laws ("MCRL") and by Clare's amended and restated articles of organization and amended and restated by-laws. When stockholders of Clare become stockholders of IXYS, their rights will be governed by the Delaware General Corporate Law (the "DGCL") and by IXYS' amended and restated certificate of incorporation and amended and restated bylaws.

In most respects, the rights of Clare stockholders are similar to the rights of IXYS stockholders. The following discussion is a summary of the material differences between such rights. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the MBCL, Clare's amended and restated articles of organization and amended and restated by-laws and IXYS' amended and restated certificate of incorporation and amended and restated bylaws. Investors should read carefully this entire document and the other documents referred to in this document for a more complete understanding of the differences between the rights of Clare stockholders and IXYS stockholders.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)
Common Stock                    IXYS has 80,000,000 shares of    Clare has 40,000,000 shares of
                                authorized common stock, $0.01   authorized common stock, $0.01
                                par value per share.             par value per share.

Preferred Stock                 IXYS' amended and restated       Clare's amended and restated
                                certificate of incorporation     articles of organization
                                authorizes 5,000,000 shares of   authorize 2,500,000 shares of
                                preferred stock, $0.01 per       authorized preferred stock,
                                share.                           $0.01 per share. Clare's board
                                                                 of directors has designated
                                                                 150,000 of these shares as
                                                                 "Series A Junior Participating
                                                                 Cumulative Preferred."

Voting Rights                   Stockholders may vote in         Stockholders may vote either
                                person, by remote                in person or by written proxy
                                communication or by an agent     dated not more than six months
                                authorized by proxy granted in   before the meeting, unless the
                                accordance with Delaware law.    proxy is coupled with an
                                No proxy shall be voted after    interest and provides
                                three years from its date of     otherwise.
                                creation unless the proxy
                                provides for a longer period.

Stockholder Action by Written   Actions of IXYS' stockholders    Clare's amended and restated
Consent                         may not be effected by written   articles of organization
                                consent in lieu of a             provide that any action to be
                                stockholder meeting.             taken at a meeting of
                                                                 stockholders may be taken
                                                                 without a meeting, provided
                                                                 that all stockholders entitled
                                                                 to vote on the matter consent
                                                                 to the action in writing.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Number and Election of          Upon completion of the merger,   Clare's board of directors is
Directors                       IXYS' board of directors is      comprised of five directors.
                                comprised of seven directors.    Clare's amended and restated
                                IXYS' bylaws provide for one     articles of organization
                                class of directors with terms    provide for three classes of
                                of one year each. Directors      directors with staggered terms
                                are elected at the annual        of three years each.
                                meeting of stockholders by a     Successors of directors whose
                                plurality of votes cast at the   terms have expired are elected
                                meeting.                         at the annual meeting of
                                                                 stockholders by a plurality of
                                                                 votes cast at the meeting.

Director Vacancies              IXYS' amended and restated       Clare's amended and restated
                                bylaws provide that vacancies    by- laws provide that
                                on the IXYS board of directors   vacancies on the Clare board
                                are filled by the affirmative    of directors will be filled
                                vote of a majority of the        solely by the affirmative vote
                                directors then in office, even   of a majority of Directors
                                though less than a quorum,       then in office, even though
                                unless the board of directors    less than a quorum.
                                determines that the vacancy
                                will be filled by
                                stockholders.

Removal of Directors            IXYS' amended and restated       Clare's amended and restated
                                bylaws provide that the board    by- laws provide that a
                                of directors or any individual   director may be removed, with
                                director may be removed from     or without cause, by a vote of
                                office at any time:              the majority of the directors
                                  --   With cause by the         then in office. Stockholders
                                affirmative vote of the          may remove a director only
                                       holders of a majority     with cause and only by the
                                       of the voting power of    affirmative vote of at least
                                       all IXYS'                 two-thirds of the total votes
                                       then-outstanding shares   eligible to be cast by
                                       of capital stock          stockholders in the election
                                       entitled to vote          of the director.
                                       generally at an
                                       election of directors;
                                       or
                                  --   Without cause by the
                                affirmative vote of the
                                       holders of at least
                                       two-thirds of the
                                       voting power of all of
                                       IXYS' then outstanding
                                       shares of capital stock
                                       entitled to vote
                                       generally at an
                                       election of directors.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Amendments to Certificate of    The DGCL provides that the       Clare's articles of
Incorporation and Articles of   affirmative vote of the          organization may be amended by
Organization                    holders of a majority of each    the affirmative vote of at
                                class of a corporation's         least two- thirds of the total
                                capital stock is required to     votes eligible to be cast,
                                amend the corporation's          voting together as a single
                                certificate of incorporation.    class. If the board of
                                                                 directors recommends that the
                                IXYS' amended and restated       stockholders approve an
                                certificate of incorporation     amendment, the amendment shall
                                further requires the             only require the affirmative
                                affirmative vote of the          vote of a majority of the
                                holders of at least two-thirds   total votes eligible to be
                                of the voting power of all       cast, voting together as a
                                outstanding shares of IXYS'      single class.
                                capital stock, voting together
                                as a single class, to amend or
                                repeal the provisions of the
                                amended and restated
                                certificate of incorporation
                                governing the management of
                                IXYS, prohibition of
                                stockholder action by written
                                consent, amendment of the
                                IXYS' bylaws, limitation of
                                liability of directors to IXYS
                                or its stockholders or
                                amendments to the certificate
                                of incorporation.

Amendments to Bylaws            Amendment by Directors: IXYS'    Amendment by Directors:
                                amended and restated             Clare's amended and restated
                                certificate of incorporation     articles of organization and
                                and amended and restated         amended and restated by-laws
                                bylaws authorize the board of    provide that the by-laws of
                                directors to make, adopt,        Clare may be amended or
                                amend, alter or repeal the       repealed by the affirmative
                                bylaws of the corporation.       vote of a majority of the
                                                                 directors then in office.
                                Amendment by Stockholders:       Notice must be provided to
                                IXYS' amended and restated       stockholders of the change.
                                certificate of incorporation
                                and amended and restated         Amendment by Stockholders:
                                bylaws provide that the          Clare's amended and restated
                                stockholders may make, adopt,    articles of organization
                                amend, alter or repeal the       provide that the by-laws of
                                bylaws of the corporation by     Clare may be amended or
                                an affirmative vote of the       repealed by the affirmative
                                holders of at least two-         vote of at least two- thirds
                                thirds of the voting power of    of the total votes eligible to
                                all the then outstanding         be cast, voting together as a
                                shares of IXYS' capital stock    single class. If the board of
                                entitled to vote generally in    directors recommends that the
                                the election of directors,       stockholders approve an
                                voting together as a single      amendment, the amendment shall
                                class.                           only require the affirmative
                                                                 vote of a majority of the
                                                                 total votes eligible to be
                                                                 cast, voting together as a
                                                                 single class.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Notice of Stockholder Meetings  IXYS' amended and restated       Clare's amended and restated
                                bylaws require that notice of    by- laws require that notice
                                each meeting of stockholders     of each meeting of
                                (annual or special) will be      stockholders stating the
                                given to each stockholder        place, date and hour and
                                entitled to vote not less than   purpose of the meeting will be
                                ten nor more than 60 days        provided to each stockholder
                                before the date of the           entitled to vote at least
                                meeting. The notice shall        seven days before the meeting.
                                specify the place, date and
                                hour, and, in the case of
                                special meetings, the purpose
                                of the meeting.

Special Meetings of             IXYS' bylaws provide that the    Clare's amended and restated
Stockholders -- Calling         chairman of the board of         by- laws provide that special
                                directors, the chief executive   meetings of stockholders may
                                officer or a majority of the     be called by the board of
                                board of directors may call a    directors or by one or more
                                special meeting of               stockholders who hold at least
                                stockholders for any purpose     two-thirds of Clare's capital
                                or purposes.                     stock entitled to vote at such
                                                                 meeting or such lesser
                                                                 percentage (but in any event
                                                                 not less than 40%) as
                                                                 established by applicable law.

Advance Notice Provisions for   Annual Meetings: IXYS' bylaws    Annual Meetings: Clare's
Board Nominations and Other     provide that only business       by-laws provide that only
Stockholder Business            that has been properly brought   business and proposals that
                                before an annual meeting of      have been properly brought
                                stockholders shall be            before an annual meeting of
                                conducted at that meeting.       stockholders shall be
                                                                 conducted and acted upon at
                                Nominations of persons for       that meeting.
                                election to the board of
                                directors and the proposal of    To be considered properly
                                business to be considered by     brought, the business or
                                the stockholders may be made:    director nomination must be:
                                --   Pursuant to IXYS' notice    --   Specified in the notice
                                of meeting;                      of meeting;
                                --   By or at the direction of   --   Otherwise properly
                                the board of directors; or       brought before the meeting by,
                                --   By any stockholder of            or at the direction of,
                                record of the corporation             the board of directors;
                                     entitled to vote at the          or
                                     meeting.                    --   Otherwise properly
                                                                 brought before the meeting by
                                                                      any stockholder of
                                                                      record.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

                                For business to be properly      For business to be properly
                                brought by a stockholder, the    brought by a stockholder, the
                                stockholder must give timely     stockholder shall give timely
                                notice of the business to        notice, setting forth certain
                                IXYS, the business must be a     specified information, to the
                                proper matter for stockholder    clerk of Clare and shall be
                                action under the DGCL and, if    present at the meeting.
                                the stockholder has provided
                                IXYS with a Solicitation         To be timely, a stockholder's
                                Notice soliciting proxies, the   notice must be received by
                                stockholder must have            Clare not less than 75 nor
                                delivered a proxy statement      more than 120 days prior to
                                and form of proxy to holders     the anniversary of the
                                of at least the percentage of    preceding annual meeting. In
                                voting shares as required to     the event the annual meeting
                                carry the proposal or elect      is scheduled more than 30 days
                                the nominee.                     before or more than 60 days
                                                                 after the anniversary of the
                                To be timely, a stockholder's    preceding annual meeting,
                                notice must be delivered to      notice shall be timely if
                                IXYS not less than 90 days nor   delivered not later than 75
                                more than 120 days prior to      days prior to the scheduled
                                the anniversary of the           date or the 15th day following
                                preceding annual meeting. In     the announcement of such
                                the event the annual meeting     meeting.
                                is more than 30 days before or
                                after the date of the
                                preceding annual meeting,
                                notice must be delivered not
                                less than 90 days nor more
                                than 120 days before the
                                annual meeting or the 10th day
                                following the announcement of
                                such meeting.

Stockholder Approval of         The DGCL generally requires      Clare's articles of
Certain Transactions            the affirmative vote of a        organization provide that any
                                majority of the outstanding      (i) sale, lease or exchange of
                                shares of the corporation to     all or substantially all of
                                authorize or approve any         the property or assets,
                                agreement providing for merger   including goodwill, of Clare
                                or consolidation or any sale     or (ii) merger or
                                of all or substantially all of   consolidation of Clare with or
                                the assets of a corporation.     into any other corporation
                                                                 shall be approved by the
                                                                 affirmative vote of at least
                                                                 two-thirds of the total votes
                                                                 eligible to be cast, voting
                                                                 together as a single class, at
                                                                 any annual meeting of
                                                                 stockholders or special
                                                                 meeting of stockholders called
                                                                 for such purpose. If the board
                                                                 of directors recommends that
                                                                 the stockholders approve the
                                                                 sale, lease, exchange, merger
                                                                 or consolidation, the sale,
                                                                 lease, exchange, merger or
                                                                 consolidation shall only
                                                                 require the affirmative vote
                                                                 of a majority of the total
                                                                 votes eligible to be cast,
                                                                 voting together as a single
                                                                 class.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Stockholder Approval of         Under the DGCL, a Delaware       Under Chapter 110D of the
Certain Business Combinations   corporation is generally         MCRL, a person who acquires
                                prohibited from engaging in a    voting stock of a
                                business combination with an     Massachusetts corporation that
                                "interested stockholder" for     results in the person's voting
                                three years following the time   power exceeding one of three
                                when the stockholder became an   specified thresholds loses the
                                interested stockholder,          right to vote such stock
                                unless:                          unless the holders of a
                                --   the board of directors      majority of the voting stock
                                approved the transaction         of the corporation, excluding
                                     before the stockholder      the interested stockholder,
                                     became an interested        vote to reinstate the
                                     stockholder;                stockholder's voting rights.
                                --   upon becoming an            Clare's by-laws state its
                                interested stockholder, the      intent not to be governed by
                                     interested stockholder      Chapter 110D of the MCRL;
                                     owned at least 85% of the   therefore it has no current
                                     voting stock of the         effect on Clare.
                                     corporation; or
                                --   the board of directors      Massachusetts also has adopted
                                and the holders of at least      a "business combination"
                                     two-thirds of the           statute (Chapter 110F of the
                                     outstanding voting stock    MCRL). In general, unless a
                                     that is not owned by the    corporation opts out by
                                     interested stockholder      amending its charter or by-
                                     vote to approve the         laws, this statute prohibits a
                                     transaction at a meeting    publicly held Massachusetts
                                     and not by written          corporation with sufficient
                                     consent.                    ties to Massachusetts from
                                                                 engaging in a "business
                                Except as specified by law, an   combination" with an
                                "interested stockholder"         "interested stockholder" for
                                includes any person that is:     three years after the date of
                                --   the owner of 15% or more    the transaction in which the
                                of the outstanding voting        person becomes an interested
                                     stock of the corporation;   stockholder, unless:
                                --   an affiliate or associate   --   prior to the date that
                                of the corporation and was the   the stockholder becomes an
                                     owner of 15% or more of          interested stockholder,
                                     the outstanding voting           the board of directors
                                     stock of the corporation         approves either the
                                     at any time within three         business combination or
                                     years immediately prior          the transaction that
                                     to the relevant date; or         resulted in the
                                --   an affiliate or associate        stockholder becoming an
                                of any such person.                   interested stockholder;
                                                                 --   the interested
                                Neither IXYS' bylaws nor         stockholder owns 90% or more
                                certificate of incorporation          of the corporation's
                                contain a provision electing          outstanding voting stock
                                not to be governed by the             upon completion of the
                                terms of this section.                transaction that made him
                                                                      an interested
                                                                      stockholder; or

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)
                                                                 --   on or after the date the
                                                                 person becomes an interested
                                                                      stockholder, the business
                                                                      combination is approved
                                                                      by both the board of
                                                                      directors and two-thirds
                                                                      of the outstanding voting
                                                                      stock of the corporation,
                                                                      excluding shares held by
                                                                      the interested
                                                                      stockholder.
                                                                 An "interested stockholder" is
                                                                 a person who owns, or owns
                                                                 together with affiliates and
                                                                 associates, at any time within
                                                                 the prior three years did own,
                                                                 5% or more of the
                                                                 corporation's voting stock. A
                                                                 "business combination" is a
                                                                 merger, stock sale, asset sale
                                                                 or other transaction resulting
                                                                 in a financial benefit to the
                                                                 stockholder.
                                                                 Neither Clare's amended and
                                                                 restated by-laws nor Clare's
                                                                 amended and restated articles
                                                                 of organization contain a
                                                                 provision electing not to be
                                                                 governed by the terms of this
                                                                 section.

Indemnification                 IXYS' amended and restated       To the fullest extent
                                bylaws provide that IXYS         permitted by the MBCL, Clare's
                                indemnify its directors to the   amended and restated by-laws
                                fullest extent allowed by the    provide that Clare will
                                DGCL. IXYS also has the power    indemnify directors and
                                to indemnify its employees and   officers, and employees and
                                other agents to the fullest      agents at the discretion of
                                extent allowed by the DGCL but   the board of directors, unless
                                is not required to do so. So     the person did not in good
                                long as the indemnitee acted     faith reasonably believe that
                                in good faith and in a manner    his or her action was in the
                                the indemnitee reasonably        best interests of Clare.
                                believed not to be opposed to
                                the best interests of IXYS,
                                the DGCL permits such
                                indemnification. The DGCL also
                                requires indemnification to
                                the extent that a person is
                                successful in the defense of
                                the claim.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Rights Plan                     None                             Clare has adopted a
                                                                 stockholders rights plan that
                                                                 provides its stockholders with
                                                                 the right to purchase
                                                                 preferred stock if a person or
                                                                 entity acquires 15% or more of
                                                                 the outstanding common stock
                                                                 of Clare. The preferred stock
                                                                 has certain rights and
                                                                 preferences that would
                                                                 dissuade an acquisition that
                                                                 has not been approved by the
                                                                 Clare board of directors.
                                                                 Clare has amended its rights
                                                                 plan to provide that it does
                                                                 not apply to the merger with
                                                                 Teacup Acquisition Corp.

Appraisal Rights                The DGCL provides for            The MBCL provides that a
                                appraisal rights only in the     stockholder of a Massachusetts
                                case of a statutory merger or    corporation who complies with
                                consolidation of the             the statutorily prescribed
                                corporation, where the           procedures is entitled to
                                approval of the transaction by   payment for his or her stock
                                the stockholders is required     in the event that the
                                under Delaware law and the       corporation sells, lease or
                                petitioning stockholder does     exchanges all or substantially
                                not consent to the               all of its property and
                                transaction. There are no        assets, adopts any amendment
                                appraisal rights, unless         of its charter that adversely
                                otherwise provided for in the    affects the rights of such
                                corporation's charter, for       stockholder, or merges in a
                                shares of stock listed on a      transaction requiring the
                                national securities exchange     approval of its stockholders.
                                or held by more than 2,000       Massachusetts law provides
                                holders of record, unless the    this right even when the
                                stockholders seeking appraisal   corporation has a class of
                                rights would be required to      stock listed on a national
                                accept something other than      securities exchange or held by
                                shares of stock of the           more than 2,000 holders of
                                surviving corporation or         record.
                                shares of another corporation
                                whose shares of stock are
                                listed on a national
                                securities exchange or held by
                                more than 2,000 holders of
                                record.

Loans to Officers and           IXYS' amended and restated       The MBCL provides that, unless
  Directors                     bylaws provide that it may       a majority of the directors
                                make loans to, guarantee the     who are not direct or indirect
                                obligations of, or otherwise     recipients of a loan approves
                                assist its officers or other     or ratifies the making of that
                                employees and those of its       loan as one reasonably
                                subsidiaries (including          expected to benefit the
                                directors who are also           corporation, the officers who
                                officers or employees) when      participate in, and the
                                the action, in the judgment of   directors who vote for that
                                the directors, may reasonably    loan, shall be jointly and
                                be expected to benefit IXYS.     severally liable to the
                                                                 corporation for any portion of
                                                                 that loan that is not repaid.

                                             IXYS                            CLARE
                                          (Delaware)                    (Massachusetts)

Inspection Rights               Under the DGCL, stockholders     Clare's amended and restated
                                demonstrating a proper purpose   by- laws provide that
                                reasonably related to their      corporate records will be open
                                interest as a stockholder may    at all reasonable times to the
                                inspect the corporation's        inspection of any stockholder
                                stock ledger, a list of its      for any proper purpose. MGL
                                stockholders, and its other      provides that stockholders may
                                books and records.               inspect the articles of
                                                                 organization, by-laws, and
                                                                 records of all meetings of
                                                                 incorporations and
                                                                 stockholders, and the stock
                                                                 and transfer records of the
                                                                 corporation.

Dissolution                     Under the DGCL, dissolution of   Under the MBCL, dissolution
                                a corporation is authorized      may be authorized by the vote
                                if, upon the vote of a           of two- thirds of each class
                                majority of the board of         of stock outstanding and
                                directors calling a              entitled to vote thereon.
                                stockholder meeting for that
                                purpose, a majority of
                                stockholders approve the
                                dissolution.

Interested Party Transactions   Under the DGCL, no contract or   Clare's articles of
                                transaction between a            organization provide that,
                                corporation and one or more      unless entered into in bad
                                interested directors or          faith, no contract or
                                officers will be void or         transaction by Clare will be
                                voidable solely for that         void, voidable or in any way
                                reason, if:                      affected by reason of the fact
                                --   the material facts about    that it is with an interested
                                the interested person's          person. These provisions apply
                                     relationship with the       notwithstanding the fact that
                                     contract or transaction     the presence of one or more
                                     were fully disclosed to     interested persons was
                                     the board and approved by   necessary to constitute a
                                     a majority of               quorum at a meeting of either
                                     disinterested directors;    the directors or the
                                --   the contract or             stockholders approving the
                                transaction was fully            transaction.
                                     disclosed to the
                                     stockholders and
                                     specifically approved by
                                     them; or
                                --   the contract or
                                transaction is fair at the
                                     time approved or
                                     ratified.

                                    EXPERTS

The consolidated financial statements of IXYS as of March 31, 2000 and 2001 and for each of the three years in the period ended March 31, 2001 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Arthur Andersen LLP, independent auditors, have audited the financial statements of Clare, Inc., at March 31, 2001 and 2000, and for each of the three years in the period ended March 31, 2001, as set forth in their report. These financial statements have been included in this joint proxy statement/ prospectus in reliance on Arthur Andersen's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

The validity of the shares of IXYS common stock offered has been passed upon for IXYS by Cooley Godward LLP of Palo Alto, California. Certain tax consequences of the merger will be passed upon for IXYS by Cooley Godward and for Clare by Goodwin Procter LLP of Boston, Massachusetts.

                             STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.


IXYS has determined that it will hold its annual meeting of stockholders for 2002 on November 15, 2002. Stockholder proposals must be received by IXYS no later than July 18, 2002 and must otherwise comply with the requirements of Rule 14a-8, to be included in IXYS' proxy statement for the 2002 annual meeting. All stockholder proposals should be marked for the attention of the Secretary, IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054-2704.


Clare has not yet determined the date upon which it will hold its annual meeting of stockholders for 2002. If Clare's 2002 annual meeting is not held before August 21, 2002 or after November 19, 2002, then stockholder proposals to be presented at Clare's 2002 annual meeting must be received by Clare no later than July 7, 2002 nor earlier than May 23, 2002 and must otherwise comply with Clare's by-laws. If Clare's 2002 annual meeting is held before August 21, 2002 or after November 19, 2002, then stockholder proposals must be received by Clare no later than the later of 75 calendar days prior to such annual meeting or 15 calendar days after the date on which public announcement of the date of the annual meeting is first made. Any proposals should be mailed to Clare, Inc., 78 Cherry Hill Drive, Beverly, MA 01915, marked for the attention of the Clerk.

                      WHERE YOU CAN FIND MORE INFORMATION

IXYS and Clare each file reports, proxy statements and other information with the Securities and Exchange Commission. IXYS and Clare stockholders may read and copy any reports, proxy statements or other information filed by the companies at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330.

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding IXYS and Clare. The address of the Securities and Exchange Commission website is http://www.sec.gov.

Reports, proxy statements and other information regarding IXYS and Clare may also be inspected at The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

All documents filed by IXYS and Clare under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this joint proxy statement/prospectus and before the date of the IXYS special meeting or the Clare special meeting, are incorporated by reference into and deemed to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

You should rely only on (i) the information contained in this joint proxy statement/prospectus or (ii) information to which IXYS and Clare have referred you. IXYS and Clare have not authorized anyone else to provide you with any information. IXYS provided the information concerning IXYS. Clare provided the information concerning Clare.

You can obtain any documents incorporated by reference in this joint proxy statement/prospectus through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

IXYS CORPORATION                        CLARE, INC.
3540 Bassett Street                     78 Cherry Hill Drive
Santa Clara, California 95054           Beverly, Massachusetts 01915
Tel: (408) 982-0700                     Tel: (978) 524-6700
Attn: Investor Relations                Attn: Investor Relations


If you would like to request documents from us, please do so by May 25, 2002 in order to receive them before your special meeting.


Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

IXYS has filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the IXYS common stock to be issued to Clare stockholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of IXYS filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying at the Securities and Exchange Commission's offices as set forth above.


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE ISSUANCE OF IXYS COMMON STOCK IN CONNECTION WITH THE MERGER OR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 14, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN MAY 14, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO IXYS AND CLARE STOCKHOLDERS NOR THE ISSUANCE OF IXYS COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

INFORMATION ON IXYS' WEB SITES

Information on any IXYS Internet web site or the web site of any subsidiary of IXYS is not part of this document and you should not rely on that information in deciding whether to approve the share issuance, unless that information is also in this document or in a document that is incorporated by reference in this document.

INFORMATION ON CLARE'S WEB SITES

Information on any Clare Internet web site or the web site of any subsidiary of Clare is not part of this document and you should not rely on that information in deciding whether to approve and adopt the merger agreement and to approve the merger, unless that information is also in this document or in a document that is incorporated by reference in this document.

          IXYS' AND CLARE'S INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

IXYS Corporation:
  Report Of Independent Accountants.........................   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements Of Operations.....................   F-4
  Consolidated Statements Of Comprehensive Income (Loss)....   F-5
  Consolidated Statements Of Stockholders' Equity...........   F-6
  Consolidated Statements Of Cash Flows.....................   F-7
  Notes To Consolidated Financial Statements................   F-9
  Schedule II: Valuation and Qualifying Accounts............  F-29

Clare, Inc.:
  Report of Independent Public Accountants..................  F-30
  Consolidated Balance Sheets...............................  F-31
  Consolidated Statements of Operations.....................  F-32
  Consolidated Statements of Stockholders' Equity...........  F-33
  Consolidated Statements of Cash Flows.....................  F-34
  Notes to Consolidated Financial Statements................  F-37

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors IXYS Corporation

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of IXYS Corporation and its subsidiaries at March 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of IXYS' management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

San Jose, California
May 21, 2001

                                IXYS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                  MARCH 31,        DECEMBER 31,
                                                              ------------------   ------------
                                                                2001      2000         2001
                                                              --------   -------   ------------
                                                                                   (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 44,795   $ 9,455     $ 42,294
  Restricted cash...........................................       387       304          370
  Accounts receivable, net of allowance for doubtful
     accounts of $2,823 in 2001, $1,427 in 2000, $2,827 in
     December 31, 2001 (unaudited)..........................    26,303    16,863       13,917
  Inventories...............................................    34,035    21,477       40,928
  Prepaid expenses..........................................       309       585          220
  Deferred income taxes.....................................     2,561     1,627        2,561
                                                              --------   -------     --------
          Total current assets..............................   108,390    50,311      100,290
Plant and equipment, net....................................    13,960    10,175       15,329
Other assets................................................     4,749     1,777        4,958
Deferred income taxes.......................................       315       782          315
                                                              --------   -------     --------
          Total assets......................................  $127,414   $63,045     $120,892
                                                              ========   =======     ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of capitalized lease obligations..........  $  1,737   $ 1,365     $  1,881
  Current portion of notes payable to bank..................       754     2,789          800
  Accounts payable..........................................    10,649     5,467        3,216
  Accrued expenses and other liabilities....................    13,243    10,345        8,281
                                                              --------   -------     --------
          Total current liabilities.........................    26,383    19,966       14,178
  Notes payable to bank, net of current portion.............         -     5,544           --
  Capitalized lease obligations, net of current portion.....     3,425     1,783        4,967
  Pension liabilities.......................................     4,882     4,855        5,293
                                                              --------   -------     --------
          Total liabilities.................................    34,690    32,148       24,438
Commitments and contingencies (Note 7)
Stockholders' Equity
Preferred stock, $0.01 par value:
  Authorized: 5,000,000 shares; none issued and
     outstanding............................................        --        --           --
Common stock, $0.01 par value:
  Authorized: 80,000,000 shares issued and outstanding:
     26,662,132 shares in 2001, 24,048,768 shares in 2000
     and 26,796,488 shares in December 31, 2001
     (unaudited)............................................       267       240          268
Additional paid-in capital..................................    91,873    43,204       92,535
Notes receivable from stockholders..........................      (823)     (861)        (823)
Retained earnings/(Accumulated deficit).....................     3,889    (9,698)       6,409
Accumulated other comprehensive loss........................    (2,482)   (1,988)      (1,490)
                                                              --------   -------     --------
                                                                92,724    30,897       96,899
Less cost of treasury stock: 0 common shares at March 31,
  2001 and 2000 and 75,000 common shares at December 31,
  2001 (unaudited)..........................................        --        --         (445)
                                                              --------   -------     --------
          Stockholders' equity..............................    92,724    30,897       96,454
                                                              --------   -------     --------
          Total liabilities and stockholders' equity........  $127,414   $63,045      120,892
                                                              ========   =======     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                IXYS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED MARCH 31,          DECEMBER 31,
                                            ----------------------------   -------------------
                                              2001      2000      1999       2001       2000
                                            --------   -------   -------   --------   --------
                                                                               (UNAUDITED)
Net revenues..............................  $111,389   $76,627   $66,523   $ 62,427   $ 79,381
Cost of goods sold........................    69,967    49,290    44,939     42,139     50,316
                                            --------   -------   -------   --------   --------
     Gross profit.........................    41,422    27,337    21,584     20,288     29,065
                                            --------   -------   -------   --------   --------
Operating expenses:
Research, development and engineering.....     6,081     4,668     4,196      3,848      4,096
Selling, general and administrative.......    13,959    11,450     9,855      9,461     10,307
Writeoff of goodwill and in-process
  research and development................         -         -    10,401          -          -
                                            --------   -------   -------   --------   --------
     Total operating expenses.............    20,040    16,118    24,452     13,309     14,403
                                            --------   -------   -------   --------   --------
  Operating income (loss).................    21,382    11,219    (2,868)     6,979     14,662
Interest income...........................     1,504         -         -        865          -
Interest expense..........................      (474)     (417)     (993)      (139)      (128)
Gain (loss) on foreign currency
  transactions............................       119       184        37        (28)       298
Other (expense) income....................      (623)     (199)      669     (3,612)       919
                                            --------   -------   -------   --------   --------
Income (loss) before income tax
  provision...............................    21,908    10,787    (3,155)     4,065     15,751
Provision for income tax..................    (8,321)   (3,888)   (2,083)    (1,545)    (5,981)
                                            --------   -------   -------   --------   --------
Net income (loss).........................  $ 13,587   $ 6,899   $(5,238)  $  2,520   $  9,770
                                            --------   -------   -------   --------   --------
Net income (loss) per share--basic........  $   0.54   $  0.29   $ (0.28)  $   0.09   $   0.39
                                            ========   =======   =======   ========   ========
Weighted average shares used in per share
  calculation--basic......................    25,239    23,970    18,746     26,761     25,182
                                            ========   =======   =======   ========   ========
Net income (loss) per share--diluted......  $   0.49   $  0.28   $ (0.28)  $   0.09   $   0.35
                                            ========   =======   =======   ========   ========
Weighted average shares used in per share
  calculation--diluted....................    27,774    24,826    18,746     28,993     27,884
                                            ========   =======   =======   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                IXYS CORPORATION

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                 (in thousands)

                                                                              NINE MONTHS ENDED
                                                   YEAR ENDED MARCH 31,          DECEMBER 31,
                                                ---------------------------   ------------------
                                                 2001      2000      1999      2001       2000
                                                -------   -------   -------   -------   --------
                                                                                 (UNAUDITED)
Net income (loss).............................  $13,587   $ 6,899   $(5,238)  $2,520    $ 9,770
Other comprehensive income (loss):
     Foreign currency translation
       adjustments............................     (494)   (1,824)      570      992        289
                                                -------   -------   -------   ------    -------
Comprehensive income (loss)...................  $13,093   $ 5,075   $(4,668)  $3,512    $10,059
                                                =======   =======   =======   ======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                IXYS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (in thousands, except per share data)

                                                                        NOTES         RETAINED      ACCUMULATED
                                                        ADDITIONAL    RECEIVABLE     EARNINGS/         OTHER           TOTAL
                                                         PAID-IN         FROM       (ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                      SHARES   AMOUNT    CAPITAL     STOCKHOLDERS     DEFICIT)         LOSS           EQUITY
                                      ------   ------   ----------   ------------   ------------   -------------   -------------
Balances, March 31, 1998............   8,354    $ 84     $   983        $(936)        $(11,359)       $  (734)       $(11,962)
Exercise of stock options...........      12       -          17            -                -              -              17
Exercise of warrants................   1,786      18           -            -                -              -              18
Conversion of preferred stock.......  12,938     129      37,427            -                -              -          37,556
Issuance of common stock............     884       9       4,750            -                -              -           4,759
Foreign currency translation
  adjustment........................       -       -           -            -                -            570             570
Net loss............................       -       -           -            -           (5,238)             -          (5,238)
                                      ------    ----     -------        -----         --------        -------        --------
Balances, March 31, 1999............  23,974     240      43,177         (936)         (16,597)          (164)         25,720
Exercise of stock options...........      50       -          27            -                -              -              27
Exercise of warrants................      24       -           -            -                -              -               -
Payment on notes receivable from
  stockholders......................       -       -           -           75                -              -              75
Foreign currency translation
  adjustment........................       -       -           -            -                -         (1,824)         (1,824)
Net income..........................       -       -           -            -            6,899              -           6,899
                                      ------    ----     -------        -----         --------        -------        --------
Balances, March 31, 2000............  24,048     240      43,204         (861)          (9,698)        (1,988)         30,897
Exercise of stock options...........     213       2         406            -                -              -             408
Issuance of common stock for the
  acquisition of Directed Energy....     250       3       2,797            -                -              -           2,800
Issuance of common stock under the
  Employee Stock Purchase Plan......      55       1         237            -                -              -             238
Exercise of warrants................      96       1          (1)           -                -              -               -
Payment on notes receivable from
  stockholders......................       -       -           -           38                -              -              38
Foreign currency translation
adjustments.........................       -       -           -            -                -           (494)           (494)
Issuance of Common Stock from
  secondary offering at $24.50 per
  share, net of issuance cost of
  $1,070............................   2,000      20      45,230            -                -              -          45,250
Net income..........................       -       -           -            -           13,587              -          13,587
                                      ------    ----     -------        -----         --------        -------        --------
Balances March 31, 2001.............  26,662    $267     $91,873        $(823)        $  3,889        $(2,482)       $ 92,724
                                      ======    ====     =======        =====         ========        =======        ========

  The accompanying notes are an integral part of these consolidated financial statements

                                IXYS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,         DECEMBER 31,
                                              ----------------------------   -----------------
                                                2001      2000      1999      2001      2000
                                              --------   -------   -------   -------   -------
                                                                                (UNAUDITED)
Cash flows from operating activities:
Net income (loss)...........................  $ 13,587   $ 6,899   $(5,238)  $ 2,520   $ 9,770
Adjustments to reconcile net income (loss)
to net cash provided by operating
activities:
  Depreciation and amortization.............     3,409     3,352     2,614     2,617     2,471
  Provision for doubtful accounts...........     1,416       852        42         4     1,602
  Provision for excess and obsolete
     inventories............................     1,854      (668)    1,367     1,138     1,153
  Writeoff of goodwill and in-process
     research and development...............         -         -    10,401         -         -
  (Gain) loss on disposal of fixed assets...        (8)       12         -         -         -
  (Loss) gain on foreign currency
     transactions...........................       (63)     (929)      255    (1,137)      454
  Deferred income taxes.....................      (466)      247       600         -         -
Changes in operating assets and liabilities:
  Accounts receivable.......................   (11,311)   (6,779)   (2,290)   12,394    (8,805)
  Inventories...............................   (14,992)   (1,699)   (5,657)   (7,992)   (8,787)
  Prepaid expenses and other current
     assets.................................       257      (567)     (514)       93       228
  Other assets..............................      (972)      (73)   (1,213)     (325)   (1,941)
  Accounts payable..........................     5,348       566      (178)   (7,497)    1,657
  Accrued expenses and other liabilities....     2,805     3,915       151    (3,454)    3,703
  Pension liabilities.......................       373         -       275       408        80
                                              --------   -------   -------   -------   -------
     Net cash provided by (used in)
       operating activities.................     1,237     5,128       615    (1,231)    1,585
                                              --------   -------   -------   -------   -------
Cash flows used in investing activities:
Purchases of plant and equipment............    (4,262)   (1,775)   (3,722)   (1,175)   (4,232)
Acquisition of Directed Energy (net of cash
  acquired).................................       135         -         -         -       135
Proceeds from sale of plant and equipment...       163        42         -         -         -
                                              --------   -------   -------   -------   -------
  Net cash used in investing activities.....    (3,964)   (1,733)   (3,722)   (1,175)   (4,097)
                                              --------   -------   -------   -------   -------
Cash flows from financing activities:
Proceeds from capital lease obligations.....     1,044       402     2,143       372     1,407
Restricted cash decrease (increase).........       (83)    1,089      (443)       17         -
Principal payments on capital lease
obligations.................................    (2,017)     (214)     (303)   (1,327)        -
Proceeds from notes payable from bank.......         -         -         -       457        37
Repayment of notes payable to bank..........    (6,379)   (1,418)        -       (54)   (7,296)
Stock repurchase............................         -         -         -      (384)        -
Proceeds from secondary offering............    45,250         -         -         -    46,320
Proceeds from notes receivables.............        38        75         -         -         -

                                IXYS CORPORATION

                                 (in thousands)

                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,         DECEMBER 31,
                                              ----------------------------   -----------------
                                                2001      2000      1999      2001      2000
                                              --------   -------   -------   -------   -------
                                                                                (UNAUDITED)
Proceeds from issuance of common stock under
the employee stock purchase plan............       238         -         -       341         -
Proceeds from exercise of stock options.....       408        28         -       334     3,118
Other.......................................         -         -      (977)        -         -
                                              --------   -------   -------   -------   -------
  Net cash provided by (used in) financing
     activities.............................    38,499       (38)      420      (244)   43,586
                                              --------   -------   -------   -------   -------
Effect of foreign exchange rate fluctuations
on cash and cash equivalents................      (432)     (989)      130       149    (2,813)
                                              --------   -------   -------   -------   -------
Net increase (decrease) in cash and cash
  equivalents...............................    35,340     2,368    (2,557)   (2,501)   38,261
Cash and cash equivalents at beginning of
  year......................................     9,455     7,087     9,644    44,795     9,759
                                              --------   -------   -------   -------   -------
Cash and cash equivalents at end of year....  $ 44,795   $ 9,455   $ 7,087   $42,294   $48,020
                                              ========   =======   =======   =======   =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest....  $    388   $   467   $   979
Cash paid during the period for income
  taxes.....................................  $  6,704   $ 2,701   $ 2,739

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
Purchase of fixed assets under capital
  lease.....................................  $  3,277   $ 1,296   $   129
Conversion of mandatorily convertible
preferred Stock.............................         -         -   $37,556
Common stock issued for Paradigm assets.....         -         -   $ 4,740
Common stock issued for Directed Energy, net
assets......................................  $  2,800         -         -

  The accompanying notes are an integral part of these consolidated financial statements.

                                IXYS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. FORMATION AND BUSINESS OF IXYS:

Effective September 23, 1998, IXYS Corporation ("IXYS") merged with Paradigm Technology, Inc. ("Paradigm"), a Company that designs and markets fast SRAM products, in a transaction accounted for as a reverse merger. In the merger, Paradigm issued 11,513,821 shares of its common stock in exchange for all outstanding shares of IXYS capital stock. At the conclusion of the merger, IXYS stockholders held approximately 96% of the combined Company. After the merger, the historic accounting records of IXYS became those of the combined Company and, accordingly, Paradigm changed its name to IXYS.

IXYS designs, develops and markets power semiconductors, Digital and Analog Integrated Circuits (IC), and high speed, high density Static Random Access Memory (SRAM). Power semiconductors are used primarily in controlling energy in motor drives, power conversion (including uninterruptible power supplies (UPS) and switch mode power supplies (SMPS)) and medical electronics. IXYS' power semiconductors convert electricity at relatively high voltage and current levels to create efficient power as required by a specific application. IXYS' target market includes segments of the power semiconductor market that require medium to high power semiconductors, with a particular emphasis on higher power semiconductors. IXYS sells power semiconductors, including power MOSFETs, insulated gate bipolar transistors (IGBTs), thyristors (silicon controlled rectifiers or "SCRs") and rectifiers, including fast recovery epitaxial diodes (FREDs). SRAM products are for uses in telecommunication devices, workstations and high performance PCs to OEMs and distributors in the United States, Europe and the Far East.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation:

The consolidated financial statements include the accounts of IXYS and its wholly owned subsidiaries after elimination of all significant intercompany balances and transactions.

Unaudited Information

The consolidated financial statements and related disclosures for the nine-month periods ended December 31, 2001 and 2000 included herein are unaudited; however, they contain all normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of IXYS at December 31, 2001, and the consolidated results of operations and cash flows for the nine-month periods ended December 31, 2001 and 2000. It should be understood that accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the nine-month period ended December 31, 2001 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from IXYS' estimates.

Foreign Currency Translation:

The local currency is considered to be the functional currency of IXYS' wholly owned subsidiaries, IXYS Semiconductor GmbH ("IXYS GmbH"), IXYS CH GmbH ("IXYS CH") and IXYS Berlin GmbH ("IXYS Berlin"). Accordingly, assets and liabilities are translated at the exchange rate in effect at year-end and revenues and expenses are translated at average rates during the year. Adjustments resulting from

                                IXYS CORPORATION
the translation of the accounts of IXYS GmbH into U.S. dollars are included in cumulative translation adjustment, a separate component of stockholders' equity. Foreign currency transaction gains and losses are included as a component of non-operating income and expense.

Cash Equivalents:

IXYS considers all highly liquid investments with original or remaining maturities of three months or less at the time of purchase to be cash equivalents.

Reclassifications:

Certain reclassifications have been made to the prior year's consolidated financial statements to conform to the current year's presentation. Such reclassifications had no effect on previously reported results of operations or retained earnings.

Inventories:

Inventories, consisting primarily of bipolar devices, transistors, diodes and integrated circuits, are stated at the lower of cost or market value. Cost is determined on a standard cost basis which approximates actual costs determined on a first-in, first-out (FIFO) method.

Plant and Equipment:

Plant and equipment, including equipment under capital leases, is stated at cost less accumulated depreciation and amortization. Depreciation or amortization is computed using the straight-line method over estimated useful lives of three to five years for equipment and twenty years for buildings. Upon disposal, the assets and related accumulated depreciation are removed from IXYS' accounts and the resulting gains or losses are reflected in the statements of operations. IXYS' policy is to regularly review the carrying value of specialized assets to evaluate the remaining life and recoverability of such equipment in light of current market conditions.

IXYS reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of depreciated cost or fair market value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Recoverability of an asset is measured by comparison of its carrying amount to future net cash flows that the asset is expected to generate. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the assets.

Product Warranty:

Expected future product warranty expense is recorded when the product is sold.

Revenue Recognition:

Revenue from power semiconductor product sales is recognized upon shipment provided that a signed purchase order was received, if payment is reasonably assured and there are no customer acceptance requirements or remaining significant obligations and is reflected net of an allowance for estimated returns and discounts. In general, IXYS' sales to distributors are made under agreements allowing certain rights of return and price protection on products unsold by the distributors. Based upon its operating history, as well as the terms of such arrangements, IXYS believes it is able to make reasonable estimates of returns and price protections.

                                IXYS CORPORATION

IXYS adopted Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" provisions in the year ended March 31, 2001, which did not have an impact on IXYS' financial statements.

Advertising:

IXYS expenses advertising as the costs are incurred. Advertising expense for the years ended March 31, 2001, 2000 and 1999 was $379,000, $392,000, and $413,000
respectively.

Research and Development:

Research and development costs are charged to operations as incurred.

Income Taxes:

IXYS' provision for income taxes is comprised of its current tax liability and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Other Assets-Goodwill and Other Intangible Assets:

Goodwill and other intangible assets arose from the Paradigm merger in the amount of approximately $9,908,000. IXYS assesses the recoverability of intangible assets when there are indicators of an impairment of value. IXYS then determines whether the amortization of the asset's net book value over its remaining life can be recovered through projected undiscounted future cash flows. Accordingly, IXYS wrote off approximately $1,463,000 of intangible assets and $7,752,000 of goodwill in the fourth quarter of fiscal year 1999 to reflect an impairment in the value of intangible assets and goodwill associated with the acquisition. The anticipated cash flows related to the related products indicated that the recoverability of those assets was not reasonably assured.

Acquisition of Directed Energy, Inc.:

On May 16, 2000, IXYS completed the acquisition of Directed Energy, Inc. in a stock-for-stock acquisition. In connection with the acquisition, IXYS issued 250,370 shares of IXYS' common stock in exchange for all the issued and outstanding capital stock of Directed Energy, Inc. The shares issued in the transaction reflect a total purchase price of $2.8 million.

The acquisition was accounted for using the purchase method of accounting, and accordingly, the recognized purchase price of $2.8 million was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date of May 16, 2000. The purchase price in excess of the fair value of identified tangible and intangible assets and liabilities assumed in the amount of $2.32 million was allocated to goodwill and it is being amortized over its estimated useful life of 10 years. The effects of the acquisition on IXYS' financial statements are not material.

Other Income and Expenses:

Other income and expenses primarily consist of legal expenses, gains and losses on foreign currency transactions and gains and losses on sales of fixed assets.

                                IXYS CORPORATION

Net Income (Loss) Per Share:

Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution from the exercise or conversion of options or other securities into common stock. Diluted net loss per share for fiscal year 1999 does not include the effect of 704,894 common equivalent shares because their effect would have been anti-dilutive.

Recent Accounting Pronouncements (unaudited):

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require us to recognize all derivatives on the balance sheet at fair value and requires that derivative instruments used to hedge be identified specifically as to assets, liabilities, firm commitments or anticipated transactions and measured as to effectiveness and ineffectiveness when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge are valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges are recognized in correct earnings along are change in the fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged item through current earnings. Any ineffective portion of hedges are recognized in current earnings.

In June 1999, the FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," to defer for one year the effective date of implementation of SFAS No. 133 SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000, with earlier application encouraged. IXYS does not expect this pronouncement to materially impact the financial position or results of operations. The adoption of these pronouncements in the nine month period ended December 31, 2001 did not materially impact the financial position or results of operation.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141) and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria that intangible assets acquired must meet to be recognized and reported separately from goodwill. The adoption of SFAS No. 141 will not have a material effect on IXYS' results of operations or financial position.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized but instead be measured for impairment at least annually, or when events indicate that an impairment exists. IXYS' adoption date will be April 1, 2002. As of that date, amortization of goodwill and other indefinite-lived intangible assets, including those recorded in past business combinations, will cease. As a result of the elimination of this amortization, other expense will decrease by approximately $232,000 annually for goodwill currently recognized.

As required by SFAS No. 142, IXYS will perform impairment tests on goodwill and other indefinite-lived intangible assets as of the adoption date. Thereafter, IXYS will perform impairment tests annually and whenever events or circumstances indicate that the value of goodwill or other indefinite-lived intangible assets might be impaired. In connection with the SFAS No. 142 transitional goodwill impairment test, IXYS will utilize the required two-step method for determining goodwill impairment as of the adoption date. To accomplish this, it will identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the adoption date. IXYS will then have up to six months from the adoption

                                IXYS CORPORATION
date to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, IXYS will then perform the second step of the transitional impairment test. If necessary, in the second step, IXYS will compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which would be measured as of the adoption date. The implied fair value of goodwill will be determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No.
141. The residual fair value after this allocation will be the implied fair value of the reporting unit goodwill. IXYS will record a transitional impairment loss for the excess of the carrying value of goodwill allocated to the reporting unit over the implied fair value. SFAS No. 142 requires that this second step be completed as soon as possible, but no later than the end of the year of adoption.

In connection with the SFAS No. 142 indefinite-lived intangible asset impairment test, IXYS will utilize the required one-step method to determine whether an impairment exists as of the adoption date. The test will consist of a comparison of the fair values of indefinite-lived intangible assets with the carrying amounts. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, IXYS will recognize an impairment loss in an amount equal to that excess.

IXYS has not yet determined the impact of the provisions of the impairment test under SFAS No. 142 on its results of operations and financial position; however, the possibility exists that it will incur a significant transitional impairment loss. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in IXYS' income statement during the quarter ending September 30, 2002.

In October 2001, FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal periods. SFAS No. 144 addresses financial accounting and reporting for the impairment of certain long-lived assets and for long-lived assets to be disposed of. SFAS No. 144 supersedes SFAS No. 121 and APB Opinion No. 30; however, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that has either been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. IXYS does not expect the adoption of SFAS No. 144 to have a material impact on its financial position and results of operations.

Comprehensive Income:

IXYS adopted SFAS No. 130, "Accounting for Comprehensive Income," during the fiscal year ended 1998. This statement establishes standards for reporting and display of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. IXYS' change in the cumulative translation adjustment represent the only component of comprehensive income which is excluded from net income for 2001 and prior years. IXYS' comprehensive income has been presented in the consolidated financial statements.

Business Risks:

Dependence on Third Parties for Wafer Fabrication and Assembly: IXYS manufactures approximately 50% of its wafers, an integral component of its products, in its wholly owned facility in Germany. IXYS purchases the remaining 50% of its wafers from other suppliers. There can be no assurance that material disruptions in supply will not occur in the future. In such event, IXYS may have to identify and secure additional foundry capacity and may be unable to identify or secure additional foundry capacity from another manufacturer, particularly at the levels that IXYS currently anticipates such foundries to provide.

                                IXYS CORPORATION

Even if such capacity is available from another manufacturer, the qualification process could take six months or longer. If IXYS were unable to qualify alternative manufacturing sources for existing or new products in a timely manner or if such sources were unable to produce semiconductor devices with acceptable manufacturing yields and at acceptable prices, IXYS' business, financial condition and results of operations would be materially and adversely affected.

Dependence on Suppliers: IXYS purchases silicon wafers from three vendors with whom IXYS does not have long term supply agreements. Any of these suppliers could eliminate or terminate IXYS' supply of wafers at any time. IXYS' reliance on a limited number of suppliers involves several risks, including potential inability to obtain an adequate supply of silicon wafers and reduced control over the price, timely delivery, reliability and quality of the silicon wafers. There can be no assurance that problems will not occur in the future with suppliers.

Concentration of Credit Risk:

IXYS invests its excess cash primarily in short-term time deposit accounts with a major German bank and money market accounts with a U.S. bank. Additionally, IXYS invests in commercial papers with financial institutions that management believes to be creditworthy. These securities typically mature within ninety days or less and bear minimal credit risk. IXYS has not experienced any losses on such investments.

IXYS sells its products primarily to distributors and original equipment manufacturers. IXYS performs ongoing credit evaluations of its customers and generally does not require collateral. An allowance for potential credit losses is maintained by IXYS and such losses have not been material.

At March 31, 2001, one customer accounted for 13% of accounts receivable. At March 31, 2000, one customer accounted for 11% of accounts receivable.

Financial instruments that potentially subject IXYS to concentrations of credit risks comprise principally cash, investments and trade accounts receivable. IXYS invests its excess cash in accordance with its investment policy that has been approved by the Board of Directors and is reviewed periodically to minimize credit risk. The policy authorizes the investment of excess cash in government securities, tax exempt municipal securities, Eurodollar notes and bonds, time deposits, certificates of deposit, commercial paper rated Aa or better and other specific money market accounts and corporate instruments of similar liquidity and credit quality.

Fair Value of Financial Instruments:

Carrying amounts of certain of IXYS' financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. Based on borrowing rates currently available to IXYS for loans with similar terms, the carrying value of notes payable to bank and notes receivable from stockholders approximate fair value.

The amounts reported for cash equivalents, receivables and other financial instruments are considered to approximate fair values based upon comparable market information available at the respective balance sheet dates.

Stock-Based Compensation Plans:

IXYS accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." Under APB No. 25, compensation cost is measured as the excess, if any, of the quoted market price of IXYS' stock at the date of grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period. IXYS' policy is to grant options with an exercise price equal

                                IXYS CORPORATION
to the quoted market price of IXYS' stock on the grant date. Accordingly, no compensation has been recognized for its stock option plans. IXYS provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation."

3. INVENTORIES:

Inventories consist of the following (in thousands):

                                                                  MARCH 31,       DECEMBER 31,
                                                               2001      2000         2001
                                                              -------   -------   ------------
                                                                                  (UNAUDITED)
Raw materials...............................................  $ 3,888   $ 2,253     $ 5,103
Work in process.............................................   21,114    11,582      25,077
Finished goods..............................................    9,033     7,642      10,748
                                                              -------   -------     -------
                                                              $34,035   $21,477     $40,928
                                                              =======   =======     =======

4. PLANT AND EQUIPMENT:

Plant and equipment consists of the following (in thousands):

                                                                   MARCH 31,
                                                                2001       2000
                                                              --------   --------
Buildings...................................................  $  4,806   $  4,950
Equipment--owned............................................    17,876     14,774
Equipment--capital leases...................................    10,801      7,524
Leasehold improvements......................................       129         38
                                                              --------   --------
                                                                33,612     27,286
Accumulated depreciation--owned plant and equipment.........   (13,189)   (12,015)
Accumulated amortization--capital leases....................    (6,463)    (5,096)
                                                              --------   --------
                                                              $ 13,960   $ 10,175
                                                              ========   ========

Depreciation and amortization expense for fiscal years ended March 31, 2001, 2000 and 1999 amounted to $3,409,000, $3,352,000 and $2,614,000, respectively.

5. ACCRUED EXPENSES AND OTHER LIABILITIES:

Accrued expenses and other liabilities consist of the following (in thousands):

                                                                  MARCH 31,
                                                               2001      2000
                                                              -------   -------
Accrued compensation........................................  $ 2,465   $ 1,651
Warranty and other accrual..................................      692       410
Income taxes................................................    5,500     4,434
Accrued liabilities.........................................    3,316     3,418
Other.......................................................    1,270       432
                                                              -------   -------
                                                              $13,243   $10,345
                                                              =======   =======

                                IXYS CORPORATION

6. BORROWING ARRANGEMENTS:

IXYS entered into a loan and security agreement with a U.S. bank to borrow up to an aggregate amount not to exceed $5.0 million. The loan bears interest at the bank's prime rate 8.0% at March 31, 2001, payable monthly, and matures in September 2001. The loan is collateralized by certain assets and contains certain general and financial covenants, including a requirement that IXYS remain solvent and able to pay its debts as they become due. At March 31, 2001, IXYS has drawn $700,000 against the loan.

IXYS has another line of credit with a U.S. bank that consists of a $100,000 commitment, which is available through September 2001. The line bears interest at a fixed rate of 9.5%. The line is collateralized by a $100,000 certificate of deposit that IXYS has with the bank. At March 31, 2001, IXYS had a drawn $54,000 against such line of credit.

In Germany, at March 31, 2001, IXYS had a $5.0 million line of credit with a German bank with no outstanding balance. This line supports a letter of credit facility. In August 2000, IXYS paid in full another line of credit with a German bank for DM 1.5 million.

In July 2000, a German bank issued to IXYS a commitment letter for a DM 7.5 million equipment lease facility. IXYS' existing equipment leases, DM 3.0 million at March 31, 2001, were charged against the facility. The equipment leases provide financing at varying pricing for periods up to 48 months. In addition to the rights to the equipment, the bank holds a security interest in other assets and up to DM 1.0 million deposited with the bank.

In July 2000, in the same commitment letter discussed above, the bank also committed to issue a credit line to IXYS up to DM 9.9 million for a wafer fabrication facility in Germany, including leasehold improvements, clean room construction and fabrication, computer and office equipment. At March 31, 2001, IXYS had drawn DM 676,000 under this commitment. The security interest of the bank under the equipment lease facility also collateralizes this line.

7. COMMITMENTS AND CONTINGENCIES:

Commitments:

IXYS leases certain equipment under capital lease arrangements expiring through fiscal year 2001 at interest rates of 6.5% to 10.2%.

IXYS rents certain of its facilities under operating leases which expire in 2004. IXYS is responsible for insurance and property taxes.

                                IXYS CORPORATION

Future minimum lease payment under capital and operating leases are (in thousands):

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
Fiscal year ending March 31, 2002...........................  $ 2,162   $     434
2003........................................................    1,679         455
2004........................................................    1,429         412
2005........................................................      551         124
Thereafter..................................................        8         128
                                                              -------   ---------
Total minimum payments......................................    5,829   $   1,553
                                                              -------   ---------
Less: interest..............................................     (667)
                                                              -------
                                                                5,162
Less: current portion.......................................   (1,737)
                                                              -------
Long term lease obligation..................................  $ 3,425
                                                              =======

Rent expense for fiscal years ended March 31, 2001, 2000 and 1999 amounted to $2,023,000, $388,000 and $358,000, respectively.

As of March 31, 2001, 2000 and 1999, IXYS had cash deposits with a financial institution of $387,000 $304,000 and $1,393,000, respectively, which were restricted as to use and represent compensating balances for current or future discounted acceptances and letters of credit.

On September 22, 2000, IXYS Corporation entered into a guaranty for $5.0 million in favor of Commerzbank AG to obtain a line of credit granted by Commerzbank AG to IXYS Semiconductor GmbH. At March 31, 2001, the line of credit was $5.0 million.

Litigation:

On August 12, 1996, IXYS, along with Robert McClelland, Richard A. Veldhouse and Chiang Lam (the "Paradigm Defendants") was named (along with others subsequently dismissed from the case) as defendants in a purported class action (entitled Bulwa et al. v. Paradigm Technology, Inc. et al., Santa Clara County Superior Court Case No. CV759991) brought on behalf of stockholders who purchased IXYS' common stock between November 20, 1995 and March 22, 1996 (the "Class Period"), prior to the Paradigm merger. The complaint asserted violations of California Corporations Code sections 25400 and 25500 ("Sections 25400 and 25500") along with other causes of action that have been dismissed.

On February 9, 1998 the Court certified a class consisting only of California purchasers of IXYS' stock during the Class Period. Following the California Supreme Court decision in Diamond Multimedia Systems, Inc. v. Superior Court, 19 Cal. 4th 1036 (1999), plaintiffs moved to modify the prior class certification ruling to include also non-California purchasers. The Court granted this motion on April 28, 1999.

On September 20, 2000, IXYS' counsel and counsel for the plaintiffs reached a tentative agreement to settle the class action lawsuit in exchange for the payment of $900,000, which amount is fully covered by insurance. Accordingly, this contemplated settlement agreement would have no impact on IXYS' operating results. IXYS' insurance carrier has deposited the payment into escrow, pending final approval. The settlement was preliminarily approved by the Court on February 20, 2001. At that time, the Court also directed Notice of Pendency and Settlement of Class Action and Settlement Hearing Date for Final Approval of Settlement. The settlement is subject to final approval, which hearing on the Motion for Final Approval of Settlement is scheduled for July 2, 2001. There can be no assurance that IXYS will be

                                IXYS CORPORATION
successful in the defense of the remaining state court lawsuit should the tentative settlement not be finalized. For an update on these legal proceedings, please refer to Note 15 -- Subsequent Events (unaudited).

On June 22, 2000, International Rectifier Corporation filed an action for patent infringement against IXYS in the United States District Court for the Central District of California, alleging that certain of IXYS' products sold in the United States, including but not limited to four specified power MOSFET parts, infringe five identified U.S. patents owned by International Rectifier (U.S. Patents No. 4,959,699; 5,008,725; 5,130,767; 4,642,666; and 4,705,759).
International Rectifier has since notified IXYS that it no longer contends that IXYS infringes two of those patents (U.S. Patents Nos. 4,705,759 and 4,642,666), and has refined its allegations of infringement to embrace all IXYS' power MOSFETs and IGBTs having "elongated octagonal" cells or "non-symmetrical cluster" cells. These designations cover many of IXYS' power MOSFET and IGBT products sold in the United States.

International Rectifier's complaint against IXYS alleges that IXYS' infringement of International Rectifier's patents has been and continues to be willful and deliberate, seeks to enjoin IXYS from further infringement and requests an award of unspecified, actual monetary damages, but no less than a reasonable royalty (contended to be 6.5% of net sales) on the products that IXYS sells, which are claimed to infringe International Rectifier's patents.

International Rectifier also seeks to have the claimed damages trebled. IXYS has answered the complaint, denied any infringement and have asserted that International Rectifier's patents are invalid and unenforceable for, among other reasons, failure of International Rectifier to properly disclose known prior art during its prosecution of the patents in suit, and that International Rectifier's claims are barred by reason of the doctrines of estoppel and laches. In prior years, International Rectifier has approached IXYS on several occasions and requested that IXYS enter into royalty-bearing license agreements with International Rectifier, covering the technology identified in its patents. IXYS has declined to do so, based upon IXYS' belief that its products do not infringe the International Rectifier patents. The case had been scheduled for trial on June 12, 2001. In May 2001, however, in view of newly issued patent claims added to the case by International Rectifier, the Court vacated the trial date, set a new discovery cut-off date of July 16, scheduled a further pre-trial conference for August 6, 2001, and deferred setting a new trial date. In May 2001, the Court also granted motions for summary judgment dismissing IXYS' second and eighth affirmative defenses, relating to its contentions that certain of the patent claims are invalid over a prior invention by Dr. Jean Hoerni, and that claims for alleged infringement by certain products have been released in a settlement between International Rectifier and Samsung. Samsung fabricates IXYS-designed wafers for IXYS in Korea. It is IXYS' intent to vigorously contest the claims of International Rectifier. While IXYS believes its defenses to these various claims are meritorious, there can be no assurance of a favorable outcome. In the event of an adverse outcome, any damages or injunction awarded by the court could be materially adverse to IXYS' financial condition and results of operations.

International Rectifier also contends that IXYS' importation of IXYS- designed MOSFET products into the United States having the "elongated octagonal" cells or "non-symmetrical cluster" cells manufactured for IXYS by Samsung Electronics Co., Ltd. ("Samsung") is in violation of a consent decree and injunction entered against Samsung in another lawsuit that did not involve IXYS. In February 2001, International Rectifier served Samsung and IXYS with a Post-Judgment Ex Parte Application for OSC Re Contempt seeking, among other things, an enforcement of the injunction for IXYS' importation into the United States of parts designed by IXYS and manufactured by Samsung that infringe claim 1 of International Rectifier's US Patent No. 4,959,699 and an appropriate fine. Samsung contends that IXYS is contractually obligated under the terms of IXYS' wafer supply agreement with Samsung to defend it against the contempt claims made by International Rectifier and indemnify and hold Samsung harmless in connection with such claims. IXYS is currently considering Samsung's request in light of the terms of the

                                IXYS CORPORATION
wafer supply agreement. While IXYS believes that neither it nor Samsung are or could be in violation of the injunction for various reasons IXYS believes to be meritorious, including an express reservation as to IXYS-designed parts in the consent decree, there can be no assurance of a favorable outcome. Argument in this matter was held May 18, 2001, at which time the Court stated interim rulings that IXYS is bound by the Samsung injunction, and that IXYS and Samsung attempted to subvert the injunction by having IXYS take delivery outside the United States of products designed by IXYS and made by Samsung, but deferred decision as to whether IXYS and Samsung violated the injunction until after a decision on the infringement issue in International Rectifier v. IXYS. IXYS believes the court's interim rulings are in error, and may bring an interim appeal, rather than await a final ruling on the ultimate issue of contempt. In the event of an adverse ruling against IXYS on the ultimate issue of contempt, or if IXYS is obligated to defend and indemnify Samsung, any damages or injunction awarded by the Court could be materially adverse to IXYS' financial condition and results of operations.

In November 2000, IXYS filed a lawsuit for patent infringement against International Rectifier GmbH in the County Court of Mannheim, Germany. The lawsuit charged International Rectifier with infringing at least two of IXYS' German patents. These patents cover key design features of IXYS' proprietary integrated power module technology, which the lawsuit alleged International Rectifier had been infringing in products sold in Germany. The lawsuit sought damages and an injunction prohibiting the continued infringement by International Rectifier.

International Rectifier originally had until January 4, 2001 to file a response. This response date was delayed to February 8, 2001, upon the request of International Rectifier. On March 23, 2001, a public hearing took place in Mannheim, Germany and International Rectifier did not deny making use of the above patents. On April 27, 2001, the County Court of Mannheim rendered a judgment in IXYS' favor that enjoined International Rectifier from marketing, utilizing, importing or possessing two of IXYS' German patents, and imposed a fine of up to DM 500,000 to the state or imprisonment of International Rectifier's managing director for each violation of the injunction. In addition, International Rectifier was ordered to disclose to IXYS information about its previous sales activity, offers of sales, advertisements, production costs and profits concerning the infringed patents. International Rectifier was also ordered to pay attorney fees and past and future damages and unjustified enrichment resulting from International Rectifier's infringing practices, as calculated by the information to be provided to IXYS by International Rectifier. In June 2001, International Rectifier notified IXYS that it plans to appeal the judgment. Notwithstanding any appeal, IXYS may preliminarily enforce this judgment if IXYS pays DM 1,040,000 as a form of bond to be held by the Court. The funds held by the Court will be returned to IXYS if final adjudication is in IXYS' favor, or will offset any costs that may need to be paid if final adjudication is not in IXYS' favor.

On February 8, 2001, IXYS filed a lawsuit against International Rectifier Italia S.p.A. in the Civil Court of Monza, Italy, for patent infringement of at least two of IXYS' European patents, which correspond to the German patents involved in the above-described legal proceeding in Germany. The lawsuit seeks the seizure of semiconductor modules produced by International Rectifier that infringe on IXYS' patents and an injunction against further production of such modules by International Rectifier in Italy. At a hearing on March 8, 2001, the judge rejected International Rectifier's arguments that the Monza tribunal was not competent to hear the case and nominated an expert to comment on the technical details of the alleged patent infringement. Following the scheduled submission of technical writs by the parties in May 2001, the expert is expected to submit written comments in June 2001, and the Monza court is expected to render a judgment a few weeks thereafter.

Discussions of additional details relating to the above-described legal proceedings may be found in IXYS' prior SEC filings and reports. For an update on these legal proceedings, please refer to Note 15 -- Subsequent Events (unaudited).

                                IXYS CORPORATION

8. COMMON STOCK:

A two-for-one split of IXYS' common stock was effected on August 10, 2000 and was applicable to stockholders of record on July 20, 2000. Reference to share and per share data in the accompanying consolidated financial statements give effect to the stock split.

Warrants:

IXYS has outstanding warrants as follows:

                                                                NUMBER OF
                                                               SHARES UNDER
                                                               THE WARRANTS    EXERCISE PRICE
                                                               ------------   -----------------
June 2002....................  Convertible into common stock         266      $225.00 per share
April 2001...................  Convertible into common stock     206,267      $0.43 per share

STOCK PURCHASE AND STOCK OPTION PLANS:

IXYS has the 1999 Non-Employee Directors' Equity Incentive Plan and the 1999 Equity Incentive Plan (the "Plans") under which incentive stock options may be granted not less than 85% of fair market value at the time of grant. The options once granted expire ten years from the date of grant. The Board of Directors has the full power to determine the provisions of each option issued under the Plans. The 1994 Stock Option Plan was terminated in May 1999.

Stock option activity under the Plans is summarized below (in thousands, except share data):

                                                           OPTIONS OUTSTANDING            WEIGHTED
                                       SHARES      ------------------------------------   AVERAGE
                                      AVAILABLE    NUMBER OF                              EXERCISE
                                      FOR GRANT     SHARES     EXERCISE PRICE    TOTAL     PRICE
                                     -----------   ---------   --------------   -------   --------
Balances, March 31, 1998...........       85,914     549,830      $0.01-$3.81   $ 1,425    $  2.59
New authorized.....................      230,520          --               --        --         --
Options granted....................    (199,800)     213,132      $0.08-$1.86       348    $  1.64
Options exercised..................           --    (50,258)      $0.01-$0.43       (2)    $  0.04
Options canceled...................        7,810     (7,810)            $0.08       (1)    $  0.08
Options expired....................     (93,682)          --            $0.71       251    $  0.71
                                     -----------   ---------   --------------   -------    -------
Balances, March 31, 1999...........       30,762     704,894      $0.01-$3.81   $ 2,021    $  2.87
New authorized.....................    5,000,000          --               --        --         --
Options granted....................  (2,790,000)   2,790,000      $2.13-$3.63     8,674    $  3.11
Options exercised..................           --    (51,034)      $0.01-$1.30      (32)    $  0.63
Options canceled...................      150,000   (150,000)            $2.13     (318)    $  2.12
                                     -----------   ---------   --------------   -------    -------
Balances, March 31, 2000...........    2,390,762   3,293,860      $0.01-$3.81   $10,345    $  3.14
Options granted....................    (178,300)     178,300    $19.00-$29.50     4,308    $ 24.16
Options exercised..................      213,342   (213,342)      $0.01-$4.44     (408)    $  1.91
Options canceled...................       73,420    (73,420)      $0.01-$3.63     (222)    $  3.02
                                     -----------   ---------   --------------   -------    -------
Balances, March 31, 2001...........    2,499,224   3,185,398     $0.01-$29.50   $14,023    $  4.40
                                     ===========   =========   ==============   =======    =======

                                IXYS CORPORATION

The following table summarizes information about stock options outstanding at March 31, 2001:

                       OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
          ---------------------------------------------  ---------------------------
EXERCISE  NUMBER OF  WEIGHTED AVERAGE  WEIGHTED AVERAGE  NUMBER OF  WEIGHTED AVERAGE
 PRICES    SHARES    CONTRACTUAL LIFE   EXERCISE PRICE    SHARES     EXERCISE PRICE
--------  ---------  ----------------  ----------------  ---------  ----------------
$0.01        24,274              2.35       $      0.01     24,274       $      0.01
0.08            850              7.40              0.08        850              0.08
1.30         14,340              0.73              1.30     14,340              1.30
1.69        147,600              7.59              1.69     61,500              1.69
2.13        960,000              8.60              2.13    640,001              2.13
2.16         53,980              5.10              2.16     53,980              2.16
3.08        173,526              5.10              3.08    173,526              3.08
3.46         93,702              5.10              3.46     93,702              3.46
3.63      1,538,826              8.80              3.63  1,090,002              3.63
19.00        74,300              9.70             19.00         --             19.00
20.90        20,000              9.70             20.90         --             20.90
29.50        84,000              9.40             29.50         --             29.50
          ---------        ----------       -----------  ---------       -----------
          3,185,398              8.30       $      4.40  2,152,175       $      2.98
          =========        ==========       ===========  =========       ===========

Expired options in fiscal year 1999 represents options under IXYS' pre-merger 1989 Stock Option Plan, which was assumed by Paradigm in connection with the Paradigm merger.

Had compensation cost for the Plans been determined based on the fair value at the grant date for awards in fiscal years 2001, 2000 and 1999 consistent with the provisions of SFAS No. 123, IXYS' net income (loss) and net income (loss) per share for fiscal years 2001, 2000 and 1999 would have decreased to the pro forma amounts indicated below (in thousands, except per share amounts):

                                                                 YEAR ENDED MARCH 31,
                                                              ---------------------------
                                                               2001      2000      1999
                                                              -------   ------   --------
Net income (loss)--as reported..............................  $13,587   $6,899   $(5,238)
                                                              =======   ======   ========
Net income (loss)--pro forma................................  $12,106   $6,146   $(5,285)
                                                              =======   ======   ========
Net income (loss) per share--basic--as reported.............  $  0.54   $ 0.29   $ (0.28)
                                                              =======   ======   ========
Net income (loss) per share--basic--pro forma...............  $  0.48   $ 0.26   $ (0.28)
                                                              =======   ======   ========
Net income (loss) per share--diluted--as reported...........  $  0.49   $ 0.28   $ (0.28)
                                                              =======   ======   ========
Net income (loss) per share--diluted--pro forma.............  $  0.44   $ 0.25   $ (0.28)
                                                              =======   ======   ========

In future years, annual compensation expense will vary relative to the vesting of options granted in those future years.

                                IXYS CORPORATION

The fair value of option grants has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                             YEAR ENDED MARCH 31,
                                               ------------------------------------------------
                                                    2001             2000             1999
                                               --------------   --------------   --------------
Risk-free interest rate......................  5.35% to 5.99%   5.95% to 6.65%   4.33% to 5.67%
Expected term................................         4 years          4 years          4 years
Volatility...................................            142%              91%              83%
Dividend yield...............................              0%               0%               0%

No dividend yield is assumed as IXYS has not paid dividends and has no plans to do so.

The weighted average expected life was calculated based on the vesting period and the expected life at the date of the grant. The risk free interest rate was calculated based on rates prevailing during grant periods and the expected life of the options at the date of grants. The weighted average fair values of options granted to employees during the fiscal years ended March 31, 2001, 2000 and 1999 were $24.16, $6.68, $1.74, respectively.

IXYS has sold 3,908,095 shares of common stock to certain members of IXYS' management under a restricted stock purchase agreement subject to IXYS' right of repurchase, which lapses ratably over five years. The shares were purchased through recourse promissory notes at a purchase price of $0.22 per share. Interest is due on the notes at a rate of 5.79% per annum, with the balance outstanding due in full November 2000. At March 31, 2001 2000, and 1999, zero shares, zero shares and 72,550 shares of common stock were subject to IXYS' right of repurchase, respectively.

In May 1999, IXYS approved the 1999 Employee Stock Purchase Plan ("Purchase Plan") and terminated all prior Paradigm employee stock purchase plans. There are 500,000 shares of common stock reserved for issuance under the Purchase Plan. As of March 31, 2001, there were 55,325 purchases made under the Purchase Plan.

9. EMPLOYEE SAVINGS AND RETIREMENT PLAN:

IXYS has a 401(k) plan, known as the "IXYS Corporation and Subsidiary Employee Savings and Retirement Plan." Eligibility to participate in the plan is subject to certain minimum service requirements. Employees may voluntarily contribute up to 20% of yearly compensation and IXYS may make matching contributions as determined by the Board of Directors in a resolution on or before the end of the fiscal year. Employees are 100% vested immediately. For the years ended March 31, 2001, 2000 and 1999, IXYS contributed $168,000, $129,000 and $113,000, respectively.

10. RELATED PARTY TRANSACTIONS:

ABB is a principal stockholder of IXYS. In fiscal year 2001, 2000 and 1999 IXYS generated revenues of $707,000, $653,000 and $1,077,000 respectively from sales of products to ABB and to ABB's affiliates for use as components in their products.

11. PENSION PLANS:

Employees of IXYS GmbH participate in a number of employee retirement plans, including a defined benefit pension plan, the benefits for which will be paid out of the general assets of IXYS GmbH, as well as other government sponsored retirement plans to which IXYS GmbH and eligible employees are required to contribute.

                                IXYS CORPORATION

In addition to providing income at retirement, many of these plans also provide survivor, termination and disability benefits. The defined benefits pension plan covers substantially all employees and benefits are based on years of service and the employees' compensation.

Pension expense for the defined benefit pension plan was as follows (in thousands):

NET PERIOD PENSION COST:

The net periodic pension expense for 2001, 2000, and 1999 included the following components:

                                                                  YEAR ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                              2001   2000   1999
                                                              ----   ----   ----
                                                                (IN THOUSANDS)
Service cost................................................  $ 99   $107   $ 94
Interest cost on projected benefit obligation...............   286    279    340
Expected return on plan assets..............................   (30)   (28)   (31)
Amortization of prior service cost..........................     1      1      1
Recognized actuarial loss...................................     5     12     --
                                                              ----   ----   ----
Net periodic pension expense................................  $361   $371   $404
                                                              ====   ====   ====

FUNDED STATUS:

                                                                YEAR ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
                                                              (IN THOUSANDS)
Change in benefit obligation
  Benefit obligation at the beginning of year...............  $5,417   $5,284
  Service cost..............................................      94       99
  Interest cost.............................................     286      279
  Actuarial loss (gain).....................................     (25)       5
  Benefits paid.............................................    (167)    (161)
  Foreign currency translation adjustment...................    (240)     (89)
                                                              ------   ------
  Benefit obligation at the end of the year.................  $5,365   $5,417
                                                              ======   ======

                                                                YEAR ENDED
                                                                MARCH 31,
                                                              --------------
                                                              2001     2000
                                                              -----   ------
                                                              (IN THOUSANDS)
Change in plan assets
  Fair value of plan assets at the beginning of the year....  $560    $ 585
  Actual return on plan assets..............................    28       24
  Employer contribution.....................................    46      187
  Benefits paid.............................................   (27)    (161)
  Foreign currency translation adjustment...................   (27)     (75)
                                                              ----    -----
  Fair value of plan assets at the end of the year..........  $580    $ 560
                                                              ====    =====

                                IXYS CORPORATION

                                                               AS OF MARCH 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Status of plan
  Plan obligations in excess of plan assets.................  $(4,785)  $(4,857)
  Unrecognized net obligation (asset) at transition.........       10        13
  Net (gains)/losses........................................     (107)      (11)
                                                              -------   -------
  Accrued benefit...........................................  $(4,882)  $(4,855)
                                                              =======   =======

                                                                    AS OF
                                                                  MARCH 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
                                                               (IN THOUSANDS)
Reconciliation of funded status
  Accrued pension cost at March 31..........................  $(4,855)  $(5,388)
  Net period pension cost...................................     (361)     (371)
  Cash contribution.........................................      187       204
  Foreign currency translation adjustment...................      147       700
                                                              -------   -------
  Accrued pension cost at March 31..........................  $(4,882)  $(4,855)
                                                              =======   =======
Assumptions
  Discount rate.............................................        6%        6%
  Expected long-term rate of return on assets...............        5%        5%
  Salary scale..............................................        3%        3%

12. INCOME TAXES:

Income (loss) before income tax provision consists of the following (in thousands):

                                                                  YEAR ENDED MARCH 31,
                                                              ----------------------------
                                                               2001      2000       1999
                                                              -------   -------   --------
Domestic....................................................  $20,086   $ 9,149   $(3,260)
International...............................................    1,822     1,638        105
                                                              -------   -------   --------
                                                              $21,908   $10,787   $(3,155)
                                                              =======   =======   ========

                                IXYS CORPORATION

IXYS' provision for income taxes consists of the following (in thousands):

                                                                YEAR ENDED MARCH 31,
                                                              ------------------------
                                                               2001     2000     1999
                                                              ------   ------   ------
Current:
  Federal...................................................  $6,200   $2,867   $(234)
  State.....................................................   1,270      643       40
  Foreign...................................................     777      672       44
                                                              ------   ------   ------
                                                               8,247    4,182    (150)
                                                              ------   ------   ------
Deferred:
  Federal...................................................      --    (220)    2,042
  State.....................................................     132     (74)      191
  Foreign...................................................    (58)       --       --
                                                              ------   ------   ------
                                                                  74    (294)    2,233
                                                              ------   ------   ------
Total income tax provision/(benefit)........................  $8,321   $3,888   $2,083
                                                              ======   ======   ======

IXYS' effective tax rate differs from the statutory federal income tax rate for the years ended March 31, 2001, 2000 and 1999 as shown in the following table:

                                                                  YEAR ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                              2001   2000   1999
                                                              ----   ----   ----
Statutory federal income tax (benefit) rate.................   35%    34%   (34)%
State taxes, net of federal tax benefit.....................    4      4      4
Foreign taxes at higher rates...............................   --      1      1
Acquired technology.........................................   --     --     94
Other.......................................................   (1)    (3)     1
                                                              ---    ---    ---
Effective tax rate..........................................   38%    36%    66%
                                                              ===    ===    ===

The effective tax rate of 66% in fiscal year 1999 includes the one-time non-tax deductible write-off of $10.4 million in connection with the Paradigm merger. Without the write-off, tax rate would approximate 29%.

The components of net deferred income tax assets are as follows (in thousands):

                                                              AS OF
                                                            MARCH 31,
                                                         ---------------
                                                          2001     2000
                                                         ------   ------
Deferred tax assets:
Other liabilities and accruals.........................  $2,561   $  905
Depreciable assets.....................................     315    1,380
Alternative minimum tax carryforward...................      --      124
                                                         ------   ------
Net deferred tax asset.................................  $2,876   $2,409
                                                         ======   ======

                                IXYS CORPORATION

13. COMPUTATION OF NET INCOME (LOSS) PER SHARE:

Basic and diluted earnings per share are calculated as follows (in thousands, except per share amounts):

                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,         DECEMBER 31,
                                              ----------------------------   -----------------
                                               2001      2000       1999      2001      2000
                                              -------   -------   --------   -------   -------
                                                                                (UNAUDITED)
BASIC:
  Weighted-average shares...................   25,239    23,970     18,746    26,761    25,182
                                              =======   =======   ========   =======   =======
  Net income (loss).........................  $13,587   $ 6,899   $(5,238)   $ 2,520   $ 9,770
                                              =======   =======   ========   =======   =======
  Net income (loss) per share...............  $  0.54   $  0.29   $ (0.28)   $  0.09   $  0.39
                                              =======   =======   ========   =======   =======
DILUTED:
  Weighted-average shares...................   25,239    23,970     18,746    26,761    25,182
  Common equivalent shares from stock
     options and Warrants...................    2,535       856         --     2,232     2,702
                                              -------   -------   --------   -------   -------
  Shares used in per share calculation......   27,774    24,826     18,746    28,993    27,884
                                              =======   =======   ========   =======   =======
  Net income (loss)                           $13,587   $ 6,899   $(5,238)   $ 2,520   $ 9,770
                                              =======   =======   ========   =======   =======
  Net income (loss) per share                 $  0.49   $  0.28   $ (0.28)   $  0.09   $  0.35
                                              =======   =======   ========   =======   =======

14. SEGMENT AND GEOGRAPHIC INFORMATION:

IXYS operates in a single industry segment comprising power semiconductors used primarily in controlling energy in motor drives, power conversion (including uninterruptible power supplies (UPS) and switch mode power supplies (SMPS)) and medical electronics. IXYS' sales by major geographic area (based on destination) were as follows:

                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,         DECEMBER 31,
                                              ----------------------------   -----------------
                                                2001      2000      1999      2001      2000
                                              --------   -------   -------   -------   -------
                                                                                (UNAUDITED)
United States...............................  $ 44,634   $28,987   $23,734   $21,618   $30,373
Europe and the Middle East..................    46,488    36,463    36,054    30,068    33,939
Japan.......................................       861       569       480       778       756
Asia Pacific................................    19,406    10,608     6,255     9,043    13,466
Others......................................        --        --        --       920       847
                                              --------   -------   -------   -------   -------
Total.......................................  $111,389   $76,627   $66,523   $62,427   $79,381
                                              ========   =======   =======   =======   =======

For the financial year ended March 31, 2000, a single customer contributed to 11% of IXYS' sales. There was no single end customer providing more than 10% of IXYS' sales for years ended March 31, 2001 and 1999.

IXYS' foreign operations consist of those of its subsidiaries, IXYS GmbH and IXYS Berlin in Germany and IXYS CH in Switzerland. Sales and net income of IXYS CH, which was established in fiscal year

                                IXYS CORPORATION

2001, were not significant and are combined with German operations. The following table summarizes the sales, income and total assets of IXYS' U.S. and Foreign operations (in thousands):

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED MARCH 31,          DECEMBER 31,
                                            ----------------------------   -------------------
                                              2001      2000      1999       2001       2000
                                            --------   -------   -------   --------   --------
                                                                               (UNAUDITED)
Sales:
  Foreign.................................  $ 49,172   $38,272   $36,534   $ 32,612   $ 34,706
  IXYS U.S. ..............................    62,217    38,355    29,989     31,815     44,675
                                            --------   -------   -------   --------   --------
                                            $111,389   $76,627   $66,523   $ 64,427     79,381
                                            ========   =======   =======   ========   ========
Net Income (Loss):
  Foreign.................................  $  4,514   $   925   $(1,438)
  IXYS U.S. ..............................     9,073     5,974    (3,800)
                                            --------   -------   -------
                                            $ 13,587   $ 6,899   $(5,238)
                                            ========   =======   =======
Total Assets:
  Germany.................................  $ 26,716   $21,056   $26,503   $ 36,593
  Switzerland.............................     7,229        --        --      5,740
  IXYS U.S. ..............................    93,469    41,989    30,597     78,559
                                            --------   -------   -------   --------
                                            $127,414   $63,045   $57,100   $120,892
                                            ========   =======   =======   ========

15.  SUBSEQUENT EVENTS (UNAUDITED)

  ACQUISITION

On December 27, 2001, IXYS entered into a credit facility with Westcode Semiconductors Limited, a UK-based power semiconductor manufacturer, whereby IXYS agreed to loan Westcode up to approximately (GBP) 1,000,000 in connection with a proposal made by IXYS to acquire all of the outstanding equity interests of Westcode. On January 22, 2002, IXYS acquired Westcode for approximately $9,000,000 in cash. The acquisition will be accounted for using the purchase method of accounting in accordance with SFAS No. 141.

  LITIGATION

The U.S. District Court granted International Rectifier's motions for summary adjudication on all of IXYS' remaining affirmative defenses asserting patent unenforceability and for infringement of various claims under three of International Rectifier's patents. On April 29, 2002, International Rectifier moved for entry of judgment and permanent injunction against those IXYS devices found to infringe any claims of International Rectifier's patents. A hearing on this motion is scheduled for May 20, 2002. On its own initiative, the Court continued the trial date on the other claims of infringement to June 25, 2002.

In March, 2002, IXYS renewed and amended its motion to clarify, modify or vacate the Samsung injunction as to the relevant IXYS' devices. On March 19, 2002, the Court decided that IXYS is bound by the Samsung injunction and that IXYS devices are not excepted from the injunction. IXYS has appealed these rulings. On April 1, 2002, the Court denied IXYS' renewed motion to clarify, modify or vacate the injunction, and IXYS appealed this ruling. On April 5, 2002, IXYS asked the Federal Circuit to stay the injunction pending outcome of its appeals. On April 10, 2002, the Federal Circuit stayed the injunction pending further proceedings.

                                IXYS CORPORATION

In March 2002, the Court of Appeals in Karlsruhe ruled in favor of IXYS on the appeal by International Rectifier. International Rectifier has a right to appeal this ruling; meanwhile the bond held by the County Court of Mannheim may be returned to IXYS and IXYS may begin enforcing the judgment of the County Court of Mannheim.

  PROPOSED MERGER

On April 23, 2002, IXYS announced it had entered into a definitive merger agreement under which IXYS has agreed to acquire Clare, a leading designer and manufacturer of high-voltage integrated circuits, solid state relays, mixed-signal ASICS and driver IC's for OLED displays. The merger agreement, which was unanimously approved by each company's board of directors, provides that stockholders of Clare would receive 0.49147 of a share of IXYS common stock in exchange for each share of Clare common stock that they hold. IXYS expects to issue approximately 4.89 million shares of common stock in exchange for the outstanding shares of Clare common stock. In addition, IXYS would assume options to acquire approximately 1.02 million shares of IXYS common stock. The transaction, which is subject to customary conditions to closing, including the receipt of regulatory approvals and the approval of the stockholders of both IXYS and Clare, is expected to close by late in the second calendar quarter or early in the third calendar quarter of this year. The transaction will be accounted for as a purchase under SFAS No. 141, "Business Combinations."

                                IXYS CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                 BALANCE AT                                    BALANCE
                                                 BEGINNING     ADDITIONS/    TRANSLATION       AT END
                                                 OF PERIOD    (DEDUCTIONS)   ADJUSTMENT       OF PERIOD
                                                 ----------   ------------   -----------      ---------
Allowance for doubtful accounts:
  Year ended March 31, 2001....................    $1,427        $1,416         $(20)          $2,823
  Year ended March 31, 2000....................    $  600        $  852         $(25)          $1,427
  Year ended March 31, 1999....................    $  558        $   42         $ --           $  600

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Clare, Inc.:

We have audited the accompanying consolidated balance sheets of Clare, Inc. (a Massachusetts corporation) and subsidiaries as of March 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the three years in the period ended March 31, 2001. These financial statements are the responsibility of Clare's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clare, Inc. and subsidiaries as of March 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

May 6, 2002

                          CLARE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                 MARCH 31,            AS OF
                                                             ------------------    DECEMBER 23,
                                                              2000       2001          2001
                                                             -------    -------    ------------
                                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash, cash equivalents and investments, including
     restricted cash of $2,250 at March 31, 2001 (Note
     7)....................................................  $37,267    $22,968      $21,345
  Accounts receivable, less allowance of $1,287 and $1,081
     and $971, respectively................................    8,077      7,395        5,189
  Inventories..............................................    8,619     12,982        9,891
  Other current assets.....................................    1,636      1,796        1,303
  Deferred income taxes....................................    2,733      2,733        2,733
  Net assets from discontinued operations (Note 2p)........    9,213      8,675           --
                                                             -------    -------      -------
          Total current assets.............................   67,545     56,549       40,461
  Property, plant and equipment, net.......................   21,451     18,796       15,430
  Intangible assets, net of accumulated amortization of
     $3,410, $5,492 and $6,201, respectively...............    9,354      8,927        8,218
  Other assets.............................................      902        884          565
                                                             -------    -------      -------
                                                             $99,252    $85,156      $64,674
                                                             =======    =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of capital lease obligations.............  $   139    $   153      $    56
  Accounts payable.........................................    3,873      5,767        3,962
  Accrued liabilities......................................    5,216      4,133        2,389
  Deferred Revenue.........................................      550        940          464
  Net liabilities from discontinued operations (Note 2p)...       --         --          197
                                                             -------    -------      -------
          Total current liabilities........................    9,778     10,993        7,068
Deferred Revenue...........................................       --      1,071        2,362
Capital lease obligations, net of current portion..........      146         42           19
                                                             -------    -------      -------
          Total liabilities................................    9,924     12,106        9,449
                                                             -------    -------      -------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Preferred stock, $0.01 par value, Authorized: 2,500,000
     shares. Issued and outstanding: None..................       --         --           --
  Common stock, $0.01 par value, Authorized: 40,000,000
     shares.
  Issued: 9,591,266 shares, 9,775,467 shares and 9,828,364
     shares, respectively..................................       96         98           98
  Additional paid-in capital...............................   96,895     97,341       97,449
  Accumulated deficit......................................   (7,210)   (23,619)     (41,552)
  Treasury Stock, 30,000 shares, at cost, at March 31, 2001
     and December 23, 2001.................................       --       (165)        (165)
  Accumulated other comprehensive loss.....................     (453)      (605)        (605)
                                                             -------    -------      -------
          Total stockholders' equity.......................   89,328     73,050       55,225
                                                             -------    -------      -------
                                                             $99,252    $85,156      $64,674
                                                             =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          CLARE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                              YEAR ENDED MARCH 31,                 NINE MONTHS PERIOD ENDED
                                      ------------------------------------   -------------------------------------
                                         1999         2000         2001      DECEMBER 24, 2000   DECEMBER 23, 2001
                                      ----------   ----------   ----------   -----------------   -----------------
                                                                                          (UNAUDITED)
Net sales...........................  $  128,873   $   84,771   $   62,220      $   50,220          $   34,189
Cost of sales.......................      91,983       69,059       41,353          32,355              29,767
                                      ----------   ----------   ----------      ----------          ----------
    Gross profit....................      36,890       15,712       20,867          17,865               4,422
Operating expenses:
    Selling, general and
      administrative................      27,856       22,814       21,183          15,842              11,296
    Research and development........       9,009       12,933       14,716          10,605               8,150
    In-process research and
      development...................       5,000           --           --              --                  --
    Gain on sale of Clare EMG (Note
      11)...........................          --      (11,515)          --              --                  --
    Gain on sale of real estate
      (Note 8(c))...................          --           --         (716)           (716)                 --
    Restructuring costs (credit)
      (Note 10).....................       3,700         (875)         723              --                 515
                                      ----------   ----------   ----------      ----------          ----------
Operating loss......................      (8,675)      (7,645)     (15,039)         (7,866)            (15,539)
Interest income.....................         571          960        1,694           1,378                 550
Interest expense....................        (232)        (155)        (157)           (149)                (34)
Other (expense) income, net.........        (390)         551         (137)           (211)               (324)
                                      ----------   ----------   ----------      ----------          ----------
Loss before benefit for income
  taxes.............................      (8,726)      (6,289)     (13,639)         (6,848)            (15,347)
Benefit from income taxes...........          --       (1,688)          --              --                  --
                                      ----------   ----------   ----------      ----------          ----------
Loss from continuing operations.....      (8,726)      (4,601)     (13,639)         (6,848)            (15,347)
Income (loss) from discontinued
  operations........................       3,143        6,364       (2,770)         (1,972)             (2,368)
Loss on sale of discontinued
  operations........................          --           --           --              --                (218)
                                      ----------   ----------   ----------      ----------          ----------
Net (loss) income from discontinued
  operations........................       3,143        6,364       (2,770)         (1,972)             (2,586)
                                      ----------   ----------   ----------      ----------          ----------
    Net (loss) income...............  $   (5,583)  $    1,763   $  (16,409)     $   (8,820)         $  (17,933)
                                      ==========   ==========   ==========      ==========          ==========
Income (loss) per share (Note 1(g)):
Basic
  Continuing operations.............  $    (0.93)  $    (0.48)  $    (1.41)     $    (0.71)         $    (1.56)
  Discontinued operations...........         .34          .67        (0.29)          (0.21)              (0.27)
                                      ----------   ----------   ----------      ----------          ----------
  Total.............................  $    (0.59)  $      .19   $    (1.70)     $    (0.92)         $    (1.83)
                                      ==========   ==========   ==========      ==========          ==========
Diluted
  Continuing operations.............  $    (0.93)  $    (0.48)  $    (1.41)     $    (0.71)         $    (1.56)
  Discontinued operations...........         .34          .67        (0.29)          (0.21)              (0.27)
                                      ----------   ----------   ----------      ----------          ----------
Total...............................  $    (0.59)  $      .19   $    (1.70)     $    (0.92)         $    (1.83)
                                      ==========   ==========   ==========      ==========          ==========
Weighted average number of common
  shares outstanding:
    Basic...........................   9,398,144    9,518,984    9,654,460       9,628,645           9,806,959
    Diluted.........................   9,368,144    9,518,984    9,654,460       9,628,645           9,806,959

  The accompanying notes are an integral part of these consolidated financial statements.

                          CLARE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                                             TREASURY STOCK
                                COMMON STOCK                                                                ----------------
                              -----------------                                              ACCUMULATED
                                          $0.01   ADDITIONAL                                    OTHER       NUMBER
                               NUMBER      PAR     PAID-IN       DEFERRED     ACCUMULATED   COMPREHENSIVE     OF
                              OF SHARES   VALUE    CAPITAL     COMPENSATION     DEFICIT         LOSS        SHARES    AMOUNT
                              ---------   -----   ----------   ------------   -----------   -------------   -------   ------
Balance, March 31, 1998.....  9,356,452   $ 94     $95,653       $  (154)      $  (3,390)     $  (1,046)         --   $  --
Exercise of stock options...     27,250     --         129            --              --             --          --      --
Common stock issued for
services rendered...........     28,214     --         207            --              --             --          --      --
Issuance of common stock
under the Employee Stock
Purchase Plan...............     41,123      1         226            --              --             --          --      --
Exercise of warrants........      1,300     --           2            --              --             --          --      --
Tax benefit of disqualifying
disposition of incentive
stock options...............         --     --          11            --              --             --          --      --
Net loss....................         --     --          --            --          (5,583)            --          --      --
Translation adjustment......         --     --          --            --              --            (47)         --      --
Amortization of deferred
compensation................         --     --          --            92              --             --          --      --
Comprehensive net loss
                              ---------   ----     -------       -------       ---------      ---------     -------   -----
Balance, March 31, 1999.....  9,454,339     95      96,228           (62)         (8,973)        (1,093)         --      --
Exercise of stock options...     41,060                192            --              --             --          --      --
Common stock issued for
services rendered...........      9,960     --          55            --              --             --          --      --
Issuance of common stock
under the Employee Stock
Purchase Plan...............     85,907      1         420            --              --             --          --      --
Net income..................         --     --          --            --           1,763             --          --      --
Translation adjustment......         --     --          --            --              --            640          --      --
Amortization of deferred
compensation................         --     --          --            62              --             --          --      --
Comprehensive net income....
                              ---------   ----     -------       -------       ---------      ---------     -------   -----
Balance, March 31, 2000.....  9,591,266     96      96,895            --          (7,210)          (453)         --      --
Exercise of stock options...    103,771      1          75            --              --             --          --      --
Common stock issued for
services rendered...........     11,586     --          60            --              --             --          --      --
Issuance of common stock
under the Employee Stock
Purchase Plan...............     68,844      1         311            --              --             --          --      --
Purchase of Treasury
Stock.......................         --     --          --            --              --             --     (30,000)   (165)
Net loss....................         --     --          --            --         (16,409)            --          --      --
Translation adjustment......         --     --          --            --              --           (152)         --      --
Comprehensive net loss
                              ---------   ----     -------       -------       ---------      ---------     -------   -----
Balance, March 31, 2001.....  9,775,467     98      97,341            --         (23,619)          (605)    (30,000)   (165)
Exercise of stock options
(unaudited).................        648     --          --            --              --             --          --      --
Common stock issued for
services rendered
(unaudited).................     20,343     --          45            --              --             --          --      --
Issuance of common stock
under the Employee Stock
Purchase Plan (unaudited)...     31,906     --          63            --              --             --          --      --
Net loss (unaudited)........         --     --          --            --         (17,933)            --          --      --
Comprehensive net loss
(unaudited).................
                              ---------   ----     -------       -------       ---------      ---------     -------   -----
Balance, December 23, 2001
(unaudited).................  9,828,364   $ 98     $97,449       $    --       $ (41,552)     $    (605)    (30,000)  $(165)
                              =========   ====     =======       =======       =========      =========     =======   =====


                                  TOTAL
                              STOCKHOLDERS'   COMPREHENSIVE
                                 EQUITY       INCOME(LOSS)
                              -------------   -------------
Balance, March 31, 1998.....    $ 91,157              --
Exercise of stock options...         129              --
Common stock issued for
services rendered...........         207              --
Issuance of common stock
under the Employee Stock
Purchase Plan...............         227              --
Exercise of warrants........           2              --
Tax benefit of disqualifying
disposition of incentive
stock options...............          11              --
Net loss....................      (5,583)       $ (5,583)
Translation adjustment......         (47)            (47)
Amortization of deferred
compensation................          92              --
                                                --------
Comprehensive net loss                            (5,630)
                                --------        --------
Balance, March 31, 1999.....      86,195              --
Exercise of stock options...         192              --
Common stock issued for
services rendered...........          55              --
Issuance of common stock
under the Employee Stock
Purchase Plan...............         421              --
Net income..................       1,763           1,763
Translation adjustment......         640             640
Amortization of deferred
compensation................          62              --
                                                --------
Comprehensive net income....                       2,403
                                --------        --------
Balance, March 31, 2000.....      89,328              --
Exercise of stock options...          76              --
Common stock issued for
services rendered...........          60              --
Issuance of common stock
under the Employee Stock
Purchase Plan...............         312              --
Purchase of Treasury
Stock.......................        (165)
Net loss....................     (16,409)        (16,409)
Translation adjustment......        (152)           (152)
                                                --------
Comprehensive net loss                           (16,561)
                                --------        --------
Balance, March 31, 2001.....      73,050              --
Exercise of stock options
(unaudited).................          --              --
Common stock issued for
services rendered
(unaudited).................          45              --
Issuance of common stock
under the Employee Stock
Purchase Plan (unaudited)...          63              --
Net loss (unaudited)........     (17,933)        (17,933)
                                                --------
Comprehensive net loss
(unaudited).................                     (17,933)
                                --------        --------
Balance, December 23, 2001
(unaudited).................    $ 55,225        $     --
                                ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          CLARE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                         NINE MONTHS PERIOD ENDED
                                         YEAR ENDED MARCH 31,          ----------------------------
                                   --------------------------------    DECEMBER 24,    DECEMBER 23,
                                     1999        2000        2001          2000            2001
                                   --------    --------    --------    ------------    ------------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net (loss) income................  $ (5,583)   $  1,763    $(16,409)     $(8,820)        $(17,933)
Less (loss) income from
  discontinued operations........     3,143       6,364      (2,770)      (1,972)          (2,368)
Loss on sale of discontinued
  operations.....................        --          --          --           --              218
                                   --------    --------    --------      -------         --------
Loss from continuing
  operations.....................    (8,726)     (4,601)    (13,639)      (6,848)         (15,347)
Adjustments to reconcile net
  (loss) income to net cash
  provided by (used in) operating
  activities:
  Depreciation and
     amortization................     9,297       8,470       7,616        5,396            4,681
  Loss on disposal of property,
     plant and equipment.........        --          --         187           --               --
  Noncash portion of
     restructuring charge........     1,015          --          --           --               --
  Write-off of acquired
     in-process R&D..............     5,000          --          --           --               --
  Gain on disposal of business
     activities..................        --     (11,515)         --           --               --
  Gain on sale of real estate....        --          --        (716)        (716)              --
  Benefit for deferred income
     taxes.......................      (915)         --          --           --               --
  Compensation expense associated
     with stock options..........        92          62          --           --               --
  Common stock issued for
     services rendered...........       207          55          60           45               45
  Write-down of property, plant
     and equipment...............       400          --          --           --               --
Changes in assets and
  liabilities, net of effect from
  acquisitions and dispositions:
  Accounts receivable............     1,818       7,354       1,226          659            2,457
  Inventories....................    (1,354)      4,625      (3,633)      (2,581)           3,091
  Other current assets...........      (835)      1,278        (631)         153              493
  Accounts payable...............    (1,408)     (6,552)      2,078        2,873           (1,811)
  Accrued liabilities............       440      (4,590)     (1,370)       1,022           (1,093)
  Unearned revenue...............        --         550       2,011       (2,229)             814
                                   --------    --------    --------      -------         --------
  Net cash provided by (used
     in)continuing operations....     5,031      (4,864)     (6,811)      (2,226)          (6,670)
  Net cash provided by (used in)
     discontinued operations.....     2,976       3,726      (3,049)      (1,350)          (2,493)
                                   --------    --------    --------      -------         --------
  Net cash provided by (used in)
     operating activities........     8,007      (1,138)     (9,860)      (3,576)          (9,163)

                                                                         NINE MONTHS PERIOD ENDED
                                         YEAR ENDED MARCH 31,          ----------------------------
                                   --------------------------------    DECEMBER 24,    DECEMBER 23,
                                     1999        2000        2001          2000            2001
                                   --------    --------    --------    ------------    ------------
                                                                               (UNAUDITED)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase of property, plant and
  equipment......................   (10,069)     (3,076)     (3,919)      (4,469)            (585)
Purchase of Micronix, net of cash
  acquired.......................   (16,012)         --          --           --               --
Net proceeds from disposal of
  business activities............        --      33,256          --           --               --
Proceeds from sale of
  discontinued operations........        --          --          --           --            8,000
Decrease (Increase) in other
  assets.........................        --          --          --         (401)             319
Purchase of Teltone inventory and
  intangible assets..............        --          --      (1,987)      (1,987)              --
Net proceeds from sale of real
  estate.........................        --          --       1,300        1,300               --
                                   --------    --------    --------      -------         --------
Net cash (used in) provided by
  investing activities...........   (26,081)     30,180      (4,606)      (5,557)           7,734
                                   --------    --------    --------      -------         --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Net proceeds from issuance of
  common stock...................       227         421         312          187               63
Proceeds from exercise of options
  and warrants...................       131         192          76           53               --
Payments of principal on
  long-term debt.................      (666)         --          --           25             (257)
Purchase of treasury stock.......        --          --        (165)        (165)              --
Payments on capital lease
  obligations....................      (154)       (269)        (88)          --               --
Tax benefit of disqualifying
  disposition of incentive stock
  options........................        11          --          --           --               --
                                   --------    --------    --------      -------         --------
Net cash (used in) provided by
  financing activities...........      (451)        344         135          100             (194)
                                   --------    --------    --------      -------         --------
EFFECT OF EXCHANGE RATES ON CASH,
  CASH EQUIVALENTS AND
  INVESTMENTS....................       (43)         85          31         (161)              --
                                   --------    --------    --------      -------         --------
NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS AND
  INVESTMENTS....................   (18,568)     29,471     (14,300)      (9,194)          (1,623)
Cash, cash equivalents and
  investments, beginning of
  period.........................    26,364       7,796      37,267       37,267           22,968
                                   --------    --------    --------      -------         --------
Cash, cash equivalents and
  investments, end of period.....  $  7,796    $ 37,267    $ 22,968      $28,073         $ 21,345
                                   ========    ========    ========      =======         ========

                                                                         NINE MONTHS PERIOD ENDED
                                         YEAR ENDED MARCH 31,          ----------------------------
                                   --------------------------------    DECEMBER 24,    DECEMBER 23,
                                     1999        2000        2001          2000            2001
                                   --------    --------    --------    ------------    ------------
                                                                               (UNAUDITED)
SUPPLEMENTAL CASH FLOW
  INFORMATION:
Cash paid during the period for:
Interest.........................  $     98    $    194    $    146      $   138         $      3
Income taxes paid, (refunded)....  $  2,479    $ (2,895)   $    (99)     $   (70)        $     42
Acquisition of Micronix:
During fiscal 1999, the Clare
  acquired Micronix Integrated
  Systems, Inc. as described in
  Note 9. This acquisition is
  summarized as follows:
Fair value of assets acquired,
  excluding cash.................  $ 20,825    $     --    $     --      $    --         $     --
Payments in connection with the
  acquisition, net of cash
  acquired.......................   (16,012)         --          --           --               --
Liabilities assumed..............  $  4,813    $     --    $     --      $    --         $     --
Sale of EMG:
Carrying amount of net assets
  sold...........................  $     --    $(21,741)   $     --      $    --         $     --
Cash received....................        --      37,426          --           --               --
Expenses.........................        --      (4,170)         --           --               --
                                   --------    --------    --------      -------         --------
Gain on sale after expenses......  $     --    $ 11,515    $     --      $    --         $     --
                                   ========    ========    ========      =======         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          CLARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

NOTE 1. SUMMARY OF OPERATIONS

Clare, Inc. ("Clare") is a provider of high-voltage mixed-signal and analog semiconductor integrated packages and discrete components, reed switches, surge-protection devices, and specialized electronic components to the world's leading manufacturers of electronic communications equipment. Clare changed its name from CP Clare Corporation to Clare, Inc. on December 1, 2000.

Clare incurred significant losses for the past three years excluding the gain on the sale of EMG. Management believes that cash flows from operations and existing cash balances will be sufficient to fund Clare's cash requirements for the foreseeable future. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have a material adverse effect on Clare's ability to continue as a going concern and achieve its business objectives.

On April 22, 2002, Clare entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among IXYS Corporation ("IXYS"), a Delaware corporation, Teacup Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of IXYS ("Merger Sub") and Clare. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Clare, with Clare surviving as a wholly-owned subsidiary of IXYS (the "Merger"). The Merger Agreement has been approved unanimously by both the board of directors of IXYS and the board of directors of Clare.

Under the terms of the Merger Agreement, upon consummation of the Merger, stockholders of Clare will receive 0.49147 of a share of IXYS common stock in exchange for each share of Clare common stock that they hold. The transaction, which is subject to customary conditions to closing, including the receipt of regulatory approvals and the approval of the stockholders of both IXYS and Clare, is expected to close by late in the second calendar quarter or early in the third calendar quarter of 2002.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of the following significant accounting policies:

(a) Fiscal Periods

Clare's fiscal year is comprised of either 52 or 53 weeks and ends on the Sunday closest to March 31st each year. Fiscal years 1999, 2000 and 2001 were each 52 weeks. For convenience, Clare's fiscal year-end has been presented as March 31.

(b) Unaudited Interim Financial Information

The financial statements as of December 23, 2001, and for the nine months periods ended December 23, 2001 and December 24, 2000 are unaudited but include all adjustments, consisting of only normal recurring adjustments, that in the opinion of management are necessary for a fair presentation of Clare's financial position, operating results, and cash flows for such periods. Operating results for the nine-month period ended December 23, 2001 are not necessarily indicative of results to be expected for the full fiscal year of 2002 or any future period. The information disclosed in the notes to consolidated financial statements for these periods is unaudited.

(c) Principles of Consolidation

The consolidated financial statements include the accounts of Clare and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(d) Reclassifications

Certain amounts in the previous years' financial statements have been reclassified to conform with the current year's presentation.

(e) Cash, Cash Equivalents and Investments

Clare considers all highly liquid investment instruments with maturities of three months or less to be cash equivalents. Clare carries its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. Cash equivalents and investments at March 31, 2000 principally consist of overnight demand notes and short-term tax-exempt commercial paper and tax-exempt variable rate municipal bonds. Clare has the option to require the issuers of the tax-exempt variable rate municipal bonds to purchase these investments upon seven days' notice. Clare has deemed these investments to be available-for-sale at March 31, 2000 and they are carried at cost, which approximates market value. Cash equivalents and investments consisted of money market accounts and overnight demand notes at March 31, 2001 and December 23, 2001.

(f) Revenue Recognition

Revenues from product sales are recognized when the products are shipped, provided that there is persuasive evidence of an arrangement, there are no uncertainties regarding customer acceptance, the sales price is fixed or determinable and collection of the related receivable is probable. Certain shipments to distributors are subject to limited right-of-return provisions. Pursuant to SFAS No. 48, Revenue Recognition when Right of Return Exists, distributor returns are accrued at the time of product shipment and are based on management estimates and known return authorizations. Clare recognizes revenue on Clare-Micronix customized development projects at successful completion of each project phase and when there are no future obligations for that phase.

(g) Earnings (Loss) Per Common and Common Share Equivalent

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. All common equivalent shares outstanding have been excluded in the calculation of diluted weighted average shares as the effect would be antidilutive.

Securities that were not included in computing diluted earnings per share because their effect would be antidilutive consist of the following:

                                                                  NINE MONTHS PERIOD ENDED
                                         MARCH 31,               ---------------------------
                             ---------------------------------   DECEMBER 24,   DECEMBER 23,
                               1999        2000        2001          2000           2001
                             ---------   ---------   ---------   ------------   ------------
                                                                         (UNAUDITED)
Options to purchase common
  stock....................  2,468,511   2,003,507   2,457,352    2,299,882      1,972,762

(h) Foreign Currency Translation and Transactions

Clare translates the assets and liabilities of its foreign subsidiaries at the exchange rates in effect at fiscal year-end in accordance with SFAS No. 52, Foreign Currency Translation. Revenues and expenses are translated using exchange rates in effect during each period. Because Clare's subsidiaries in Mexico (through the date of disposition--see Note 11) and Taiwan are considered extensions of domestic operations, the translation (losses) gains of $(10), $21, $18, $(46), and $23 recognized in the years ended

March 31, 1999, 2000 and 2001 and the nine months periods ended December 24, 2000 and December 23, 2001, respectively, have been included in the accompanying consolidated statements of operations and, accordingly, are classified as other income (expense) (see Note 15). The cumulative translation adjustment component of stockholders' equity relates primarily to Clare's European operations.

(i) Research and Development Expense

Expenditures for research and development of products and manufacturing processes are expensed as incurred.

(j) Derivative Financial Instruments and Fair Value of Financial Instruments

In fiscal periods prior to March 31, 2001 Clare followed SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, which requires disclosure of any significant derivative or other financial instruments. Prior to fiscal 2000, Clare had hedged its net intercompany trade balance (Belgian francs), which related to trade sales to third party customers in the ordinary course of business. Since the start of a common European currency (Euro) Clare has ceased all hedging activity. At March 31, 1999, Clare had one outstanding Belgian franc ("BF") forward contract amounting to 23,000 BF or $625 with a gross deferred loss of $4 from the rollover of such contracts to the planned settlement date. At March 31, 2000, March 31, 2001, and December 23, 2001, Clare had no forward currency contracts.

SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires disclosure of an estimate of the fair value of certain financial instruments. The fair value of financial instruments pursuant to SFAS No. 107 approximated their carrying values at March 31, 2000 and 2001 and December 23, 2001. Fair values have been determined through information obtained from market sources and management estimates.

(k) Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose Clare to concentrations of credit risk consist primarily of cash and cash equivalents, investments and trade accounts receivable. Clare places its temporary cash investments in financial institutions. Clare has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in Clare's accounts receivable. No one customer accounted for greater than 10% of net sales for the years ended March 31, 1999, 2000 or 2001 and for the nine months period ended December 23, 2001. One customer represented 11% of net sales for the nine month period ended December 24, 2000. No one customer accounted for greater than 10% of accounts receivable as of March 31, 2000, March 31, 2001 and December 23, 2001.

(l) Stock-Based Compensation

Clare accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees' and Financial Accounting Standards Board, (FASB), interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation -- An Interpretation of APB Opinion No. 25 (Interpretation No. 44). Interpretation No. 44 clarifies the application of APB Opinion No. 25 in certain situations, as defined. SFAS No. 123, Accounting for Stock-Based Compensation, establishes a fair value method of accounting for stock-based compensation plans. Clare has adopted the disclosure-only alternative under SFAS No. 123, which requires disclosures of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information (see Note
12).

(m) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n) New Accounting Standards

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations. SFAS No. 141 addresses changes in the financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises. Effective July 1, 2001, all business combinations should be accounted for using only the purchase method of accounting.


In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement goodwill as well as certain other intangible assets, determined to have an infinite life, will no longer be amortized, instead these assets will be reviewed for impairment on a periodic basis. Early adoption of this statement is permitted for fiscal year-end companies whereby the entity's fiscal year begins after March 15, 2001 and its first interim period financial statements have not been issued. Pursuant to this statement, Clare elected early adoption during the first fiscal quarter ended June 24, 2001. The goodwill associated with the Micronix acquisition is no longer subject to amortization. Accordingly, the goodwill will be subject to an annual assessment for impairment.


This standard was adopted as a change in accounting principle and was not applied retroactively to the financial statements of prior periods. See Note 5 for additional disclosure information required by SFAS No. 142.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Clare believes that this statement will not have a material impact on operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Under this statement it is required that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and it broadens the presentation of discontinued operations to include more disposal transactions. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early adoption permitted. Clare is currently evaluating the ultimate impact of this statement on its results of operations and financial position until such time as its provisions are applied.

(o) Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income (Loss), requires disclosure of comprehensive income (loss) and its components. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) consists entirely of the net loss plus Clare's translation adjustment accounts and is disclosed in the accompanying statements of stockholders' equity.

(p) Discontinued Operations

On August 10, 2001, Clare sold the business and certain assets (primarily inventory and fixed assets) of its reed switch business to Sumida REMtech Corporation, a subsidiary of Sumida Corporation of Japan, for $8,000 cash.

Pursuant to Accounting Principles Board (APB) Opinion No. 30 (APB No. 30), Reporting Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, the consolidated financial statements of Clare have been presented to reflect the disposition of the reed switch business in accordance with APB 30. Accordingly, revenues, expenses, and cash flows of the reed switch business have been excluded from the respective captions in the accompanying consolidated statements of operations and consolidated statements of cash flows. The net assets and liabilities of the reed switch business have been reported as "Net assets or liabilities of discontinued operations" in the accompanying consolidated balance sheets; the net operating losses of the reed switch business have been reported as "Net income or loss from discontinued operations" in the accompanying consolidated statements of operations; the net loss from the sale of the reed switch business has been presented as "Net loss on sale of discontinued operation"; and the net cash flows of the reed switch business have been reported as "Net cash provided by or used in discontinued operations" in the accompanying consolidated statements of cash flows.

Net sales for the reed switch business were approximately $15,040, $22,723, $12,798, $10,754 and $3,069 for the years ended March 31, 1999, 2000 and 2001 and the nine months period ended December 24, 2000 and December 23, 2001, respectively.

Net assets (liabilities) of discontinued operations were as follows (in thousands):

                                                           MARCH 31,
                                                        ----------------   DECEMBER 23,
                                                         2000      2001        2001
                                                        -------   ------   ------------
Accounts receivable...................................  $ 2,991   $1,396      $  --
Inventory.............................................    2,787    1,934         --
Property and equipment, net...........................    4,843    6,209         --
Accounts payable......................................   (1,278)    (761)        --
Accrued expenses......................................     (130)    (103)      (197)
                                                        -------   ------      -----
                                                        $ 9,213   $8,675      $(197)
                                                        =======   ======      =====

NOTE 3. INVENTORIES

Inventories include materials, labor and manufacturing overhead and are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                           MARCH 31,
                                                       -----------------   DECEMBER 23,
                                                        2000      2001         2001
                                                       -------   -------   ------------
Raw materials........................................  $ 2,174   $ 4,849      $4,270
Work in process......................................    5,207     6,145       3,905
Finished goods.......................................    1,238     1,988       1,716
                                                       -------   -------      ------
                                                       $ 8,619   $12,982      $9,891
                                                       =======   =======      ======

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost and consist of the following:

                                             MARCH 31,
                                         -----------------   DECEMBER 23,     ESTIMATED
DESCRIPTION                               2000      2001         2001        USEFUL LIFE
---------------------------------------  -------   -------   ------------   -------------
Machinery and equipment................  $25,825   $26,406     $27,460       3 to 7 years
Furniture and fixtures.................    1,908     1,794       1,603      5 to 10 years
Leasehold improvements.................   10,846    11,236      10,763      Life of lease
Construction in process................    1,396        28          12
Property held for sale (Note 8)........    1,348        --          --
                                         -------   -------     -------
                                          41,323    39,464      39,838
Less: Accumulated depreciation and
  amortization.........................   19,872    20,668      24,408
                                         -------   -------     -------
                                         $21,451   $18,796     $15,430
                                         =======   =======     =======

Clare provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of property, plant and equipment over their estimated useful lives, as noted above.

NOTE 5. GOODWILL AND INTANGIBLE ASSETS

Clare assesses the realizability of its intangible and other long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.

Intangible assets include intangibles related to the Clare-Micronix acquisition (see Note 9) and intangible assets related to the acquisition of Teltone Corporation's integrated circuits product line. Goodwill and existing technology are amortized on a straight-line basis over periods ranging from four to eight years.

Intangible assets consist of the following:

                                               MARCH 31,
                                           -----------------   DECEMBER 23,   AMORTIZATION
                                            2000      2001         2001          PERIOD
                                           -------   -------   ------------   ------------
Existing Technology -- Clare-Micronix
  Acquisition............................  $ 2,456   $ 2,456     $ 2,456        8 years
Goodwill -- Clare-Micronix Acquisition...   10,308    10,308      10,308        8 years
Purchased Technology -- Teltone..........       --     1,655       1,655        5 years
                                           -------   -------     -------        -------
                                            12,764    14,419      14,419
Less: Accumulated Amortization...........   (3,410)   (5,492)     (6,201)
                                           -------   -------     -------
                                           $ 9,354   $ 8,927     $ 8,218
                                           =======   =======     =======

The carrying amount of Clare's goodwill related to Clare-Micronix as of March 31, 2000, March 31, 2001, and December 23, 2001 is $7,792, $6,697 and $6,697,
respectively. Clare completed its initial assessment for impairment during the quarter ended September 24, 2001, and believes there is no impairment as of December 23, 2001.

The pro forma effect on prior year earnings of excluding amortization expense, net of tax, is as follows:

                                                                  NINE MONTH PERIOD ENDED
                                          MARCH 31,             ---------------------------
                                 ----------------------------   DECEMBER 24,   DECEMBER 23,
                                  1999      2000       2001         2000           2001
                                 -------   -------   --------   ------------   ------------
Reported net (loss) income.....  $(5,583)  $ 1,763   $(16,409)    $(8,820)       $(17,933)
Add back: Goodwill
  amortization.................    1,059     1,277      1,277         957               0
                                 -------   -------   --------     -------        --------
Net loss (income)..............  $(4,524)  $ 3,040   $(15,132)    $(7,863)       $(17,933)
                                 =======   =======   ========     =======        ========
Reported net (loss) income
  Basic (loss) income per
     common share..............  $  (.59)  $   .19   $  (1.70)    $  (.92)       $  (1.83)
  Diluted (loss) income per
     common share..............     (.59)      .18      (1.70)       (.92)          (1.83)
Add back: Goodwill amortization
  Basic (loss) income per
     common share..............      .11       .13        .13         .10              --
  Diluted (loss) income per
     common share..............      .11       .13        .13         .10              --
Net (loss) income
  Basic (loss) income per
     common share..............     (.48)      .32      (1.57)       (.82)          (1.83)
  Diluted (loss) income per
     common share..............     (.48)      .32      (1.57)       (.82)          (1.83)

With the adoption of SFAS 142, there were no changes to amortization expense on acquired other intangible assets.

NOTE 6. ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                            MARCH 31,
                                                         ---------------   DECEMBER 23,
                                                          2000     2001        2001
                                                         ------   ------   ------------
Payroll and benefits...................................  $2,549   $2,008      $1,470
Restructuring (Note 10)................................     149      580          92
Environmental remediation (Note 8).....................     854      450         337
Other..................................................   1,664    1,095         490
                                                         ------   ------      ------
                                                         $5,216   $4,133      $2,389
                                                         ======   ======      ======

NOTE 7. BORROWINGS AND CREDIT FACILITIES

(a) Credit Facility

Clare has a $10.0 million committed revolving credit facility (the "Credit Facility") expiring December 31, 2001. Interest on 30-day loans is based on either LIBOR plus a spread ranging from 0.50% to 1.50%, based on Clare performance (5.58% at March 31, 2001); or the higher of the latest Federal Funds rate plus 0.50% or the bank's reference rate (8.00% at March 31, 2001). Clare must be 110% cash collateralized under the credit facility.

There have been no borrowings since the inception of the Credit Facility in March 1999. However, as of March 31, 2000 and 2001, Clare has $500 and $2,045, respectively, of letters of credit outstanding under the credit facility in connection with certain leases. Letters of credit in the amount of $2,045 are collateralized by $2,250 cash on deposit at the bank as of March 31, 2001 and December 23, 2001. The letters of credit expire on December 31, 2001 and will automatically renew annually at the discretion of the lessor. The cash collateral is included in restricted cash in the accompanying balance sheet at March 31, 2001 and December 23, 2001.

The Credit Facility contains certain financial covenants that require Clare to maintain minimum tangible net worth and working capital. The Credit Facility also contains certain non-financial covenants. Clare was in compliance with all covenants as of March 31, 2001.

(b) Capital Leases

Clare leases certain equipment under capital leases. Future minimum lease payments under these leases as of March 31, 2001 are as follows:

MARCH 31,                                                     AMOUNT
---------                                                     ------
2002........................................................   $169
2003........................................................     45
                                                               ----
Total Minimum lease payments................................    214
Less: Amount representing interest..........................     19
                                                               ----
Capital Lease Obligation....................................    195
Less: Current portion of capital lease obligations..........    153
                                                               ----
Long-term portion...........................................   $ 42
                                                               ====

NOTE 8. COMMITMENTS AND CONTINGENCIES

(a) Operating Leases

Clare leases certain office and production facilities and various equipment under operating leases expiring at various dates through September 2011.

Future minimum payments under these leases are as follows as of March 31, 2001:

MARCH 31,                                                     AMOUNT
---------                                                     -------
2002........................................................  $ 7,049
2003........................................................    3,981
2004........................................................    2,814
2005........................................................    1,722
2006........................................................    1,251
Thereafter..................................................    3,762
                                                              -------
Total.......................................................  $20,579
                                                              =======

Total lease expense for the years ended March 31, 1999, 2000, and 2001 was $5,328, $5,358, and $6,888 respectively. Total lease expense for the nine months periods ending December 24, 2000 and December 23, 2001 was $5,066 and $5,762, respectively.

(b) Environmental Matters

Clare accrues for estimated costs associated with known environmental matters when such costs are probable and can be reasonably estimated. The actual costs to be incurred for environmental remediation may vary from estimates, given the inherent uncertainties in evaluating and estimating environmental liabilities, including the possible effects of changing laws and regulations, the stage of the remediation process and the magnitude of contamination found as the remediation progresses. Management believes the ultimate disposition of known environmental matters will not have a material adverse effect upon the liquidity, capital resources, business or consolidated financial position of Clare. However, one or more environmental matters could have a significant negative impact on Clare's consolidated financial results for a particular reporting period.

(c) United States

In connection with the acquisition of Clare Division of General Instrument Corporation in 1989, Clare purchased a manufacturing facility located on West Pratt Avenue in Chicago, Illinois and subsequently discovered environmental contamination at the facility. During December 2000, the property was sold for $1,300 in cash, net of closing costs. The net book value of the assets sold was $934, resulting in a gain of $366. The purchaser has agreed to indemnify Clare for any environmental clean-up costs arising from the presence of known pollutants existing at the time of the sale. In addition, Clare is insured for any clean-up costs arising from pollutants existing at the time of the sale but the presence of which were unknown. Some of the contamination from the West Pratt Avenue site has migrated onto two adjacent properties. Clare has completed the remediation on one of the adjacent sites and expects that such site will receive a no-further-remediation letter from the Illinois Environmental Protection Agency in the near future. The owner of the other adjacent site has indemnified Clare with respect to clean-up costs associated with that property in exchange for $100. As the result of these events, management revised its estimate for environmental remediation liability at these locations and has reduced the liability by $350, which is included in the gain on the sale of real estate.

(d) Belgium

In connection with the sale of the Tongeren Manufacturing Clare ("TMC") in 1997, Clare agreed to indemnify Gunther GmbH (the "buyer") for up to $350 for established environmental remediation costs, subject to certain conditions and limitations. To date, there has been $13 of claims made under this environmental indemnification and the remaining amount of $337 is included in accrued expenses at March 31, 2001.

(e) Legal Proceedings

In the ordinary course of business, Clare is party to various types of litigation. Clare believes it has meritorious defenses to all claims and believes that all litigation currently pending or threatened will not have a material effect on Clare's financial position or results of operations.

NOTE 9. ACQUISITION

On July 6, 1998, Clare acquired Micronix Integrated Systems, Inc. ("Clare-Micronix"), a designer and manufacturer of analog and mixed-signal application specific integrated circuits. Clare paid $16,012 for the acquisition and direct costs, net of cash acquired and assumed liabilities of $4,813, for a total purchase price of $20,825. The acquisition was accounted for as a purchase in accordance with APB Opinion No. 16 Business Combinations, and accordingly, Clare-Micronix's operating results since the date of acquisition are included in the accompanying consolidated condensed financial statements. In accordance with APB Opinion No. 16, Clare allocated the aggregate purchase price to the assets acquired based on their fair values. An independent appraisal, using proven valuation procedures and techniques, was used to determine the fair value of the purchased intangible assets.

In connection with the acquisition Clare allocated $5,000 to purchased in-process research and development ("in-process R&D"), representing the appraised fair value of projects that did not have future alternative uses. This allocation represented the estimated fair value based on risk-adjusted cash flows related to the in-process research and development projects. The development of these projects had not yet reached technological feasibility and the research and development in process had no alternative uses. Accordingly, these costs were expensed as of the acquisition date.

NOTE 10. RESTRUCTURING

(a) In fiscal 1999, Clare announced a restructuring of its operations and recorded a pretax charge of $3,700 in accordance with the criteria set forth in Emerging Issues Task Force (EITF) 94-3. The 1999 restructuring charge includes severance-related costs associated with workforce reduction of approximately 60 persons on a worldwide basis, half of which are in manufacturing and the remainder in sales, general and administrative. The balance of the 1999 restructuring includes a write-down of assets associated with the closure of Clare's Wakefield, Massachusetts production facility, which was substantially completed in the fourth quarter of 1999.

The components of the 1999 restructuring expenses are as follows:


Employee severance, benefits and related costs..............  $2,084
Write-off and write-down of assets to be disposed...........   1,034
Lease termination and relocation costs......................     420
Other.......................................................     162
                                                              ------
Total.......................................................  $3,700
                                                              ======

In fiscal 2000, Clare revised the estimated cost of this restructuring by reversing $875. The revision reflected lower than expected severance costs. All restructuring costs related to the 1999 restructuring have been expensed as of March 31, 2000.

(b) In March 2001, Clare implemented a restructuring plan to better align its organization with its corporate strategy and recorded a restructuring charge of $723 in accordance with EITF 94-3 and SEC Staff Accounting Bulletin 100. The 2001 restructuring charge includes severance-related costs associated with workforce reduction of approximately 20 persons across the following functions: manufacturing (15), general and administrative (1), research and development
(4). At March 31, 2001 and December 23, 2001, approximately $580 and $30, respectively, of the accrued restructuring remained. The total cash impact of the restructuring was approximately $723, all of which will be paid by the end of the fourth quarter of fiscal 2002.

During the third quarter of fiscal 2002, Clare implemented a restructuring plan to better align its organization with its corporate strategy and recorded a restructuring charge of $515 in accordance with EITF 94-3 and SAB100. The 2002 restructuring charge includes severance-related costs associated with workforce reduction of approximately 33 persons across the following functions: manufacturing (16), selling and marketing (2), general and administrative (6), research and development (9). At December 23, 2001, approximately $30 of the accrued restructuring remained. The total cash impact of the restructuring was approximately $515, all of which will be paid by the end of the first quarter of fiscal 2003.

NOTE 11. DIVESTITURE

On August 20, 1999, Clare sold all of the issued and outstanding shares of common stock of Clare EMG, Inc. ("EMG"), a wholly owned subsidiary of Clare, Inc., and certain assets to Sumida Electric Co., Ltd. ("Sumida"), for $37,426 in cash. EMG included Clare's advanced magnetic winding, reed relay, and surge arrester product lines together with the second tier affiliate Clare Mexicana S.A. de C.V.

The gain on sale of EMG is calculated as follows:


Cash received...............................................  $37,426
Less: Net assets divested...................................   21,741
                                                              -------
Gain on sale before expenses................................   15,685
Less: Direct expenses.......................................   (4,170)
                                                              -------
Net Gain on sale............................................  $11,515
                                                              =======

Unaudited pro forma financial data assuming EMG had been sold as of April 1, 1998 is as follows:

                                                              YEARS ENDED MARCH 31,
                                                              ----------------------
                                                                1999         2000
                                                              ---------    ---------
Net sales...................................................   $70,681      $59,111
Gross margin................................................    26,266       13,000

NOTE 12. STOCKHOLDERS' EQUITY

(a) Shares Reserved

As of December 23, 2001, shares of common stock reserved for issuance were as follows:

Exercise of stock options...................................  2,632,619
Employee Stock Purchase Plan................................    235,487
                                                              ---------
                                                              2,868,106
                                                              =========

(b) Stock Options

Clare maintains an equity incentive plan (the "1995 Plan"), that provides for the issuance of options to purchase up to 4,680,000 shares of Clare's common stock. The 1995 Plan permits the issuance of both incentive stock options and nonqualified stock options. All options, grants, pricing, expiration periods and vesting periods are determined by the Board of Directors, or pursuant to delegated authority, by the president of Clare, and options must be granted at a price not less than 100% of the fair market value at the date of grant in the case of incentive stock options or at 85% of the fair market value in the case of nonqualified stock options. Clare recognizes the difference, if any, between the fair market value of Clare's stock on the date of grant and the exercise price of the options as deferred compensation and recognizes any compensation expense over the applicable vesting periods.

The 1995 Plan also provides for an automatic grant of non-qualified stock options to purchase 10,000 shares of common stock to each new independent director. Also, each existing independent director serving as a Director five days after Clare's annual stockholders meeting shall automatically be granted a nonqualified stock option to purchase 5,000 shares of common stock.

The 1995 Plan also provides for stock appreciation awards, stock awards, performance share awards and dividend equivalent rights. The stock appreciation rights may be granted in tandem with or independent of stock options. Clare has not granted any stock appreciation rights or dividend equivalent rights as of March 31, 2000, March 31, 2001 or December 23, 2001.

As of December 23, 2001, there are 473,827 shares available for future grant under the 1995 Plan.

The following table summarizes incentive and nonqualified stock option activity under the 1995 Plan for the fiscal years ended March 31, 2001, 2000 and 1999 and the nine months period ending December 23, 2001:

                                                                                           WEIGHTED
                                                        NUMBER OF   EXERCISE PRICE PER   AVERAGE PRICE
                                                         OPTIONS          SHARE            PER SHARE
                                                        ---------   ------------------   -------------
Outstanding at March 31, 1998.........................  1,844,199     $0.50 - $24.63        $10.36
  Granted.............................................  1,089,714       4.38 - 13.19          7.73
  Exercised...........................................    (55,464)      0.50 - 13.19          6.05
  Canceled............................................   (409,938)      0.50 - 17.25          9.13
                                                        ---------
Outstanding at March 31, 1999.........................  2,468,511       0.50 - 24.63          9.34
  Granted.............................................    481,612       3.38 - 11.47          5.73
  Exercised...........................................    (51,020)      0.50 - 11.47          4.84
  Canceled............................................   (690,470)      0.50 - 18.00          9.67
                                                        ---------
Outstanding at March 31, 2000.........................  2,208,633       0.50 - 24.63          8.52
  Granted.............................................    909,600        3.75 - 7.88          5.76
  Exercised...........................................   (103,771)       0.50 - 7.38          1.19
  Canceled............................................   (557,110)      3.63 - 19.00          8.72
                                                        ---------
Outstanding at March 31, 2001.........................  2,457,352     $0.50 - $24.63        $ 7.94
  Granted.............................................    271,743        1.69 - 5.25          3.86
  Exercised...........................................    (20,343)       1.69 - 3.03          2.21
  Canceled............................................   (549,960)      2.85 - 18.50          9.38
                                                        ---------

Outstanding at December 23, 2001......................  2,158,792     $0.50 - $24.63        $ 7.12

Exercisable at December 23, 2001......................  1,094,762     $0.50 - $24.63        $ 7.91
Exercisable at March 31, 2001.........................  1,002,621     $0.50 - $24.63        $ 9.19
Exercisable at March 31, 2000.........................    787,891     $0.50 - $24.63        $ 9.38
Exercisable at March 31, 1999.........................    603,001     $0.50 - $24.63        $10.07

The following table summarizes information about stock options outstanding and exercisable at December 23, 2001:

OUTSTANDING OPTIONS                                                               OPTIONS EXERCISABLE
---------------------------------------------------------------------------   ----------------------------
                                             WEIGHTED
                                           AVERAGE YEARS       WEIGHTED                       WEIGHTED
                               NUMBER OF     REMAINING     AVERAGE EXERCISE   NUMBER OF   AVERAGE EXERCISE
EXERCISE PRICE RANGE            OPTIONS    CONTRACT LIFE        PRICE          OPTIONS         PRICE
--------------------           ---------   -------------   ----------------   ---------   ----------------
$0.5000-$2.1700                   58,200       9.63             $ 2.07            1,200        $ 0.50
$2.3000-$4.2500                  274,352       8.55             $ 3.78          165,342        $ 4.12
$4.3750-$7.0000                1,059,450       8.24             $ 6.03          411,430        $ 6.08
$7.0625-$8.5000                  100,960       6.02             $ 7.81           74,060        $ 7.96
$8.9700-$9.2500                  522,330       6.38             $ 9.06          324,630        $ 9.06
$9.3750-$14.0000                  29,500       6.41             $11.54           18,500        $11.85
$15.5000-$24.6250                114,000       5.27             $17.15           99,600        $17.29
                               ---------                                      ---------
                               2,158,792                                      1,094,762
                               =========                                      =========

Options granted in 2001, 2000, 1999 and the nine months period ending December 23, 2001 and December 24, 2000 have been valued using the Black-Scholes option-pricing model prescribed by SFAS No. 123. The weighted-average assumptions used are as follows:

                                   YEARS ENDED MARCH 31,                 NINE MONTHS PERIOD ENDED
                            ------------------------------------   -------------------------------------
                               1999         2000         2001      DECEMBER 24, 2000   DECEMBER 23, 2001
                            ----------   ----------   ----------   -----------------   -----------------
Risk-free interest rate...        5.0%         5.0%        5.73%               6.08%               3.11%
Expected dividend yield...          --           --           --                  --                  --
Expected lives............     6 years      6 years      6 years             6 years             6 years
Expected volatility.......         80%         118%          96%                 98%                102%
Weighted average
  grant-date fair value
  per share of options
  granted at fair market
  value during the
  period..................       $6.72        $5.00        $4.71               $4.84               $1.85
Weighted average exercise
  price of options granted
  at fair market value
  during the period.......       $7.73        $5.73        $5.76               $5.99               $2.28
Weighted average remaining
  contractual life of
  options outstanding.....   8.2 years    7.7 years    7.8 years          7.89 years          7.58 years

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Since Clare's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Had compensation cost been determined consistent with SFAS No. 123, Clare's net
(loss) income and pro forma net (loss) income per common share outstanding on a basic and diluted basis for fiscal years 1999, 2000 and 2001 would have been as follows:

                                                                         NINE MONTHS PERIOD ENDED
                                             YEARS ENDED MARCH 31,      ---------------------------
                                          ---------------------------   DECEMBER 24,   DECEMBER 23,
                                           1999      2000      2001         2000           2001
                                          -------   ------   --------   ------------   ------------
Net (loss) income:
  As reported...........................  $(5,583)  $1,763   $(16,409)    $ (8,820)      $(17,933)
  Pro forma.............................  $(8,556)  $  256   $(19,117)    $(10,713)      $(19,543)
Basic (loss) earnings per share:
  As reported...........................  $ (0.59)  $ 0.19   $  (1.70)    $   (.92)      $  (1.83)
  Pro forma.............................  $ (0.91)  $ 0.03   $  (1.98)    $  (1.11)      $  (1.99)
Diluted (loss) earnings per share:
  As reported...........................  $ (0.59)  $ 0.18   $  (1.70)    $   (.92)      $  (1.83)
  Pro forma.............................  $ (0.91)  $ 0.03   $  (1.98)    $  (1.11)      $  (1.99)

(c) Employee Stock Purchase Plan

Under the Clare, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan"), all U.S. and Belgian employees (including officers) of Clare, as defined, are eligible to purchase Clare's common stock at an exercise price equal to 85% of the fair market value of the common stock. The Purchase Plan provides for up to 600,000 shares for issuance under the Purchase Plan. As of December 23, 2001, 364,513 shares have been issued under this Purchase Plan, and rights to purchase 235,487 shares are available for purchase.

(d) Stockholder Rights Plan

On April 29, 1996, the Directors of Clare adopted a stockholder rights agreement (the "Rights Agreement"). Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of common stock of Clare to stockholders of record as of the close of business on May 15, 1996 (the "Record Date"). In addition, one Right will automatically attach to each share of common stock issued subsequent to the Record Date, until April 29, 2006. Each Right entitles the registered holder to purchase from Clare, upon the occurrence of certain events, a unit consisting of one one-thousandth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a cash exercise price of $100 per Unit (the "Exercise Price"), subject to adjustment. Clare has reserved 150,000 shares of the Preferred Stock for issuance upon exercise of the Rights.

The Rights currently are not exercisable and are attached to and trade with the outstanding shares of common stock. Under the Rights Agreement, the Rights become exercisable (i) if a person as defined in the rights plan becomes an "acquiring person" by acquiring 15% or more of the outstanding shares of common stock (ii) if a person who owns 10% or more of the common stock is determined to be an "adverse person" by the Board of Directors, or (iii) if a person commences a tender offer that would result in that person owning 15% or more of the common stock. Upon the occurrence of any one of these events, each holder of a Right (other than the acquiring person or the adverse person) would be entitled to acquire such number of shares of Clare's Preferred Stock which are equivalent to such number of shares of common stock having a value of twice the then current exercise price of the Right. If Clare is acquired in a merger or other business combination transaction after any such event, each holder of a Right would then be entitled to purchase, at the then current exercise price, shares of the acquiring Clare's common stock having a value of twice the exercise price of the Right.

Until a Right is exercised, the holder will have no rights as a stockholder of Clare (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Clare, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of Clare, other consideration, or common stock of an acquiring Clare.

NOTE 13. EMPLOYEE BENEFIT PLANS

(a) 401(k) Benefit Plan

U.S. employees of Clare may participate in a supplemental retirement program (the "401(k) Plan") established under Section 401(k) of the Internal Revenue Code of 1986, as amended. Clare matches 75% of individual contributions, up to 3% of base pay, as defined. Employee contributions vest immediately, while Clare matching contributions fully vest after two years of service, as defined. For the years ended March 31, 1999, 2000 and 2001 and the nine months periods ending December 24, 2000 and December 23, 2001, Clare contributed $305, $249, $258, $249 and $212, respectively, under the 401(k) Plan.

(b) Bonus Plan

Under the 1995 Key Employee Incentive Plan (the "Bonus Plan"), Clare has the discretion to determine whether certain employees of Clare are eligible for a bonus if certain milestones established for Clare and for each individual are achieved, as defined. Participants may elect to defer payment of their bonus to a later date and will be entitled to interest on deferred amounts. Clare also has the discretion to pay the bonus in cash, or partially or fully in stock, options or discounted options under the 1995 Stock Plan. During fiscal years 1999 and 2000, Clare incurred $80 and $100, respectively, related to the Bonus Plan. Clare did not incur expenses related to the Bonus Plan in 2001.

NOTE 14. INCOME TAXES

Clare accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The statement requires that deferred income tax accounts reflect the anticipated tax consequences in future years of differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carryforwards ("NOL"), to the extent that realization of such benefits is more likely than not.

The components of domestic and foreign income (loss) before the provision for income taxes for fiscal years ended March 31, 1999, 2000 and 2001 are as follows:

                                                             1999     2000     2001
                                                            -------   ----   --------
Domestic..................................................  $(6,907)  $168   $(16,490)
Foreign...................................................    1,324    (93)        81
                                                            -------   ----   --------
                                                            $(5,583)  $ 75   $(16,409)
                                                            =======   ====   ========

The components of current and deferred provision for income taxes for the fiscal year ended March 31, 2000 is as follows:

                                                               2000
                                                              -------
Current:
  Federal...................................................  $(1,907)
  State.....................................................       --
  Foreign...................................................      219
                                                              -------
  Total current.............................................  $(1,688)
                                                              -------
Deferred:
  Federal...................................................       --
  State.....................................................       --
  Foreign...................................................       --
  Total deferred............................................       --
                                                              -------
Benefit from Income Taxes...................................  $(1,688)
                                                              =======

There was no provision for (benefit from) income taxes for fiscal years ended March 31, 2001 and 1999, due to significant operating losses for which realizability is uncertain.

The income tax provision is different from that, which would be computed by applying the U.S. federal income tax rate to income before taxes for the fiscal year ended March 31, 2000, and is as follows:

                                                                2000
                                                              --------
Federal statutory tax rate..................................      34.0%
State income taxes, net of federal income tax benefit.......    (691.0)
Tax exempt interest.........................................        --
Non-deductible in-process research and development..........        --
Non-deductible goodwill amortization........................     855.0
Non-deductible foreign expenses.............................     430.0
Difference in foreign provision versus statutory U.S.
  rate......................................................        --
Decrease in valuation allowance relating to net operating
  loss carryforwards........................................  (2,543.0)
Other.......................................................    (336.0)
                                                              --------
                                                              (2,251.0)%
                                                              ========

Significant components of deferred income tax assets and liabilities at March 31, 2000 and 2001 are as follows:

                                                                2000       2001
                                                              --------   --------
Current deferred income tax assets:
  Net operating loss carryforwards..........................  $     22   $     --
  Reserves and accruals not yet deducted for tax purposes...     2,857      4,056
  Less: Valuation allowance.................................      (146)    (1,323)
                                                              --------   --------
  Net current deferred income tax assets....................  $  2,733   $  2,733
                                                              ========   ========
Long-term deferred income tax assets:
  Net operating loss carryforwards..........................  $  2,717   $ 10,874
  Net capital loss carryforwards............................     9,581      5,880
  State tax credits.........................................       404        560
  Less: Valuation allowance.................................   (10,189)   (14,184)
                                                              --------   --------
  Net long-term deferred income tax assets..................     2,513      3,130
                                                              --------   --------
Long-term deferred income tax liabilities:
  Depreciation..............................................    (1,523)    (2,320)
  Acquired intangible assets................................      (539)      (309)
                                                              --------   --------
Net long-term income tax liabilities........................    (2,062)    (2,679)
                                                              --------   --------
Long-term deferred income tax asset, net....................  $    451   $    451
                                                              ========   ========

The Internal Revenue Code of 1986, as amended, (the "Code") limits the amount of net operating loss and tax credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. In connection with the acquisition of the Clare Division of General Instrument in 1989 and the simultaneous issuance of common stock and warrants, Clare incurred a cumulative change in ownership in excess of 50% as defined in the Code. This change in ownership has limited Clare's ability to utilize, in any one year, the net operating loss and credit carryforwards incurred prior to this change in ownership. Clare estimates that the total NOL through January 1989 subject to this limitation is $7,492. The use of the available NOL is limited to $311 in each year subsequent to this change in ownership. In Taiwan, Clare has NOL carryforwards of $1,508 at March 31, 1999, which began to expire in fiscal 1999.

In January 1997, Clare completed the sale of TMC to Gunther GmbH. As a result of this transaction, Clare incurred a capital loss of approximately $25.0 million, which Clare may carry forward for a period of five years. Clare's ability to utilize this capital loss carryforward is limited to the amount of capital gains that Clare generates in the carryforward period. Clare has provided a full valuation allowance against the capital loss carryforward as Clare believes that it is more likely than not that Clare will be able to utilize such a carryforward.

The remainder of the valuation allowance relates to the limited use of certain net operating loss carryforwards. Taxes have not been provided on foreign subsidiaries' undistributed earnings of $2,605 at March 31, 2001, which are deemed indefinitely invested.

NOTE 15. OTHER (EXPENSE) INCOME

Other (expense) income consists of the following:

                                                                  NINE MONTHS PERIOD ENDED
                                        YEARS ENDED MARCH 31,    ---------------------------
                                       -----------------------   DECEMBER 24,   DECEMBER 23,
                                        1999    2000     2001        2000           2001
                                       ------   -----   ------   ------------   ------------
Net (loss) gain from foreign currency
  exchange...........................  $(227)   $ 41    $ (88)      $(150)         $ (17)
Other................................   (163)    510      (49)        (61)          (307)
                                       -----    ----    -----       -----          -----
                                       $(390)   $551    $(137)      $(211)         $(324)
                                       =====    ====    =====       =====          =====

NOTE 16. SUMMARY OF QUARTERLY INFORMATION (UNAUDITED)

Quarterly financial information for the fiscal years 2000 and 2001 is as follows:

                                    FOURTH QUARTER   THIRD QUARTER   SECOND QUARTER   FIRST QUARTER   TOTAL YEAR
                                    --------------   -------------   --------------   -------------   ----------
2000
Net sales.........................     $14,468          $14,954         $24,063          $31,286       $ 84,771
Gross profit......................       1,407            3,691           3,690            6,924         15,712
Net (loss) income from continuing
  operations......................      (8,205)          (4,074)          9,725           (2,047)        (4,601)
Basic (loss) earnings per
  share -- continuing
  operations......................     $ (0.86)         $ (0.43)        $  1.02          $ (0.22)      $  (0.48)
Diluted (loss) earnings per
  share -- continuing
  operations......................     $ (0.86)         $ (0.43)        $  1.02          $ (0.22)      $  (0.48)
Net (loss) income.................      (5,834)          (2,231)         10,506             (678)         1,763
Basic net (loss) earnings per
  share...........................     $ (0.61)         $ (0.23)        $  1.10          $ (0.07)      $   0.19
Diluted net (loss) earnings per
  share...........................     $ (0.61)         $ (0.23)        $  1.08          $ (0.07)      $   0.18

                                    FOURTH QUARTER   THIRD QUARTER   SECOND QUARTER   FIRST QUARTER   TOTAL YEAR
                                    --------------   -------------   --------------   -------------   ----------
2001
Net sales.........................     $11,994          $16,862         $17,159          $16,205       $ 62,220
Gross profit......................       2,995            5,602           6,341            5,929         20,867
Net (loss) income from continuing
  operations......................      (6,791)          (2,255)         (2,197)          (2,396)       (13.639)
Basic (loss) earnings per
  share -- continuing
  operations......................     $ (0.70)         $ (0.23)        $ (0.23)         $ (0.25)      $  (1.41)
Diluted (loss) earnings per
  share -- continuing
  operations......................     $ (0.70)         $ (0.23)        $ (0.23)         $ (0.25)      $  (1.41)
Net (loss)........................      (7,588)          (2,998)         (3,878)          (1,945)       (16,409)
Basic and diluted net (loss) per
  share...........................     $ (0.78)         $ (0.31)        $ (0.40)         $ (0.20)      $  (1.70)

NOTE 17. FINANCIAL INFORMATION BY SEGMENT

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Clare's chief operating decision-making group is composed of the chief executive officer, members of senior management and the board of directors.

In fiscal 2001, Clare's reportable operating segments are Solid State Relays, Integrated Circuits, and Electromechanical and Other.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Clare evaluates performance based on gross profit. Revenues are attributed to geographic areas based on where the customer is located. Clare does not measure transfers of sales between Clare segments. Segment information for the years ended March 31, 1999, 2000 and 2001 and the nine months periods ended December 24, 2000 and December 23, 2001 is as follows.

                                             SOLID                  ELECTRO-
                                             STATE    INTEGRATED   MECHANICAL
                                            RELAYS     CIRCUITS    AND OTHER    CORPORATE    TOTAL
                                            -------   ----------   ----------   ---------   --------
1999
Net product sales.........................  $61,493    $ 7,218      $60,162      $    --    $128,873
Gross profit..............................   21,016      3,699       12,175           --      36,890
Depreciation and amortization.............    4,232      1,987        3,078           --       9,297
Interest income...........................       --         --           --          571         571
Interest expense..........................       --         --           --          232         232
Charge for in-process research and
  development.............................       --      5,000           --           --       5,000
Restructuring costs.......................       --         --           --        3,700       3,700
Property, plant and equipment.............   21,409      2,327       15,573           --      39,309
2000
Net product sales from external
  customers...............................   49,025      9,643       26,103           --      84,771
Gross profit..............................    7,430      4,616        3,666           --      15,712
Depreciation and amortization.............    5,059      2,387        1,024           --       8,470
Interest income...........................       --         --           --          960         960
Interest expense..........................       --         --           --          155         155
Restructuring costs (credit)..............       --         --           --         (875)       (875)
Income tax benefit........................       --         --           --       (1,688)     (1,688)
Property, plant and equipment.............   19,354      2,097           --           --      21,451
2001
Net product sales from external
  customers...............................   45,117     17,103           --           --      62,220
Gross profit..............................   11,225      9,642           --           --      20,867
Depreciation and amortization.............    4,768      2,848           --                    7,616
Interest income...........................       --         --           --        1,694       1,694
Interest expense..........................       --         --           --          157         157
Restructuring costs.......................       --         --           --          723         723
Property, plant and equipment.............   15,879      2,917           --           --      18,796

                                             SOLID                  ELECTRO-
                                             STATE    INTEGRATED   MECHANICAL
                                            RELAYS     CIRCUITS    AND OTHER    CORPORATE    TOTAL
                                            -------   ----------   ----------   ---------   --------
NINE MONTHS PERIOD ENDED -- DECEMBER 24,
  2000
Net product sales from external
  customers...............................   37,322     12,898           --           --      50,220
Gross profit..............................   11,285      6,580           --           --      17,865
Depreciation and amortization.............    3,478      1,918           --           --       5,396
Interest income...........................       --         --           --        1,378       1,378
Interest expense..........................       --         --           --          149         149
Property, plant and equipment.............   18,086    $ 3,337           --           --      21,423

NINE MONTHS PERIOD ENDED -- DECEMBER 23,
  2001
Net product sales from external
  customers...............................   18,960     15,229           --           --      34,189
Gross (loss) profit.......................   (2,103)     6,525           --           --       4,422
Depreciation and amortization.............    3,495      1,186           --           --       4,681
Interest income...........................       --         --           --          550         550
Interest expense..........................       --         --           --           34          34
Property, plant and equipment.............  $13,023    $ 2,407      $    --      $    --    $ 15,430

Interest income and expense, restructuring, and income taxes are considered corporate level activities and are therefore, not allocated to segments. Management believes transfers between geographic areas are accounted for on an arm's-length basis.

Long-lived tangible assets by geographic area were as follows:

                                                           MARCH 31,
                                                       -----------------   DECEMBER 23,
GEOGRAPHIC AREA                                         2000      2001         2001
-----------------------------------------------------  -------   -------   ------------
                                                                           (UNAUDITED)
United States........................................  $21,264   $18,686     $15,331
Belgium..............................................      153       104          91
France...............................................       11        --          --
Germany..............................................       11        --          --
Taiwan...............................................       12         6           8
                                                       -------   -------     -------
                                                       $21,451   $18,796     $15,430

Revenues by geographic area were as follows:

                               YEARS ENDED
                                MARCH 31,             NINE MONTHS PERIOD   NINE MONTHS PERIOD
                       ----------------------------         ENDED                ENDED
GEOGRAPHIC AREA          1999      2000      2001     DECEMBER 24, 2000    DECEMBER 23, 2001
---------------------  --------   -------   -------   ------------------   ------------------
                                                         (UNAUDITED)          (UNAUDITED)
United States........  $ 79,537   $48,778   $29,696        $23,932              $22,005
Malaysia.............     4,886     4,612     7,398          6,234                2,587
Taiwan...............     4,584     4,166     2,166          1,602                1,571
Germany..............     6,708     3,221     3,471          3,203                  629
France...............     6,164     3,755     2,980          2,516                  844
United Kingdom.......    12,412     6,009     3,300          2,477                1,069
Sweden...............     3,673     2,427     3,383             --                   --
Other................    10,909    11,803     9,826         10,256                5,484
                       --------   -------   -------        -------              -------
                       $128,873   $84,771   $62,220        $50,220              $34,189
                       ========   =======   =======        =======              =======

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                     AMONG:
                               IXYS CORPORATION,
                            A DELAWARE CORPORATION;

                           TEACUP ACQUISITION CORP.,
                        A MASSACHUSETTS CORPORATION; AND

                                  CLARE, INC.,
                          A MASSACHUSETTS CORPORATION

                                  DATED AS OF
                                 APRIL 22, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SECTION 1.  DESCRIPTION OF TRANSACTION......................    A-1
     1.1   Merger of Merger Sub into the Company............    A-1
     1.2   Effect of the Merger.............................    A-1
     1.3   Closing; Effective Time..........................    A-1
     1.4   Certificate of Incorporation and Bylaws;
      Directors and Officers................................    A-2
     1.5   Conversion of Shares.............................    A-2
     1.6   Closing of the Company's Transfer Books..........    A-3
     1.7   Exchange of Certificates.........................    A-3
     1.8   Tax Consequences.................................    A-4
     1.9   Dissenting Shares................................    A-4
     1.10  Further Action...................................    A-5


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...    A-5
     2.1   Subsidiaries; Due Organization; Etc..............    A-5
     2.2   Certificate of Incorporation and Bylaws..........    A-5
     2.3   Capitalization, Etc..............................    A-5
     2.4   SEC Filings; Financial Statements................    A-6
     2.5   Absence of Changes...............................    A-7
     2.6   Title to Assets..................................    A-8
     2.7   Receivables; Customers; Inventories..............    A-9
     2.8   Real Property; Equipment; Leasehold..............    A-9
     2.9   Proprietary Assets...............................    A-9
     2.10  Contracts........................................   A-11
     2.11  Liabilities......................................   A-13
     2.12  Sale of Products.................................   A-13
     2.13  Compliance with Legal Requirements...............   A-13
     2.14  Governmental Authorizations......................   A-13
     2.15  Tax Matters......................................   A-13
     2.16  Employee and Labor Matters; Benefit Plans........   A-15
     2.17  Environmental Matters............................   A-17
     2.18  Insurance........................................   A-17
     2.19  Transactions with Affiliates.....................   A-17
     2.20  Legal Proceedings; Orders........................   A-18
     2.21  Authority; Inapplicability of Anti-takeover
      Statutes; Binding Nature of Agreement.................   A-18
     2.22  No Discussions...................................   A-18
     2.23  Vote Required....................................   A-18
     2.24  Non-Contravention; Consents......................   A-18
     2.25  Fairness Opinion.................................   A-19
     2.26  Financial Advisor................................   A-19
     2.27  Company Rights Agreement.........................   A-19
     2.28  Full Disclosure..................................   A-20

                                                               PAGE
                                                               ----


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND
            MERGER SUB......................................   A-20
     3.1   Due Organization; Subsidiaries...................   A-20
     3.2   Capitalization...................................   A-20
     3.3   SEC Filings; Financial Statements................   A-21
     3.4   Absence of Certain Changes or Events.............   A-21
     3.5   Title to Assets..................................   A-22
     3.6   Proprietary Assets...............................   A-22
     3.7   Contracts........................................   A-23
     3.8   Liabilities......................................   A-23
     3.9   Compliance with Legal Requirements...............   A-23
     3.10  Governmental Authorizations......................   A-23
     3.11  Tax Matters......................................   A-24
     3.12  Environmental Matters............................   A-25
     3.13  Transactions with Affiliates.....................   A-25
     3.14  Legal Proceedings; Orders........................   A-25
     3.15  Authority; Binding Nature of Agreement...........   A-25
     3.16  Vote Required....................................   A-26
     3.17  Non-Contravention; Consents......................   A-26
     3.18  Full Disclosure..................................   A-26
     3.19  Valid Issuance...................................   A-26


SECTION 4.  CERTAIN COVENANTS OF THE COMPANY................   A-27
     4.1   Access and Investigation.........................   A-27
     4.2   Operation of the Company's Business..............   A-27
     4.3   No Solicitation by the Acquired Corporations.....   A-29


SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES.............   A-30
     5.1   Registration Statement; Joint Proxy
      Statement/Prospectus..................................   A-30
     5.2   Company Stockholders' Meeting....................   A-31
     5.3   Parent Stockholders' Meeting.....................   A-32
     5.4   Regulatory Approvals.............................   A-32
     5.5   Stock Options and ESPP...........................   A-33
     5.6   Employee Benefits................................   A-34
     5.7   Indemnification of Officers and Directors........   A-34
     5.8   Additional Agreements............................   A-34
     5.9   Disclosure.......................................   A-35
     5.10  Affiliate Agreements.............................   A-35
     5.11  Tax Matters......................................   A-35
     5.12  Letter of the Company's Accountants..............   A-36
     5.13  Resignation of Officers and Directors............   A-36
     5.14  Listing..........................................   A-36
     5.15  Parent Board of Directors........................   A-36
     5.16  Stock Transfer Restriction Agreements............   A-36
     5.17  Section 16 Matters...............................   A-36
     5.18  Invention Assignments; Patent Applications.......   A-37

                                                               PAGE
                                                               ----

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT
            AND MERGER SUB..................................   A-37
     6.1   Accuracy of Representations......................   A-37
     6.2   Performance of Covenants.........................   A-37
     6.3   Effectiveness of Registration Statement..........   A-37
     6.4   Stockholder Approval.............................   A-37
     6.5   Consents.........................................   A-37
     6.6   Agreements and Documents.........................   A-38
     6.7   No Material Adverse Effect.......................   A-38
     6.8   HSR Act..........................................   A-38
     6.9   Listing..........................................   A-38
     6.10  No Restraints....................................   A-38


SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE
  COMPANY...................................................   A-38
     7.1   Accuracy of Representations......................   A-38
     7.2   Performance of Covenants.........................   A-39
     7.3   Effectiveness of Registration Statement..........   A-39
     7.4   Stockholder Approval.............................   A-39
     7.5   Documents........................................   A-39
     7.6   HSR Act..........................................   A-39
     7.7   Listing..........................................   A-39
     7.8   No Restraints....................................   A-39


SECTION 8.  TERMINATION.....................................   A-40
     8.1   Termination......................................   A-40
     8.2   Effect of Termination............................   A-41
     8.3   Expenses; Termination Fees.......................   A-41


SECTION 9.  MISCELLANEOUS PROVISIONS........................   A-42
     9.1   Amendment........................................   A-42
     9.2   Waiver...........................................   A-42
     9.3   No Survival of Representations and Warranties....   A-42
     9.4   Entire Agreement; Counterparts...................   A-42
     9.5   Applicable Law; Jurisdiction.....................   A-42
     9.6   Disclosure Schedule..............................   A-42
     9.7   Attorneys' Fees..................................   A-43
     9.8   Assignability....................................   A-43
     9.9   Notices..........................................   A-43
     9.10  Cooperation......................................   A-43
     9.11  Severability.....................................   A-44
     9.12  Construction.....................................   A-44

                             EXHIBITS AND SCHEDULES

EXHIBITS
--------
Exhibit A      Certain Definitions
Exhibit B      Form of Certificate of Incorporation of Surviving
               Corporation
Exhibit C      Form of Affiliate Agreement
Exhibit D      Form of Tax Representation Letters
Exhibit E      Form of Stock Transfer Restriction Agreement

SCHEDULES
---------
Schedule 3.12  Environmental Issues
Schedule 5.16  Persons to execute Stock Transfer Restriction Agreements
Schedule 6.5   Consents to be obtained for Closing

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of April 22, 2002, by and among: IXYS CORPORATION, a Delaware corporation ("Parent"); TEACUP ACQUISITION CORP., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and CLARE, INC., a Massachusetts corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Massachusetts Business Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, the directors and officers of the Company are executing voting agreements in favor of Parent (the "Company Stockholder Voting Agreements").

E. In order to induce the Company to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, the Chief Executive Officer of Parent is executing a voting agreement in favor of the Company (the "Parent Stockholder Voting Agreement").

                                   AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  Description of Transaction

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Massachusetts Business Corporation Law (the "MBCL").

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, at a time and on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, articles of merger satisfying the applicable requirements of the MBCL (the "Articles of Merger") shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, delivered to the Secretary of the Commonwealth of the Commonwealth of Massachusetts. The Merger shall become effective upon the date and time of the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the "Effective Time").

1.4 Articles of Organization and By-Laws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

          (a) the Articles of Organization of the Surviving Corporation, which shall address, among other things, the matters set forth in Section 78 of the MBCL (including the purposes of the Surviving Corporation, the total number of shares and par value of each class of stock of the Surviving Corporation and a description of each class of capital stock of the Surviving Corporation) shall be amended and restated immediately after the Effective Time to conform to Exhibit B;

          (b) the By-Laws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the By-Laws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5  Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the
Company:

          (i) any shares of Company Common Stock then held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) (together with any associated Rights, as defined in Section 2.3) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(b) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock then outstanding (together with any associated Rights) shall be converted into the right to receive 0.49147 of a share of Parent Common Stock; and

(c) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

The fraction of a share of Parent Common Stock into which each share of Company Common Stock will be converted in accordance with clause "(iii)" of the preceding sentence (as such fraction may be adjusted in accordance with Section 1.5(d)) is referred to as the "Exchange Ratio."

(d) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

(e) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(f) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the Effective Time.

1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7  Exchange of Certificates.

(a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(f). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

(b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock) and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10.

(d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

(e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

(f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.9  Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 85 of Chapter 156B of the MBCL (the "Dissenting Shares") and who, as of the Effective Time, have not effectively withdrawn or lost such appraisal rights, shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.5(a), but the holders thereof shall only be entitled to such rights as are granted to such holders by the MBCL.

(b) Notwithstanding the foregoing, if any holder of Company Common Stock who demands appraisal of such Common Stock under the MBCL shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, then, as of the later of the Effective Time and the occurrence of such failure to perfect, withdrawal or loss, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock (upon surrender of the Company Stock Certificate, as defined in Section 1.6, representing such shares of Company Common Sock) as provided in Section 1.5(a).

(c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MBCL that relate to any such demand for appraisal and (ii) the opportunity to direct all negotiations and proceedings which take place with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of the Company Common Stock, offer to settle or settle any such demands, or waive any failure timely to deliver a written demand for appraisal in accordance with the MBCL.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub as follows:

2.1  Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries, except for the corporations identified in
Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of the Acquired Corporations is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

(c) Each of the Acquired Corporations is duly licensed or qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

2.2 Articles of Organization and By-Laws. Except as set forth in Part 2.2 of the Company Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of the articles of organization, by-laws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto.

2.3  Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock, of which 9,899,671 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,500,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

(b) As of the date of this Agreement: (i) 150,000 shares of Company Preferred Stock, designated as Series A Junior Participating Cumulative Preferred Stock, are reserved for future issuance upon exercise of the rights (the "Rights") issued pursuant to the Shareholder Rights Agreement, dated as of April 29, 1996, between the Company and State Street Bank and Trust Company, as Rights Agent (the "Company Rights Agreement"); (ii) 1,898,562 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1995 Stock Option and Incentive Plan; (iii) 184,830 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Clare, Inc. Non-Qualified Stock Option Plan; and (iv) 541,471 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1995 Employee Stock Purchase Plan (the "ESPP") (options to purchase shares of Company Common Stock, whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted, are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option;
(v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vii) the date on which such Company Option expires; and (viii) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, the forms of all stock option agreements evidencing such options and any stock option agreements that differ in any material respect from such forms of stock option agreements.

(c) Except as set forth in Parts 2.3(b) and 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, other than the Company Rights Agreement; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

(d) All outstanding shares of capital stock, options and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

(e) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock of each of the Company's Subsidiaries having corporate form have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and (ii) all of the outstanding equity interests of each of the Company's Subsidiaries having a form other than that of a corporation have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and with respect to the equity interests described in either of clauses (i) or (ii) above, such equity interests have no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4  SEC Filings; Financial Statements.

(a) The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since March 31, 2001, and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated condensed financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement:

          (a) there has not been any Material Adverse Effect on the Acquired Corporations, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, the assets of the Acquired Corporations, taken as a whole, whether or not covered by insurance;

          (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the articles of organization, by-laws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) none of the Acquired Corporations has received any Company Acquisition Proposal;

          (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

          (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between the date of the

     Company Unaudited Interim Balance Sheet and the date of this Agreement, exceeds $250,000 in the aggregate;

          (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract;

          (k) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person that is material to the Acquired Corporations, taken as a whole, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person that is material to the Acquired Corporations, taken as a whole, or
     (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $100,000 in the aggregate;

          (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges or Encumbrances of immaterial assets made in the ordinary course of business and consistent with past practices;

          (n) none of the Acquired Corporations has (i) lent more than $25,000 to any Person or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000;

          (o) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.17), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) except for amounts required to be paid under the terms of existing Employee Plans, paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

          (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

          (q) none of the Acquired Corporations has made any material Tax election;

          (r) none of the Acquired Corporations has commenced any Legal Proceeding or settled any Legal Proceeding for an amount in excess of $100,000;

          (s) none of the Acquired Corporations has entered into any transaction or taken any other action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

          (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (iii) liens described in
Part 2.6 of the Company Disclosure Schedule.

2.7  Receivables; Customers; Inventories.

(a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Company Unaudited Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from transactions entered into in the ordinary course of business and (ii) are current and, to the best of the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance not to exceed $800,000 in the aggregate).

(b) Part 2.7(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $200,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended March 31, 2001, or (ii) more than $150,000 of the consolidated gross revenues of the Acquired Corporations in the nine-month ended December 23, 2001. The Company has not received any notice (in writing or otherwise) from any customer or other Person identified in Part 2.7(b) of the Company Disclosure Schedule, and has not received any other information, indicating that any customer or other Person identified in Part 2.7(b) of the Company Disclosure
Schedule intends to reduce the volume of business transacted by such Person with any of the Acquired Corporations.

(c) The net inventory of the Acquired Corporations reflected on the Company Unaudited Interim Balance Sheet was, and the current net inventory (the "Inventory") of the Acquired Corporations is, in usable and saleable condition in the ordinary course of business and, in the case of inventory reflected on the Company Unaudited Interim Balance Sheet, at an amount not less than the amounts carried therein. The Inventory (net of a reserve of $4,000,000) is not excessive and is adequate in relation to the current trading requirements of the business of the Acquired Corporations.

2.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are in good and safe condition and repair (ordinary wear and tear excepted) and, to the best knowledge of the Company, are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted and is presently proposed by the Company to be conducted. None of the Acquired Corporations owns any real property or any interest in any real property, except for (a) the leaseholds created under the real property leases identified in Part 2.8(a) of the Company Disclosure Schedule and (b) the land described in Part 2.8(b) of the Company Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(b) of the Company Disclosure Schedule.

2.9  Proprietary Assets.

(a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations and that is not listed on Part 2.9(a)(i) of the Company Disclosure Schedule. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any non-customized software program that is licensed to any Acquired Corporation under any third party software license generally available to the public on standard terms), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired

Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (A) any lien for current Taxes not yet due and payable and (B) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

(b) The Acquired Corporations have taken all commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the three forms of Employee Nondisclosure Agreement and Invention Assignment Agreement, Employee Confidentiality Agreement and/or Employee Invention Agreement previously delivered by the Company to Parent and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the three forms of Employee Nondisclosure Agreement and Invention Assignment Agreement, Employee Confidentiality Agreement and/or Employee Invention Agreement previously delivered by the Company to Parent previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

(c) To the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets that is or has been designed, created, developed, assembled, used, manufactured or sold by any of the Acquired Corporations and that are material to the business of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (v) none of the Acquired Corporations has provided any notice or other communication (in writing or otherwise) to any Person alleging or otherwise claiming that any patents of such Person are invalid or will not be infringed by any products manufactured or sold by any of the Acquired Corporations; and (vi) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

(d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted and is presently proposed by the Company to be conducted. None of the Acquired Corporations has
(i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person. The consummation of the Merger and the other transactions contemplated by this Agreement will not, directly or indirectly, cause or result in any loss or termination of, or give any Person the right to cancel, rescind, restrict, terminate or modify the terms of, any Acquired Corporation's rights and interest in any Acquired Corporation Proprietary Asset.

2.10  Contracts.

(a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

          (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000 to any current or former employee or director;

          (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public or (B) any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

          (iii) any Contract pursuant to which any Person is the sole-source supplier of any material contained in any product of the Acquired Corporations;

          (iv) any Contract that provides for indemnification of any officer, director or employee of any of the Acquired Corporations;

          (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person,
     (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

          (vi) any Contract (other than Contracts evidencing Company Options set forth in Part 2.3(b) of the Company Disclosure Schedule) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, registration right or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

          (vii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation;

          (viii) any Contract relating to any currency hedging;

          (ix) any Contract (other than any Contract to which Parent is a party)
     (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person or (B) containing "standstill" or similar provisions;

          (x) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations or (B) between any Acquired Corporation and any contractor or subcontractor to any Governmental Body that imposes any restrictions on the business of the Acquired Corporations as it is presently conducted and as presently proposed by the Company to be conducted;

          (xi) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction, including any proposal or transaction involving Parent;

          (xii) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

          (xiii) any Contract that provides for the payment or delivery of cash or other consideration in an amount or having a value in excess of $200,000 in the aggregate, or provides for the performance of services having a value in excess of $200,000 in the aggregate;

          (xiv) any Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations, taken as a whole, or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement;

          (xv) any Contract that is otherwise material to the business of the Acquired Corporations taken as a whole and provides a right to a third party to terminate such Contract as a result of an Acquisition Transaction; and

          (xvi) any Contract under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

The Company has delivered to Parent an accurate and complete copy of each Material Contract.

(b) Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach under any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had an could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since April 1, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.

2.11 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or for which sufficient reserves have been established and are reflected, in the Company Unaudited Interim Balance Sheet or the notes thereto; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; (d) liabilities for performance of the Acquired Corporations' obligations under the Company Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (e) liabilities described in Part
2.11 of the Company Disclosure Schedule.

2.12 Sale of Products. Since April 1, 2001, the Company has not received any notice (in writing or otherwise) from any customer or other Person identified in
Part 2.7(b) of the Company Disclosure Schedule asserting any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations.

2.13 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since April 1, 2001 been, in compliance in all material respects with all applicable Legal Requirements. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any applicable Legal Requirement.

2.14  Governmental Authorizations.

(a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since April 1, 2001 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance the terms and requirements of any such Governmental Authorizations has not had and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its products.

(b) Part 2.14(b) of the Company Disclosure Schedule lists each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule.

2.15  Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

(b) The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 23, 2001 in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 24, 2001 through the Closing Date.

(c) Except as provided in Part 2.15(c) of the Company Disclosure Schedule, no Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

(d) Except as provided in Part 2.15(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. No Acquired Corporation is or has ever been bound by any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body.

(e) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, no Acquired Corporation is party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(f) None of the Acquired Corporations has been either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(g) None of the Acquired Corporations has (i) except as set forth in Part 2.15(g)(i) of the Company Disclosure Schedule, ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) any liability for the Taxes of any person (other than another of the Acquired Corporations) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise, or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

2.16  Employee and Labor Matters; Benefit Plans.

(a) Part 2.16(a) of the Company Disclosure Schedule identifies each deferred compensation, incentive compensation, stock purchase, stock option, severance pay, disability benefits, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations or pursuant to which any of the Acquired Corporations has or may in the future have any liability.

(b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of any current or former employees, directors or consultants of any of the Acquired Corporations or any ERISA Affiliate (a "Pension Plan").

(c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA), or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employees, directors or consultants of any of the Acquired Corporations (a "Welfare Plan").

(d) With respect to each Employee Plan, the Company has delivered to Parent, to the extent relevant: (i) an accurate and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Employee Plan for the last three years (Form Series 5500 and all schedules and financial statements attached thereto); (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan; (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) of the Code); (vii) all material correspondence concerning any controversy or potential controversy to or from any governmental agency relating to any Employee Plan; (viii) all discrimination tests conducted for the Employee Plan for the most recent three years; and (ix) if the Employee Plan is funded, the most recent annual and periodic accounting of Plan assets.

(e) None of the Acquired Corporations has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code nor is any Acquired Corporation subject to any present liability or potential future liability with respect to such a plan. None of the Employee Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA). None of the Acquired Corporations has maintained, established, sponsored, participated in, or contributed to, any Pension Plan in which stock of any of the Acquired Corporations is or was held as a plan asset.

(f) No "reportable event" (as such term is defined in Section 4043 of ERISA), "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA), or "accumulated funding deficiency" (as such term is defined in

Section 302 of ERISA and Section 412 of the Code) has occurred with respect to any Employee Plan that could result in a liability to any of the Acquired Corporations. None of the Acquired Corporations has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA. None of the Acquired Corporations has incurred any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. To the knowledge of the Company, the Acquired Corporations have made all contributions and other payments required by and due under the terms of each Employee Plan.

(g) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee, director or consultant of any of the Acquired Corporations. Each Employee Plan (other than any Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or the Acquired Corporations (other than ordinary administration expenses).

(h) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee, director or consultant of any of the Acquired Corporations after any termination of service of such employee, director or consultant (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the
Code). Except as set forth in Part 2.16(h) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any self-funded Welfare Plan.

(i) Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including, but not limited to, ERISA, the Code and applicable foreign Legal Requirements. The Acquired Corporations have performed all of their respective material obligations under the Employee Plans.

(j) Each of the Employee Plans intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service as to the form of the prototype plan adopted by the Company, and nothing has occurred that would adversely affect such determination.

(k) Except as set forth in Part 2.11(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee, director or consultant of any of the Acquired Corporations or any ERISA Affiliate (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(l) Part 2.16(n) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them during the Company's current fiscal year (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Except as set forth in Part 2.16(n) of the Company Disclosure Schedule, all of the employees of the Acquired Corporations are "at will" employees.

(m) Part 2.16(o) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

(n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

(o) None of the Acquired Corporations is a party to, or bound by, any union or collective bargaining agreement or other Contract with any trade or labor union, employees' association or similar organization

(collectively, "Labor Agreements"), nor is any such Labor Agreement presently being negotiated, nor is there any duty on the part of any of the Acquired Corporations to bargain with any labor organization or representative for any Labor Agreement.

(p) Each of the Acquired Corporations has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise. There are no pending, threatened or reasonably anticipated claims or actions against the Acquired Corporations under any workers' compensation policy or long-term disability policy.

2.17  Environmental Matters.

(a) Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws and (ii) possesses all Governmental Authorizations required under applicable Environmental Laws, and is in compliance in all material respects with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other written communication, whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that any of the Acquired Corporations is in material noncompliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future.

(b) To the best knowledge of the Company, (i) except as set forth in Part 2.17(b) of the Company Disclosure Schedule, there has been no release or threat of release of any Material of Environmental Concern to the environment by any of the Acquired Corporations or any other person at any property that is or was leased to, controlled by or used by any of the Acquired Corporations at levels that would require reporting to a Governmental Authority pursuant to Environmental Laws, (ii) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, PCB-containing equipment, or underground injection wells, and (iii) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of.

(c) Except as set forth in Part 2.17(c) of the Company Disclosure Schedule, none of the Acquired Corporations (i) has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, has been placed on the "National Priorities List" of hazardous waste sites or any similar state list or is otherwise designated or identified as a site requiring investigation, remediation, cleanup, closure or other environmental remedial activity, and (ii) is or has been required to take "removal" or "remedial" action pursuant to any applicable Environmental Law at any property currently or formerly owned or leased by any of the Acquired Corporations.

2.18 Insurance. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication from the insurer regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. The Company has not received written notice from any of its insurers that there is any pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

2.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents made available to Parent and filed prior to the date of this Agreement, between March 31, 2001 and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

2.20  Legal Proceedings; Orders.

(a) Except as set forth in Part 2.21(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations (A) in which any injunctive or other equitable relief is being sought against any of the Acquired Corporations or is being threatened to be sought against any of the Acquired Corporations, or (B) that, if determined adversely, could reasonably be expected to result in the payment by any of the Acquired Corporations of an amount in excess of $250,000 in any individual case (or $500,000 in the aggregate together with other such applicable Legal Proceedings or threatened Legal Proceedings); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the requisite right, power and authority to enter into and to perform its obligations under this Agreement (it being understood that the Company cannot consummate the Merger unless and until it receives the Required Company Stockholders Vote). The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously resolved to recommend the approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Company Stockholder Voting Agreements, the board of directors of the Company approved the Company Stockholder Voting Agreements and the transactions contemplated thereby. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

2.22 No Discussions. As of the date of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

2.24 Non-Contravention; Consents. Except as set forth in Part 2.25 of the Company Disclosure Schedule, neither (a) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (b) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with or result in a violation of (A) any of the provisions of the articles of organization, by-laws or other charter or organizational documents of any of the Acquired Corporations or (B) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

          (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

          (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any Material Contract, or give any Person the right to (A) declare a default or exercise any remedy under any such Material Contract, (B) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract, (C) accelerate the maturity or performance of any such Material Contract, or (D) cancel, terminate or modify any term of such Material Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations, taken as a whole).

Except as may be required by the Securities Act, the Exchange Act, the MBCL, state securities or "blue sky" laws, the HSR Act, any foreign antitrust law or regulation and the Nasdaq rules (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

2.25 Fairness Opinion. The Company's board of directors has received the written opinion of Broadview International, LLC, financial advisor to the Company, dated as of April 21, 2002, to the effect that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view. The Company has made available an accurate and complete copy of said written opinion to Parent.

2.26 Financial Advisor. Except for Broadview International, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to or may become payable to, and all indemnification and other agreements related to the engagement of, Broadview International, LLC.

2.27 Company Rights Agreement. The Company has amended the Company Rights Agreement to provide that (a) neither Parent nor Merger Sub, nor any affiliate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or any of the agreements referred to in this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, (b) that neither a Distribution Date (as defined in the Company Rights Agreement) nor a Shares Acquisition Date (as defined in the Company Rights Agreement) shall be deemed to occur, and that the Rights will not separate from the Company Common Stock, as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or any of the agreements referred to in this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, and (c) that none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time. There has never been a Shares Acquisition Date or a Distribution Date under the Company Rights Agreement.

2.28  Full Disclosure.

(a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement or any amendments or supplements thereto is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/ Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.2) (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder with respect to the information provided by the Company for inclusion therein.

SECTION 3.  Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and
(c) to perform its obligations under all Contracts by which it is bound.

3.2  Capitalization.

(a) The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock of Parent. As of April 15, 2002, 26,887,073 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, 3,858,579 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options and 386,628 shares of

Parent Common Stock are reserved for future issuance pursuant to Parent's 1999 Employee Stock Purchase Plan.

(b) Except as set forth in Section 3.2(a), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Parent Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Parent Companies; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Parent Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

(c) All outstanding shares of capital stock, options and other securities of the Parent Companies have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(d) All of the outstanding shares of capital stock of the Parent Companies have been duly authorized and are validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Parent or one of its Subsidiaries, free and clear of any Encumbrances.

3.3  SEC Filings; Financial Statements.

(a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since March 31, 2001 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the Parent SEC Documents:
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

3.4 Absence of Certain Changes or Events. Between the date of the Parent Unaudited Interim Balance Sheet and the date of this Agreement:

          (a) there has not been any Material Adverse Effect on Parent, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of Parent (whether or not covered by insurance);

          (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) Parent has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options issued in the ordinary course of business consistent with past practices), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Parent's stock option plans, (ii) any provision of any Contract evidencing any outstanding Parent Option, or (iii) any restricted stock purchase agreement; or

          (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Parent, and, except for the acquisition of Westcode Semiconductors Limited and its Subsidiaries on January 22, 2002 by Parent's Subsidiary, IXYS Holdings Limited, neither Parent or Merger Sub has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction.

3.5 Title to Assets. The Parent Companies own, and have good and valid title to, all assets purported to be owned by the Parent Companies, including: (a) all assets reflected on the Parent Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Parent Companies as being owned by the Parent Companies. All of said assets are owned by the Parent Companies free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Parent Companies, and (iii) equipment liens for equipment purchased for the Parent Companies.

3.6  Proprietary Assets.

(a) The Parent Companies have good and valid title to all of the Proprietary Assets owned by the Parent Companies that are material to the business of the Parent Companies ("Parent Proprietary Assets"), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Parent Companies.

(b) To the best of the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by any of the Parent Companies are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Parent Proprietary Asset that is currently being developed by any of the Parent Companies (either by itself or with any other Person) misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets that are or have been designed, created, developed, assembled, used, manufactured or sold by any of the Parent Companies and that are material to the business of the Parent Companies is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, (iv) since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset. None of the Parent Companies has developed jointly with any other Person any Parent Proprietary Asset that is material to the business of the Parent Companies and with respect to which such other Person has any rights. There is no material Parent Contract (as defined in Section 3.6) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset.

(c) The Parent Proprietary Assets, together with any Proprietary Assets currently being licensed to the Parent Companies by third parties, constitute in all material respects all the Proprietary Assets necessary to enable the Parent Companies to conduct their business in the manner in which such business is being conducted and is proposed to be conducted.

3.7 Contracts. None of the Parent Companies is in violation or breach of, or in default under, any material Contract to which any of the Parent Companies is a party (a "Parent Contract"); and, to the best of the knowledge of Parent, no other Person is in violation or breach of, or in default under, any material Parent Contract. To the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any material Parent Contract, (ii) give any Person the right to declare a default or exercise any remedy under any material Parent Contract, (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Parent Contract, (iv) give any Person the right to accelerate the maturity or performance of any material Parent Contract or (v) give any Person the right to cancel, terminate or modify any material Parent Contract. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) regarding any actual or possible violation or breach of, or default under, any material Parent Contract.

3.8 Liabilities. None of the Parent Companies has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or for which sufficient reserves have been established and are reflected, in the Parent Unaudited Balance Sheet or the notes thereto; (b) liabilities that have been incurred by the Parent Companies since September 30, 2001 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities for performance of the Parent Companies' obligations under the Parent Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Contracts.

3.9 Compliance with Legal Requirements. Each of the Parent Companies, and has at all times since April 1, 2001 been, in compliance in all material respects with all applicable material Legal Requirements. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

3.10  Governmental Authorizations.

(a) The Parent Companies hold all Governmental Authorizations necessary to enable the Parent Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Parent Companies. All such Governmental Authorizations are valid and in full force and effect. Each Parent Company is, and at all times since April 1, 2001 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance the terms and requirements of any such Governmental Authorizations has not had and would not reasonably be expected to result in a Material Adverse Effect on the Parent Companies. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Parent Companies to design, manufacture, offer or sell any of its products.

(b) Each of the Parent Companies is in full compliance with all of the terms and requirements of each grant, incentive and subsidy provided or made available to or for the benefit of any of the Parent Companies by any U.S. or foreign Governmental Body or otherwise. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy provided or made available to or for the benefit of any of the Parent Companies by any U.S. or foreign Governmental Body or otherwise.

3.11  Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of a Parent Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

(b) The Parent Unaudited Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2001 in accordance with generally accepted accounting principles. Each Parent Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 2002 through the Closing Date.

(c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from any Parent Company.

(d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Parent, has been threatened against or with respect to any of the Parent Companies in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Parent Companies with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Parent Companies and with respect to which adequate reserves for payment have been established on the Parent Unaudited Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Parent Companies except liens for current Taxes not yet due and payable. None of the Parent Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Parent Companies has been, and none of the Parent Companies will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. No Parent Company is or has ever been bound by any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body.

(e) No Parent Company is party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Parent Companies that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount in connection with the Merger that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Parent Companies is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(f) None of the Parent Companies has been either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(g) None of the Parent Companies has (i) ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent), (ii) any liability for the Taxes of any person (other than another of the Parent Companies) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise, or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(h) Parent and Merger Sub intend to take commercially reasonable measures to ensure that the Merger qualifies as a reorganization within the meaning of
Section 368 of the Code.

3.12  Environmental Matters.

(a) Each of the Parent Companies (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all Governmental Authorizations required under applicable Environmental Laws, and is in compliance in all material respects with the terms and conditions thereof. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Parent Companies is not in material compliance with any Environmental Law.

(b) To the best of the knowledge of Parent, except as set forth on Schedule 3.12: (i) there has been no release or threat of release of any Material of Environmental Concern to the environment by any of the Parent Companies or any other Person at any property that is or was leased to, controlled by or used by any of the Parent Companies at levels that would require reporting to a Governmental Authority pursuant to Environmental Laws, (ii) none of the property leased to, controlled by or used by any of the Parent Companies contains any underground storage tanks, asbestos, PCB-containing equipment or underground injection wells, and (iii) none of the property leased to, controlled by or used by any of the Parent Companies contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of.

(c) None of the Parent Companies (i) has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law has been placed on the "National Priorities List" of hazardous waste sites or any similar state list or is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (ii) is or has been required to take "removal" or "remedial" action pursuant to any applicable Environmental Law at any property currently or formerly owned or leased by any of the Parent Companies.

3.13 Transactions with Affiliates. Between the date of Parent's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.14  Legal Proceedings; Orders.

(a) Except as set forth in the Parent SEC Documents, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Parent Companies or any of the assets owned or used by any of the Parent Companies and
(A) in which any injunctive or other equitable relief is being sought against any of the Parent Companies or is being threatened to be sought against any of the Parent Companies, or (B) that, if determined adversely, could reasonably be expected to result in the payment by any of the Parent Companies of an amount in excess of $250,000 in any individual case (or $500,000 in the aggregate together with other such applicable Legal Proceedings or threatened Legal Proceedings); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which any of the Parent Companies, or any of the assets owned or used by any of the Parent Companies, is subject. To the best of the knowledge of Parent, no officer or key employee of any of the Parent Companies is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Parent Companies.

3.15 Authority; Binding Nature of Agreement. Parent and Merger Sub have the requisite right, power and authority to perform their obligations under this Agreement (it being understood that the Company cannot consummate the Merger unless and until it receives the Required Company Stockholders Vote); and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to
(a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.16 Vote Required. The only vote of Parent's stockholders required to approve issuance of Parent Common Stock in the Merger is the vote prescribed by Marketplace Rule 4350 of the National Association of Securities Dealers (the "Required Parent Stockholder Vote").

3.17 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Delaware General Corporations Law, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

3.18  Full Disclosure.

(a) This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 7.5(b) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b) None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

3.19 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.  Certain Covenants of the Company

4.1 Access and Investigation. During the period from the date of this Agreement through the earlier of the Effective Time or the date upon which this Agreement is validly terminated (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to
(a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
(i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management; (ii) any written materials or communications sent by or on behalf of the Company to its stockholders; (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other transactions contemplated by this Agreement; and (v) any material notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations or received by any of the Acquired Corporations from any Governmental Body.

4.2  Operation of the Company's Business.

(a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Material Contracts;
(ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with any of the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18; (iv) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or (B) any Legal Proceeding commenced, or, to the best of the Acquired Corporations' knowledge, threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (v) the Company shall cause its Chief Executive Officer and Chief Financial Officer (and such of its other officers and the officers of its Subsidiaries as may be reasonably requested by Parent) to report to Parent concerning the status of the Acquired Corporations' business, such reports to take place telephonically or at the Company's main office in Beverly, Massachusetts and to occur no more frequently than once every two weeks.

(b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

          (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than cash dividends or other cash distributions declared, set aside or paid by any wholly-owned Subsidiary of the Company consistent with past practice), or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security, provided, however that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options outstanding as of the date of this Agreement and (y) pursuant to the ESPP and (2) the Company may, in the ordinary course of business and consistent with past practices, grant Company Options to purchase no more than a total of 100,000 shares of Company Common Stock under its stock plans described in Section 2.3(b);

          (iii) amend or waive any of its rights under, or increase the benefits, including accelerating the vesting or failing to exercise unvested share repurchase rights, under any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

          (iv) amend or permit the adoption of any amendment to its articles of organization or by-laws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction (other than plans of complete or partial liquidation or dissolution of inactive Subsidiaries of the Company);

          (v) communicate or take any action to reduce the exercise price of any Company Option including any communications or actions to cancel any Company Option in exchange for the grant of a stock option by the Company (or its successor) at a later date;

          (vi) pay any severance or termination pay, except pursuant to written agreements outstanding, or policies or practices existing, on the date of this Agreement and as previously disclosed in writing to Parent, or adopt or amend a severance plan;

          (vii) take any action that would cause (A) a Distribution Date or Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) to occur or (B) the Rights to otherwise separate from the shares of Company Common Stock;

          (viii) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

          (ix) make any capital expenditure, provided, however, that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $250,000 in the aggregate;

          (x) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

          (xi) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

          (xii) lend money to any Person, or incur or guarantee any indebtedness (except for borrowings and reborrowings under the Company's existing credit agreement as in effect on the date of this Agreement);

          (xiii) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, provided, however that the Company (A) may make routine, reasonable salary increases consistent with past practices to employees (other than officers) in connection with the Company's customary employee
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

     review process and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.16(a) of the Company Disclosure Schedule;

          (xiv) hire any employee at the level of manager or above or with an annual base salary in excess of $100,000, or promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 90 days or for a fee exceeding $50,000;

          (xv) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect, except for recent accounting pronouncements as required by GAAP;

          (xvi) make any Tax election;

          (xvii) commence or settle any Legal Proceeding other than the settlement of any Legal Proceeding that, when added to all other settlements during the Pre-Closing Period, does not exceed $250,000;

          (xviii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

          (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 4.2(b).

(c) During the Pre-Closing Period, the Company and Parent shall promptly notify the other in writing of: (i) the discovery by the Company or Parent, as the case may be, of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company or Parent, as the case may be, in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company or Parent, as the case may be, in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company or Parent, as the case may be, contained in this Agreement; (iv) any inquiry, inspection, audit, examination or investigation with respect to any of the facilities, business or operations of (or otherwise relating to) any of the Acquired Corporations or Parent, as the case may be, made, commenced or conducted by any Governmental Body, or any notice received by any of the Acquired Corporations or Parent, as the case may be, with respect to any such possible inquiry, inspection, audit, examination or investigation; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or Parent, as the case may be. Without limiting the generality of the foregoing, the Company and Parent shall promptly advise the other in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations or Parent, as the case may be. No notification given to the Company or Parent pursuant to this
Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or Parent, as the case may be, contained in this Agreement.

4.3  No Solicitation.

(a) The Company shall not, and shall not authorize or permit any of the other Acquired Corporations or any officer, director, investment banker, attorney or other advisor of any Acquired Corporation with respect to the Merger to, and shall use reasonable efforts to cause the employees and agents of each Acquired Corporation not to, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal (including by amending or granting any waiver under the Company Rights Agreement) or take any action that could reasonably be expected to lead to a Company

Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal (v)(A) amend or grant any waiver or release or approve any transaction or redeem rights under the Company Rights Agreement (except as provided for under Section 3.27), (B) approve any transaction under Chapter 110F of the Massachusetts Corporation-Related Laws (the "MRCL"), or (C) approve of any person's becoming an "interested stockholder" under Chapter 110F of the MRCL,
(vi) approve, agree to or recommend any Acquisition Proposal or (vii) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in this Section 4.3 or Section 5.2(b),
(2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least one business day prior to furnishing any such information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish such information to, or enter into discussions with, such Person and the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as the Non-Disclosure Agreement, and (4) at least one business day prior to furnishing any information to such Person, furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent).

(b) The Company shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Company Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Company Acquisition Proposal.

(d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, on or after May 1, 2000, a confidentiality agreement in connection with its consideration of a possible Company Acquisition Transaction or equity investment in any of the Acquired Corporations to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

SECTION 5.  Additional Covenants of the Parties

5.1  Registration Statement; Joint Proxy Statement/Prospectus.

(a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use all commercially reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company will use all commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

(b) Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

5.2  Company Stockholders' Meeting.

(a) The Company shall take all action necessary under all applicable Legal Requirements and the Company's charter documents to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to approve this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Subject to Section 5.2(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to approve this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to approve this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the approval of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) an unsolicited, bona fide written offer to purchase all of the outstanding shares of Company Common Stock is made to the Company and is not withdrawn; (ii) the Company provides Parent with at least one business day prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a Company Superior Offer; (iii) the Company's board of directors determines in good faith (based upon the advice of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Company Superior Offer; (iv) the Company's board of directors determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that, in light of such Company Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent for at least one business day after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Company Superior Offer; and (vi) neither the Company nor any of its Representatives shall have breached any of the provisions set forth in
Section 4.3.

(d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

5.3  Parent Stockholders' Meeting.

(a) Parent shall take all action necessary under applicable Legal Requirements and Parent's charter documents to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable after this Agreement shall have been duly approved by the Company's stockholders at the Company Stockholders' Meeting. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Subject to Section 5.3(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"); and (ii) the Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.3(b)(i), at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the stockholders of Parent, the Parent Board Recommendation may be withdrawn or modified if the board of directors of Parent concludes in good faith, after having taken into account the advice of Parent's outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation would create a substantial risk of liability for breach of the Parent board of directors' fiduciary obligations to Parent's stockholders under applicable law.

(d) Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

5.4 Regulatory Approvals. Each party shall use all commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (x) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (y) keep the other party informed as to the status of any such Legal Proceeding or threat, and (z) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement (i) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (ii) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to any of the Acquired Corporations' ability to operate or retain any of the businesses, product lines or assets of any of the Acquired Corporations, provided that the Company's obligation to complete any such requested action is conditioned upon Parent's and the Company's consummation of the Merger.

5.5  Stock Options and ESPP.

(a) Subject to Section 5.5(b), each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued (and may, at Parent's discretion, also assume such stock option plan) and the terms of the stock option agreement by which it is evidenced. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule (including acceleration of vesting that will occur as a result of the Merger) and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than 30 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a).

(b) Notwithstanding anything to the contrary contained in this Section 5.5, in lieu of assuming outstanding Company Options in accordance with Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

(c) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

(d) As of the Effective Time, the ESPP shall be terminated, unless the Company is otherwise directed in writing by Parent at least five days prior to the Effective Time. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.5(d).

5.6  Employee Benefits.

(a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Surviving Corporation's health and welfare benefit plans; provided, however, that (i) nothing in this Section 5.6 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period during which time the Continuing Employees will continue to participate in the Surviving Corporation's health and welfare benefit plans) the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. To the extent that any plan, program, practice, policy, arrangement or agreement providing compensation or benefits to a Continuing Employee takes into account a participant's service with Parent, whether for the purposes of determining eligibility, vesting, level of benefits or otherwise (but not the actual accrual of benefits), the Continuing Employee's service shall include his or her whole and partial years of service with any of the Acquired Corporations prior to the Closing Date. Nothing in this Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, the employment of each Continuing Employee shall be "at will" employment.

(b) Unless otherwise directed in writing by Parent at least five days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Company shall also take (or cause to be taken) such other actions in furtherance of terminating such 401(k) plans as Parent may reasonably require.

5.7  Indemnification of Officers and Directors.

(a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the Company's By-Laws (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Massachusetts law for a period of six years from the Effective Time.

(b) From the Effective Time until the third anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $292,500 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $292,500 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $292,500.

5.8  Additional Agreements.

(a) Subject to Section 5.8(b), Parent and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

5.9 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall not, and shall not permit any of their respective Subsidiaries or any of their Representatives or any Representative of any of their respective Subsidiaries to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) such party shall have been advised by its outside legal counsel that such disclosure is required by applicable law and shall have provided a copy of such disclosure to the other party prior to making such disclosure.

5.10 Affiliate Agreements. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing the designation of those Persons identified on Part 2.19 of the Company Disclosure Schedule as "affiliates" of the Company (as that term is used in Rule 145 under the Securities Act) and shall notify Parent in writing regarding any change in the identity of its affiliates prior to the Closing Date. The Company has delivered or caused to be delivered to Parent, prior to the execution of this Agreement, from each of its affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit C (collectively, the "Affiliate Agreements"). The Company shall use all commercially reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement/Prospectus to the Company's stockholders, an Affiliate Agreement. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements; provided that such legend shall be removed by delivery of a substitute certificate without such legend under the circumstances described in the Affiliate Agreements.

5.11  Tax Matters.

(a) At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Goodwin Procter LLP tax representation letters substantially in the form of Exhibit D. To the extent requested by Parent or the Company, Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Goodwin Procter LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Goodwin Procter LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11.

(b) If either or both of the conditions set forth in Section 6.6(d) and 7.5(a) are satisfied and not waived and the Merger is consummated, then following the Effective Time, Parent will use commercially reasonable efforts to prepare all Tax Returns in respect of Parent and the Surviving Corporation for periods beginning on or after the Effective Time consistent with the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code.

5.12 Letter of the Company's Accountants. The Company shall use all commercially reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

5.13 Resignation of Officers and Directors. The Company shall use all commercially reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of each of the Acquired Corporations.

5.14 Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

5.15 Parent Board of Directors. Prior to the Effective Time, Parent shall use all commercially reasonable efforts to cause the board of directors of Parent to consist, as of the Effective Time, of the six current directors and the current Chief Executive Officer of Clare, Mr. Larry Mihalchik.

5.16 Stock Transfer Restriction Agreements. The Company shall use all commercially reasonable efforts to cause each Person identified in Schedule 5.16 to execute and deliver to Parent, on or prior to the Closing Date, a Stock Transfer Restriction Agreement in the form of Exhibit E.

5.17 Section 16 Matters. Prior to the Effective Time, the Company shall take such commercially reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time, then, prior to the Effective Time, Parent shall take such commercially reasonable steps as are required to cause the acquisition of Parent Common Stock and options to purchase shares of Parent Common Stock in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Parent to be exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.17, "Section 16 Information" shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; and (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger.

5.18 Invention Assignments. The Company shall use commercially reasonable efforts to obtain prior to the Closing from each Person identified as an inventor of one of the Proprietary Assets identified on Part 2.9(a)(i) of the Company Disclosure Schedule on any registration or application with any Governmental Authority an assignment of all of such Person's right, title and interest in and to such Proprietary Asset.

SECTION 6.  Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1  Accuracy of Representations.

(a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all respects on and as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement and be outstanding.

6.4  Stockholder Approval.

(a) This Agreement shall have been duly approved by the Required Company Stockholder Vote and holders of less than 10% in the aggregate of the total number of shares of Company Common Stock entitled to vote on the approval of this Agreement shall have properly demanded and perfected their appraisal rights under Sections 85 through 98 of Chapter 156B of the MBCL.

(b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

6.5 Consents. All Consents set forth on Schedule 6.5 shall have been obtained and shall be in full force and effect.

6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

          (b) Stock Transfer Restriction Agreements in the form of Exhibit E, executed by each Person identified on Schedule 5.16;

          (c) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.12;

          (d) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters (and confirmations thereof) referred to in Section 5.11 and customary assumptions, and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Goodwin Procter LLP renders such opinion to Parent);

          (e) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4(a), 6.5, 6.6(a), 6.7 and
     6.10 have been duly satisfied; and

          (f) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time.

6.7 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

6.8 HSR Act. (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for any period of time; (b) any similar waiting period under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated; and (c) any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

6.9 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7.  Conditions Precedent to Obligation of the Company

The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1  Accuracy of Representations.

(a) The representations and warranties of Parent contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b) The representations and warranties of Parent contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all respects on and as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement and be outstanding.

7.4 Stockholder Approval. This Agreement shall have been duly approved by the Required Company Stockholder Vote.

7.5  Documents.  The Company shall have received the following documents:

          (a) a legal opinion of Goodwin Procter LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Goodwin Procter LLP may rely upon the tax representation letters (and confirmations thereof) referred to in Section
     5.11 and customary assumptions, and (ii) if Goodwin Procter LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Company); and

          (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1, 7.2,
     7.4 and 7.8 have been duly satisfied.

7.6 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

7.7 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

SECTION 8.  Termination

8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders);

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 2002 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve this Agreement, and (ii) this Agreement shall not have been approved at the Company Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

          (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of shares of Parent Common Stock in the Merger, and
     (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at the Parent Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the issuance of Parent Common Stock in the Merger approved by the Required Parent Stockholder Vote is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

          (f) by Parent (at any time prior to the approval of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

          (g) by the Company (at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder
     Vote) if a Parent Triggering Event shall have occurred;

          (h) by Parent if (i) (A) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b), as applicable, would not be satisfied or (B) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied, and (ii) the inaccuracy or breach referred to in clauses "(A)" and "(B)" above have not been cured by the Company within 20 days after receipt of notice thereof from Parent; provided, however, that no cure period shall be required for an inaccuracy or breach which by its nature cannot be cured; or

          (i) by the Company if (i) (A) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(a) or Section 7.1(b), as applicable, would not be satisfied or (B) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied, and (ii) the inaccuracy or breach referred to in clauses "(A)" and "(B)" above have not been cured by Parent within 20 days after receipt of notice thereof from the Company; provided, however, that no cure period shall be required for an inaccuracy or breach which by its nature cannot be cured.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3  Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys', accountants' and other professional fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and (A) at or prior to the time of the termination of this Agreement a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and (B) on or prior to the first anniversary of the date this Agreement is so terminated, a Company Acquisition Transaction is consummated, then on or prior to the closing date of the Company Acquisition Transaction described in clause (B) the Company shall pay to Parent a nonrefundable fee in the amount of $2,700,000. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent a nonrefundable fee in the amount of $2,700,000 within two business days after such termination. If this Agreement is terminated by Parent pursuant to Section 8.1(f), then (A) the Company shall pay to Parent a nonrefundable fee in the amount of $1,000,000 within two business days after such termination, and (B) if a Company Acquisition Transaction is consummated on or prior to the first anniversary of the date this Agreement is so terminated, then the Company shall pay to Parent a further nonrefundable fee in the amount of $1,700,000 on or prior to the closing date of such Company Acquisition Transaction.

(c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and (A) at or prior to the time of the termination of this Agreement a Parent Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, (B) the consummation of such Parent Acquisition Proposal is expressly conditioned upon the Merger not being consummated and (C) on or prior to the first anniversary of the date this Agreement is so terminated, such a Parent Acquisition Transaction is consummated, then Parent shall pay to the Company in cash a nonrefundable fee in the amount of $2,700,000 on or prior to the closing date of the Parent Acquisition Transaction described in clause (C). If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to Parent a nonrefundable fee in the amount of $2,700,000 within two business days after such termination. If this Agreement is terminated by the Company pursuant to Section 8.1(g), then, (A) Parent shall pay to the Company a nonrefundable fee in the amount of $1,000,000 within two business days after such termination and (B) if a Parent Acquisition Transaction (the consummation of which is expressly conditioned upon the Merger not being consummated) is consummated on or prior to the first anniversary of the date this Agreement is so terminated, then Parent shall pay to the Company a further nonrefundable fee in the amount of $1,700,000 on or prior to the closing date of such Parent Acquisition Transaction.

SECTION 9.  Miscellaneous Provisions

9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that (i) after any such approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or the Nasdaq rules requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2  Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Non-Disclosure Agreement shall not be superceded and shall remain in full force and effect (except for Section 6 thereof, which is rendered null and void and no further force and effect by reason of the execution of the Agreement). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

9.6 Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 and all other applicable representations and warranties to which the relevancy of such disclosure is reasonably apparent on its face, and shall not be deemed to relate to or to qualify any other representation or warranty.

9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is delivered or sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to Parent or Merger Sub:

       IXYS Corporation
       3540 Bassett Street
       Santa Clara, CA 95054
       Attention: Chief Financial Officer
       Facsimile No.: (408) 496-0670

       with a copy to:

       Cooley Godward LLP
       3000 El Camino Real
       Five Palo Alto Square
       Palo Alto, CA 94306-2155
       Attention: Suzanne Sawochka Hooper and Luke Bergstrom
       Facsimile No.: (650) 849-7400

       if to the Company:

       Clare, Inc.
       78 Cherry Hill Drive
       Beverly, MA 01915
       Attention: Chief Executive Officer
       Facsimile No.: (978) 524-4916

       with a copy to:

       Goodwin Procter LLP
       Exchange Place
       53 State Street
       Boston, MA 02109
       Attention: Stuart M. Cable, P.C. and Kathryn I. Murtagh, Esq. Facsimile No.: (617) 523-1231

9.10 Cooperation. Each party agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by one another to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

9.12  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          IXYS CORPORATION

                                          By: /s/ NATHAN ZOMMER
                                            ------------------------------------
                                          Name: Nathan Zommer
                                          Title: President and Chief Executive
                                                 Officer

                                          TEACUP ACQUISITION CORP.

                                          By: /s/ NATHAN ZOMMER
                                            ------------------------------------
                                          Name: Nathan Zommer
                                          Title: President

                                          By: /s/ ARNOLD P. AGBAYANI
                                            ------------------------------------
                                          Name: Arnold P. Agbayani
                                          Title: Treasurer

                                          CLARE, INC.

                                          By: /s/ LARRY MIHALCHIK
                                            ------------------------------------
                                          Name: Larry Mihalchik
                                          Title: President and Chief Executive
                                                 Officer

                                          By: /s/ HARRY ANDERSEN
                                            ------------------------------------
                                          Name: Harry Andersen
                                          Title: Chief Financial Officer and
                                                 Clerk

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquired Corporation Contract.  "Acquired Corporation Contract" shall mean any
Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

Company Acquisition Proposal. "Company Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

          (c) any liquidation or dissolution of any of the Acquired Corporations; provided, however,

that for purposes of the first sentence of Section 8.3(b), "40%" shall be substituted for "20%" in clause "(a)(ii)", clause "(a)(iii)" and clause "(b)" of this sentence for purposes of determining whether a Company Acquisition Proposal has been disclosed, announced, commenced, submitted or made.

Company Common Stock. "Company Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

Company Preferred Stock. "Company Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of the Company.

Company Superior Offer. "Company Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to acquire (a) (by way of merger, reorganization, consolidation, tender offer, acquisition, business combination or otherwise) all of the outstanding shares of Company Common Stock or (b) (by way of any sale, lease, exchange, transfer, license or otherwise) any business or businesses or assets that constitute or account for no less than 50% of the consolidated net revenues of the Acquired Corporations, in case of any such transaction described in clause (a) or clause
(b), on terms that the board of directors of the Company determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party or if such offer is conditioned upon completion of due diligence.

Company Triggering Event. A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Joint Proxy Statement/ Prospectus the Company Board Recommendation; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation within five business days after Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Company Acquisition Proposal; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 or Section 5.2(b) of the Agreement.

Company Unaudited Interim Balance Sheet. "Company Unaudited Interim Balance Sheet" shall mean the unaudited consolidated condensed balance sheet of the Company and its consolidated Subsidiaries as of December 23, 2001, included in the Company SEC Documents.

Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Designated Parent Stock Price. "Designated Parent Stock Price" shall mean the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for the ten consecutive trading days ending on the second trading day immediately preceding the Closing Date.

Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation regarding emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise regarding the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

Governmental Authorization. "Governmental Authorization" shall mean any: material permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Joint Proxy Statement/Prospectus. "Joint Proxy Statement/Prospectus" shall mean the Joint Proxy Statement/Prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD).

Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided however that none of the following shall constitute (in and of itself) a Material Adverse Effect on the Acquired
Corporations: (A) any adverse effect that results from general economic or business conditions or conditions in the industry in which the Acquired Corporations operate (provided that such conditions do not disproportionately affect the Acquired Corporations) or (B) a decline in the Company's stock price. A "Material Adverse Effect" on the Acquired Corporations shall be deemed to have occurred if the consolidated condensed stockholders' equity of the Acquired Corporations (determined in accordance with generally accepted accounting principles applied on a basis that is consistent with the consolidated condensed financial statements contained in the Company SEC Documents) on any given date is less than $38,000,000, exclusive of (i) fees and expenses of the Company's attorneys, accountants and financial advisors in connection with this Agreement and the transactions contemplated hereby and (ii) costs incurred by the Acquired Corporations that are related to actions undertaken by the Acquired

Corporations with the written consent of Parent. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Parent Companies taken as a whole, or
(ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that none of the following shall constitute (in and of itself) a Material Adverse Effect on Parent: (A) any adverse effect that results from general economic or business conditions or conditions in the industry in which the Parent Companies operate (provided such conditions do not disproportionately affect the Parent Companies), and (B) a decline in Parent's stock price.

Materials of Environmental Concern. "Materials of Environmental Concern" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, as those terms are defined in applicable Environmental Laws, and any other substance that is now or hereafter regulated by any Environmental Law.

Non-Disclosure Agreement. "Non-Disclosure Agreement" shall mean the Non-Disclosure Agreement dated March 1, 2002 between the Company and Parent.

Parent Acquisition Proposal. "Parent Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the Company) contemplating or otherwise relating to any Parent Acquisition Transaction.

Parent Acquisition Transaction. "Parent Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Parent is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Parent, or (iii) in which Parent issues securities representing more than 20% of the outstanding securities of any class of voting securities of Parent;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Parent; or

          (c) any liquidation or dissolution of Parent; provided, however,

that for purposes of the first sentence of Section 8.3(c), "40%" shall be substituted for "20%" in clause "(a)(ii)", clause "(a)(iii)" and clause "(b)" of this sentence for purposes of determining whether a Parent Acquisition Proposal has been disclosed, announced, commenced, submitted or made.

Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

Parent Companies. "Parent Companies" shall mean Parent and each of its Subsidiaries.

Parent Preferred Stock. "Parent Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of Parent.

Parent Triggering Event. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Parent shall have failed to recommend that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger or shall have withdrawn or modified in a manner adverse to the Company the Parent Board Recommendation; (ii) Parent shall have failed to include in the Joint Proxy

Statement/Prospectus the Parent Board Recommendation; (iii) the board of directors of Parent fails to reaffirm the Parent Board Recommendation within five business days after the Company requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Parent shall have approved, endorsed or recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Parent Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or (vii) any of the Parent Companies or any Representative of any of the Parent Companies shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3(b) of the Agreement.

Parent Unaudited Balance Sheet. "Parent Unaudited Balance Sheet" shall mean the unaudited consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2001 included in the Parent SEC Documents.

Person.  "Person" shall mean any individual, Entity or Governmental Body.

Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trademarks (whether registered or unregistered), trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, models algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC.  "SEC" shall mean the United States Securities and Exchange Commission.

Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) more than 50% of the outstanding equity or financial interests of such Entity.

Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Treasury Regulations. "Treasury Regulations" shall mean the United States Income Tax Regulations promulgated under the Code.

                                                                         ANNEX B

                                                                  APRIL 21, 2002

                                                                    CONFIDENTIAL

BOARD OF DIRECTORS
CLARE, INC.
78 CHERRY HILL DRIVE
BEVERLY, MA 01915

DEAR MEMBERS OF THE BOARD:

We understand that Clare, Inc. ("Clare" or the "Company"), IXYS Corporation ("IXYS" or "Parent") and Teacup Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") pursuant to which, through the merger of Merger Sub with and into the Company (the "Merger"), each outstanding share of Company Common Stock ("Company Common Stock") will be converted into the right to receive 0.49147 shares (the "Exchange Ratio") of Parent Common Stock (the "Parent Common Stock"). The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to holders of Company Common Stock.

Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Clare's Board of Directors and will receive a fee from Clare upon the successful conclusion of the Merger.

In rendering our opinion, we have, among other things:

 1.) reviewed the terms of the Agreement in the form of the draft furnished to us by Parent's legal counsel on April 21, 2002 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the final Agreement);

 2.) reviewed Clare's annual report on Form 10-K for the fiscal year ended March
     31, 2001, including the audited financial statements included therein, and Clare's quarterly report on Form 10-Q for the period ended December 31, 2001, including the unaudited financial statements included therein;

 3.) reviewed certain internal financial and operating information relating to Clare, including quarterly and annual projections through March 31, 2003, prepared and furnished to us by Clare management;

 4.) participated in discussions with Clare's management concerning the operations, business strategy, current financial performance and prospects for Clare;

 5.) discussed with Clare's management its view of the strategic rationale for the Merger;

 6.) reviewed the recent reported closing prices and trading activity for Company Common Stock;

 7.) compared certain aspects of Clare's financial performance with public companies we deemed comparable;

Clare, Inc. Board of Directors                                    April 21, 2002
Page  2

 8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

 9.) reviewed IXYS' annual report on Form 10-K for the fiscal year ended March
     31, 2001, including the audited financial statements included therein, and IXYS' quarterly report on Form 10-Q for the period ended December 31, 2001, including the unaudited financial statements included therein;

10.) reviewed, both internally as well as with IXYS management, certain financial and operating information relating to IXYS contained in the CIBC World Markets March 4, 2002 equity research report covering IXYS, including the quarterly projections through March 31, 2003 contained in the report, the contents of which report, including without limitation, the projections contained therein, were characterized as reasonable to Broadview by IXYS management;

11.) participated in discussions with IXYS management concerning the operations, business strategy, financial performance and prospects for IXYS;

12.) discussed with IXYS management its view of the strategic rationale for the Merger;

13.) reviewed the recent reported closing prices and trading activity for Parent
     Common Stock;

14.) compared certain aspects of the financial performance of IXYS with public companies we deemed comparable;

15.) reviewed recent equity research analyst reports covering IXYS;

16.) analyzed the anticipated effect of the Merger on the future financial performance of the Parent;

17.) assisted in negotiations and discussions related to the Merger among Clare, IXYS and their respective financial and legal advisors; and

18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Clare, IXYS or IXYS' advisors. With respect to the financial projections for Clare examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Clare as to the future performance of Clare. With respect to the financial projections for IXYS examined by us, we have assumed, with your permission, that they were reasonably prepared and reflected the best available estimates as to the future performance of IXYS. We have neither made nor obtained an independent appraisal or valuation of any of Clare's assets.

Based upon and subject to the foregoing, and subject to the limitations and assumptions below, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to holders of Company Common Stock.

For purposes of this opinion, we have assumed that neither Clare nor IXYS is currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Parent Common Stock will trade at any time.

Clare, Inc. Board of Directors                                    April 21, 2002
Page  3

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Clare in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to holders of Company Common Stock in connection with the Merger.

                                          Sincerely,
                                          /s/ Broadview International LLC
                                          Broadview International LLC

                                                                         ANNEX C

                           MASSACHUSETTS GENERAL LAWS

                    PART I. ADMINISTRATION OF THE GOVERNMENT

                            TITLE XXII. CORPORATIONS

                  CHAPTER 156B. CERTAIN BUSINESS CORPORATIONS

SECTION 85.  Dissenting Stockholder; Right to Demand Payment for Stock;
Exception

A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION 86.  Sections Applicable to Appraisal; Prerequisites

If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. Statement of Rights of Objecting Stockholders in Notice of Meeting; Form

The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

"If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88.  Notice of Effectiveness of Action Objected to

The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89.  Demand for Payment; Time for Payment

If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90.  Demand for Determination of Value; Bill in Equity; Venue

If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fails to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91.  Parties to Suit to Determine Value; Service

If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92.  Decree Determining Value and Ordering Payment; Valuation Date

After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93.  Reference to Special Master

The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94.  Notation on Stock Certificates of Pendency of Bill

On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95.  Costs; Interest

The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96.  Dividends and Voting Rights after Demand for Payment

Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1) A bill shall not be filed within the time provided in section ninety;

        (2) A bill, if filed, shall be dismissed as to such stockholder; or

        (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97.  Status of Shares Paid for

The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98.  Exclusive Remedy; Exception

The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                         ANNEX D

                            FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT ("Agreement") is entered into as of April 22, 2002, by and between IXYS CORPORATION, a Delaware corporation ("Parent"), and ____________ ("Stockholder").

                                    RECITALS

A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of Clare, Inc., a Massachusetts corporation (the "Company").

B. Parent, its wholly-owned subsidiary, Teacup Acquisition Corp., a Massachusetts corporation ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

C. In the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive shares of common stock of Parent.

D. In order to induce Parent to enter into the Reorganization Agreement, Stockholder is entering into this Agreement.

                                   AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  Certain Definitions

For purposes of this Agreement:

          (a) The terms "Company Acquisition Proposal" and "Company Acquisition Transaction" shall have the respective meanings assigned to those terms in the Reorganization Agreement.

          (b) "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (c) An "Identified Termination" shall occur if:

             (i) the Reorganization Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) of the Reorganization Agreement at any time after a Company Acquisition Proposal has been disclosed, announced, commenced, submitted or made; or

             (ii) the Reorganization Agreement is terminated by Parent pursuant to Section 8.1(f) of the Reorganization Agreement.

          (d) Stockholder shall be deemed to "own" or to have acquired "ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (e) "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

          (f) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (g) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

          (h) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) offers, sells, pledges, encumbers, exchanges, grants an option with respect to, transfers or otherwise disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, exchange of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein to any Person other than Parent; or
     (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (i) "Voting Covenant Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated, or the date upon which the Merger is consummated; provided, however, that the "Voting Covenant Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs.

SECTION 2.  Transfer of Subject Securities and Voting Rights

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, other than the Proxy contemplated by Section 3.3 hereof.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Company Common Stock by Stockholder (i) to any member of his immediate family, or to a trust for the benefit of Stockholder or any member of his immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement (including execution of a Proxy in the form attached hereto as Exhibit A).

SECTION 3.  Voting of Shares

3.1  Voting Covenant Prior to Termination of Reorganization
Agreement. Stockholder hereby agrees that, prior to the earlier to occur of the valid termination of the Reorganization Agreement or the consummation of the Merger, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

          (a) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval of the Reorganization Agreement and the terms thereof, in favor of each of the other actions contemplated by the Reorganization Agreement and in favor of any action in furtherance of any of the foregoing; and

          (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

          (c) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of organization or by-laws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement.

Prior to the earlier to occur of the valid termination of the Reorganization Agreement or the consummation of the Merger, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", "(b)", or "(c)" of the preceding sentence.

3.2 Voting Covenant After Identified Termination. If an Identified Termination occurs, then, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted (i) against any Company Acquisition Proposal and any related transaction or agreement and
(ii) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Company Acquisition Transaction. Stockholder shall not enter into any agreement or understanding with any Person prior to the Voting Covenant Expiration Date to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of the preceding sentence.

3.3  Proxy; Further Assurances.

          (a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration
     Date) with respect to the shares referred to therein (the "Proxy"); and
     (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

          (b) Stockholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

SECTION 4.  Waiver of Appraisal Rights

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of any outstanding shares of Company Common Stock Owned by Stockholder.

SECTION 5.  No Solicitation

Stockholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his or its Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company

Acquisition Proposal; (ii) furnish any information regarding the Company or any subsidiary of the Company to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could lead to a Company Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal;
(iv) approve, endorse or recommend any Company Acquisition Proposal; or (v) enter into any letter of intent or similar document or any agreement or understanding contemplating or otherwise relating to any Company Acquisition Transaction. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his or its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Company Acquisition Proposal.

SECTION 6.  Representations and Warranties of Stockholder

Stockholder hereby represents and warrants to Parent as follows:

6.1 Authorization, Etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

6.2  No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

6.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

6.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7.  Additional Covenants of Stockholder

7.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

7.2 Legends. If requested by Parent, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock prior to the Voting Covenant Expiration Date), Stockholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

     THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, ENCUMBERED, EXCHANGED, GRANTED AN OPTION ON, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS
     AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF APRIL   , 2002, AS IT MAY
     BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8.  Miscellaneous

8.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement, and (iii) the Voting Covenant Expiration Date.

8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     if to Stockholder:

     at the address set forth on the signature page hereof; and

     if to Parent:

     IXYS Corporation
     3540 Bassett Street
     Santa Clara, CA
     Attn: Chief Financial Officer
     Fax: (408) 496-0670

8.4 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

8.5 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

8.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or
Section 7 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

8.7 Indemnification. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

8.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.9 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Agreement.

8.10  Governing Law; Venue.

(a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Stockholder:

          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

          (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

          (iii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

          (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

(c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

8.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.12 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.14 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.15  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

                                          IXYS CORPORATION

                                          By:
                                          --------------------------------------

                                          STOCKHOLDER

                                          --------------------------------------
                                          Name:



                                          Address:
                                          --------------------------------------

                                                --------------------------------

                                          Facsimile:
                                          --------------------------------------

                                                                              ADDITIONAL SECURITIES
  SHARES HELD OF RECORD                OPTIONS AND OTHER RIGHTS               BENEFICIALLY OWNED
------------------------------------   ------------------------------------   ------------------------------------

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the "Stockholder") of Clare, Inc., a Massachusetts corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes NATHAN ZOMMER, ARNOLD AGBAYANI and IXYS CORPORATION, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Teacup Acquisition Corp. and the Company (the "Reorganization Agreement"). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

          (i) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval of the Reorganization Agreement and the terms thereof, in favor of each of the other actions contemplated by the Reorganization Agreement and in favor of any action in furtherance of any of the foregoing; and

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

          (iii) against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of organization or by-laws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement.

If an Identified Termination (as defined in the Voting Agreement) occurs, then, during the 180-day period commencing on the date of such Identified Termination, at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares in their discretion against or otherwise with respect to (i) any Company Acquisition Proposal (as defined in the Voting Agreement) and any related transaction or agreement and (ii) any action which is intended, or could reasonably be expected, to facilitate the consummation of any Company Acquisition Transaction (as defined in the Voting Agreement).

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated: April 22, 2002

                                          --------------------------------------
                                                           Name

                                          Number of shares of common stock of
                                          the Company owned of record as of the
                                          date of this proxy:

                                          --------------------------------------

                                                                         ANNEX E

                                VOTING AGREEMENT

THIS VOTING AGREEMENT ("Agreement") is entered into as of April 22, 2002, by and between CLARE, INC., a Massachusetts corporation (the "Company"), and NATHAN ZOMMER ("Stockholder").

                                    RECITALS

A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of IXYS Corporation, a Delaware corporation ("Parent").

B. Parent, its wholly-owned subsidiary, Teacup Acquisition Corp., a Massachusetts corporation ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

C. In the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive shares of common stock of Parent.

D. In order to induce the Company to enter into the Reorganization Agreement, Stockholder is entering into this Agreement.

                                   AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  Certain Definitions

For purposes of this Agreement:

          (a) The terms "Parent Acquisition Proposal" and "Parent Acquisition Transaction" shall have the respective meanings assigned to those terms in the Reorganization Agreement.

          (b) "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (c) An "Identified Termination" shall occur if:

             (i) the Reorganization Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(e) of the Reorganization Agreement at any time after a Parent Acquisition Proposal has been disclosed, announced, commenced, submitted or made; or

             (ii) the Reorganization Agreement is terminated by the Company pursuant to Section 8.1(g) of the Reorganization Agreement.

          (d) Stockholder shall be deemed to "own" or to have acquired "ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (e) "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

          (f) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (g) "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock)

     Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

          (h) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) offers, sells, pledges, encumbers, exchanges, grants an option with respect to, transfers or otherwise disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, exchange of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein to any Person other than Parent; or
     (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (i) "Voting Covenant Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated, or the date upon which the Merger is consummated.

SECTION 2.  Transfer of Subject Securities and Voting Rights

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, other than the Proxy contemplated by Section 3.3 hereof.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Parent Common Stock by Stockholder (i) to any member of his immediate family, or to a trust for the benefit of Stockholder or any member of his immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement (including execution of a Proxy in the form attached hereto as Exhibit A).

SECTION 3. Voting of Shares

3.1  Voting Covenant Prior to Termination of Reorganization
Agreement. Stockholder hereby agrees that, prior to the earlier to occur of the valid termination of the Reorganization Agreement or the consummation of the Merger, at any meeting of the stockholders of Parent, however called, and in any written action by consent of stockholders of Parent, unless otherwise directed in writing by the Company, Stockholder shall cause the Subject Securities to be voted:

          (a) in favor of the issuance of Parent Common Stock and in favor of any action in furtherance of the foregoing; and

          (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and

          (c) against any action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement.

Prior to the earlier to occur of the valid termination of the Reorganization Agreement or the consummation of the Merger, Stockholder shall not enter into any agreement or understanding with any

Person to vote or give instructions in any manner inconsistent with clause "(a)", "(b)", or "(c)" of the preceding sentence.

3.3  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

(b) Stockholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

SECTION 4. Waiver of Appraisal Rights

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of any outstanding shares of Parent Common Stock Owned by Stockholder.

SECTION 6. Representations and Warranties of Stockholder

Stockholder hereby represents and warrants to the Company as follows:

6.1 Authorization, Etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

6.2  No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

6.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of Parent set forth under the heading

"Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

6.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. Additional Covenants of Stockholder

7.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as the Company may request for the purpose of carrying out and furthering the intent of this Agreement.

7.2 Legends. If requested by the Company, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Parent Common Stock prior to the Voting Covenant Expiration Date), Stockholder shall cause each certificate evidencing any outstanding shares of Parent Common Stock or other securities of the Company Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

     THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, ENCUMBERED, EXCHANGED, GRANTED AN OPTION ON, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF APRIL 22, 2002, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8. Miscellaneous

8.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement, and (iii) the Voting Covenant Expiration Date.

8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

       if to Stockholder:

       at the address set forth on the signature page hereof; and if to Parent:

       Clare, Inc.
       78 Cherry Hill Drive
       Beverly, MA 01915
       Attention: Chief Executive Officer
       Facsimile No.: (978) 524-4916

8.4 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

8.5 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

8.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or
Section 7 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

8.7 Indemnification. Stockholder shall hold harmless and indemnify the Company and the Company's affiliates from and against, and shall compensate and reimburse the Company and the Company's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by the Company or any of the Company's affiliates, or to which the Company or any of the Company's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

8.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.9 Non-Exclusivity. The rights and remedies of the Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between the Company and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of the Company, under this Agreement.

8.10  Governing Law; Venue.

(a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Stockholder:

          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

          (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

          (iii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

          (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

(c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

8.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.12 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.14 Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.15  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be executed as of the date first written above.

                                          CLARE, INC.

                                          By: /s/ LARRY MIHALCHIK
                                            ------------------------------------

                                          NATHAN ZOMMER

                                          /s/ NATHAN ZOMMER
                                          --------------------------------------
                                          Name: Nathan Zommer

                                          Address:  3540 Bassett Street
                                                    Santa Clara, CA 95054

                                          Facsimile: (408) 496-0670

                                                                                       ADDITIONAL SECURITIES
       SHARES HELD OF RECORD                  OPTIONS AND OTHER RIGHTS                   BENEFICIALLY OWNED
------------------------------------    ------------------------------------    ------------------------------------
6,686,310                               569,301                                 12,700

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the "Stockholder") of IXYS CORPORATION, a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes LARRY MIHALCHIK and CLARE, INC., a Massachusetts corporation (the "Company"), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to (i) the outstanding shares of capital stock of Parent owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Parent which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of Parent referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Company and the Stockholder (the "Voting Agreement"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Teacup Acquisition Corp. and the Company (the "Reorganization Agreement"). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of Parent, however called, and in connection with any written action by consent of stockholders of Parent:

          (i) in favor of the issuance of shares of Parent Common Stock in the Merger and in favor of any action in furtherance of the foregoing; and

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and

          (iii) against any action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement.

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated: April 22, 2002

                                          /s/ NATHAN ZOMMER
                                          --------------------------------------
                                                      Nathan Zommer

                                          Number of shares of common stock of
                                          Parent owned of record as of the date
                                          of this proxy:

                                          6,686,310
                                          --------------------------------------

                                                                         ANNEX F

April 22, 2002

IXYS Corporation
3540 Bassett Street
Santa Clara, CA 95054

Re: Stock Transfer Restriction Agreement

Ladies and Gentlemen:

     The undersigned understands that IXYS Corporation ("IXYS") and Clare, Inc. ("CLARE") intend to effect a merger (the "MERGER") pursuant to which Teacup Acquisition Corp., a wholly-owned subsidiary of IXYS ("MERGER SUB"), will merge with and into Clare in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization among IXYS, Clare and Merger Sub of even date herewith (the "MERGER AGREEMENT"). In connection with and as a result of the Merger, all outstanding shares of Clare capital stock will be exchanged for shares of IXYS common stock, and all securities exercisable for or convertible into Clare capital stock will become exercisable for or convertible into, as applicable, IXYS common stock.

     As consideration of IXYS's willingness to enter into (and in order to induce IXYS to enter into) the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, for the period beginning on the date of closing of the Merger (the "Closing Date") and ending on the date ninety (90) days after the Closing Date, the undersigned will not, except as expressly permitted herein, offer, sell, contract to sell, pledge, encumber, grant any option to purchase, make any short sale with respect to or otherwise dispose of (collectively "Transfer") any shares of IXYS common stock, or any options or warrants to purchase any shares of IXYS common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of IXYS common stock, whether now owned or hereafter acquired (collectively the "Undersigned's Shares") either (i) of record by the undersigned (including holding as a custodian) or (ii) beneficially as defined under the rules and regulations of the Securities and Exchange Commission.

     Notwithstanding the foregoing restrictions, the undersigned may Transfer the Undersigned's Shares: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; or (iii) with the prior written consent of IXYS. For purposes of this letter agreement, "immediate family" shall mean the undersigned's spouse, siblings and lineal ancestors or descendants (including by way of adoption). In addition, notwithstanding the foregoing, (a) if the undersigned is a corporation, the corporation may Transfer the Undersigned's Shares to any wholly-owned subsidiary of such corporation; (b) if the undersigned is a partnership, the partnership may Transfer the Undersigned's Shares to its partners; and (c) if the undersigned is a limited liability company, the limited liability company may Transfer the Undersigned's Shares to its members; provided, however, that in any such case, it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this letter agreement and there shall be no further Transfer of such shares except in accordance with this letter agreement. The undersigned also agrees and consents to (i) the placement of a legend on all certificates representing the Undersigned's Shares reflecting the terms of this letter agreement and (ii) the entry of stop transfer instructions with IXYS's transfer agent and registrar against the Transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands that IXYS is relying upon this letter agreement in executing the Merger Agreement. The undersigned further understands that this letter agreement is irrevocable to the fullest extent permitted by applicable law and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns. This letter agreement shall terminate upon the termination of the Merger Agreement in accordance with Section 8 thereof.

     This letter agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This letter agreement is hereby executed as of the date first set forth above.

                                          --------------------------------------
                                          Exact Name of Stockholder

                                          --------------------------------------
                                          Authorized Signature

                                          --------------------------------------
                                          Title

            [SIGNATURE PAGE TO STOCK TRANSFER RESTRICTION AGREEMENT]

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of a corporation's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article XI, Section 43 of IXYS' (the "Registrant") amended and restated bylaws provides that the registrant will indemnify its directors to the fullest extent not prohibited by the Delaware General Corporation Law or other applicable law. The registrant's bylaws provide that the registrant has the power, but is not required, to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or other applicable law. The rights to indemnity under the registrant's bylaws continue as to a person who has ceased to be a director and inure to the benefit of the heirs, executors and administrators of the person. Expenses incurred by a director in defending any threatened or current civil, criminal, administrative or investigative action, suit or proceeding brought or threatened to be brought against the director by reason of the fact that he or she is or was director of the registrant (or was serving at the registrant's request as a director or executive officer of another corporation or entity) shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon request from the director and, if required by Delaware General Corporation Law, receipt of an undertaking by or on behalf of such director to repay any advanced amounts if it shall ultimately be determined that he or she is not entitled under Section 43 of the registrant's bylaws to be indemnified by the registrant. Unless otherwise provided for in contracts between the registrant and its officers, the registrant is prohibited from advancing funds to officers if the registrant determines that the facts known to the registrant at the time of determination clearly and convincingly demonstrate that the officer acted in bad faith or in a manner that the officer did not believe to be in or not opposed to the best interests of the registrant.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article VII of the registrant's Amended and Restated certificate incorporation provides that its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant has entered into indemnification agreements with for the benefit of its directors and certain of its executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for: claims for an accounting of profits from the purchase or sale of securities of the registrant pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934; conduct that the registrant determines was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct; conduct that is established by a final judgment as constituting a breach of the duty of loyalty to the registrant or resulting in any personal profit or advantage to the director or officer to which the director or officer was not legally entitled; any expenses for which payment is actually made to the director or officer under an insurance policy or indemnity clause, bylaw or agreement; any expenses or actions for which indemnification is not lawful; or expenses in connection with any proceeding (or part thereof) initiated by the director or officer against the registrant or its directors, officers, employees or other agents, unless indemnification is expressly required to be made by law, the proceeding was authorized by the registrant's board of directors, the indemnification is provided by the registrant pursuant to the powers vested in the registrant by Delaware law, or the proceeding is initiated to enforce the director's or officer's rights under the indemnification agreement. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant a statement or statements that reasonably evidences such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The registrant's obligations under the indemnification agreements continue for as long as the director or officer is a director, officer, employee or other agent of the registrant (or is serving at the registrant's request as a director or executive officer of another corporation or entity) and, after termination of the director's or officer's relationship with the registrant, for so long as the director or officer shall be subject to any possible claim or action, suit or proceeding by reason of the fact that Agent was serving in the capacity referred to herein.

The registrant has purchased directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
 2.1      Agreement and Plan of Merger and Reorganization, dated as of
          April 22, 2002, among IXYS, Teacup Acquisition Corp. and
          Clare, Inc. (included as Annex A to the Joint Proxy
          Statement/Prospectus which forms a part of this Registration
          Statement)
 2.2      Agreement and Plan of Merger and Reorganization, dated as of
          March 6, 1998 and amended April 10, 1998 and May 29, 1998, among Paradigm Technology, Inc., Paradigm Enterprises, Inc.
          and IXYS Corporation (filed on July 10, 1998 as Annex A to the Joint Proxy Statement/ Prospectus forming part of the
          Registration Statement on Form S-4 of Paradigm Technology,
          Inc., as amended (No. 333-57003) and incorporated herein by reference).
 3.1      Amended and Restated Certificate of Incorporation of the
          Registrant, as filed with the Secretary of State for the
          State of Delaware on March 23, 2001 (filed on June 28, 2001 as Exhibit 3.1 to the Annual Report on Form 10-K (No.
          000-14165) and incorporated herein by reference).
 3.2      Amended and Restated Bylaws of the Registrant (filed on
          August 14, 2001 as Exhibit 3.2 to the Quarterly Report on
          Form 10-Q (No. 000-26124) and incorporated herein by
          reference).
 5.1      Opinion of Cooley Godward LLP, regarding the validity of the securities to be issued.
 8.1      Opinion of Cooley Godward LLP, regarding tax disclosure.
 8.2      Opinion of Goodwin Procter LLP, regarding tax disclosure.
10.1      First Amended Executive Employment Agreement, dated as of
          July 1, 1998, by and between IXYS and Nathan Zommer (filed on July 7, 1998 as Exhibit 10.1 to Amendment No. 2 to the
          Registration Statement on Form S-4 of Paradigm Technology,
          Inc., (No. 333-57003) ("Amendment No. 2 to the S-4") and
          incorporated herein by reference).
10.2      First Amended Executive Employment Agreement, dated as of
          July 1, 1998, by and between IXYS and Arnold Agbayani (filed on July 7, 1998 as Exhibit 10.2 to Amendment No. 2 to the
          S-4 and incorporated herein by reference).
10.3      Wafer Foundry Agreement, dated as of June 21, 1995, as
          amended on March 28, 1996 and March 13, 1998, by and between
          IXYS and Samsung Electronics Co. (filed on June 29, 1998 as
          Exhibit 10.3 to Amendment No. 1 the Registration Statement
          on Form S-4 of Paradigm Technology, Inc. (No. 333-57003)
          ("Amendment No. 1 to the S-4") and incorporated herein by
          reference).
10.4      Lampertheim Contractual Purchase Deed and Conveyance, dated as of February 26, 1997 (filed on June 29, 1998 as Exhibit
          10.4 to Amendment No. 1 to the S-4 and incorporated herein by reference).

EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
10.5      Loan Agreement, dated as of February 27, 1997, by and
          between IXYS and Commerzbank, Aktiengesellschaft, Mannheim
          Branch (filed on June 29, 1998 as Exhibit 10.5 to Amendment
          No. 1 to the S-4 and incorporated herein by reference).
10.6      Loan and Security Agreement, dated as of December 24, 1997, by and between IXYS and Bank of the West (filed on June 29,
          1998 as Exhibit 10.6 to Amendment No. 1 to the S-4 and
          incorporated herein by reference).
10.7      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Nathan Zommer (filed on June 28, 2001 as Exhibit
          10.7 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.8      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Arnold Agbayani (filed on June 28, 2001 as Exhibit
          10.8 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.9      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Andreas Hartmann (filed on June 28, 2001 as Exhibit
          10.9 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.10     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Samuel Kory (filed on June 28, 2001 as Exhibit
          10.10 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.11     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Kevin McDonough (filed on June 28, 2001 as Exhibit
          10.11 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.12     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Peter Ingram (filed on June 28, 2001 as Exhibit
          10.12 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.13     Indemnity Agreement, dated August 4, 2000, by and between
          IXYS and Donald L. Feucht (filed on June 28, 2001 as Exhibit
          10.13 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.14     Indemnity Agreement, dated August 4, 2000, by and between
          IXYS and S. Joon Lee (filed on June 28, 2001 as Exhibit
          10.14 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.15     The Paradigm 1994 Stock Option Plan, as amended (filed on
          February 16, 1999 as Exhibit 10.2 to the Quarterly Report on
          Form 10-Q (No. 000-26124) and incorporated herein by
          reference).
10.16     The IXYS 1999 Equity Incentive Plan (filed on July 8, 1999 as Exhibit 10.10 to the Report on Form 10-K (No. 001-14165)
          and incorporated herein by reference).
10.17     The IXYS 1999 Employee Stock Purchase Plan (filed on July 8,
          1999 as Exhibit 10.11 to the Report on Form 10-K (No.
          001-14165) and incorporated herein by reference).
10.18     The IXYS 1999 Non-Employee Directors' Equity Incentive Plan
          (filed on July 8, 1999 as Exhibit 10.12 to the Report on
          Form 10-K (No. 001-14165) and incorporated herein by
          reference).
10.19     Amendment of Lease by and between Mission West Properties,
          L.P. and IXYS Corporation, dated as of September 30, 1998
          (filed on July 8, 1999 as Exhibit 10.13 to the Report on
          Form 10-K (No. 001-14165) and incorporated herein by
          reference).
10.20     Registration and Stockholder Rights Agreement, by and
          between IXYS, Asea Brown Boveri AG, and Asea Brown Boveri,
          Inc., dated September 23, 1998 (filed on November 16, 1998 as Exhibit 10 to the Quarterly Report on Form 10-Q (No.
          000-26124) and incorporated herein by reference).
10.21     Amended and Restated Promissory Note, dated September 15,
          2000, executed by Nathan Zommer and acknowledged and agreed to by IXYS Corporation (filed on October 23, 2000 as Exhibit
          10.1 to Amendment No. 3 to the Registration Statement on
          Form S-3 (No. 333-46028) ("Amendment No. 3 to the S-3") and
          incorporated herein by reference).

EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
10.22     Amended and Restated Promissory Note, dated September 15,
          2000, executed by Arnold P. Agbayani and acknowledged and
          agreed to by IXYS Corporation (filed on October 23, 2000 as
          Exhibit 10.2 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.23     Amended and Restated Pledge Agreement, dated September 15,
          2000, by Nathan Zommer and acknowledged and agreed to by
          IXYS Corporation (filed on October 23, 2000 as Exhibit 10.3 to Amendment No. 3 to the S-3 and incorporated herein by
          reference).
10.24     Amended and Restated Pledge Agreement, dated September 15,
          2000, executed by Arnold P. Agbayani and acknowledged and
          agreed to by IXYS Corporation (filed on October 23, 2000 as
          Exhibit 10.4 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.25     Commitment Letter from Commerzbank, Aktiengesellschaft,
          Mannheim Branch to IXYS Semiconductor GmbH, dated July 28,
          2000, with English language translation (filed on October
          23, 2000 as Exhibit 10.5 to Amendment No. 3 to the S-3 and
          incorporated herein by reference).
10.26     General Business Conditions with regard to Commitment Letter from Commerzbank, Aktiengesellschaft, Mannheim Branch to
          IXYS Semiconductor GmbH, dated July 28, 2000, with English language translation (filed on October 23, 2000 as Exhibit
          10.6 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.27     General Business Conditions with regard to Loan Agreement, dated as of February 27, 1997, by and between IXYS
          Corporation and Commerzbank, Aktiengesellschaft, Mannheim
          Branch, with English language translation (filed on October
          23, 2000 as Exhibit 10.7 to Amendment No. 3 to the S-3 and
          incorporated herein by reference).
10.28     Noncompetition Agreement, by and between IXYS Corporation
          and Larry Mihalchik, dated May 13, 2002.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Arthur Andersen LLP.
23.3      Consent of Cooley Godward LLP (included in Exhibits 5.1 and
          8.1).
23.4      Consent of Goodwin Procter LLP (included in Exhibit 8.2).
24.1      Power of Attorney*.
99.1      Form of proxy card for special meeting for stockholders of
          Registrant.
99.2      Form of proxy card for special meeting for stockholders of
          Clare, Inc.
99.3      Consent of Broadview International, LLC, financial advisors to Clare, Inc.
99.4      Letter, dated May 6, 2002, from Clare, Inc. to the
          Securities and Exchange Commission (regarding audit
          performed by Arthur Andersen LLP).
99.5      Opinion of Broadview International, LLC (included as Annex B to the joint proxy statement/ prospectus forming part of
          this Registration Statement).


---------------


* Previously Filed.


(B) FINANCIAL STATEMENT SCHEDULES

     The following financial schedules are included in this registration statement on Form S-4:


     Clare, Inc. Schedule II -- Valuation and Qualifying Accounts (included on page II-9 of this registration statement on Form S-4.)


     Schedules other than that which is listed above have been omitted because any such schedules are not required, are not applicable or the required information is shown in the Consolidated Financial Statements or related Notes provided in the joint proxy statement/prospectus forming part of this registration statement on Form S-4.

ITEM 22.  UNDERTAKINGS

     (a) Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (or the most recent post effective amendment thereof); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes as follows:

     (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 14, 2002.


                                          IXYS CORPORATION

                                          By: /s/ Nathan Zommer
                                            ------------------------------------
                                              Nathan Zommer
                                              President and Chief Executive
                                              Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:



Signature                                            Title                                Date
---------                                            -----                                ----
/s/ Nathan Zommer                                    President, Chief Executive Officer   May 14, 2002
----------------------------------------------       and Director (Principal Executive
  Nathan Zommer                                      Officer)


/s/ Arnold P. Agbayani                               Senior Vice President, Finance,      May 14, 2002
----------------------------------------------       Chief Financial Officer and
  Arnold P. Agbayani                                 Director (Principal Financial
                                                     Officer)


/s/ *                                                Director                             May 14, 2002
----------------------------------------------
  Andreas Hartmann


/s/ *                                                Director                             May 14, 2002
----------------------------------------------
  Samuel Kory


/s/ *                                                Director                             May 14, 2002
----------------------------------------------
  S. Joon Lee


/s/ *                                                Director                             May 14, 2002
----------------------------------------------
  Donald L. Feucht



*By: /s/ Nathan Zommer

     ----------------------------------------------

     Nathan Zommer


     Attorney-in-fact

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                       ON
                                  SCHEDULE II

To Clare, Inc.:


     We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Clare, Inc. and subsidiaries included in this Form S-4 and have issued our report thereon dated May 6, 2002. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 21 is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



/s/ Arthur Andersen LLP


Boston, Massachusetts
May 13, 2002

                                  CLARE, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                BALANCE AS OF               UNCOLLECTIBLE   BALANCE
                                                  BEGINNING     PROVISION     ACCOUNTS      END OF
                                                  OF PERIOD     (CREDITS)    WRITTEN OFF    PERIOD
                                                -------------   ---------   -------------   -------
ACCOUNT RECEIVABLE ALLOWANCE
Nine Months Period Ended December 23, 2001....     $1,081        $ (106)       $     4      $  971
Year Ended March 31, 2001.....................      1,287          (110)            96       1,081
Year Ended March 31, 2000.....................      1,365         1,312          1,390       1,287
Year Ended March 31, 1999.....................      1,177           461            273       1,365

                                                BALANCE AS OF               UNCOLLECTIBLE   BALANCE
                                                  BEGINNING     PROVISION     ACCOUNTS      END OF
                                                  OF PERIOD     (CREDITS)    WRITTEN OFF    PERIOD
                                                -------------   ---------   -------------   -------
RESTRUCTURING RESERVE
Nine Months Period Ended December 23, 2001....     $  580        $  515        $(1,065)     $   30
Year Ended March 31, 2001.....................        149           723            292         580
Year Ended March 31, 2000.....................      2,152          (875)        (1,128)        149
Year Ended March 31, 1999.....................         --         2,684           (532)      2,152

                                 EXHIBIT INDEX


EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
 2.1      Agreement and Plan of Merger and Reorganization, dated as of
          April 22, 2002, among IXYS, Teacup Acquisition Corp. and
          Clare, Inc. (included as Annex A to the Joint Proxy
          Statement/Prospectus which forms a part of this Registration
          Statement)
 2.2      Agreement and Plan of Merger and Reorganization, dated as of
          March 6, 1998 and amended April 10, 1998 and May 29, 1998, among Paradigm Technology, Inc., Paradigm Enterprises, Inc.
          and IXYS Corporation (filed on July 10, 1998 as Annex A to the Joint Proxy Statement/ Prospectus forming part of the
          Registration Statement on Form S-4 of Paradigm Technology,
          Inc., as amended (No. 333-57003) and incorporated herein by reference).
 3.1      Amended and Restated Certificate of Incorporation of the
          Registrant, as filed with the Secretary of State for the
          State of Delaware on March 23, 2001 (filed on June 28, 2001 as Exhibit 3.1 to the Annual Report on Form 10-K (No.
          000-14165) and incorporated herein by reference).
 3.2      Amended and Restated Bylaws of the Registrant (filed on
          August 14, 2001 as Exhibit 3.2 to the Quarterly Report on
          Form 10-Q (No. 000-26124) and incorporated herein by
          reference).
 5.1      Opinion of Cooley Godward LLP, regarding the validity of the securities to be issued.
 8.1      Opinion of Cooley Godward LLP, regarding tax disclosure.
 8.2      Opinion of Goodwin Procter LLP, regarding tax disclosure.
10.1      First Amended Executive Employment Agreement, dated as of
          July 1, 1998, by and between IXYS and Nathan Zommer (filed on July 7, 1998 as Exhibit 10.1 to Amendment No. 2 to the
          Registration Statement on Form S-4 of Paradigm Technology,
          Inc., (No. 333-57003) ("Amendment No. 2 to the S-4") and
          incorporated herein by reference).
10.2      First Amended Executive Employment Agreement, dated as of
          July 1, 1998, by and between IXYS and Arnold Agbayani (filed on July 7, 1998 as Exhibit 10.2 to Amendment No. 2 to the
          S-4 and incorporated herein by reference).
10.3      Wafer Foundry Agreement, dated as of June 21, 1995, as
          amended on March 28, 1996 and March 13, 1998, by and between
          IXYS and Samsung Electronics Co. (filed on June 29, 1998 as
          Exhibit 10.3 to Amendment No. 1 the Registration Statement
          on Form S-4 of Paradigm Technology, Inc. (No. 333-57003)
          ("Amendment No. 1 to the S-4") and incorporated herein by
          reference).
10.4      Lampertheim Contractual Purchase Deed and Conveyance, dated as of February 26, 1997 (filed on June 29, 1998 as Exhibit
          10.4 to Amendment No. 1 to the S-4 and incorporated herein by reference).
10.5      Loan Agreement, dated as of February 27, 1997, by and
          between IXYS and Commerzbank, Aktiengesellschaft, Mannheim
          Branch (filed on June 29, 1998 as Exhibit 10.5 to Amendment
          No. 1 to the S-4 and incorporated herein by reference).
10.6      Loan and Security Agreement, dated as of December 24, 1997, by and between IXYS and Bank of the West (filed on June 29,
          1998 as Exhibit 10.6 to Amendment No. 1 to the S-4 and
          incorporated herein by reference).
10.7      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Nathan Zommer (filed on June 28, 2001 as Exhibit
          10.7 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.8      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Arnold Agbayani (filed on June 28, 2001 as Exhibit
          10.8 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.9      Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Andreas Hartmann (filed on June 28, 2001 as Exhibit
          10.9 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.10     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Samuel Kory (filed on June 28, 2001 as Exhibit
          10.10 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).

EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
10.11     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Kevin McDonough (filed on June 28, 2001 as Exhibit
          10.11 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.12     Indemnity Agreement, dated November 20, 1999, by and between
          IXYS and Peter Ingram (filed on June 28, 2001 as Exhibit
          10.12 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.13     Indemnity Agreement, dated August 4, 2000, by and between
          IXYS and Donald L. Feucht (filed on June 28, 2001 as Exhibit
          10.13 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.14     Indemnity Agreement, dated August 4, 2000, by and between
          IXYS and S. Joon Lee (filed on June 28, 2001 as Exhibit
          10.14 to the Report on Form 10-K (No. 001-14165) and
          incorporated herein by reference).
10.15     The Paradigm 1994 Stock Option Plan, as amended (filed on
          February 16, 1999 as Exhibit 10.2 to the Quarterly Report on
          Form 10-Q (No. 000-26124) and incorporated herein by
          reference).
10.16     The IXYS 1999 Equity Incentive Plan (filed on July 8, 1999 as Exhibit 10.10 to the Report on Form 10-K (No. 001-14165)
          and incorporated herein by reference).
10.17     The IXYS 1999 Employee Stock Purchase Plan (filed on July 8,
          1999 as Exhibit 10.11 to the Report on Form 10-K (No.
          001-14165) and incorporated herein by reference).
10.18     The IXYS 1999 Non-Employee Directors' Equity Incentive Plan
          (filed on July 8, 1999 as Exhibit 10.12 to the Report on
          Form 10-K (No. 001-14165) and incorporated herein by
          reference).
10.19     Amendment of Lease by and between Mission West Properties,
          L.P. and IXYS Corporation, dated as of September 30, 1998
          (filed on July 8, 1999 as Exhibit 10.13 to the Report on
          Form 10-K (No. 001-14165) and incorporated herein by
          reference).
10.20     Registration and Stockholder Rights Agreement, by and
          between IXYS, Asea Brown Boveri AG, and Asea Brown Boveri,
          Inc., dated September 23, 1998 (filed on November 16, 1998 as Exhibit 10 to the Quarterly Report on Form 10-Q (No.
          000-26124) and incorporated herein by reference).
10.21     Amended and Restated Promissory Note, dated September 15,
          2000, executed by Nathan Zommer and acknowledged and agreed to by IXYS Corporation (filed on October 23, 2000 as Exhibit
          10.1 to Amendment No. 3 to the Registration Statement on
          Form S-3 (No. 333-46028) ("Amendment No. 3 to the S-3") and
          incorporated herein by reference).
10.22     Amended and Restated Promissory Note, dated September 15,
          2000, executed by Arnold P. Agbayani and acknowledged and
          agreed to by IXYS Corporation (filed on October 23, 2000 as
          Exhibit 10.2 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.23     Amended and Restated Pledge Agreement, dated September 15,
          2000, by Nathan Zommer and acknowledged and agreed to by
          IXYS Corporation (filed on October 23, 2000 as Exhibit 10.3 to Amendment No. 3 to the S-3 and incorporated herein by
          reference).
10.24     Amended and Restated Pledge Agreement, dated September 15,
          2000, executed by Arnold P. Agbayani and acknowledged and
          agreed to by IXYS Corporation (filed on October 23, 2000 as
          Exhibit 10.4 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.25     Commitment Letter from Commerzbank, Aktiengesellschaft,
          Mannheim Branch to IXYS Semiconductor GmbH, dated July 28,
          2000, with English language translation (filed on October
          23, 2000 as Exhibit 10.5 to Amendment No. 3 to the S-3 and
          incorporated herein by reference).
10.26     General Business Conditions with regard to Commitment Letter from Commerzbank, Aktiengesellschaft, Mannheim Branch to
          IXYS Semiconductor GmbH, dated July 28, 2000, with English language translation (filed on October 23, 2000 as Exhibit
          10.6 to Amendment No. 3 to the S-3 and incorporated herein by reference).
10.27     General Business Conditions with regard to Loan Agreement, dated as of February 27, 1997, by and between IXYS and
          Commerzbank, Aktiengesellschaft, Mannheim Branch, with
          English language translation (filed on October 23, 2000 as
          Exhibit 10.7 to Amendment No. 3 to the S-3 and incorporated herein by reference).

EXHIBIT
NO.                              EXHIBIT TITLE
-------                          -------------
10.28     Noncompetition Agreement, by and between IXYS Corporation
          and Larry Mihalchik, dated May 13, 2002.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Arthur Andersen LLP.
23.3      Consent of Cooley Godward LLP (included in Exhibits 5.1 and
          8.1).
23.4      Consent of Goodwin Procter LLP (included in Exhibit 8.2).
24.1      Power of Attorney*.
99.1      Form of proxy card for special meeting for stockholders of
          Registrant.
99.2      Form of proxy card for special meeting for stockholders of
          Clare, Inc.
99.3      Consent of Broadview International, LLC, financial advisors to Clare, Inc.
99.4      Letter, dated May 6, 2002, from Clare, Inc. to the
          Securities and Exchange Commission (regarding audit
          performed by Arthur Andersen LLP).
99.5      Opinion of Broadview International, LLC (included as Annex B to the joint proxy statement/ prospectus forming part of
          this Registration Statement).


---------------


* Previously Filed.